This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for nay purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

--------------------------------------------------

COMPLETE APPRAISAL OF REAL PROPERTY

WELLS FARGO CENTER - PHASE I
333 South Grand Avenue
Los Angeles, California

--------------------------------------------------

IN A SELF-CONTAINED REPORT

As of: February 27, 1998

Prepared For:

WELLS FARGO RETECHS
707 Wilshire Boulevard, 11th Floor
Los Angeles, CA 90017

Prepared By:

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.
Los Angeles Valuation Advisory Services
555 South Flower Street, Suite 4200
Los Angeles, California 90071

                               TABLE OF CONTENTS
-------------------------------------------------------------------------------

                                                                         Page
INTRODUCTION                                                               1
   Identification of Property                                              1
   Property Ownership and Recent History                                   1
   Purpose and Function of the Appraisal                                   1
   Scope of the Appraisal                                                  1
   Date of Value and Property Inspection                                   1
   Property Rights Appraised                                               1
   Definitions of Value, Interest Appraised, and Other Pertinent Terms     1
   Legal Description                                                       2

REGIONAL ANALYSIS                                                          4
   Physical Boundaries                                                     4
   Demographics                                                            4
   Population                                                              4
   Income and Affordability                                                5
   Employment                                                              6
   Services                                                                8
   Trade                                                                   9
   Manufacturing                                                           9
   Transportation                                                         10
   Conclusions                                                            11

LOCATION ANALYSIS                                                         12
   Downtown Overview                                                      12
   Neighborhood                                                           14

LOS ANGELES COUNTY OFFICE MARKET ANALYSIS                                 15
   Office Market Analysis                                                 15

DOWNTOWN LOS ANGELES OFFICE MARKET                                        24
   Downtown Los Angeles Office Market                                     24
   Central Business District                                              25
   Office Demand                                                          33
   Conclusions                                                            37

PROPERTY DESCRIPTION                                                      39
   Site Description                                                       39
   Improvements Description                                               41
   General Description                                                    41
   Construction Detail                                                    41
   Interior Detail                                                        42
   Mechanical Detail                                                      43
   Site Improvements                                                      43
   Comments                                                               43

REAL PROPERTY TAXES AND ASSESSMENTS                                       44


                               TABLE OF CONTENTS

-------------------------------------------------------------------------------
ZONING                                                                    45

HIGHEST AND BEST USE                                                      46

VALUATION PROCESS                                                         47

COST APPROACH                                                             48
   Methodology                                                            48
   Land Valuation                                                         48
   Cost of Improvements                                                   53
   Estimate of Accrued Depreciation                                       54

SALES COMPARISON APPROACH                                                 55
   Methodology                                                            55
   Analysis and Conclusions                                               63

INCOME APPROACH                                                           66
   Methodology                                                            66
   Potential Gross Income                                                 66
   Market Rent                                                            69
   Other Revenues                                                         81
   Operating Expenses                                                     83
   Vacancy and Collection Loss and Releasing Assumptions                  87
   Discounted Cash Flow Analysis                                          89
   Derivation of Discount Rate                                            91
   Direct Capitalization                                                  92
   Income Approach Conclusion                                             94

       RECONCILIATION AND FINAL VALUE ESTIMATE 95

ASSUMPTIONS AND LIMITING CONDITIONS                                       96

CERTIFICATIONS OF APPRAISAL                                               98

ADDENDA                                                                   99



                               WELLS FARGO BANK
                            APPRAISAL REQUIREMENTS
                REAL ESTATE TECHNICAL SERVICES GROUP (RETECHS)

These requirements reflect the special valuation and underwriting criteria of Wells Fargo & Company. It is expressly assumed that, in addition to satisfying these criteria, independent fee appraisers will scrupulously follow the Uniform Standards of Professional Appraisal Practice (USPAP), comply with the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and adhere to all applicable local, state and federal regulations pertaining to appraisal practice and procedure.

At the beginning of the appraisal (narrative) report, IMMEDIATELY FOLLOWING YOUR TRANSMITTAL LETTER, please provide an executive summary in the SAME FORMAT AS SHOWN BELOW (except for the property identification section, items which do not apply to the product type may be excluded):

                               EXECUTIVE SUMMARY
                               -----------------

PROPERTY IDENTIFICATION
-----------------------

Site Description:            Two non-contiguous parcels containing 2.60 and
                             1.14 acres; 3.74 acres total

Improvements:                53-story office tower and retail development
                             constructed in 1982; total rentable area of 1,336,244 square feet

Hazardous Substances:        Yes [ ] No [X]
                             Discussed on Page ____

Flood Zone:                  Discussed on Page _40_

Unusual Seismic Hazards:     Yes [ ] No [X]
                             Discussed on Page _41_

Special ADA Considerations:  Yes [ ] No [X]
                             Discussed on Page ____

Agricultural Preserve:       Yes [ ] No [X]
                             Discussed on Page ____

Wetlands:                    Yes [ ] No [X]
                             Discussed on Page ____

QUALITY ASSUREANCE CHECKLIST
FOR DCF VALUATIONS & ANALYSES

VALUE INDICATIONS
-----------------
Appraisal Premise(s):                    As Is

Cost Approach Conclusion:                $337,000,000
Income Approach Conclusion:              $235,000,000
Sales Comparison Approach:               $255,000,000

Reconciled Value (Includes
Bonded Indebtedness):                    $235,000,000

Land Value:                  Total:      $30,000,000
                             Per SF/AC:  $184.35

Value of Personal Property,
Fixtures, Intangibles Included
in Market Value Estimate:                N/A

Insurable Replacement Cost(s):           $250,000,000

Reasonable Exposure Period:              9 Months

Reasonable Marketing Period:             9 Months

INCOME PROPERTY ECONOMICS
-------------------------
                                    As Is
POTENTIAL GROSS ANNUAL INCOME:      $22,333,588
Other Income:                       $14,285,323
Vacancy/Collection Losses:          $ 1,803,274
EFFECTIVE GROSS INCOME:             $34,815,637
TOTAL EXPENSES:                     $14,467,326
NET OPERATING INCOME:               $20,348,311
Direct Capitalization Rate Used:      8.5%
Discount Rate Used:                  11.0%
Terminal Capitalization Rate Used:    9.0%
Effective Market Rent/SF:           $13.76 - $15.88 NNN (10 years)
Contract Rent/SF:                   $16.71 avg.
Current Vacancy Rate:                 7.5%
Stabilized Vacancy Rate:              5.0% + Lag
Est. Absorption Period:             3 years
Concessions:                        8 months free
Tenant Improvement Allowance/SF:    $40 / psf
Sales Volume per SF:                varies

LEASE EXPIRATIONS (CURRENT, PLUS NEXT 2 YEARS):

Year  No./Tenants  SF Leased  %/NRA
--------------------------------------
1998         11      45,953   3.6%
1999         5       39,691   3.2%

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.
555 South Flower Street, Suite 4200
Los Angeles, CA 90071-2418
Tel: (213) 955-5100
Fax: (213) 627-4044

March 6, 1998

Mr. Doug Nason
WELLS FARGO RETECHS
707 Wilshire Boulevard, 11th Floor
Los Angeles, CA 90017

RE: APPRAISAL OF REAL PROPERTY
    WELLS FARGO CENTER - PHASE I
    333 SOUTH GRAND AVENUE
    LOS ANGELES, CALIFORNIA

Dear Mr. Nason:

  In conformance with your request, we have completed an appraisal of the above referenced property. The appraisal states our opinion of the property's Market Value subject to various Assumptions and Limiting Conditions set forth in the accompanying report. The physical inspection and analysis that form the basis of the report have been conducted by James W. Myers, MAI, with assistance from Miles Loo, Jr.

  The accompanying report includes pertinent data secured in our investigation, exhibits and the details of the process used to arrive at our conclusion of value. The appraisal conforms to the Standards of Professional Practice and the Code of Professional Ethics of the Appraisal Institute, which incorporates the Uniform Standards of Professional Appraisal Practice (USPAP), of the Appraisal Foundation. The appraisal has been prepared in compliance with the requirements of Title XI of the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989 (FIRREA).

  Based on the analysis and data contained in this appraisal it is our opinion that the Market Value of the leased fee interest in the subject property, as of February 27, 1998, was:

                    TWO HUNDRED THIRTY FIVE MILLION DOLLARS
                    ---------------------------------------
                                  $235,000,000

  The above conclusion presumes an estimated exposure period of approximately nine months.

Mr Dong Nason
WELLS FARGO RETECHS
March 6, 1998
Page 2

  This appraisal is invalid as an opinion of value if detached from the report, which includes the text, exhibits and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.


/s/ James W. Myers                          /s/ Miles Loo, Jr.

James W. Myers, MAI                         Miles Loo, Jr.
Senior Director                             Associate Appraiser
State of California License AG002662

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
-------------------------------------------------------------------------------

PROPERTY NAME:                          Wells Fargo Center

LOCATION:                               333 South Grand Avenue
                                        Los Angeles, California

ASSESSOR'S PARCEL NUMBER:               5149-10-24 and
                                        5151-15-12

INTEREST APPRAISED:                     Leased Fee

DATE OF VALUE:                          February 27, 1998

DATE OF INSPECTION:                     February 27, 1998

OWNERSHIP:                              Maguire Partners - Properties Phase I
                                        (per Assessor's records)

LAND AREA:
     Development
           Site:                        113,080 square feet
           Offsite Parking:              49,658 square feet
                                        -------------------
           Total:                       162,738 square feet
                                             (per Assessor)

ZONING:                                 C2-4D, City of Los Angeles

HIGHEST AND BEST USE
      If Vacant:                        Hold for future development

      As Improved:                      Existing development

IMPROVEMENTS
      Type: 53-story Class "A" office and retail development building constructed in 1982 containing 1,336,244 (plus or minus) rentable square feet.

      Parking:
      (Share in common with IBM Tower)

              Onsite: Five-level (including four subterranean levels) parking garage containing 2,014 spaces.

              Offsite: Seven-level (including two subterranean levels) parking garage containing 774 spaces.

              Total:                    2,788 spaces (56% Pro-Rate share for
                                        Phase I)

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
-------------------------------------------------------------------------------

VALUE INDICATORS
       Cost Approach:                   $337,000,000
       Sales Comparison Approach:       $255,000,000
       Income Approach:                 $235,000,000

VALUE CONCLUSION:                       $235,000,000

INSURABLE VALUE:                        $250,000,000

SPECIAL ASSUMPTIONS:                    1. The rentable areas used in this
                                        appraisal are based upon areas shown in
                                        the rent rolls and/or leases provided
                                        for our review.

                                        2. Please refer to the complete list of
                                        assumptions and limiting conditions
                                        included at the end of this report.

                                                                   INTRODUCTION
-------------------------------------------------------------------------------

IDENTIFICATION OF PROPERTY

  The subject property consists of two non-contiguous parcels located at the southwest corner of Grand Avenue and Third Street (development site) and the southwest corner of Hill Street and Second Street (offsite parking), containing 2.60 acres and 1.14 acres, respectively. The larger site is improved with Phase I of Wells Fargo Center, a 53-story (no 2nd or 13th Floor) Class "A" office and retail development constructed in 1982, containing 1,336,244 rentable square feet. The property also includes a five-level onsite parking garage containing 2,014 spaces, and a seven-level offsite parking garage containing 774 spaces. The parking is shared in common with Phase II of the larger Wells Fargo Center development. The subject of this appraisal is the Phase I component, which consists of an office tower containing 1,255,257 rentable square feet, retail and restaurant uses containing 69,139 square feet, and 11,848 square feet of storage space. Phase II of the development, which is known as the IBM (or "South") Tower, contains 1,062,468 rentable square feet and is not a subject of this appraisal.

  The Los Angeles County Assessor identifies the subject property as Parcel Numbers 5149-10-24 and 5151-15-12. The street address for the Wells Fargo Center is 333 South Grand Avenue, Los Angeles, California.

PROPERTY OWNERSHIP AND RECENT HISTORY

  According to Assessor's records, and other documents, current title to the subject property is vested in Maguire Partners - Crocker Properties Phase I, a limited partnership, which acquired title to individual parcels as currently improved in 1986. Details pertaining to the individual transactions have not been disclosed. To our knowledge, no further transfers of this property have occurred within the past three years.

PURPOSE AND FUNCTION OF THE APPRAISAL

  The purpose of this appraisal is to estimate the market value of the subject property as of February 27, 1998. The function of the appraisal is to assist the client with a value basis for contemplated new financing. The intended users of this appraisal include prospective lenders.

SCOPE OF THE APPRAISAL

  The scope of the appraisal is to inspect the property, consider market characteristics and trends, collect and analyze pertinent data, and develop a conclusion about the property's market value. We have analyzed the subject property as of the date of our inspection. All forecasts are based on facts, conditions, and trends that exist and are known on February 27, 1998, the date of our property inspection.

DATE OF VALUE AND PROPERTY INSPECTION

  The date of value in this appraisal is February 27, 1998, which coincides with the date of our inspection of the property.

PROPERTY RIGHTS APPRAISED

  Leased Fee Interest

DEFINITIONS OF VALUE, INTEREST APPRAISED, AND OTHER PERTINENT TERMS

  The Comptroller of the currency of the United States defines Market Value as follows:

-------------------------------------------------------------------------------

                                                                   INTRODUCTION
-------------------------------------------------------------------------------

     MARKET VALUE

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in the definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1. Buyer and seller are typically motivated;
     2. Both parties are well informed or well advised and acting in what they consider their own best interests;
     3. A reasonable time is allowed for exposure in the open market;
     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

  Definitions of pertinent terms taken from the Dictionary of Real Estate Appraisal, Second Edition (1989), published by the American Institute of Real Estate Appraisers, are as follows:

     LEASED FEE ESTATE

     An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

     EXPOSURE TIME

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     MARKETING TIME

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

LEGAL DESCRIPTION

  A complete legal description of the property is contained in the Addenda. A partial description of the property (based on Assessor's Maps) is as follows:

-------------------------------------------------------------------------------

                              Southern California
                              DEMOGRAPHIC PROFILE

As of January 1998
============================================================================================================
                           Los Angeles  Ventura  San Bernardino  Riverside     Orange  San Diego    State of
Characteristic                  County   County          County     County     County     County  California
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
Population
------------------------------------------------------------------------------------------------------------
  2002 Projection            9,555,104  759,446       1,732,969  1,588,921  2,763,663  2,755,418  33,761,844
  1997 Estimate              9,210,790  722,549       1,586,410  1,414,257  2,608,145  2,671,996  32,015,178
  1990 Census                8,863,164  669,016       1,418,380  1,170,413  2,410,556  2,498,016  29,760,022
  1980 Census                7,477,507  529,174         895,016    663,166  1,932,710  1,861,847  23,667,910
% Increase 1980-1990             18.5%    26.4%           58.5%      76.5%      24.7%      34.2%       25.7%
% Increase 1997-2002              3.7%     5.1%            9.2%      12.4%       6.0%       3.1%        5.5%
------------------------------------------------------------------------------------------------------------
Households
------------------------------------------------------------------------------------------------------------
  2002 Projection            3,331,034  256,353         607,682    577,033    974,324  1,042,311  12,239,831
  1997 Estimate              3,172,219  240,971         548,796    508,384    908,422    998,552  11,505,981
  1990 Census                2,989,552  217,298         464,737    402,067    827,066    887,403  10,381,206
  1980 Census                2,730,469  172,781         306,643    242,937    686,267    670,094   8,629,867
% Increase 1980-1990              9.5%    25.8%           50.6%      65.5%      20.5%      32.4%       20.3%
% Increase 1997-2002              5.0%     6.4%           10.7%      13.5%       7.3%       4.4%        6.4%
------------------------------------------------------------------------------------------------------------
Average Household Size
------------------------------------------------------------------------------------------------------------
  2002 Projection                 2.87     2.96            2.85       2.75       2.84       2.64        2.76
  1997 Estimate                   2.90     3.00            2.89       2.78       2.87       2.68        2.78
  1990 Census                     2.96     3.08            3.05       2.91       2.91       2.81        2.87
  1980 Census                     2.74     3.06            2.90       2.73       2.82       2.78        2.74
------------------------------------------------------------------------------------------------------------
Household Income
------------------------------------------------------------------------------------------------------------
  Average                      $69,128  $79,629         $54,737    $57,407    $85,697    $63,029     $66,164
  Median                       $45,061  $60,241         $41,689    $41,442    $61,751    $44,067     $45,514
  Per Capita Income            $24,190  $26,970         $19,251    $20,948    $30,106    $24,177     $24,178
------------------------------------------------------------------------------------------------------------
Households by Income
------------------------------------------------------------------------------------------------------------
1997 Estimated Population    3,172,219  240,971         548,796    508,384    908,422    998,552  11,505,981
  $150,000 or more                7.6%     7.5%            3.4%       4.5%       9.5%       5.5%        6.3%
  $100,000 to $149,999            8.0%    11.7%            5.4%       5.1%      12.7%       6.8%        7.8%
  $ 75,000 to $ 99,999           10.0%    15.0%            8.6%       8.2%      15.0%       9.4%       10.2%
  $ 50,000 to $ 74,999           19.6%    26.9%           22.5%      22.0%      24.1%      21.5%       21.0%
  $ 35,000 to $ 49,999           14.9%    13.9%           18.4%      18.0%      13.3%      17.1%       15.8%
  $ 25,000 to $ 34,999           11.9%     9.0%           12.5%      13.0%       9.2%      13.1%       11.9%
  $ 15,000 to $ 24,999           12.0%     7.9%           12.8%      13.3%       8.0%      13.1%       12.1%
  $  5,000 to $ 14,999           12.6%     6.9%           13.6%      13.1%       6.5%      11.1%       12.2%
  Under $5,000                    3.5%     1.3%            2.8%       2.9%       1.7%       2.4%        2.8%
------------------------------------------------------------------------------------------------------------
Occupied Units               2,989,552  217,298         464,737    402,067    827,066    887,403  10,381,206
------------------------------------------------------------------------------------------------------------
  Owner Occupied                 48.2%    65.5%           63.3%      67.4%      60.1%      53.8%       55.6%
  Renter Occupied                51.8%    34.5%           36.7%      32.6%      39.9%      46.2%       44.4%
1990 Avg. Persons per HH          2.91     3.02            2.97       2.85       2.87       2.69        2.79
------------------------------------------------------------------------------------------------------------
Education
------------------------------------------------------------------------------------------------------------
  Bachelor Degree Only           14.5%    15.1%            9.8%       9.7%      18.7%      16.5%       15.3%
  Graduate Degree                 7.8%     7.9%            5.2%       4.9%       9.1%       8.8%        8.1%
============================================================================================================
                                                                   Source: Equifax National Decision Systems

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]












                                     [MAP]

                                                                   INTRODUCTION
-------------------------------------------------------------------------------

  Lot 6, Tract No. 30780 as per map recorded in Book 912, Pages 39 to 45 inclusive of Maps, and Lot B of Parcel Map 134 Page 71, in the City of Los Angeles, County of Los Angeles, and State of California.












































-------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

  The subject property is located in downtown Los Angeles, in the central portion of Los Angeles County, California. Los Angeles County is a densely populated and extensively developed region which comprises one of the most significant commerical property markets in the State of California and the United States. Although California and the southern California region experienced a significant economic downturn during the first several years of this decade, the state and region are currently experiencing substantial economic growth. The physical, locational, demographic and economic characteristics of the region are briefly described below.

PHYSICAL BOUNDARIES

  Los Angeles County is located in the southwestern portion of the State of California, and is the commercial center of the Southern California region. The county lies along approximately 70 miles of the Pacific Coast and extends for nearly 70 miles from east to west and for 75 miles from north to south. The county has a total land area of approximately 3,970 square miles, and roughly 50 percent of the county land is comprised of mountainous terrain which is sparsely populated and mostly undeveloped. Los Angeles County is bordered by Ventura County to the northwest, Kern County to the north, San Bernardino County to the east, Orange County to the south, and the Pacific Ocean to the west. Los Angeles County has approximately 90 incorporated cities with a total land area of 1,390 square miles or 35 percent of the total land area within the county. The remaining 65 percent of the county land area is unincorporated and the majority of this land area is located north of the San Gabriel Mountains which run in an east/west direction through the middle of the county. Los Angeles County's civic center is located in downtown Los Angeles, which is situated at the approximate center of the region's extensive freeway system and expanding mass transit network.

DEMOGRAPHICS

  POPULATION

  Los Angeles County is the largest county in the State of California in terms of residential population. Consequently it is an important target market for retailers and service providers. The accompanying exhibit provides an overview of the demographic characteristics for the State of California and the six major counties in Southern California. Los Angeles County's 1996 population of 9,255,048 residents comprised 29 percent of the statewide population and 50 percent of the residential population within the six major counties in Southern California.

  Los Angeles County experienced relatively modest population growth from 1980 to 1997 in comparison to the larger statewide population and the major counties in Southern California. From 1990 to 1997, the county's average population growth slowed to less than one percent per year, as compared to 1.7 percent per year on average compounded from 1980 to 1990. The relatively slower pace of population growth in Los Angeles County over the past several years reflects the relative maturity of the residential and commercial development within the county. The county also experienced a downturn in employment opportunities from approximately mid 1990 to 1994. The Northridge earthquake of January 1994 also caused an outflow of population from the county.

  Demographic studies project the Los Angeles County population to increase by less than one percent per year (on average compounded) from 1997 to 2002, which lags the projected population growth for the state and the other major counties in Southern California. The pace of

-------------------------------------------------------------------------------

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           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]












                                     [MAP]

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

population growth in the county is projected to be similar to the rate of household formations, which suggests that average household size has stabilized. The most significant population growth in Southern California is expected to occur in the inland Empire counties of Riverside and San Bernardino, due in large part to the relatively lower cost of housing in these areas as compared to the other major counties in the region.

  INCOME AND AFFORDABILITY

  Los Angeles County's average and median household income and per capita income levels are similar to the statewide figures and generally compare favorably to the corresponding figures for most of the major counties in Southern California. Within the Southern California region, only Orange County and Ventura County have higher household and per capita incomes than Los Angeles County. From 1980 to 1996, the median household income in Los Angeles County increased at an average rate of 8.2 percent per year, prior to any adjustment for inflation. The pace of household income growth for the county was only 3.0 percent per year from 1990 to 1996, but is projected to increase to an average growth rate of 5.5 percent per year from 1996 to 2001, also prior to adjustment for inflation.

  The 1996 median home price in Los Angeles County was approximately
$170,000, which represented a decrease of 5.9 percent from the January 1995 median price. A Los Angeles Times survey indicated that approximately 40 percent of the households in the county could afford the median priced home. This "affordability index" of 40 percent has increased significantly from the 26 percent level of mid-1992, due in part to the decline in housing values in conjunction with stabilizing income levels. Los Angeles County's affordability index of 40 percent was towards the low end of the range exhibited by the major counties in Southern California, which had affordability index figures in the range of 39 percent (San Diego County) to 54 percent (Riverside/San Bernardino Counties).

  RETAIL SALES TRENDS

  The Los Angeles-Long Beach metropolitan area, defined by Los Angeles County, is the top ranked retail market in the United States according to the most recent survey of buying power by Sales and Marketing Management Magazine. The Los Angeles - Long Beach area's Buying Power index was ranked first among the 317 metropolitan areas included in the survey, and was the only California metropolitan area ranked among the ten strongest retail markets. The Buying Power Index is a weighted index that converts the survey's three basic elements of population, effective buying income, and retail sales into a measurement of a market's "ability to buy". The Los Angeles-Long Beach area was ranked among the top three metropolitan markets in the country in terms of population (1st), total effective buying income (3rd), and retail sales (2nd).

-------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

  The Los Angeles area has been experiencing a gradual increase in retail sales during recent years, as shown in the following table:

LOS ANGELES COUNTY - TOTAL TAXABLE RETAIL SALES

-----------------------------
Year  $('000,000s)  % Change
-----------------------------
1986  $41,269       ---
1987  $44,239       7.19
1988  $46,820       5.83
1989  $50,104       7.01
1990  $50,922       1.63
1991  $48,332       -5.11
1992  $48,450       0.24
1993  $47,338       -2.30
1994  $49,786       5.17
1995  $51,016       2.47
1996  $53,304       4.46
1997  $54,982       3.14
-----------------------------
Source: California Retail
        Survey 1998

Employment

  The aerospace sector of the economy has continued to consolidate during the past five years, but other areas of the Los Angeles economy, including the entertainment industry, international trade, and the business services segments have emerged as major sources of employment and catalysts for growth. The increasing number of distribution channels for entertainment and educational programming, and the growing demand for interactive media, has created new marketing opportunities for the television, motion picture, and computer software industries in the greater Los Angeles area. The Ports of Los Angeles and Long Beach have solidified their position as the busiest ports in the country in terms of annual cargo volumes, which in turn has driven employment gains in trade-related sectors of the economy. Driven by these and other business sectors, countywide unemployment levels have decreased significantly from peak levels experienced during the early portion of the 1990's. The following chart illustrates the dramatic improvement in the California and the Los Angeles County and City employment levels during the period from 1993 through 1996.

-------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

Employment Trends
(Average Per Year)

===============================================================================
                     1992        1993        1994        1995        1996
-------------------------------------------------------------------------------
STATE OF CALIFORNIA

Labor Force          15,404,255  15,359,518  15,461,830  15,415,475  15,596,139
Employment           13,973,304  13,918,275  14,132,936  14,205,866  14,469,924
Unemployment         1,430,951   1,441,243   1,328,895   1,209,609   1,126,215
Unemployment Rate    9.30%       9.40%       8.60%       7.80%       7.20%
-------------------------------------------------------------------------------
LOS ANGELES COUNTY

Labor Force          4,503,804   4,404,104   4,366,207   4,359,656   4,415,428
Employment           4,062,416   3,970,748   3,957,037   4,016,191   4,052,561
Unemployment         441,388     433,356     409,170     343,465     362,867
Unemployment Rate    9.80%       9.80%       9.40%       7.90%       8.20%
-------------------------------------------------------------------------------
LOS ANGELES CITY

Labor Force          1,815,313   1,775,228   1,768,312   1,760,755   1,755,638
Employment           1,614,309   1,577,882   1,581,236   1,603,594   1,610,092
Unemployment         201,004     197,346     187,376     157,161     165,246
Unemployment Rate    11.10%      11.10%      10.60%      8.90%       9.30%
-------------------------------------------------------------------------------
Source: California Department of Finance

  The chart shows that the state as well as the county and city of Los Angeles continue to add jobs at a pace which has reduced the unemployment levels at an impressive pace, as summarized below.

------------------------------------------------
                      Unemployment  Unemployment
                      Average 1993  Average 1996
------------------------------------------------
State of California:  9.3%          7.2%
Los Angeles County:   9.8%          8.2%
City of Los Angeles:  11.1%         9.3%
------------------------------------------------

  The unemployment rate as of December 1997 for the county was 5.8 percent, down from 6.0 percent in the previous month. The annual unemployment data above reflects the overall improvement in the economy in California and Los Angeles since 1993. An analysis of the data on a monthly basis indicates the trend in increased employment has accelerated during the 11-month period from January, 1997 through December, 1997, except for June through August when unemployment increased. The exhibit below summarizes unemployment data for Los Angeles County on a monthly basis for 1996 and 1997.

-------------------------------------------------------------------------------

Southern California
EMPLOYMENT & UNEMPLOYMENT TRENDS

---------------------------------------------------------------------------------------------
County Name            1992        1993        1994        1995        1996       Y-T-D 1997*
---------------------------------------------------------------------------------------------
STATE OF CALIFORNIA
   Labor Force        15,404,255  15,359,518  15,449,963  15,427,261  15,596,139  15,950,995
   Employment         13,973,304  13,918,275  14,122,088  14,216,727  14,469,924  15,070,904
   Unemployment        1,430,951   1,441,243   1,327,875   1,210,534   1,126,215     880,091
   Unemployment Rate        9.3%        9.4%        8.6%        7.8%        7.2%        5.5%
---------------------------------------------------------------------------------------------
LOS ANGELES COUNTY
   Labor Force         4,503,804   4,404,104   4,366,207   4,359,656   4,415,428   4,550,733
   Employment          4,062,416   3,970,748   3,957,037   4,016,191   4,052,561   4,285,200
   Unemployment          441,388     433,356     409,170     343,465     362,867     265,533
   Unemployment Rate        9.8%        9.8%        9.4%        7.9%        8.2%        5.8%
---------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
     UNEMPLOYMENT RATE   1992  1993  1994  1995  1996  Y-T-D 1997*
----------------------------------------------------------------------------
    STATE OF CALIFORNIA  9.3%  9.4%  8.6%  7.8%  7.2%         5.5%
----------------------------------------------------------------------------
(1) LOS ANGELES COUNTY   9.8%  9.8%  9.4%  7.9%  8.2%         5.8%
----------------------------------------------------------------------------
                            Jan.- Dec. 1997 Source:
           U.S. Bureau of Labor Statistics / Local Area Unemployment
----------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

LOS ANGELES COUNTY UNEMPLOYMENT STATISTICS
1996 VERSUS 1997

==================================================================================
            Jan   Feb   Mar   Apr   May   Jun   Jul   Aug   Sep   Oct   Nov   Dec
----------------------------------------------------------------------------------
1996        8.6%  8.7%  8.4%  8.2%  8.3%  8.4%  9.2%  8.5%  8.0%  7.7%  7.7%  7.0%
1997        7.9%  7.6%  7.2%  7.2%  6.8%  7.0%  7.6%  7.0%  6.6%  6.2%  6.0%  5.8%
Difference  0.7%  1.1%  1.2%  1.0%  1.5%  1.4%  1.6%  1.5%  1.4%  1.5%  1.7%  1.2%
----------------------------------------------------------------------------------

  The three major employment sectors in the county are 1) services; 2) trade; and 3) manufacturing. These sectors are discussed below.

SERVICES
  The services sector has experienced significant growth in terms of total employment from 1990 to 1996 in Los Angeles County and the Southern California region. The services sector includes entertainment, healthcare, business services, lodging, and personal services.

  Within the services sector, the entertainment industry has experienced significant growth over the past few years, both in terms of the worldwide demand for television/film products and the level of employment. The entertainment industry has emerged as a growing source of high wage employment within the Los Angeles area and has surpassed the defense industry in terms of countywide employment. Projections made during August 1996 by the California Employment Development Department estimated that the total countywide employment in the motion picture industry (including movie production) was 135,600 jobs. A similar report by the California Department of Finance estimated the entertainment industry employment figure at 172,000 positions. The disparity in the reported entertainment employment figures provided by these two agencies reflects the different methodologies used in collecting the employment data. Both sources of data support the very significant growth within this industry and its increasing role in the economic growth of Los Angeles.

  The local entertainment industry has recently been investing in new production facilities in the Hollywood area, West Los Angeles, and the City of Burbank, in an effort to meet the growing demand for multi-media products and services. Such leading companies as Walt Disney Company, Warner Brothers and NBC Studios in Burbank, MCA in Universal City, Sony Pictures in Culver City, and DreamWorks are creating multi-media divisions which will increase the demand for computer/high technology-oriented positions in the Los Angeles area. The level of entertainment employment is expected to increase due to the strong international demand for film product and the ongoing evolution of the cable television industry.

  A proposed major entertainment industry development in the Manhattan Beach area marks an initial movement of the film industry to the South Bay region of Los Angeles County. The demand for production studio space has become so substantial in recent years that existing facilities are not sufficient for the film industry. Constrained by limited available land in the market areas of Los Angeles County which have traditionally attracted entertainment companies, Shamrock Holdings (controlled by Roy Disney) recently acquired a 22.5-acre site in Manhattan Beach formerly owned by TRW. The site is located on Rosecrans Avenue, and a new motion picture studio is planned for the property in four phases. This incursion of the

-------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

entertainment industry into the South Bay area is expected to bring high-paying employment opportunities to this area.

  The second largest category of employment within the services sector is the health services segment. The Los Angeles area is home to some of the most advanced medical and medical teaching facilities in the country, including Cedars-Sinai Medical Center, the City of Hope, and the University of Southern California and the University of California at Los Angeles schools of medicine. Reports by industry experts suggest that the Los Angeles area has an excess of local hospital facilities, which has resulted in consolidation within the industry and/or the closure of under-performing hospitals and is expected to continue over the next few years. The impact on total employment within the county stemming from the anticipated consolidations is showing some decline. According to the California State Employment Development Department health services employment in Los Angeles County totaled 259,000 jobs as of October 1997, down 0.53 percent from a year ago.

TRADE

  The trade sector consists of both wholesale and retail trade. Employment within this sector has been relatively stable over the past several years, both in terms of total employment and as a percentage of employment within the county.

  One of the primary catalysts for growth within the trade sector has been the growing volume of international trade. The value of imports and exports passing through the Los Angeles Customs District, which includes the Port of Los Angeles, the Port of Long Beach, and Los Angeles International Airport, reached $165 billion in 1995, an increase of nearly 15 percent from 1994. During 1994 and 1995, the Los Angeles Customs District comprised the largest customs district in the country in terms of the dollar value of annual two-way trade. The Ports of Los Angeles and Long Beach have benefited from technological advancements such as larger cargo cranes and dockside rail connections. There has also been a steady growth in trade with the countries of the Pacific Rim. Recent economic turmoil in southeast Asia is likely to have a negative effect on port activity.

  Within the retail trade sector, total employment within the county decreased by approximately ten percent from 1990 to 1995. The decline in retail employment reflects the downturn in retail sales from 1990 to 1994 and the consolidation within the retail industry by several major retailers. In addition, new retail development has been more limited on a countywide basis over the past few years with the exception of "big box" type retailers which have opened new free-standing stores and/or stores in larger power centers or community shopping centers. As discussed, Los Angeles County is a very attractive retail market on a nationwide basis as it compares favorably to other metropolitan areas in terms of total population, total effective buying income, and total retail sales. The retail trade employment sector experienced an increase in the number of jobs during the past year, with total employment increasing from 585,100 to 589,800 (1.0%) from October 1996 to October 1997.

MANUFACTURING

  Manufacturing has historically provided a strong base for the Los Angeles area economy and the county continues to hold its position as the nation's largest manufacturing center. However, manufacturing employment decreased by
18.8 percent from 1990 to 1995 which

-------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

largely reflected the major cutbacks within the aerospace/defense industry.

  Seattle-based Boeing Company's December 1996 announcement of plans to acquire ("merge") McDonnell Douglas Corporation, with approximately 10,000 employees in its Long Beach plant, has been generally perceived as a positive sign for employment in Los Angeles County. McDonnell Douglas has recently failed to be awarded a number of major contracts, while Boeing has been successful in several recent significant commercial and defense contracts. Boeing had recently acquired Rockwell International's aerospace subsidiary, with approximately 14,500 employees in several plants spread from Canoga Park in northwestern Los Angeles County to Anaheim in central Orange County. With the addition of 27,420 McDonnell Douglas employees in California and the former Rockwell employees, Boeing is expected to have approximately 200,000 total employees nationally and a projected $50 billion in annual revenues. Boeing has now become Southern California's biggest employer.

  Consolidations in the aerospace industry are expected to continue, and some unofficial "speculation" suggests that Northrop Grumman, also headquartered in Los Angeles County, must either acquire another major aerospace firm or become a takeover target. Major defense programs currently in progress in the Los Angeles County area include the B-2 Bomber (Northrop in Pico Rivera), the C-17 Transport jet (McDonnell Douglas in Long Beach), and the F/A18 Fighter aircraft (Northrop in El Segundo). Manufacturing employment has stabilized during the past year, increasing from 651,300 to 663,000 from October 1996 to October 1997.

  One of the more important trends within the manufacturing sector has been the recent recovery of employment within the "high tech" sector. Hughes Electronics' Corporation and TRW have both achieved significant business gains in the field of satellite communications which have resulted in increased employment within the non-defense divisions of these firms. TRW has recently completed the development and testing phases on a new communications satellite called Odyssey, which represents the company's first venture into the commercial satellite business. The project is expected to employ up to 1,000 people at TRW's Redondo Beach facilities as the company goes into full production over the next few years.

TRANSPORTATION

  The Los Angeles area has an extensive freeway system, an expanding mass transit system, and several airport facilities. The Southern California freeway network, and specifically the network in the Los Angeles area, is one of the most extensive systems in the world. Major north/south freeways in the county include the San Diego Freeway (I-405), the Golden State Freeway (I-5), the Long Beach Freeway (I-710), and the San Gabriel River Freeway (I-605). Major east/west freeways in Los Angeles County include the Pasadena Freeway (I-210), the Ventura freeway (SH-101/SH-134), the Santa Monica Freeway (I-10), the Pomona Freeway (SH-60), and the Artesia Freeway (SH-91).

  The Metro System is a multi-modal transit system consisting of freeway car-pool lanes, buses, light rail lines, and heavy rail lines. At the present time, seven rail lines are in operation, including three Metro Rail commuter lines and four Metrolink commuter lines. The Metro Rail lines which are currently in operation include: 1) the Metro Blue Line, which extends for 22 miles from downtown Los Angeles to Long Beach; 2) the Metro Red Line, which extends for approximately 4.4 miles from downtown Los Angeles to the Westlake/MacArthur Park area; and

-------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

3) The Metro Green Line, which extends for approximately 20 miles from El Segundo (near Los Angeles International Airport) eastward to Norwalk in central Los Angeles County. The Metrolink system has commuter rail lines in operation at the present time from downtown Los Angeles to the following areas: 1) Moorpark in Ventura County (47 miles); 2) Lancaster/Palmdale in north Los Angeles County (60 miles); 3) San Bernardino (57 miles); and 4) Downtown Riverside (58 miles).

  Public transportation is also available by bus service, which is provided by the Metropolitan Transit Authority and by train service provided by AMTRAK. Air transportation is available at several airports in the Los Angeles area. The Los Angeles International Airport, located in the southwestern portion of the county, handles domestic and international carriers and is one of the five busiest airports in the world. Three smaller regional airports also service the Los Angeles area including; 1) the Burbank-Glendale-Pasadena Airport in the City of Burbank; 2) the Long Beach Municipal Airport in the City of Long Beach; and 3) the Van Nuys Airport in the community of Van Nuys in the West San Fernando Valley.

CONCLUSIONS

  Los Angeles County is the primary commercial, trade, manufacturing and service center of Southern California. The region's natural and man-made attractions, together with a diversified and highly skilled employment base, have a significant role in establishing Los Angeles County as the focal point for economic activity in the western United States. The county has a significant residential population, with household and per capita income levels comparable or superior to the corresponding figures for the State of California. Over the past few years, the employment base in Los Angeles County has changed as the aerospace/defense industry has downsized while the sectors of entertainment, healthcare, and international trade have experienced significant new growth.

  After several years of recession during the first portion of this decade, economic activity in Los Angeles County has improved significantly. It is likely to increase steadily over the foreseeable future. Total employment within the county as reported by the Los Angeles County Economic Development Corporation increased by 2.1 percent in 1996 and outpaced the nation as a whole in terms of new job creation. Actual employment increased from 1995 to 1996 totaled 60,484 jobs, or an increase of 1.6 percent. In 1997, total employment in Los Angeles County increased by 1.7 percent over the 1996 amount, or by 67,100 jobs. Retail sales increased in Los Angeles County by over 3.0 percent in 1996, following a 2.5 percent increase in 1995. The firming of home prices in Los Angeles County, after four consecutive years of declining prices, is expected to have a favorable impact on business activity within the county. Over the longer term, the anticipated future expansions by the entertainment, international trade, and services sectors are likely to increase employment opportunities within the region., The subject property can be expected to be favorably influenced by the expanding economy of Los Angeles County.

-------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]












                                     [MAP]

                  Bunker Hill Weighted Average Direct Vacancy










    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]












                                  [BAR GRAPH]

                             DOWNTOWN LOS ANGELES










    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]












                                     [MAP]

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]












                                     [MAP]

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

additional $10 million of the costs to shared (50% each) between the developer and the city, and the developer will be responsible for all costs above $80 million. If developed as currently proposed the new Arena should have a significant positive economic impact on the downtown area in general and the South Park neighborhood in particular.

  RESIDENTIAL DEVELOPMENT

  The most significant residential development in downtown Los Angeles has occurred in the Bunker Hill and South Park areas. Despite the large daytime worker population and the costs of commuting from outlying areas, the downtown area residential development has not benefited from a strong demand for housing in the CBD. The Bunker Hill area contains approximately 3,000 residential units, primarily in high rise towers. The Los Angeles Community Redevelopment Agency has made the South Park area the centerpiece of its efforts to create a downtown housing community. Most of the existing development in South Park has been subsidized, either by government agencies or by related commercial development.

NEIGHBORHOOD

  The Los Angeles Community Redevelopment Agency separates the downtown Central Business District into four components: 1) Bunker Hill, which encompasses the area bounded by the Harbor Freeway on the west, Hill Street on the east, First Street on the north, and Fifth Street on the south; 2) the Financial core, just south of Bunker Hill, which is bordered by Eighth Street on the south, the Harbor Freeway on the west, and Hill Street on the east; 3) South Park, which is bounded by Eighth Street on the north, the Harbor Freeway on the west, the Santa Monica Freeway on the south, and Hill Street on the east; and 4) the Central City West, which generally parallels the other components of the Central Business District, but is situated west of the Harbor Freeway.

  As noted previously the subject is situated in the heart of the Bunker
Hill neighborhood. Bunker Hill is located in the northerly portion of the downtown Los Angeles Central Business District. The Bunker Hill neighborhood extends roughly from the southern boundary between Fourth and Fifth Streets to First Street on the north, and from Hill Street on the east to the Harbor Freeway on the west. The Bunker Hill neighborhood has been substantially improved with Class A high-rise office and apartment developments, as well as public uses including the Museum of Contemporary Art and the 470-room Intercontinental Hotel. The subject's retail/restaurant component represents the primary retail amenity in this neighborhood, and is perhaps the most successful restaurant location in the CBD.

-------------------------------------------------------------------------------

                               LOS ANGELES COUNTY
                      OFFICE MARKET & SUBMARKET STATISTICS
                         End of the 4th Quarter of 1997

                                                                                DIRECT
                                                    NUMBER            DIRECT   VACANCY          OVERALL
MARKET / SUBMARKET                   INVENTORY    OF BLDGS    AVAILABILITIES      RATE    AVAILABILITIES
========================================================================================================
CENTRAL LOS ANGELES                  57,532,569        274        12,373,991     21.5        13,935,802
--------------------------------------------------------------------------------------------------------
1  Downtown Los Angeles              36,973,305        109         7,257,405     19.6%        6,563,854
2  Mid-Wilshire Comdor               13,831,210         79         3,528,486     25.5%        3,710,931
3  San Gabriel Valley                 6,728,054         86         1,588,100     23.6%        1,661,017
--------------------------------------------------------------------------------------------------------
WEST LOS ANGELES                     40,290,682        316         4,664,004     11.6%        5,345,521
--------------------------------------------------------------------------------------------------------
4  Hollywood/West Hollywood           3,874,934         45           714,395     18.4%          734,614
5  Beverly Hills/Century City        14,363,192         89         1,494,406     10.4%        1,660,353
6  Westwood/West Los Angeles         17,304,476        139         1,940,438     11.2%        2,317,420
7  Manna Area/Culver City             4,748,080         43           514,765     10.8%          633,134
--------------------------------------------------------------------------------------------------------
SOUTH LOS ANGELES                    30,635,125        251         5,368,433     17.5%        5,893,638
--------------------------------------------------------------------------------------------------------
8  LAX/EI Segundo                    13,349,719         62         2,331,914     17.5%        2,548,101
9  Torrance                           7,419,275         64         1,358,557     18.3%        1,409,662
10 Long Beach                         9,866,131         85         1,677,962     17.0%        1,935,675
--------------------------------------------------------------------------------------------------------
NORTH LOS ANGELES                    41,225,848        493         5,123,052     12.4%        5,974,544
--------------------------------------------------------------------------------------------------------
11 Simi/Conejo Valley                 4,932,348         96           669,294     13.6%          675,916
12 West Valley                        9,267,461        105         1,488,636     16.1%        1,571,811
13 Central Valley                     8,734,843        117         1,325,129     15.2%        1,588,093
14 East Valley (including Pasadena)  18,291,196        175         1,639,993      9.0%        2,138,724
========================================================================================================
TOTAL                               169,684,224      1,334        27,529,480     16.2%       31,149,505




                                     OVERALL        NET ADSORPTION           Direct
                                     VACANCY    ---------------------     Wid. Avg.
Market / Submarket                      RATE      4TH QTR    YTD 1997   Rental Rate
------------------------------------------------------------------------------------
CENTRAL LOS ANGELES                   24.2%     (67,702)     137,682        $17.31
------------------------------------------------------------------------------------
1 Downtown Los Angeles                23.2%     (45,078)    (146,000)       $17.94
2 Mid-Wilshire Comdor                 26.8%     (80,348)     407,940        $15.66
3 San Gabriel Valley                  24.7%      57,724     (124,258)       $17.69
------------------------------------------------------------------------------------
WEST LOS ANGELES                      13.3%      42,280      638,639        $24.50
------------------------------------------------------------------------------------
4 Hollywood/West Hollywood            19.0%      13,535      (31,281)       $17.19
5 Beverly Hills/Century City          11.6%      68,388      208,140        $27.67
6 Westwood/West Los Angeles           13.4%     (43,366)     438,282        $26.39
7 Manna Area/Culver City              13.3%       3,723       23,498        $18.33
------------------------------------------------------------------------------------
SOUTH LOS ANGELES                     19.2%     676,285      619,644        $17.47
------------------------------------------------------------------------------------
8 LAX/EI Segundo                      19.1%     480,501      835,704        $16.74
9 Torrance                            19.0%     131,370      (57,008)       $17.11
10 Long Beach                         19.6%      64,414       40,948        $18.78
------------------------------------------------------------------------------------
NORTH LOS ANGELES                     14.5%     295,279      541,148        $21.15
------------------------------------------------------------------------------------
11 Simi/Conejo Valley                 13.7%       3,816      (32,066)       $19.93
12 West Valley                        17.0%     165,286      512,198        $21.18
13 Central Valley                     18.2%      36,576      (25,466)       $20.13
14 East Valley (including Pasadena)   11.7%      89,601       86,482        $22.44
------------------------------------------------------------------------------------
TOTAL                                 18.4%     946,142    2,137,113        $19.28
====================================================================================





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           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
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         [PIE CHART]                                   [BAR GRAPH]




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

                                      LOS ANGELES COUNTY OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------

OFFICE MARKET ANALYSIS
LOS ANGELES COUNTY OFFICE MARKET OVERVIEW

  Supply and Tenant Demand

  According to Cushman & Wakefield's year-end, 1997 surveys the combined Los Angeles County office market contained a total inventory of 169,684,224 square feet. This figure excludes owner user, medical, and government office buildings.

  The accompanying exhibit provides a statistical overview of the office inventory for Los Angeles County, including a breakdown by markets. The markets included in the sectors used in this report are summarized below.

SECTOR                         MARKETS
------                         -------

Los Angeles Central/Downtown:  Downtown Los Angeles
                               Mid-Wilshire Corridor
                               San Gabriel Valley

Los Angeles West:              Hollywood/West Hollywood
                               Beverly Hills/Century City
                               Westwood/West L.A./Santa Monica
                               Marina Area/Culver City

Los Angeles South Bay:         El Segundo/LAX
                               Long Beach
                               Torrance

Los Angeles North:             Simi/Conejo Valleys
                               West San Fernando Valley
                               Central San Fernando Valley
                               East San Fernando Valley/Tri-Cities

  Each market within the larger markets is comprised of a series of submarkets. Although the markets and individual office markets compete to varying degrees on a larger scale for the Los Angeles County tenant base, each market is characterized independently in general terms by a typical targeted tenant or industry type. The table below presents a general overview of the tenant base for the markets.

SECTOR                        TENANT BASE
------                        -----------

Los Angeles Central/Downtown  Financial
                              Legal
                              Telecommunications
                              Energy
                              Accounting
                              Real Estate
                              Government/Quasi-Government

-------------------------------------------------------------------------------

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

                   LOS ANGELES COUNTY OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------

Los Angeles West:   Legal
                    Accounting
                    Entertainment
                    Insurance
                    Real Estate
                    Financial Services
                    Advertising

Los Angeles South:  Aerospace
                    High-Tech
                    Research & Development

Los Angeles North:  Entertainment
                    Insurance
                    Legal
                    Accounting
                    Engineering

  Considerable duplication exists within the office tenant base for the Los Angeles County office markets. However, the office markets maintain separate identities in terms of the primary tenancies and relative prestige and corresponding relative rental rate structures for comparable buildings within the separate markets. Legal and accounting firms provide considerable tenant demand within each of the markets, for example, but the type and focus of these professional firms is directed toward the business base within the sector. Downtown Los Angeles law and accounting firms consist primarily of larger national or regional firms oriented toward corporations and government for example, while westside Los Angeles firms typically are smaller and specialize in a particular field, such as entertainment law.

  Historical Office Development

  The accompanying exhibit summarizes the office building construction history in Los Angeles County during the period 1982 through 1996. The exhibit illustrates that the substantial construction activity which occurred during the 10-year period 1982 through 1991 declined substantially in 1992 prior to a four-year period of virtually no new office development from 1993 through 1996.

  The prolific new office development during 1982 through 1991 resulted in fundamental shifts in the Los Angeles County office market. The most significant changes include the exodus of major insurance companies and corporations from the Mid-Wilshire District to more suburban locations such as Warner Center and Glendale during the 1980s, and the movement of some entertainment firms from Hollywood and Beverly Hills to areas such as Burbank (North Los Angeles), Woodland Hills/Warner Center (North Los Angeles), or Culver City and Santa Monica (West Los Angeles). These shifts have involved relocations within the Los Angeles County marketplace, and most of the current markets have emerged as separate, viable office locations during the past decade. The established Los Angeles County office markets as of 1980 consisted of downtown Los Angeles, the Mid-Wilshire sector, Pasadena, Beverly Hills, Century City, and the Ventura Boulevard corridor in the San Fernando Valley. Approximately 55 percent of the total existing office development in Los Angeles County has been completed

-------------------------------------------------------------------------------

                            LOS ANGELES COUNTY
         Construction History Chart of Class A and B Buildings
                            1982 through 1996

==========================================================================
  Year        Central*      West**    North***       South       Total
--------------------------------------------------------------------------
   82        4,882,683   1,541,242     838,212   3,999,186  11,261,323
   83        2,920,192   3,652,672   1,872,082   2,606,238  11,051,184
   84        1,810,809   1,333,243     967,610   3,635,363   7,747,025
   85        4,412,902   2,402,687   1,278,203   1,922,112  10,015,904
   86        2,913,129   2,964,782   2,334,294   2,789,202  11,001,407
   87        3,771,021   3,070,016     874,928   3,169,020  10,884,985
   88        1,903,160     702,166   1,835,374   2,490,781   6,931,481
   89        2,185,292   2,266,345   1,203,053   1,485,792   7,140,482
   90        2,451,346   1,638,153   1,150,463   1,450,521   6,690,483
   91        4,824,238   1,485,847     865,615     802,029   7,977,729
   92        1,703,355     164,450      30,000           0   1,897,805
   93                0           0           0           0           0
   94                0           0           0           0           0
   95                0     135,000      45,700           0     180,700
   96                0           0           0           0           0
--------------------------------------------------------------------------
  Total     33,778,127  21,356,603  13,295,534  24,350,244  92,780,508
==========================================================================
Annual Avg   2,251,875   1,423,774     886,369   1,623,350

*     - Including Miracle Mile, Pasadena and Pasadena East
**    - Excluding Miracle Mile
***   - Excluding Tri-Cities

                Annual Office Building Construction Trend Line
                              Los Angeles County

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

                                      LOS ANGELES COUNTY OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------

of the total existing office development in Los Angeles County has been completed during the period since 1982.

  A number of the current major office markets or submarkets were effectively created during roughly the past decade. Most of the development in the following markets (total current supply in parenthesis) has been completed since 1980: Warner Center (5,349,550 square feet) Burbank/Universal City (5,970,660 square feet), Glendale (5,184,022 square feet), Brentwood (3,254,337 square feet), Culver City/Westchester (3,643,649 square feet), and Long Beach (7,359,198 square feet). Much of the development in the Glendale, Burbank, Culver City, and downtown Long Beach office markets was assisted to varying degrees by government agencies, including redevelopment agencies. Significant assistance (political and/or financial) by government agencies also increased the office development in previously established markets such as downtown Los Angeles and Pasadena. Prior to about 1980 several of these alternative office locations either did not exist or the available supply in the market was not sufficient to represent serious competition for the established office markets. The existence of a number of alternative office market locations within the Los Angeles basin is a significant consideration in analyzing historical vacancy and rental trends in the individual markets prior to 1982 for the purpose of projecting future performance.

  Future Competitive Supply

  Future competitive office development in the Los Angeles County markets is restricted by two primary factors: 1) economic conditions - the current financial infeasibility of most new development and the absence of available financing for office development of new office properties; and 2) political conditions - the governmental restrictions limiting new development. Although the economic factors limiting development, which are based on lending restrictions and economic infeasibility under current leasing conditions and effective rental rates, represent the primary reason for limited new development in the recent, past and near future, the political constraints on new development as the most significant factor limiting new competitive office supply in a number of the markets and market for the long term.

  1) ECONOMIC CONSTRAINTS

  Market rental rates in most Los Angeles County submarkets are currently below (to varying degrees) the levels required to justify new Class A office development. The current (year-end, 1997) weighted average asking rental rate for all direct office space availabilities in Los Angeles County is $19.28 per-square-foot annually, predominately full service gross. The individual sectors have weighted average rental rates (asking) from $17.31 to $24.50 persquare-foot.

  New construction costs for mid to high-rise office buildings vary by market location and underlying land cost. The relative strength of the markets in terms of tenant demand and the "spread" between the rents required support new development and the current market rental levels in the various markets fluctuates considerably, but virtually no new speculative office construction occurred in Los Angeles County markets from 1992 through 1996. Construction commenced for several speculative projects during the latter portion of 1997, however, and additional new office development will commence in selected stronger markets such as Santa Monica and Burbank during 1998.

-------------------------------------------------------------------------------

                 SUMMARY OF DEVELOPMENT CONSTRAINTS (POLITICAL)
                        LOS ANGELES AREA OFFICE MARKETS

LOCATION                DEVELOPMENT CONTROL

Suburban North

   Burbank              Specific Plan

   San Fernando Valley  Specific Plan
                        Ventura Boulevard Specific Plan/Proposition U
                        Warner Center Specific Plan
Westside
   Park Mile            Specific Plan
   Miracle Mile         Interim Control Ordinance
   Beverly Hills        Restrictive Zoning
   Westwood             Specific Plan
   Brentwood            Proposition U/Specific Plan
   West Los Angeles     Proposition U/Traffic Control Ordinances
   Santa Monica         Restrictive Zoning/Specific Plan
   Century City         Specific Plans

                                      LOS ANGELES COUNTY OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------

  2) POLITICAL CONSTRAINTS

  Other than the downtown market and the South Los Angeles market area, nearly every sector of the City of Los Angeles and adjacent suburban cities with a meaningful office market has implemented restrictions on new development, tied to political factors, traffic mitigation and other infrastructure issues. These restrictions will negatively impact the political feasibility of significant amounts of new office construction under any future economic office market scenario. The accompanying exhibit summarizes Los Angeles area markets with meaningful political constraints on development currently in place or pending. The specific plans are based on automobile "trips" (costs associated with traffic mitigation costs) or other criteria (typically tied to infrastructure). The political influence of the homeowner's groups, which typically have active slow- or no-growth philosophies toward new development, is strong and has increased considerably during the past decade.

  In addition to typical zoning and planning issues, new development of significant size and scope within specific plan areas will require substantial additional entitlement fees to be paid prior to approval for new development. The fees are usually based on the anticipated new traffic generated by a proposed project, and the costs are assessed based on square footage and use. The "prime" westside markets, including Westwood, Century City, Brentwood, and Santa Monica have substantial fees for new development, as does the Miracle Mile District, and the Ventura Boulevard corridor of the San Fernando Valley (including Encino and Woodland Hills).

  The most significant political constraint on new competitive office supply in the City of Los Angeles markets has been Proposition U, which was passed in 1986 and down-zoned all Height District I properties in the City of Los Angeles. Known also as Ordinance No. 161684, Proposition "U" amended the zoning code for all areas of the City of Los Angeles to include height district designations ranging from 1 to 4, with much of the city downzoned to height district No. 1. Properties within this designation are limited to a maximum of 3 stories or 45 feet in height. The "wave" in new high-rise construction during the latter portion of the last decade (the 1980's) was in part accelerated by developers and lenders who hurried high-rise office developments through the planning and development stages before the sites were downzoned. Properties in the downtown Los Angeles market area are not within this height classification, but most other areas of the City have been impacted, including West Los Angeles and the Ventura Boulevard corridor of the San Fernando Valley. The portions of the City most directly effected by Proposition U and the specific plans summarized on the chart are generally the most affluent, prestigious residential areas, and office buildings in these locations have typically commanded some of the highest rental rates in the County. These areas also experienced some of the greatest levels of new development during the previous decade (1980's). The concerns of the surrounding residential communities over the increasing traffic and the decline in the overall quality of life has led to the formation of a number of politically influential homeowner's groups that can be described as actively anti-development. Although there are some political and governmental controls on future development in the downtown market area, the number of projects currently entitled for development or "in the pipeline" for approval is substantial, and the surrounding residential base is not as organized, active, or apparently as influential as the more affluent communities situated in the west and north Los Angeles County markets.

-------------------------------------------------------------------------------

                                      LOS ANGELES COUNTY OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------

  Probable Future Development Activity

  As discussed above the economic and political constraints on new office development have resulted in virtually no new office construction in Los Angeles County markets from 1992 through 1996. The "spread" between current market rental rates and the rents required to justify new development varies from submarket to submarket. The highest rental rates in the county are currently achieved in the "Tri-Cities" markets and the prime westside Los Angeles markets. These markets are "driven" by entertainment industry tenants whose expansion in recent years has led to lower vacancy levels and higher rental rates. There are several prime development sites in the Glendale and Burbank markets which are under construction or proposed for near-term multi-tenant office development, including one speculative high-rise building currently under construction in Glendale. Owner-user projects such as the Dreamworks animation facility in Glendale or "redevelopment" projects such as the former Lockheed "Skunkworks" facility in Burbank for a major entertainment industry tenant commenced during the second half of 1996. Build-to-suit activity for Dreamworks studios and related businesses in the Playa Vista area of west Los Angeles may occur during the next few years if partnership and economic issues can be resolved. Rental rates for office space in selected westside markets such as Santa Monica are at replacement cost levels, and new developments on entitled sites such as the Arboretum and Water Garden Phase II in Santa Monica will commence construction in 1998. In terms of speculative office development potential, however, market rental "spikes" will be required before new speculative office development can occur in most other Los Angeles County markets.

  Vacancy

  The landlord-direct vacancy rate for Los Angeles County office markets was
16.2 percent, based on 27,529,480 square feet available for lease at the end of 1997. Our review of the data on a submarket by submarket basis indicates there are isolated submarkets that experienced considerably lower direct vacancy levels than the countywide figure, such as Universal City and the Burbank Media District. Several markets within Los Angeles County, with the exception of the Tri-Cities area and the westside area, have direct vacancy rates above 15 percent, and some have current direct vacancy levels in the range of 20 percent. The previous Los Angeles County Office Market Statistics chart illustrates the vacancy breakdown by sector.

  Excluding two small submarkets in the northwest portion of Los Angeles County which overlap with portions of eastern Ventura County (Calabasas and Agoura Hills), there is a direct correlation between the submarket locations which have attracted tenants from the entertainment industry, and the submarkets which are experiencing the lowest vacancy rates and highest rental rates in Los Angeles County. The preferred submarket locations for entertainment tenants and the year-end, 1997 vacancy rates are shown below.

-------------------------------------------------------------------------------


                               OFFICE MARKET VACANCY TRENDS
                                    Los Angeles County
-----------------------------------------------------------------------------------------
                    INCLUDING L.A. CENTRAL / DOWNTOWN  EXCLUDING L.A. CENTRAL / DOWNTOWN
                              VACANCY RATES                      VACANCY RATES
YEAR     QUARTER     DIRECT     SUBLEASE     OVERALL     DIRECT     SUBLEASE     OVERALL
------------------  ---------------------------------  ----------------------------------
1991     4th Qtr     19.0%       3.6%         22.6%      19.2%       3.3%         22.5%

1992     4th Qtr     19.4%       3.5%         22.9%      18.9%       2.7%         21.6%

1993     4th Qtr     18.8%       3.8%         22.5%      18.4%       3.0%         21.4%

1994     4th Qtr     18.7%       3.1%         21.8%      17.3%       2.3%         19.5%

1995     4th Qtr     18.7%       2.3%         21.0%      17.0%       2.4%         19.4%

1996     4th Qtr     17.4%       2.3%         19.8%      15.3%       2.2%         17.6%

1997     4th Qtr     16.2%       2.1%         18.4%      13.9%       1.8%         15.7%

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           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
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                   LOS ANGELES COUNTY OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------

Office Market               Year-end 1997 Direct Vacancy
-------------               ----------------------------
NORTH LOS ANGELES
Burbank Media District             2.8%
Universal City/Studio City         2.7%
Glendale                          10.1%

WESTSIDE LOS ANGELES
Beverly Hills/Century City        10.4%
Westwood                           7.5%
Santa Monica                      10.3%
West Hollywood                    11.4%


  Other markets, particularly areas situated adjacent to the most desirable submarkets listed above have benefited directly and indirectly from the expansion of the entertainment industry in Los Angeles County.

  Including sublease availabilities the overall Los Angeles County office market vacancy level was 18.4 percent as of year-end, 1997, which compares with 19.8 percent as of year-end, 1996, 21.0 percent as of year-end, 1995 and the 21.8 percent overall vacancy level at the end of 1994. The sublease marketplace became a more important component of the overall office leasing market during the first few years of this decade, particularly within the downtown Los Angeles market, as the national economic recession and other factors led to business consolidation and mergers. Many types of businesses were affected, including major law and accounting firms, aerospace firms, high-tech firms, energy firms, telecommunications companies, financial services firms, insurance companies, and banks and savings and loans. The oversupply of office space during the first portion of this decade led to additional sublease availabilities as developers assumed existing tenant obligations for space in other buildings prior to the termination of the tenant's previous lease. Although sublease space was previously a secondary competitive marketplace for short-term lease requirements or tenants with questionable credit ratings, a few office markets in Los Angeles County continue to have sublease markets that compete effectively with landlord direct space, which in turn applies additional downward pressure on rents for direct office space. As shown the exhibit, "Office Market Vacancy Trends", the overall Los Angeles County market has experienced a slow, gradual improvement in direct and sublease vacancy levels during the period from fourth quarter, 1991 through fourth quarter 1995.

  The improvement during 1996 and 1997 was more substantial, with countywide direct vacancy rates declining by 1.3 percent in 1996. Direct vacancy levels declined an additional 120 basis points through 1997. The Central Los Angeles office sector, which includes downtown Los Angeles and the Mid-Wilshire corridor, has experienced higher vacancy levels than the remainder of the county. As shown on the vacancy trends exhibit, when Central Los Angeles is excluded from the analysis, the year-end 1997 direct and overall vacancy levels are 13.9 percent and 15.5 percent, respectively, or 230 and 270 basis points lower than the figures for the total county.

-------------------------------------------------------------------------------

                   NET OFFICE ABSORPTION VS LEASING ACTIVITY
                               LOS ANGELES COUNTY

--------------------------------------------------------------------------------------------
            Net Office Absorption  Leasing Activity (SF)   Net Absorption / Leasing Activity
--------------------------------------------------------------------------------------------
    1990          8,258,928            18,950,547                        43.6%
    1991          2,713,549            18,648,618                        14.6%
    1992             (5,207)           16,905,261                         0.0%
    1993           (248,158)           17,561,649                        -1.4%
    1994           (997,235)           17,459,183                        -5.7%
    1995            275,718            18,535,438                         1.5%
    1996          1,533,675            15,404,462                        10.0%
    1997          2,137,113            16,996,393                        12.6%
--------------------------------------------------------------------------------------------
Annual Average    1,708,548            17,557,694                         9.7%
--------------------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



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

                                      LOS ANGELES COUNTY OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------

  Gross Leasing Activity

  Cushman & Wakefield defines gross leasing activity as the first sum of all completed leasing transactions including subleasing but excluding renewals. The accompanying graph illustrates the pattern in net absorption and gross leasing activity for the combined Los Angeles County office marketplace on a annual basis since 1990. The leasing activity includes assumed leases and other factors, and does not represent net absorption, which is one indication of new demand. Over the six-year period 1990 through 1995 total leasing activity remained fairly stable, ranging generally from 17 to 19 million square feet. The net absorption figures fiuctuated considerably during the same timeframe, however, ranging from nearly negative one million square feet during 1994 to more than positive eight million square feet during 1990. The 1996 and 1997 data show substantial increases in net absorption above 1992 through 1995 figures in conjunction with a decline in total gross leasing activity. Expressed as a percentage of total gross leasing activity, the 10.0 percent and 12.6 percent figures for net absorption/gross leasing during 1996 and 1997 suggest a return to the trend during the first two years of the decade in which new leasing activity involved new tenants moving to the market rather than current tenants relocating between different buildings. Since the data excludes renewal leasing activity, the 1996 and 1997 data also suggests the possibility that tenant renewals are occurring at a higher percentage than during 1992 through 1995. Considered as one indication, the exhibit suggests a positive trend toward strengthening of the county office market.

  Net Absorption

  Cushman & Wakefield calculates net absorption based on net change in directly occupied office space. The chart on the accompanying page summarizes the annual trends in net office absorption for Los Angeles County during the period 1997. Net absorption declined sharply from 1990 to 1992, from positive absorption of 2.3 million square feet in 1991 to negative absorption in 1992. Following negative absorption in 1993 and 1994 county-wide net absorption increased to 272,154 square feet during 1995 and 1,533,675 during 1996. Net absorption increased in 1997 an additional 39 percent above 1996 figures to 2,137,113 square feet. The Los Angeles Central office markets posted substantial negative net absorption from 1992 to 1995. Excluding Los Angeles Central, the three remaining areas (West, North and South County), experienced positive net absorption of 1,206,497 square feet during 1995 and 1,276,646 square feet during 1996.

  The net absorption figures discussed above are based on the net change in direct occupied office space. This calculation does not include changes in the sublease availabilities. The year-end 1997 sublease availabilities in Los Angeles County totaled 3,620,025 square feet, or 11.6 percent of the Los Angeles County total available (for lease) office supply. Although several submarkets have substantial sublease availabilities, the downtown Los Angeles market represents the greatest single component of this supply, with approximately 1.3 million square feet or 36 percent of the countywide sublease space. As noted previously, however, the sublease supply has decreased gradually from 3.6 percent at the end of fourth quarter, 1991 to 2.1 percent at the end of 1997.

-------------------------------------------------------------------------------

                   OFFICE MARKET
               Net Absorption Trends
                 Los Angeles County

--------------------------------------------------
      INCLUDING LOS ANGELES  EXCLUDING LOS ANGELES
       CENTRAL / DOWNTOWN     CENTRAL / DOWNTOWN
      NET ABSORPTION (SF)    NET ABSORPTION (SF)
YEAR         YTD                    YTD
--------------------------------------------------
1991      2,713,549              1,116,297
1992         (5,207)               256,775
1993       (248,158)               255,432
1994       (997,235)               257,190
1995        275,718              1,206,497
1996      1,533,675              1,276,646
1997      2,137,113              1,999,431
--------------------------------------------------


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]




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

                                      LOS ANGELES COUNTY OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------

  The chart below shows the cumulative oversupply of office space added to the Los Angeles County office market since 1990.

=====================================================
              SF                SF            SF
 Year   New Construction  Net Absorption   Oversupply
-----------------------------------------------------
 1990     6,690,483         8,258,928     (1,568,445)
 1991     7,977,729         2,261,311      5,716,418
 1992     1,897,805           (5,207)      1,903,012
 1993             0         (248,158)        248,158
 1994             0         (997,235)        997,235
 1995       180,700           272,154       (91,454)
 1996             0         1,533,675     (1,533,675)
 1997            0          2,137,113     (2,137,113)
-----------------------------------------------------
Totals   16,716,717        13,212,581      3,534,136
-----------------------------------------------------

  Conclusions - Los Angeles County Office Market

  The commercial office real estate market in Los Angeles has experienced a significant transformation during roughly the past 20-year period. Los
Angeles has grown from a regional (southern California) business center to a financial center for the western United States and the international focus for trade and financial relations with the Pacific Rim countries. The factors influencing this transformation include global, national, and regional trends and events.

  The national and regional economic recession during the period from roughly the third quarter, 1990 through 1993 exacerbated the oversupply conditions established during the past decade. The historically strong net new demand for office space declined significantly, with most office markets experiencing flat or negative office space absorption during the past few years. Financing for new speculative developments was virtually unavailable, but new development continued to 1992 based upon previous construction lending commitments. About 10 million square feet of new office supply was completed during 1991 and 1992.

  Several submarkets in Los Angeles County office market provided initial signs of recovery during 1993 and 1994, and have continued to tighten during 1995 through 1997, particularly the Tri-Cities and prime westside markets. The level of office building investment activity increased substantially during the past 24 months in Los Angeles County. Most submarkets experienced declining direct and overall vacancy rates during 1994 through 1997. Gross leasing activity remained stable on a countywide basis, and all markets experienced positive absorption during 1997. On a submarket by submarket basis many individual markets appear to be steadily improving and are currently experiencing strong absorption, occupancy levels and value increases.

  There is a fundamental relationship between the growth in employment and the demand for office space. Considered in conjunction with the task of new development in recent years, the steady recovery in the employment market since 1994 in Los Angeles County has corresponded directly to decreasing office vacancy rates, as illustrated in the following chart.

-------------------------------------------------------------------------------

                                      LOS ANGELES COUNTY OFFICE MARKET ANALYSIS
-------------------------------------------------------------------------------

                           Los Angeles County
                   Employment & Office Vacancy Trends

===============================================================================
       Year         % Employment Change   Change in Office Vacancy Rate*
-------------------------------------------------------------------------------
     1994-95              +1.49%          -10 basis points (18.7% to 18.6%)
     1995-96              +0.91%         -130 basis points (18.6% to 17.3%)
1996-3rd Qtr. 1997        +3.69%          -60 basis points (17.4% to 16.8%)
===============================================================================
*Direct Vacancy

  As shown in previous charts, the Los Angeles County office market, particularly when the Central sector is isolated from the remainder of the county, appears positioned for a continued, stable improvement in occupancy levels. Modest to strong absorption levels combined with minimal new construction has resulted in a gradual decline in vacancy levels over the past four years. Including all markets the direct vacancy level in the country has declined from 19.4 percent as of year-end 1992 to 16.2 percent as of year-end 1997. The employment growth in several markets, particularly the entertainment industry (including the film and recording industries), has enabled several submarkets to outperform the county as a whole during the past several years. The submarkets which have most directly benefited from the growth of the entertainment industry include Burbank and Glendale in the North Los Angeles sector, and the westside markets of Beverly Hills, Century City, Santa Monica, West Los Angeles, and Culver City. The office locations adjacent to these submarkets and Class "B" buildings in these submarkets have benefited from "overflow" demand from entertainment industry tenants, and have also attracted tenants from other businesses who have been driven from Class A buildings in the prime submarkets by higher rental rates.

-------------------------------------------------------------------------------

                              Los Angeles Central
                      OFFICE MARKET & SUBMARKET STATISTICS
                         End of the 4th Quarter of 1997

                                                                                   Direct                  Overall
                                                       Number            Direct   Vacancy         Overall  Vacancy    Net Abserption
Market / Submarket                        Inventory  of Bldgs    Availabilities      Rate  Availabilities     Rate    4th Qtr
===================================================================================================================================
DOWNTOWN LOS ANGELES                     35,873,305     109         7,257,405      19.6%       8,563,854    23.2%   (45,078)
-----------------------------------------------------------------------------------------------------------------------------------
1  CBD/Financial District                29,601,872      65         5,552,911      18.9%       6,774,959    22.9%   (22,753)
2  South Park                               746,272       4           128,323      17.2%         128,323    17.2%    (3,199)
3  Central City East                      3,355,913      19           750,625      22.4%         750,825    22.4%    19,740
4  Little Tokyo/Chinatown                   481,218       6            86,059      17.9%          86,059    17.9%    12,986
5  Central City West                      2,788,030      15           709,267      25.4%         823,688    29.5%   (51,852)
-----------------------------------------------------------------------------------------------------------------------------------
MID-WILSHIRE CORRIDOR                    13,831,210      79         3,528,486      25.5%       3,710,831    26.8%   (80,348)
-----------------------------------------------------------------------------------------------------------------------------------
6  Mid-Wilshire                           8,075,518      47         2,301,150      28.5%       2,370,973    29.4%  (170,520)
7  Park Mile                              1,079,452      11           214,138      19.8%         216,723    20.1%    51,565
8  Miracle Mile                           4,676,240      21         1,013,198      21.7%       1,123,235    24.0%    38,607
-----------------------------------------------------------------------------------------------------------------------------------
SAN GABRIEL VALLEY                        6,728,054      86         1,588,100      23.6%       1,661,017    24.7%    57,724
-----------------------------------------------------------------------------------------------------------------------------------
9  Arcadia/Monrovia/W. Covina/Covina      1,756,147      29           371,996      21.2%         371,995    21.2%    15,920
10 El Monte                                 766,983      11           286,526      37.4%         286,526    37.4%   (10,738)
11 Alhambra / Monterey Park               1,753,296      12           371,762      21.2%         381,879    21.8%     6,892
12 City of Industry/Diamond Bar           1,530,822      20           286,016      18.7%         305,816    20.0%    51,937
13 City of Commerce                         920,806      14           271,800      29.5%         314,800    34.2%    (6,286)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                    57,532,569     274        12,373,991      21.5%      13,935,802    24.2%   (67,702)
===================================================================================================================================



                                                                    Direct
                                         Net Abserption          Wtd. Avg.
Market / Submarket                                   YTD 1997  Rental Rate
===============================================================================
DOWNTOWN LOS ANGELES                                (146,000)       $17.84
-------------------------------------------------------------------------------
1  CBD/Financial District                            114,018        $18.84
2  South Park                                           (336)       $14.64
3  Central City East                                (100,802)       $13.80
4  Little Tokyo/Chinatown                              5,836        $16.56
5  Central City West                                (164,716)       $15.96
-------------------------------------------------------------------------------
MID-WILSHIRE CORRIDOR                                407,940        $15.86
-------------------------------------------------------------------------------
6  Mid-Wilshire                                      198,204        $13.56
7  Park Mile                                          71,706        $15.12
8  Miracle Mile                                      138,030        $21.24
-------------------------------------------------------------------------------
SAN GABRIEL VALLEY                                  (124,258)       $17.69
-------------------------------------------------------------------------------
9  Arcadia/Monrovia/W. Covina/Covina                 (21,818)       $17.04
10 El Monte                                         (182,980)       $16.32
11 Alhambra / Monterey Park                          156,316        $17.40
12 City of Industry/Diamond Bar                        7,035        $19.44
13 City of Commerce                                  (82,811)       $18.60
-------------------------------------------------------------------------------
TOTAL                                                137,682        $17.31
===============================================================================

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

         [PIE CHART]                                   [BAR GRAPH]




                                  [BAR GRAPH]

                                             DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

DOWNTOWN LOS ANGELES OFFICE MARKET

  COMPETITIVE SUPPLY - OVERVIEW

  The subject property is located in the Central Business District of the downtown Los Angeles office market, which is comprised of five distinct submarkets: 1) The Central Business District (CBD), which includes the Financial District, Bunker Hill and the Wilshire Corridor; 2) South Park;
3) Central City East; 4) Little Tokyo/Chinatown; and 5) Central City West. These submarkets are distinguished by location, access, market perception and tenant mix, improvement quality, and rental rate structure.

  The most significant component of the downtown office supply is concentrated in the CBD. This district is bordered by the Harbor Freeway (Interstate 110) on the west, Ninth Street on the south, Second Street on the north, and Hill Street to the east. The CBD comprises 80 percent of the existing inventory in the downtown market, and represents the greatest concentration of office space within the greater Los Angeles area. The South Park and Central City West submarkets are secondary competitive submarkets, particularly as the potential location for future competitive office development. The Central City East submarket, which was the original downtown Los Angeles CBD, consists of older, non-competitive buildings and government offices, and the Little Tokyo/Chinatown market areas currently consist of smaller, specialty office submarkets that offer very minimal competition for tenants in the CBD. An emerging office location in the northeasterly portion of downtown Los Angeles is Union Station (controlled by Catellus), which competed successfully for two major build-to-suit office development with CBD sites during the past three years.

  According to Cushman & Wakefield's year end 1997 survey, the CBD submarket contained a total rentable office area of 29,601,872 square feet in 65 buildings. The direct vacancy rate was 18.9 percent, and the overall vacancy rate was 22.9 percent based on 6,774,959 square feet of available office space (including both direct and sublease space).

  The direct vacancy level has remained stable while overall vacancy rates for all space within the CBD office market have improved from year end 1992, when the direct and overall vacancy rates were 20.4 and 27.3 percent, respectively. Year-end 1996 vacancy levels in the CBD were 20.5 percent (direct) and 23.9 percent (overall).

  Historical Office Development

  The accompanying chart summarizes the historical construction history for the downtown Los Angeles office market (CBD). The market has been developed in cycles. The Central Business District for downtown Los Angeles was originally concentrated along Spring Street, which is located in the current Central City East submarket. The current Central Business District has been developed since 1967 during four primary construction cycles:

     1) 1966-1970 - 10 buildings totaling approximately 2.4 million square feet were developed, including the Union Bank Building (445 South Figueroa Street, 40 stories, 600,000 square feet) and the AT&T Center (611 W. Sixth Street, 42 stories, 715,000 square feet). No new development occurred during the next two years;

-------------------------------------------------------------------------------

      CONSTRUCTION HISTORY CHART

        Downtown Los Angeles
       Central Business District

       CONSTRUCTION HISTORY

              Number
            of Bidgs   Rentable Office
Year       Compieted         Area (SF)
1907               1            32,000
1922               1           142,000
1923               1           196,073
1924               1           360,000
1926               2           319,908
1928               3           304,082

1931               1           224,000
1935               1           410,940

1955               1           163,000
1956               1           110,394
1958               1           166,000

1960               1           326,000
1963               1            95,000
1966               2           638,393
1967               2           889,293
1968               1           143,000
1969               1           715,483

1970               0                 0
1971               0                 0
1972               4         2,329,608
1973               4         2,017,305
1974               1           344,707
1975               1         1,324,228
1976               0                 0
1977               0                 0
1978               0                 0
1979               2           617,000

1980               0                 0
1981               1           285,493
1982               6         3,493,287
1983               2         1,056,800
1984               0                 0
1985               4         2,558,920
1986               2           538,498
1987               3           846,116
1988               2           867,000
1989               1         1,300,000

1990               1           934,000
1991               6         3,723,694
1992               2         1,703,355
1993               0                 0
1994               0                 0
1995               0                 0
1996               0                 0
--------------------------------------
   Totals         63        29,175,557
--------------------------------------
 Pre-1960         22         5,235,546

1970-1979         12         6,632,848

1980-1989         21        10,946,114

1990-1996          8         6,361,049

                                             DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

     2) 1972-1975 - 10 new buildings totaling approximately 6.0 million square feet were completed, including ARCO Plaza (515-555 South Flower Street, 52 stories, two buildings with a combined rentable area of approximately
     2.0 million square feet), First Interstate Tower (707 Wilshire Boulevard, 62 stories, about 1.0 million square feet), and Security Pacific Plaza (333 South Hope Street, 55 stories, 1.3 million square feet). The significant amount of new construction and the national economic recession during this period resulted in very limited development (2 buildings totaling 617,000 square feet) from 1976 through 1980;

     3) 1981-1985 - 10 new buildings with a combined area of 4.8 million square feet were completed, including Citicorp Center Phase I (725 South Figueroa Street, 41 stories, 900,000 square feet), Wells Fargo Center (333-355 South Grand Avenue, 2 buildings totaling 2.2 million square feet), 444 South Flower Street (previously the Wells Fargo Building, 48 stories, 900,000 square feet), One California Plaza (300 South Grand Avenue, 42 stories, 900,000 square feet), and 400 South Hope Street (26 stories, 660,000 square feet). The majority of this new office supply was developed in the subject's Bunker Hill market area;

     4) 1989-1992 - Although several new developments were completed from 1986 through 1988, the most significant construction boom in the downtown market occurred during the three-year period 1989-1992. Nine new buildings totaling nearly 7.7 million square feet were completed, including First Interstate World Center (633 West Fifth Street, 73 stories, 1.3 million square feet), Southern California Gas Center (555 West Fifth Street, 52 stories, 1.2 million square feet), Sanwa Bank Plaza (601 South Figueroa Street, 52 stories, 900,000 square feet), Citicorp Center Phase II (777 South Figueroa Street, 52 stories, 1 million square feet), and the California Plaza II (52 stories, 1.3 million square feet). A number of older buildings were also renovated during this period.

  Although there are a number of entitled or proposed sites for new office supply, no new development has occurred in the CBD since 1992. A significant build-to-suit office project was completed in 1996 and a second is currently under construction on the Union Station property northeast of downtown Los Angeles, however. The completed development is the MTA headquarters (Metropolitan Transportation Authority), a 600,000 square-foot office tower, and the current development involves a 12-story, 540,000 square-foot headquarters development for MWD (Metropolitan Water District). These quasi-public agencies have (or will) relocated from other downtown locations, and have selected the Union Station area in part because this site is the "hub" for all regional public transportation facilities.

CENTRAL BUSINESS DISTRICT

  Primary Competitive Supply-Office Development

  Office development in the CBD is concentrated in three primary areas: 1) Bunker Hill, which is bordered by Fifth Street (south), Second Street (north), Grand Avenue (east) and Flower Street (west); 2) the Figueroa Street Corridor in the Financial District; and 3) other Financial District locations including primarily the Wilshire Corridor, Flower Street, and Sixth Street. The primary competitive office buildings in downtown Los Angeles are located in the three areas summarized above. The charts and narrative discussion on the following pages

-------------------------------------------------------------------------------


               COMPETITIVE DOWNTOWN LOS ANGELES OFFICE BUILDINGS
                 Rental and Occupancy Survey as of 1st Qtr 1998
---------------------------------------------------------------------------------------------------------------------------
                                              Building Information                                               Overall
Item  Building Name /                 No. of         Area   Avg. Flr.  Year           Available Space (SF)      Availablity
 No.  Location                       Storles         (SF)  Area (SF)   Built   Floor(s)      Dlrect   Sublease    (SF)
---------------------------------------------------------------------------------------------------------------------------
Bunker Hill Office Buildings
---------------------------------------------------------------------------------------------------------------------------
 B-1  The Gas Company Tower            52       1,200,000     23,077   1991         4 - 8     72,686      0
      555 West Sth Street                                                         30 - 50     96,555      0          Total
                                                                                             169,241      0        169,241
---------------------------------------------------------------------------------------------------------------------------
 B-2  One Bunker Hill                  13         224,000     17,231   1931             6          0    2,740
      601 West Sth Street                                                          2 - 10     40,641      0          Total
                                                                                              40,641    2,740       43,381
---------------------------------------------------------------------------------------------------------------------------
 B-3  Library Tower / FIB World Ctr    73       1,380,085     18,631   1989   .16,64 & 72          0   68,309
      633 West 5th Street                                                         14 - 67    137,410      0          Total

                                                                                             137,410   68,309      205,719
---------------------------------------------------------------------------------------------------------------------------
 B-4  444 Plaza                        48         893,979     18,625   1982      Gmd - 47          0  161,779
      444 South Flower Street                                                     37 & 38     16,673      0          Total
                                                                                              16,673  161,779      178,852
---------------------------------------------------------------------------------------------------------------------------
 B-5  One California Plaza             42         936,864     22,306   1985       12 & 26          0   32,401
      300 South Grand Avenue                                                  Gmd 10 - 38     96,351      0          Total
                                                                                              96,351   32,401      128,752
---------------------------------------------------------------------------------------------------------------------------
 B-6  Wells Fargo Center - North       54       1,255,257     23,246   1982    22-41 & 53          0  125,536
      333 South Grand Avenue                                                       4 - 42     93,640      0          Total
                                                                                              93,640  125,536      219,176
---------------------------------------------------------------------------------------------------------------------------
 B-7  Two California Plaza             52       1,277,801     24,573   1992            22          0   20,013
      350 South Grand Avenue                                                      15 - 39    134,969      0          Total
                                                                                             134,969   20,013      154,932
---------------------------------------------------------------------------------------------------------------------------
 B-8  Wells Fargo Center - South       45       1,012,000     22,489   1983        Ground          0      0
      355 South Grand Avenue                                                      18 - 42    207,503      0          Total
                                                                                             207,503      0        207,503
---------------------------------------------------------------------------------------------------------------------------
 B-9  Arco Center                      55       1,359,934     24,726   1974       24 - 31          0   52,220
      333 South Hope Street                                                       11 - 20    140,523      0          Total
                                                                                             140,523   52,220      192,743
---------------------------------------------------------------------------------------------------------------------------
B-10  400 S. Hope Street Building      26         651,756     25,452   1982        Ground          0      0
      400 South Hope Street                                                        3 - 26     85,051      0          Total
                                                                                              85,051      0         85,051
      Market Totals                   480      10,181,677     22,134                       1,122,202  462,998    1,585,.200
---------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------
                                          Quoted                   Direct     Overall
Item  Building Name /                   Annual Rent       Lease  Occupancy  Occupancy
 No.  Location                         PSF        PSF     Type     Ratio      Ratio
-------------------------------------------------------------------------------------
Bunker Hill Office Buildings
-------------------------------------------------------------------------------------
 B-1  The Gas Company Tower           $8.00  -  $12.00    NNN      85.9%      85.9%
      555 West Sth Street             $8.00  -  $12.00    NNN

-------------------------------------------------------------------------------------
 B-2  One Bunker Hill                $10.80  -  $10.80    FSG      81.9%      80.6%
      601 West Sth Street            $12.00  -  $18.00    FSG

-------------------------------------------------------------------------------------
 B-3  Library Tower / FIB World Ctr   $5.00  -  $22.00  NNN/FSG    89.9%      84.9%
      633 West 5th Street             $8.00  -  $12.00    NNN

-------------------------------------------------------------------------------------
 B-4  444 Plaza                      $15.00  -  $18.00    FSG      98.1%      80.0%
      444 South Flower Street        $18.00  -  $18.00    FSG

-------------------------------------------------------------------------------------
 B-5  One California Plaza           $10.00  -  $10.00   Negol     89.7%      86.3%
      300 South Grand Avenue          $8.00  -  $15.00    NNN

-------------------------------------------------------------------------------------
 B-6  Wells Fargo Center - North     $11.00  -  $16.00    FSG      92.5%      82.5%
      333 South Grand Avenue          $8.00  -  $12.00    NNN

-------------------------------------------------------------------------------------
 B-7  Two California Plaza           $18.00  -  $18.00    FSG      89.4%      87.9%
      350 South Grand Avenue         $13.00  -  $18.00    NNN

-------------------------------------------------------------------------------------
 B-8  Wells Fargo Center - South       ---   -    ---     ---      79.5%      79.5%
      355 South Grand Avenue          $8.00  -  $12.00    NNN

-------------------------------------------------------------------------------------
 B-9  Arco Center                     $9.00  -  $22.00    FSG      89.7%      85.8%
      333 South Hope Street          $15.00  -  $20.00    FSG

-------------------------------------------------------------------------------------
B-10  400 S. Hope Street Building      ---   -    ---     ---      87.1%      87.1%
      400 South Hope Street          $22.00  -  $22.00    FSG

      Market Totals                                                89.0%      84.4%
-------------------------------------------------------------------------------------


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


                                  [BAR GRAPH]

                                             DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

provide an overview of the primary competitive office properties in and adjacent to the Central Business District.

  BUNKER HILL

  The competitive office buildings in the Bunker Hill neighborhood are summarized on the chart on the accompanying page. Bunker Hill includes 10 buildings with a total rentable area of approximately 10,181,677 square feet. The existing inventory includes some of the newest office product in the downtown market, including Two California Plaza (1.3 million square feet) which was completed in 1992, and the Southern California Gas Company Center building (1.2 million square feet) which was completed in 1991. The 71-story First Interstate World Center (now Library Tower) is the tallest building in the western United States, and was developed by Maguire Thomas Partners as part of the Library Square Project (which also includes the Southern California Gas Company tower).

  Bunker Hill consists primarily of high quality Class A buildings, and this submarket has a direct occupancy level of 89 percent and an overall occupancy rate of 84.4 percent, including sublease space. Major tenants within this submarket include major financial institutions, accounting firms, and law firms. The following tenants have long term leases on more than 150,000 square feet of space within this submarket: 1) Southern California Gas Company; 2) Jones, Day, Reavis & Pogue (law firm); 3) Wells Fargo Bank; 4) Pacific Enterprises; 5) Arthur Andersen (accounting); 6) Latham & Watkins (law firm); and 7) Gibson, Dunn & Crutcher (law firm). Arco signed a 15-year lease for about 200,000 square feet (and building signage) in 333 South Hope Street during 1996, and relocated this space requirement from its prior location at 1055 W. Seventh Street, just west of the CBD across the Harbor Freeway. The current lease commitment in this building extends to January, 1999, but Arco relocated to its new Bunker Hill. premises during the second quarter, 1997.

  Despite the high quality of the tenancy in the Bunker Hill submarket, several buildings in this neighborhood were significantly impacted by tenant consolidations and relocations during the first several years of this decade. The recent occupancy by Arco follows several years of uncertainty relating to the 333 South Hope premises following the loss through a bank merger of the previous anchor tenant (Security Pacific).

  The merger of Bank of America and Security Pacific National Bank in 1992 resulted in the consolidation of the merged bank's operation at Bank of America Tower at 555 South Flower Street and Beaudry I. As a result, the former Security Pacific National Bank headquarters space (690,000 square feet) at 333 South Hope Street became available on a direct lease basis during the first half of 1994. This building was the first major Bunker Hill office development and is still the largest building in downtown Los Angeles. As noted above, Arco recently committed to lease the former Security Pacific premises, although the tenant's lease at the current Arco Center does not expire until 1999. Other major consolidations which previously affected Bunker Hill office property occupancy levels include IBM and the Wells Fargo/1st Interstate merger. IBM leased approximately 600,000 square feet of space in 333 South Grand Avenue (the IBM building), but marketed their premises for sublease during the past several years. A February, 1995 lease transaction with the Los Angeles Unified School District (LAUSD) was negotiated for approximately 280,000 square feet of the IBM space. The lease includes floors 3 through 11, and floors 15 and 19 for a term of 7 years. The lease was structured as a combination of

-------------------------------------------------------------------------------

                                             DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

sublease (through the remaining term of the IBM lease in October, 1998) and landlord direct lease. At First Interstate World Center/Library Tower, the merger of Wells Fargo and 1st Interstate, which has substantial premises in downtown buildings, added considerable sublease space to the downtown market during the fourth quarter, 1996. Most of this space has been subleased during 1997, including the former 1st Interstate ground floor bank branch to City National Bank. Arthur Andersen leases approximately 200,000 square feet in this building, but has an early termination option (with penalties) in 1999. The tenant and landlord have been negotiating a new extension/renewal agreement which would reduce the premises to about 150,000 square feet and extend the lease for roughly ten years. Library Tower currently has about 68,000 square feet available for sublease including the bank's premises.

  Several significant leases were negotiated for space in Bunker Hill buildings during 1996, including the Arco lease for about 200,000 square feet in 333 South Hope. Mellon Bank signed a lease during third quarter, 1996 for approximately 60,000 square feet in 400 South Hope Street, with a commencement during first quarter, 1997. The building is now named for the tenant. Aames Financial signed a lease for about 175,000 square feet in California Plaza
II, and Morgan Lewis et al signed a lease for about 75,000 square feet in Cal Plaza I. Aames has recently experienced financial difficulties, however, and was reportedly considering subleasing this new premises. The combined impact of three large new tenants to this market since the beginning of 1995 (LAUSD, Aames, and Arco) resulted in tighter market conditions for Bunker Hill buildings during 1997. Oaktree Capital signed a 75,000 square-foot lease in March, 1998 to relocate to Wells Fargo Center on Bunker Hill from its current premises in 550 South Hope Street. The tenant is expanding from a current size of about 15,000 square feet. Other smaller but significant lease transactions in Bunker Hill buildings during the past year have included Hill, Farrer & Burrill (30,000 square feet in Cal Plaza I), McKinsey & Company (25,000 square feet in 400 South Hope Street), and the Los Angeles Unified School District (25,000 square-foot expansion in IBM Tower). Citicorp recently committed to a new lease for about 60,000 square feet of space in 444 South Flower Street following the expiration of their current lease in 2000 at 725 South Figueroa Street. As discussed previously the Metropolitan Water District is developing a new headquarters property adjacent to Union Station, and is expected to vacate its 395,000 square-foot premises in California Plaza II at lease expiration in 1999.

  FIGUEROA CORRIDOR

  The competitive office buildings within the Figueroa Corridor area are summarized on the chart on the accompanying page. Figueroa Corridor includes 15 buildings with a combined rentable area of approximately seven million square feet. This submarket encompasses a relatively large geographic area and includes properties at both the northern and southern boundaries of the downtown office market. With the exception of the 777 Tower building, the buildings in this submarket generally contain less than one million square feet of rentable area. Figueroa Corridor experienced significant new development over the first two years of this decade, with nearly 3.4 million square feet of rentable area delivered to this submarket from 1990 to 1992, or approximately 50 percent of the current inventory of office space. The most recently completed building is 801 South Figueroa Street, which was completed in mid 1992. This property sold during 1996 (refer to Sales Comparison Approach), and is to be included in a pending portfolio acquisition.

-------------------------------------------------------------------------------

                                        COMPETITIVE DOWNTOWN LOS ANGELES OFFICE BUILDINGS
                                                  Rental and Occupancy Survey as of 1st Qtr 1998

                                                Building Information                                               Overall
Item  Building Name /                   No. of         Area   Avg. Flr.  Year           Available Space (SF)      Availability
 No.  Location                         Storles         (SF)  Area (SF)   Built   Floor(s)      Direct   Sublease    (SF)
Figueroa Street Corridor
 F-1  Figueroa Plaza - Phasa I           16         307,556     19,715   1985        Ground          0     0
      201 North Figueroa Street                                                      2 - 14     46,422     0           Total
                                                                                                46,422     0          48,422
 F-2  Figueroa Plaza - Phasa II          16         307,556     19,715   1991        Ground          0     0
      221 North Figueroa Street                                                           0          0     0           Total
                                                                                                     0     0               0
 F-3  The Park                            3         243,000     81,000   1979        Ground     26,346     0
      201-281 South Figueroa Street                                                   2 - 4    123,065     0           Total
                                                                                               149,433     0         149,433
 F-4  Sheraton Grande Office Building     4          44,800     11,200   1983          Mezz      4,295     0
      345 South Figueroa Street                                                           3      6,112     0           Total
                                                                                                12,407     0          12,407
 F-5  Los Angeles World Trade Ctr        10         349,600     34,960   1974        Ground          0     0
      350 South Figueroa Street                                                       1 - 7    109,158     0           Total
                                                                                               109,158     0         109,166
 F-6  Union Bank Plaza                   40         507,822     15,196   1957       24 & 33          0   32,063
      445 South Figueroa Street                                                     22 - 37     65,479     0           Total
                                                                                                65,479   32,063       97,542
 F-7  Manulife Plaza                     20         392,626     19,631   1982        Ground          0     0
      515 South Figueroa Street                                                      3 - 21     47,743     0           Total
                                                                                                47,743     0          47,743
 F-8  Sanwa Bank Plaza                   52         934,000     17,962   1990       43 & 44          0   11,336
      601 South Figueroa Street                                                     13 - 38     32,951     0           Total
                                                                                                32,951   11,336       44,267
 F-9  Home Savings Tower                 24         259,549     10,815   1988       12 & 19          0   16,619
      660 South Figueroa Street                                                      7 - 20     50,188     0           Total
                                                                                                50,188   16,619       68,807
F-10  Citicorp Center                    41         895,058     21,831   1985        2 - 23          0  170,768
      725 South Figueroa Street                                                     15 - 39    138,777     0           Total
                                                                                               138,777  170,768      309,545
F-11  777 Tower                          52       1,004,000     19,308   1991     5,29,34&35          0  16,993
      777 South Figueroa Street                                                      3 - 50     71,395     0           Total
                                                                                                71,395   18,993       88,368
F-12  800 S. Figueroa St. Building       12         122,002     10,167   1982        Ground      4,857     0
      800 South Figueroa Street                                                      6 - 12     81,180     0           Total
                                                                                                86,037     0          86,037
F-13  801 Tower                          24         435,832     18,160   1992         4 - 8          0   33,680
      801 South Figueroa Street                                                   Grnd - 10     41,831     0           Total
                                                                                                41,831   33,680       75,511
F-14  865 S. Figueroa Tower              35         674,132     19,261   1991       27 & 33          0   13,871
      865 South Figueroa Street                                                      1 - 33     52,043     0           Total
                                                                                                52,043   13,871       85,914
F-15  888 International Tower            21         412,000     19,619   1985        Ground          0     0
      888 South Figueroa Street                                                      2 - 21    145,189     0           Total
                                                                                               146,189     0         146,183
      Market Totals                     369       6,939,833     18,932                       1,050,061  295,330    1,345,381



                                           Quoted                     Direct     Overall
Item  Building Name /                    Annual Rent         Lease  Occupancy  Occupancy
 No.  Location                          PSF        PSF       Type     Ratio      Ratio
Figueroa Street Corridor
 F-1  Figueroa Plaza - Phasa I           ---   -    ---      ---      84.9%      84.9%
      201 North Figueroa Street        $18.00  -  $18.00     FSG

 F-2  Figueroa Plaza - Phasa II          ---   -    ---      ---     100.0%     100.0%
      221 North Figueroa Street          ---   -    ---      ---

 F-3  The Park                         $15.00  -  $15.00     FSG      38.5%      38.5%
      201-281 South Figueroa Street    $15.00  -  $15.00     FSG

 F-4  Sheraton Grande Office Building  $12.00  -  $18.00     FSG      72.3%      72.3%
      345 South Figueroa Street        $12.00  -  $18.00     FSG

 F-5  Los Angeles World Trade Ctr        ---   -    ---      ---      68.8%      68.8%
      350 South Figueroa Street        $13.00  -  $14.50     FSG

 F-6  Union Bank Plaza                 $18.00  -  $24.00   FSG/NNN    89.2%      84.0%
      445 South Figueroa Street        $18.00  -  $24.00     FSG

 F-7  Manulife Plaza                     ---   -    ---      ---      87.8%      87.8%
      515 South Figueroa Street        $23.00  -  $23.00     FSG

 F-8  Sarwa Bank Plaza                 $12.50  -  $17.00   NNN/FSG    96.5%      95.3%
      601 South Figueroa Street        $15.00  -  $25.00     NNN

 F-9  Home Savings Tower               $12.50  -  Negot.     NNN      80.7%      74.3%
      660 South Figueroa Street        $17.00  -  $20.00     FSG

F-10  Citicorp Center                  $12.00  -  $18.00   NNN/FSG    84.5%      65.4%
      725 South Figueroa Street        $12.00  -  $12.00     NNN

F-11  777 Tower                        $12.00  -  $25.00     FSG      92.9%      91.2%
      777 South Figueroa Street        $14.00  -  $18.00     NNN

F-12  800 S. Figueroa St. Building     $14.00  -  $16.00     FSG      29.5%      29.5%
      800 South Figueroa Street        $14.00  -  $16.00     FSG

F-13  801 Tower                         $8.00  -  $18.56     FSG      90.4%      82.7%
      801 South Figueroa Street        $22.00  -  $25.00     FSG

F-14  865 S. Figueroa Tower            $12.00  -  $22.00     FSG      92.3%      90.2%
      865 South Figueroa Street        $14.00  -  $16.00     NNN

F-15  888 International Tower           $0.00  -  $0.00      FSG      64.5%      64.5%
      888 South Figueroa Street        $18.00  -  $18.00     FSG

      Market Totals                                                   85.0%      80.8%


[Graph omitted]

                                            DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

  Figueroa Corridor buildings have a combined occupancy rate of 80.8 percent, including sublease availabilities. On a landlord direct basis the buildings have an occupancy level of 85.0 percent. Major tenants within this submarket include domestic and foreign financial institutions, law firms, and investment banking firms. Several insurance firms have also located to new buildings in this corridor during the past few years. The larger tenants within the Figueroa Corridor include: 1) Union Bank of California; 2) Home Savings;
3) Sanwa Bank; 4) Citicorp; 5) Trust Company of the West (investment services);
6) Mitsui Manufacturer's Bank; 7) Pilsbury, Madison and Sutro (law firm);
8) Graham & James (law firm); 9) KMPG Peat Marwick (accounting); 10) AIG (insurance); 11) Marsh McClennan (insurance); and 12) Jardine/Alexander & Alexander (insurance).

  Citicorp leases about 180,000 square feet in 725 South Figueroa Street (Citicorp Phase I), and its current lease expires in 2000. The tenant has negotiated a new lease, and will vacate this building prior to the end of the current term, and relocate in a downsized premises (about 60,000 square feet) to 444 South Flower Street (refer to Bunker Hill submarket). The building is to be renamed after the bank.

  As discussed in the Sales Comparison Approach, this property sold during 1997. In addition to the Citicorp premises, two other major tenants in this building have lease expirations during 2000: KPMG Peat Marwick (160,000 square feet) and Pillsbury Madison Sutro (120,000 square feet). KPMG was involved in a pending merger with Ernst & Young during the latter portion of 1997, but the merger was not completed. Each of these accounting firms were negotiating for new premises prior to the merger, including a major lease at Wells Fargo Center, but the negotiations were delayed.

  Citicorp Phase II (777 South Figueroa) had lost two major long-term law firm tenants in recent years through default: Baker & McKenzie, which leased a 120,000 square-foot premises for a 15-year term commencing 1991 (tenant vacated during in 1995), and Adams Duque Hazeltine, which leased an 83,000 square-foot premises for a 15-year term commencing 1991 (tenant vacated following bankruptcy during fourth quarter, 1996). Despite the loss of these tenants, the building is currently 92.9 percent leased on a direct basis, due in part to the expansion of its existing tenant base. Johnson & Higgins merged with Marsh McLennan, the major tenant in 777 Figueroa. The tenant relocated its Century City premises (former Johnson & Higgins space) to the downtown market, expanding by 75,000 square feet in 777 Figueroa. Paine Webber singed a lease for the top two floors of this building during 1997, relocating from the adjacent 725 Figueroa tower.

  The insurance industry has provided several significant new tenants in recent years to the downtown market. Chubb Insurance is a major tenant in 801 Tower, and Alexander & Alexander relocated to this building from Pasadena in 1996 following a merger. Other tenant demand for buildings in this corridor during the past year included Arter & Hadden (60,000 square feet in 725 Figueroa) and American Custom (40,000 square feet in 801 Tower). The City of Los Angeles leased 160,000 square feet in Figueroa Plaza, a two-building development located in the northerly end of the downtown market (items F-1 and F-2) during 1997. This property is a Class A development but is in a secondary location near the Civic Center.

-------------------------------------------------------------------------------

[Unkeyable page - WELLS055.TIF]

[Unkeyable page - WELLS056.TIF]

                                            DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------


  OTHER MAJOR DOWNTOWN BUILDINGS

  The "Other Major Downtown Buildings" are summarized on the chart on the accompanying page. These 15 buildings range in size from 95,000 to 1,009,529 square feet, and include some of the earliest major class A office developments in the downtown Los Angeles office market. The ARCO Plaza North and South Towers, completed in 1972, represent one of the first major high-rise office developments in Los Angeles. The project contains over 2 million square feet of rentable office area and approximately 225,000 square feet of subterranean retail space. The north tower serves as the corporate headquarters for Atlantic Richfield Company (ARCO), and the south tower is the regional headquarters location for Bank of America.

  These 15 buildings total approximately 6.1 million square feet and have a combined occupancy rate of 73.6 percent, including sublease availabilities. Major tenants include diversified holding companies, financial institutions, and telecommunication companies. The larger tenants in these buildings include: 1) Atlantic Richfield Company (ARCO); 2) Bank of America; 3) Bank of California; 4) Brobeck, Phleger, & Harrison (law firm); 5) MCI Communications; and 6) Ernst & Young (accounting/consulting). The most recently completed building among this subgroup is the 550 South Hope Street property, which was acquired by Equity Office in 1997.

  WILSHIRE CORRIDOR

  The competitive buildings along the Wilshire Corridor area (including adjacent streets) are summarized on the chart on the accompanying page. This submarket consists of 12 buildings with a combined rentable area of approximately 4.3 million square feet. The buildings along the Wilshire Corridor are generally smaller and older than the competitive office product situated in the Bunker Hill, Figueroa Corridor, and adjacent areas. The Wilshire Corridor buildings have an average rentable area of about 350,000 square feet and an average age of approximately 25 years. With the exception of 707 Wilshire Boulevard, none of the buildings along this corridor has a rentable area in excess of 600,000 square feet.

  The 12 buildings total about 4.3 million square feet, and have a combined occupancy rate of 75.1 percent, including sublease availabilities. The buildings within this subgroup include both Class A and B properties, and the lower quality properties have experienced downward pressures on rents over the past few years. Major tenants within this submarket include domestic and foreign financial institutions, diversified holding companies, communication companies, and accounting firms. The larger tenants within this submarket include: 1) First Interstate/Wells Fargo Bank; 2) Bank of America (formerly Security Pacific National Bank); 3) Los Angeles Community College District; 4) Deloitte & Touche (accounting firm).

  The Wilshire Corridor buildings suffered a significant loss of their former tenant base during the latter portion of the 1980's to the newer office buildings in the downtown area. Several of the former major tenants of the Wilshire Corridor buildings, including Dai-Ichi Kangyo Bank, Tokai Bank, Sanwa Bank, The Industrial Bank of Japan, and First Interstate Bank, have relocated all or a major portion of their operation to new facilities in the Bunker Hill area or along the Figueroa Corridor. The Wells Fargo buyout of 1st Interstate may also have a negative impact on occupancy levels. First Interstate/Wells Fargo leases 420,000 square feet in 707

-------------------------------------------------------------------------------

 Downtown Los Angeles
  Central Business District
  GROSS LEASING ACTIVITY

Year  Gross SF Leased
1990        3,106,278
1991        2,270,943
1992        2,440,763
1993        2,132,823
1994        2,520,125
1995        2,307,655
1996        2,471,206
1997        2,068,957

[Graph omitted]
Gross Leasing Activity Chart

[Unkeyable page - WELLS059.TIF]

                                            DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

Wilshire Boulevard (1st Interstate Tower) for a term expiring February,
1999. 1st Interstate/Wells is also a 50 percent owner of this building, however, which may impact the renewal for this tenant. Several owners of buildings in this submarket have undertaken renovation programs to enhance the marketability of the space in their respective properties. The owners of the 811 Wilshire Building completed an extensive renovation program in 1991, which included the installation of a new fire safety/sprinkler system, a voice command center, and a more modern building facade. The building was subsequently acquired through foreclosure and was sold in January, 1995. The building is reportedly being re-marketed for sale during 4th quarter, 1997. The 770 Wilshire Building was recently renovated with the installation of improved building systems, new fire/life safety systems, and a remodeled lobby. The One Wilshire Building has become a communications tenant property, with several switching stations and fiber-optic companies.

  Other nearby Class "B" buildings have been marketing space for lease to telecommunications tenants due to the overflow demand from One Wilshire, the nearby cabling infrastructure, and the higher rental rates for this category of tenant.

  Two recent acquisitions by Goodwin Gaw of long-vacant buildings along or adjacent to this corridor may effectively create a new "renovated" supply in the CBD. This firm had previously acquired 818 West 7th Street in 1996, and has leased significant portions of the largely vacant building during 1997. Goodwin Gaw acquired the 400,000 square-foot 612 South Flower Street property in 1997 from the lender, Bank of Nova Scotia. The building has been vacant for seven years, and requires substantial capital investment prior to occupancy. The buyer has been marketing the property for lease to major tenants, and is reportedly one of three buildings considered for the Deloitte & Touche requirement (200,000 square feet).

  CENTRAL CITY WEST - BUILDINGS LOCATED WEST OF THE HARBOR (I-110) FREEWAY The five competitive buildings located west of the Harbor (I-110) Freeway are summarized on the chart on the accompanying page. This submarket consists of five buildings with a combined rentable area of approximately 2.2 million square feet. With the exception of ARCO Center, the buildings located west of the Harbor Freeway are generally of lesser quality than the newer Class A office properties in the other downtown submarkets. These buildings are not included in the CBD office supply of 29,601,872 square feet referenced previously. The buildings in this submarket are considered to be locationally inferior to the competitive Class A office buildings in the core downtown areas, and compete on a costs basis with otherwise similar CBD office buildings.

  The buildings located west of the Harbor Freeway have a current combined direct occupancy rate of 79.8 percent, or 61.8 percent, including sublease availabilities. Two large sublease availabilities, including former Arco and First Interstate premises, contribute to more than 400,000 square feet of sublease availabilities in this submarket. The buildings within this subgroup include Class A and B space, although the properties generally have excellent visibility from the freeway. Major tenants within this submarket include financial institutions, diversified holding companies, and financial services firms. The larger tenants within this submarket include: 1) Bank of America;
2) ARCO; 3) The Pacific Stock Exchange; 4) The Department of Water and Power, and 5) 1st Interstate/Wells Fargo. As noted previously, ARCO signed a lease to relocate to 333 South Hope, and vacated its current 265,000 square-foot

-------------------------------------------------------------------------------

                         OFFICE BUILDING VACANCY SURVEY
               Central Business District of Downtown Los Angeles
                 Rental and Occupancy Survey as of 1st Qtr 1998

                                                                                                 Vacancy Ratios
                           No. of    Inventory             Available (SF)               --------------------------------
   Submarket            Buildings  Square Feet  Direct       Sublease      Overall      Direct      Sublease     Overall
(B) Bunker Hill                10   10,181,677  1,122,202        462,998     1,585,200    11.0%         4.5%       15.6%

(O) Other Buildings            15    6,100,085  1,540,784         71,809     1,612,593    25.3%         1.2%       26.4%

(F) Figueroa Corridor          15    6,989,533  1,050,061        295,330     1,345,391    15.0%         4.2%       19.2%

(W) Wilshire Corridor          12    4,257,708    877,205        149,131     1,026,336    20.6%         3.5%       24.1%

(H) West of Harbor Fwy          5    2,173,595    439,353        389,979       829,332    20.2%        17.9%       38.2%

   TOTAL                       57   29,702,598  5,029,605      1,369,247     6,398,852    16.9%         4.6%       21.5%

[Graph omitted]
[Graph omitted]

                                            DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------
premises in ARCO Center, which expires in 1999. Wells Fargo/1st Interstate vacated its operations headquarters located at 1055 West 7th Street and has leased 300,000 square feet of the property for Prudential healthcare offices. This property (not included on the summary) contains 380,000 square feet of rentable area in nine above-ground floors, and an additional 340,000 square feet in three below-grade levels.

  ARCO Center is considered to be the highest quality of the existing office properties located west of the freeway. The Wilshire Finance Building transferred ownership in November, 1993 and remains vacant. The triangular-shaped office tower is situated on top of a 15-level parking structure, which provides for excellent visibility from the freeway. Bank of America, which assumed control of Beaudry Center I following the merger with Security Pacific National Bank, has consolidated much of the bank's regional back office and computer-related space requirements at this location. First Interstate/Wells Fargo is expected to vacate its premises in Wilshire Bixel at the end of the current term and is currently offering nearly 100,000 square feet for sublease in this building. This property (Wilshire Bixel) has been marketed for sale for about six months, and sold to Kennedy Wilson in March, 1998. The new ownership plans to achieve an $18 per-square-foot full service gross rental rates for the Wells Fargo space expected to be vacated at the end of 1998.

  VACANCY

  The 57 properties summarized on the previous charts have a combined rentable area of approximately 29.7 million square feet, and represent the primary competitive downtown office building marketplace. The inventory is summarized on the accompanying page. The direct and overall (including sublease availabilities) vacancy rates of 16.9 percent and 21.5 percent for the summarized competitive properties summarized above are consistent with the overall CBD market. The chart on the accompanying page provides an historical overview of the trends in overall vacancy levels and office supply since 1980. Although the occupied office area has increased by 95 percent from 11,701,336 square feet in 1980 to 22,826,913 square feet at the end of 1997, the total office inventory has increased by 148 percent during the same period. As shown on the chart the vacancy level peaked at 26.9 percent at the end of 1992, stabilized during 1993, and has improved to 23.7 percent as of the end of 1995, 23.9 percent as of 1996, and 22.9 percent year-end 1997. The former 1st Interstate/Wells Fargo space placed on the sublease and direct market during 4th quarter, 1996 and the former Arco Premises is reflected in increased vacancy levels at year-end 1996.

  Vacancy Segmentation by Building Class

  The year-end 1997 breakdown of inventory by the quality of supply (Classes A, B, and C) in the CBD is summarized below.

                                                                Vacancy Rate
                                                              -----------------
Building Quality/Class   No. of Buildings   Inventory (SF)    Direct    Overall
----------------------   ----------------   --------------    ------    -------
        Class A                       39     24,832,582       15.7%     20.5%
        Class B                       19      3,965,539       34.9%     35.1%
        Class C                        7        803,751       36.1%     36.1%
                                      --     ----------       -----     -----
        Totals                        65     29,601,872       18.9%     22.9%

  The chart shows that the Class A supply in the downtown market has a significantly lower vacancy level both on a landlord direct and overall basis than the total market. The year-

-------------------------------------------------------------------------------

                              DOWNTOWN LOS ANGELES
                           Central Business District

                       HISTORICAL OVERALL VACANCY TRENDS
                         (Including Direct & Sublease)

End of         Total         Total       Percent of
 Year   Inventory SF  Available SF  Total Inventory
------  ------------  ------------  ---------------
 1980     11,940,138       238,802             2.0%

 1981     12,099,501       120,995             1.0%

 1982     14,041,452     1,236,730             8.8%

 1983     16,319,586     1,974,669            12.1%

 1984     16,319,586     2,023,628            12.4%

 1985     18,158,950     3,087,021            17.0%

 1986     18,996,948     2,811,548            14.8%

 1987     21,197,396     2,454,438            11.6%

 1988     21,526,197     2,550,677            11.8%

 1989     23,452,439     2,755,899            11.8%

 1990     23,697,139     2,739,340            11.6%

 1991     27,696,701     5,256,947            19.0%

 1992     29,175,557     7,839,557            26.9%

 1993     29,166,557     7,584,770            26.0%

 1994     29,159,714     7,595,884            26.0%

 1995     29,242,986     6,921,289            23.7%

 1996     29,578,469     7,062,011            23.9%

 1997     29,601,872     6,774,959            22.9%

end 1997 direct and overall vacancy rates of 15.6 percent and 20.5 percent, respectively for the Class A buildings was 8.2 percent (direct) and 2.4 percent (overall) below the CBD vacancy levels for all classes of inventory.

  Contiguous Space

  The accompanying exhibit summarizes the current and near-term supply of contiguous "blocks" of office space in excess of 50,000 square feet in the downtown market. The availabilities are presented in descending order of size. Four of the five largest blocks (Items 1, 3, and 5) are not currently available for occupancy, but are expected to become available during 1999. Of these 24 blocks of space, 10 are in buildings rated Class "A" in terms of quality.
Three of the availabilities are located in buildings (10, 12, and 22) controlled by Shuwa Corporation, which is generally acknowledged in the market to be experiencing cash flow issues which prevent the landlord from offering tenant allowances or other concessions.

  The chart below summarizes the scheduled lease expirations in Class A building for tenants over 100,000 square feet in size through the year 2000.


                                 Rounded
Building        Tenant           Area (SF)  Expiration  Comments
--------        ------           --------   ----------  --------
Library Tower   Arthur
                Andersen         200,000    11/99       Cancellation Option - with
                                                        penalty; negotiating new lease
                                                        for 150,000 SF

Library Tower   1st Interstate/  150,000    2005 -      Offered for sublease - significant
                Wells Fargo                 currently   portions subleased
                                            available

Wells Fargo
Center-South    IBM              200,000    12/98       Most space has been subleased
                                                        - Landlord negotiating with
                                                        Deloitte and with KPMG for this
                                                        space
Citlcorp
Phase I         (3) tenants
                Citicorp,        180,000    11/2000     Signed lease to relocate to 444
                                                        South Flower
                KPMG Peat,       160,000    05/2000     "In the market" for alternative
                                                        downtown space - merger
                                                        with Ernst & Young called off
                Pilsbury, et al  120,000    11/2000

Cal Plaza II    MWD              350,000    10/99       Developing new headquarters
                                                        - Landlord in discussions with
                                                        Deloitte

1st Interstate  1st Interstate/  420,000    02/99       Partial ownership in building
Tower           Wells Fargo
707 Wilshire

-------------------------------------------------------------------------------
                                      32

                   CONTIGUOUS SPACE AVAILABLE OVER 50,000 SF
                              Downtown Los Angeles

                                                            LARGEST
                                                  TOTAL  CONTIGUOUS
     BUILDING                        CLASS  BUILDING SF       BLOCK
     --------                        -----  -----------  ----------
1    612 South Flower Street         C          400,000     400,000

2    Two California Plaza            A        1,277,801     400,000
3    707 Wilshire Boulevard          B        1,028,000     300,000


4    1100 Wilshire Boulevard         B          275,700     275,700
5    1055 W. 7th Street              A          625,000     247,761
6    800 South Hope Street           C          245,000     245,000
7    811 Wilshire Boulevard          B          326,000     200,000
8    617 West 7th Street             C          200,000     164,681
9    Citicorp Center                 A          902,500     153,083

10   ARCO Plaza - South Tower        A        1,009,529     148,258
11   California First Bank Building  C          110,394     110,394
12   801 South Grand Building        B          447,218     105,726
13   Wilshire Bixel                  B          278,187      98,876
14   TransAmerica Center Tower       B          510,742      87,000
15   Biltmore Court                  B          257,318      75,000
16   888 South Figueroa Street       B          412,000      74,000
17   Wells Fargo Center South        A        1,012,000      74,000

18   Wells Fargo Center North        A        1,221,334      73,250
19   Gas Company Tower               A        1,200,000      62,196
20   Wells Fargo Center South        A        1,012,000      61,991
21   Library Tower                   A        1,300,000      58,556
22   ARCO Plaza - North Tower        A        1,009,529      51,400
23   818 W. 7th Street               B          360,000      50,691
24   800 South Figueroa Street       B          122,002      50,568
                                            -----------  ----------
                                             15,542,254   3,568,131


    COMMENTS

1 New owner plans major renovation and is currently marketing the building to large tenants.
2   MTA lease expires 2/99. Building is marketing space to large users.
3 Wells Fargo's (First Interstate Bank) lease expires in 2/99, some space has already been sublet, about 300,000 square feet will come to market. Wells Fargo may stay in 150,000 sq. ft.
4
5   ARCO to vacate in 1999.
6
7
8
9   Citicorp Space lease expires 9/00. Building and Citicorp looking for large user.
10
11  Vacated, class "C" building.
12
13  First Interstate Bank lease expires 12/98.
14
15
16
17 IBM space. Current lease for 115,000 total. Expires 12/98. IBM looking for 40,000-50,000 square feet.
18
19
20
21
22
23
24

                              DOWNTOWN LOS ANGELES
                          1997 OFFICE LEASING ACTIVITY
                             25,000 SF and Greater

                                                                           Type of
                                     Total                                  Trans-
      Tenant                   Building SF  Building Name                   action       Term
      ------                   -----------  -------------                   ------       ----
1     Prudential                 300,000    1055 West 7th                     New       10 yrs

2     City of Los Angeles        118,000    Figueroa Plaza                 Expansion   7.5 yrs

3     City of Los Angeles        158,000    Figueroa Plaza                  Renewal    7.5 yrs

4     Marsh McLennan              75,000    777 Tower                     Renewal and   10 yrs
                                                                           expansion

5     MTA                         65,000    818 West 7th                  Renewal and    5 yrs
                                                                          expansion

6     Arter & Hadden              60,000    725 S. Figueroa                   New        7 yrs
7     Citibank                    60,000    444 S. Flower                     New       15 yrs
8     American Custom             38,000    801 Tower                         New      6.5 yrs
9     U.S. Trustees               33,000    Figueroa Plaza                  Renewal        N/A
10    Paine Webber                34,000    777 Tower (Floors 51 and 52)      New           10
11    Hill, Farrer & Burrill      31,000    Cal Plaza I                       New       10 yrs
12    McKinsey & Co.              26,000    400 S. Hope                    Expansion       N/A
13    Capital Group               26,000    ARCO Center                    Expansion       N/A
14    Arco                        25,000    ARCO Plaza                     Expansion       N/A
15    LA Unified School Dist.     25,000    Wells Fargo Center             Expansion       N/A
                               ---------
                               1,074,000

                                            DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

  These lease expirations represent both competitive space and tenant possibilities for the other Class A buildings. There are several Class "B" buildings with large contiguous availabilities, including the recently sold, renovated 818 West 7th Street, a well-located, 1925-built 12-story 380,000 square-foot building. This building was the former headquarters property for the MTA, and is currently being marketed for lease, targeting large (possibly government) tenants. Two vacant office buildings of substantial size located in the Central City West market area may also compete on a cost basis for larger tenants. These buildings include 1200 West 7th Street. This property has been the operations headquarters for 1st Interstate Bank, and was vacated due to the merger with Wells Fargo. The property consists of nine floors above ground totaling 380,000 square feet, and three below-grade levels totaling 340,000 square feet. The property has been placed on the market for sale or lease, and a Prudential healthcare organization committed to lease approximately 300,000 square feet during second quarter, 1997. Bank of America has reportedly committed to lease much of the remainder of the building for back-office use. A second property, 1100 Wilshire Boulevard, is 37 stories (including parking levels), contains approximately 275,000 square feet, and has been predominately vacant since completion in 1986. The offshore landlord has historically been somewhat unresponsive and unrealistic in negotiating lease transactions, and the property is currently vacant, with much of the space in a "shell" condition. The landlord had negotiated a major lease for about 200,000 square feet with MWD during the first portion of this decade, but subsequent litigation issues resulted in the loss of the tenant (although portions of the space had been improved) to Cal Plaza II. With the signing of several major tenants for Class A space in the downtown market during the past year, contiguous "blocks" of space 60,000 square feet and greater are quite limited. Major new tenants to the market during 1996 include Aames Financial, and Alexander & Alexander. Leasing activity in the downtown market during 1997 included 15 transactions involving tenants with size requirements of at least 25,000 square feet. These lease transactions totaled approximately 1,075,000 square feet, and are summarized on the accompanying exhibit.

OFFICE DEMAND

  Net Absorption

  The accompanying chart summarizes the historical net office absorption for the Central Business District during the past 14 years. The annual net absorption levels ranged from (419,208) square feet in 1994, to 1,750,587 square feet in 1989. As indicated on the chart the average annual net absorption during the past 14 years is 591,952 square feet. The most significant recent positive net absorption levels occurred during 1993, when absorption totaled 612,577 square feet. The 1993 net absorption was partially attributable to the relocation to downtown from mid-Wilshire district office buildings of AIG Insurance (104,000 square feet) and Marsh McLennan (approximately 100,000 square feet) to 777 S. Figueroa Street. The substantial negative absorption during 1994 and 1995 reflects, to a large degree, the change in direct and sublease availabilities from substantial Security Pacific/B of A lease expirations in two Bunker Hill buildings. The resulting re-categorization as available space impacted net absorption calculations, which exclude sublease space.

  Tenant demand for office space is directly related to the growth or consolidation of the employment base in the competitive market. Fluctuations in gross net leasing activity during periods of employment growth can also be impacted by limited new development demand. The growth in the Los Angeles population during the past 20 years and corresponding employment

-------------------------------------------------------------------------------

                              DOWNTOWN LOS ANGELES
                           Central Business District

                             NET ABSORPTION TRENDS
                       (* - Excludes Sublease Absorption)

     End of             Square Feet         Total  Net Absorption/
      Year       of Net Absorption*  Inventory SF  Total Inventory
     ------      ------------------  ------------  ---------------
      1983                1,567,194    16,319,586             9.6%
      1984                 (48,958)    16,319,586            -0.3%
      1985                  775,971    18,158,950             4.3%
      1986                  113,471    18,996,948             0.6%
      1987                1,208,942    21,197,396             5.7%
      1988                  357,615    21,526,197             1.7%
      1989                1,750,587    23,452,439             7.5%
      1990                  613,658    23,697,139             2.6%
      1991                1,456,674    27,696,701             5.3%
      1992                  559,130    29,175,557             1.9%
      1993                  612,577    29,166,557             2.1%
      1994                (419,208)    29,159,714            -1.4%
      1995                (403,097)    29,242,986            -1.4%
      1996                  142,771    29,578,489             0.5%
      1997                  114,018    29,601,872             0.4%
Total 1983-1997           8,401,345   363,290,117             0.4%
Annual Average              560,090    24,219,341             2.3%

                                            DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

growth, particularly in the services sector, has historically created periods of pent-up demand which resulted in "spikes" in the downtown absorption levels during or following completion of significant new office supply. Based on the accompanying data this trend apparently continued through 1991 according to net absorption estimated discussed above. The characteristics of the sublease marketplace discussed previously have offset much of the apparent net gain in the tenant base, however.

  Cushman & Wakefield has historically calculated net absorption based upon the change in directly leased space. The available sublease data covering the period 1987 through 1996 indicates the following estimated pattern in the net change in total leased space, or the net growth in the actual tenant base in the Central Business District.

             Growth in
             Tenant
Year         Base (SF)
----         ---------
1988             5,329
1989         1,750,587
1990           608,605
1991           582,966
1992           428,745
1993           322,957
1994           (1,983)
1995           406,022
1996            94,537
1997           310,455
             ---------
Total        4,508,220
Annual Avg.    450,822

  The 450,822 square-foot annual average growth in the tenant base during the 10-year period 1988-1997 compares with the average annual net absorption of 478,472 square feet during the same period. The higher net absorption figures in comparison with the actual growth in the tenant base do not consider the impact of the significant lease assumptions by developers of new buildings during 1991-1993 in particular. The re-categorization and absorption of sublease availabilities during 1994 and 1995 represents a tenant base increase which offsets the negative net office absorption described previously.

  Gross Leasing Activity

  The chart on the accompanying page summarizes the total leasing activity for the Central Business District since 1990. The data includes all new direct and sublease activity, but excludes renewals. The leasing pattern in the CBD exhibits a similar relationship between net demand and total leasing as the overall Los Angeles County trend discussed previously. The chart below compares the net office absorption and net growth in the tenant base with the gross leasing activity during the most recent eight-year period.

-------------------------------------------------------------------------------

                                             DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

                                                            % OF GROSS LEASING
                                                             -----------------
                  SF Net      SF Market         SF            Net       Market
Year            Absorption     Growth     Gross Leasing      Absorb.    Growth
----            ----------    ---------   -------------      -----------------
1990              613,658     608,605        3,106,278        20%       20%
1991            1,456,674     582,966        2,270,943        64%       17%
1992              559,130     428,745        2,440,763        23%       18%
1993              612,577     322,957        2,132,823        29%       15%
1994             (419,208)     (1,983)       2,520,125       (17%)      (0%)
1995             (403,097)     406,022       2,307,655       (17%)      18%
1996              142,771      94,537        2,471,206         6%        4%
1997              114,018     310,455        2,068,957         6%       15%
8-year Average    334,565     344,038        2,414,843        14%       14%

  The net absorption data for some years (1991 in particular) was artificially high due largely to the increased trend in lease assumptions by landlords in order to capture tenants. As noted previously the re-categorization and absorption of sublease space during 1994 and 1995 resulted in "calculated" negative absorption considerably that was more substantial than the actual decline in market demand.

  The difference in the net absorption and net growth in the CBD since 1988 is calculated below.

      Year        SF Net Absorption   SF Tenant Growth   SF Difference
      ----        -----------------   ----------------   -------------
1988                    357,615              5,329           352,286
1989                  1,750,587          1,750,587                 0
1990                    613,658            608,605             5,053
1991                  1,456,674            582,966           873,708
1992                    559,130            428,745           130,385
1993                    612,577            322,957           289,620
1994                  (419,208)            (1,983)         (417,225)
1995                  (403,097)            406,022         (809,119)
1996                    142,771             94,537            48,234
1997                    114,018            310,455         (196,437)
Totals                4,784,725          4,508,220           276,505
10-year Average:        478,472            450,822            27,650

  Most of the total difference between net absorption and actual tenant growth occurred during 1991-1992. More than 5.4 million square feet of new office development was completed during this period, or roughly five times the growth in the tenant base during the same period (one million square feet). As shown, the growth in tenant demand is overstated during the

-------------------------------------------------------------------------------

                                            DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

period 1991-1993 due to lease buyouts and sublease increases, while the apparent negative absorption during 1994-1995 understates the tenant demand because much of the growth involved sublease space. The tenant growth during 1997 also involved a substantial percentage of sublease space.

  Downtown Tenant Base

  The exhibits on the following pages provide a general overview of the components of the downtown Los Angeles employment base for office workers. The graphs include the estimated employment breakdown by the number of firms and by the number of employees. The largest components of the downtown office base in terms of total number of employees are law firms and business services (such as accounting/management consulting) firms. Lending institutions are also a major employment sector for office workers. Tenant demand from this sector in particular continues to decline due to consolidations in the banking industry. The mergers of Bank of America/Security Pacific followed by 1st Interstate/Wells Fargo have eliminated the two major Los Angeles based banks and added substantial new supply to the downtown market. Other significant employment sectors include transportation, communications and utilities, insurance companies, securities firms, and real estate firms.

  Insurance tenants have provided a significant component of new demand for CBD office buildings during the past several years. This tenant category has been attracted to the CBD market either because of increasing rental rates in surrounding suburban markets such as westside Los Angeles, Glendale, or Pasadena, or to "escape" the less desirable Mid-Wilshire market to the west of downtown. Major insurance relocations to the downtown market in recent years have included Chubb (relocated from the Miracle Mile), Alexander & Alexander (relocated from Pasadena following a merger - each in 801 Figueroa), and AIG and Marsh McLennan (each relocated from mid-Wilshire to 777 Figueroa). A Prudential healthcare insurance group leased approximately 250,000 square feet in the former 1st Interstate operations headquarters during the second quarter, 1997 for "back" office requirements. Marsh McLennan and Johnson & Higgins have recently merged, and the Johnson & Higgins Century City office relocated to downtown Los Angeles. The Farmer's Insurance law division (40,000
SF) will relocate to downtown Los Angeles during 1998. Accounting firms have historically provided significant demand for downtown office space, but recent and pending mergers, in conjunction with downsizing at these firms, has resulted in "net" demand loss in recent years.

  Government and other public agency tenants also represent a significant tenant demand base in the downtown market area, including the CBD, Civic Center, and Central City East submarkets of downtown Los Angeles. The chart below summarizes the public agency office uses (both owned and leased) in the downtown market area. Several pending and recent leases will result in changes (additions) to the inventory figures below.

-------------------------------------------------------------------------------

Downtown Los Angeles
TOTAL NUMBER OF EMPLOYEES
Zip Code Areas: 90013. 90014, 90017 and 90071

                                                                                                    Number of    Employees
Industry Type                                     Sector                                            Employees         by %
-------------                                     ------                                            ---------     --------
Services                                          Legal Services                                       18,373        17.0%
Manufacturing                                     Manufacturing                                        12,766        11.8%
Services                                          Business Services                                    12,359        11.4%
Wholesale Trade                                   Wholesale Trade                                       9,823         9.1%
Transportation, Communications, Public Utility    Transportation, Communications, Public Utility        8,304         7.7%
Finance - Insurance - Real Estate                 Banks, Savings & Lending Institutions                 7,058         6.5%
Services                                          Other Services                                        5,259         4.9%
Finance - Insurance - Real Estate                 Real Estate - Trust - Holding Companies               4,808         4.4%
Retail Trade                                      Eating & Drinking Places                              4,667         4.3%
Services                                          Health Services                                       3,794         3.5%
Services                                          Hotels & Lodging                                      3,003         2.8%
Retail Trade                                      Miscellaneous Retail Stores                           2,827         2.6%
Finance - Insurance - Real Estate                 Securities Brokers & Investors                        2,818         2.6%
Finance - Insurance - Real Estate                 Insurance Carriers & Agencies                         2,267         2.1%
Services                                          Personal Services                                     1,908         1.8%
Services                                          Social Services                                       1,354         1.2%
Retail Trade                                      Apparel & Accessory Stores                            1,197         1.1%
Services                                          Education Services                                    1,188         1.1%
Government                                        Government                                            1,069         1.0%
Retail Trade                                      Food Stores                                             822         0.8%
Construction                                      Construction                                            819         0.8%
Retail Trade                                      Furniture / Home Furnishings                            627         0.6%
Retail Trade                                      General Merchandise Stores                              557         0.5%
Services                                          Motion Picture & Amusement                              452         0.4%
Retail Trade                                      Auto Dealers & Gas Stations                              77         0.1%
Retail Trade                                      Home Improvement Stores                                  69         0.1%
Agriculture                                       Agriculture                                              60         0.1%
Mining                                            Mining                                                   57         0.1%
                                                                                                      108,382       100.0%


[Graph omitted]
Number of Employees per Industry Type

Source: Equifax National Decision Systems

                                            DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

        User                             SF Leased   SF Owned     SF Total
        ----                             ---------  ----------   ---------
City of Los Angeles                      1,748,985   2,432,368   4,181,353
Department of Transportation (CalTrans)        ---     297,320     297,320
Little Tokyo Service Center                 34,321         ---      34,321
Federal Government                         246,050   1,772,756   2,018,806
LAUSD                                      250,000   2,250,533   2,500,533
County of Los Angeles                      227,402   2,619,254   2,846,656
MTA                                            ---   1,327,603   1,327,603
MWD*                                       440,091     440,091     440,091
State of California                            ---     970,045     970,045
US Postal Service                              ---     871,200     871,200
                                         ---------  ----------  ----------
Totals                                   2,946,849  12,541,170  15,487,928

*A new headquarters development is currently under construction in the Union Station neighborhood (Catellus)

  The City of Los Angeles represents the largest public agency tenant from a leasing perspective in the downtown market area. Although the city recently (1st quarter, 1997) negotiated a 280,000 square-foot renewal/expansion lease for space in the Class A Figueroa Plaza (201-221 North Figueroa Street), recent planning documents indicate the city and other government tenants plan to consolidate in office space east of the CBD, within the "Historic Core" neighborhood. As noted previously the Metropolitan Water District (MWD) and the Metropolitan Transportation Authority (MTA) are locating in new headquarters office buildings in the northeasterly portion of downtown Los Angeles, adjacent to Union Station (the hub of the regional transportation network). The MTA also recently leased (renewal/expansion) an additional 65,000 square feet in a rehabilitated CBD building, however (818 West 7th Street). Other recent government tenants in CBD office locations include the INS (80,000 SF in 606 Olive Street), Housing and Urban Development (HUD), with 55,000 square feet in AT&T Center, and the Los Angeles Unified School District (LAUSD), with 280,000 square feet in the Class A IBM tower on Bunker Hill.

Conclusions

  The Central Business District office market has experienced a slow, gradual improvement in vacancy rates during the period since 1992. Modest absorption levels combined with the absence of new development since 1991 has resulted in a decline in the overall vacancy rates from 26.9 percent as of year-end 1992 to 22.9 percent as of year-end 1996. The Class "A" tier of the market experiences measurably lower vacancy rates in comparison with the overall market supply, however. The Class A direct vacancy rate of 15.7 percent as of year-end 1997 compares with the 18.9 percent vacancy rate for the overall CBD market during the same timeframe. The 10 "premier" Class A properties in the market have a current direct vacancy of just under 10 percent. The upper tier of the market also has few larger (in the 100,000 square-foot size range) contiguous blocks of space currently available, or scheduled to be available during the next three years.

  Although new tenant demand, particularly from insurance firms, has generated positive absorption and resulted in reduced direct vacancy rates, consolidations in the banking industry,


-------------------------------------------------------------------------------

                                            DOWNTOWN LOS ANGELES OFFICE MARKET
-------------------------------------------------------------------------------

particularly Bank of America/Security Pacific and Wells Fargo/1st Interstate, has offset portions of the new demand. These four institutions each maintained substantial premises in the CBD market, including multiple locations. Although some new financial institutions, such as Mellon Bank in late 1996 continue to enter the Los Angeles market, the downsizing of Citicorp at the end of its current term at 725 Figueroa in 2000, and several other less significant downsizings for other banks in the market suggest the banking industry will not represent a "growth" component of the downtown tenant base in the near future. The continued tightening of the suburban Los Angeles office markets is expected to generate tenant movement to downtown due to increasing rental rates and the absence of available space. The expansion of the entertainment industry in the most desirable suburban markets such as Burbank, Glendale, Westwood, Santa Monica, Beverly Hills, and other areas has resulted in rental "spikes" during the past 18 months which have forced more cost sensitive tenants to consider alternative locations, such as the downtown market. The Los Angeles CBD is expected to continue to "lag" the more desirable suburban markets, but nonetheless continues to experience stable, continued improvement. The continued economic recovery in Los Angeles, and in southern California in general, suggests this trend will continue. There is currently a substantial "spread" between market rental rates and "replacement cost" rents in the CBD. This factor, considered with the improving economy and tightening surrounding suburban office markets, suggests there is significant potential for rental increases in the CBD market, particularly for Class A space, during the next few years.


-------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
-------------------------------------------------------------------------------
SITE DESCRIPTION

APN 5151-15-12 (DEVELOPMENT SITE)

Location:                         Southwest corner of Grand Avenue and Third
                                  Street
                                  333 South Grand Avenue
                                  Los Angeles, California

Shape:                            Rectangular

Area:                             113,080 (plus or minus) square feet;
                                  2.60 acres (our calculations based on
                                  Assessor's map).

Frontage:                         321 (plus or minus) feet along northeast
                                  boundary fronting Third Street; 60 (plus or
                                  minus) feet along northwest and southeast
                                  boundary fronting Hope Street and Grand Avenue
                                  (respectively.)

Topography:                       Generally level pad, with steep downward southerly
                                  slope to Fifth Street.

APN 5149-10-24 (OFFSITE PARKING)

Location:                         Southwest corner of Hill Street and Second Street
                                  235 South Hill Street
                                  Los Angeles, California

Shape:                            Rectangular

Area:                             49,658 (plus or minus) square feet;
                                  1.14 acres (per Assessor's map).

Frontage:                         273 (plus or minus) feet along southeast
                                  boundary fronting Hill Street; 155 (plus or
                                  minus) feet along northeast boundary fronting
                                  Second Street.

Topography:                       Generally level.

BOTH PARCELS

Street Improvements:              SECOND STREET AND THIRD STREET are west-bound
                                  one-way 80- to 100-foot wide (at the subject
                                  location) roadways with four traffic lanes, fully
                                  improved with asphaltic pavement, concrete curbs,
                                  gutters and sidewalks, and streetlighting. Third
                                  and Second Streets are signalized at both the


-------------------------------------------------------------------------------

[Map omitted]




PLAT MAP


                                                           PROPERTY DESCRIPTION
-------------------------------------------------------------------------------
                                  Grand Avenue and Hope Street intersections.
                                  Curbside parking is prohibited at the subject
                                  location.

                                  GRAND AVENUE, HOPE STREET AND HILL STREET are
                                  northeast/southwest 84- to 90-foot wide (at the
                                  subject location) roadways with four traffic lanes,
                                  fully improved with asphaltic pavement, concrete
                                  curbs, gutters and sidewalks and streetlighting.

Soil Conditions:                  We were not provided with a soils report covering
                                  the subject property. We assume, however, that
                                  the soils load bearing capacity is sufficient to
                                  support the existing structures. We observed no
                                  evidence to the contrary during our physical
                                  inspection of the property. The tract's drainage
                                  appears to be adequate.

Utilities:                        All normal utilities are available to the subject
                                  property.

Access:                           As improved, vehicular access (ingress/egress) to
                                  the Wells Fargo Center parking garage is available
                                  from Hope Street, and access to the offsite garage
                                  is available from Second Street.

Land Use Restrictions:            We reviewed a recent preliminary title report
                                  covering the subject property prepared by
                                  Commonwealth Title Insurance Company dated
                                  July 28, 1997. The report referenced street
                                  easements, covenants and agreements, a
                                  reciprocal easement, a deed of trust, and various
                                  unrecorded leases.

                                  The reciprocal easement referenced in the title
                                  report pertains to an agreement between Phase I
                                  (the subject Wells Fargo Center) and Phase II (the
                                  IBM tower) developments, which include reciprocal
                                  access rights over the properties and between the
                                  common parking areas. There do not appear to be
                                  any easements or conditions that would adversely
                                  affect the utility of the site.

Flood Zone:                       According to Flood Data Systems, Inc., the subject
                                  is located within Flood Hazard Zone C (an area of
                                  minimal flooding), Community Panel No. 060137


-------------------------------------------------------------------------------
                                      40

[Map omitted]

PLAT MAP

                                                           PROPERTY DESCRIPTION
-------------------------------------------------------------------------------
                                  0064C, effective 12/2/80, and does not require
                                  flood hazard insurance.

Seismic Hazard:                   The subject site is not located in a Special Study
                                  Zone as established by the Alquist-Priolo
                                  Geological Hazards Act.

Comments:                         The subject parcels have prime locations in the
                                  heart of the Los Angeles Central Business District,
                                  and are considered to be equal or superior to other
                                  commercial sites in the immediate area.

IMPROVEMENTS DESCRIPTION

  The subject improvements consist of a 53-story Class "A" office and retail development constructed in 1982, containing a rentable area of 1,336,244 (plus or minus) square feet, in addition to a five-level onsite and seven-level offsite partially subterranean parking garage containing a total of 2,788 spaces. The parking facilities are shared in common by the subject Phase I development and the Phase II IBM Office Tower (not a subject of this appraisal). The following improvements description is based upon our physical inspection of the property together with information provided by the ownership and the client. The rentable building area is based upon information derived from the leases and/or the rent rolls.

GENERAL DESCRIPTION
      Year Built:          1982

      Architect:           Skidmore, Owings & Merrill

      Building Height:     53 stories (no 2nd or 13th Floor)

      Building Area:
                                            Rentable SF
                                            -----------
                            Office Tower:    1,255,257
                            Storage:            11,848
                            Retail:             69,139
                                            ----------
                               Total:        1,336,244

      Parking:             2,014 spaces in five-level (including four
                           subterranean levels) onsite parking garage, and
                           774 spaces in seven-level (including two
                           subterranean levels,) offsite parking garage: 2,788
                           total spaces. These parking garages are shared in
                           common with Phase II of the Wells Fargo Center
                           development.
CONSTRUCTION DETAIL
      STRUCTURE:           Fireproofed structural steel reinforced by a steel
                           monent frame.

-------------------------------------------------------------------------------

WELLS FARGO CENTER

PLAZA LEVEL

[Map omitted]

                              PROPERTY DESCRIPTION
-------------------------------------------------------------------------------

      Foundation:               Steel reinforced concrete with cast-in-place
                                concrete footings bolted to concrete pads.

      Exterior Walls:           Red granite with curtain wall.

      Floors: Steel reinforced metal deck with lightweight concrete.

      Roof:                     Steel reinforced metal deck covered with concrete;
                                includes emergency helipad.

      Fire Protection:          Fully fire sprinklered, in addition to smoke
                                detection, heat sensors, smoke containment and
                                alarm system.

INTERIOR DETAIL
      Layout:                   The subject improvements were designed as
                                Phase I of a multi-tenant office retail development,
                                with a landscaped retail plaza and atrium extending
                                between the subject and Phase II (IBM Tower.)
                                The ground level serves as the main lobby to the
                                office tower including an elevator lobby and
                                security console. The office suites are contained
                                on levels 2 through 54. Each office level includes
                                an elevator lobby, common area corridors and
                                men's and women's restrooms.

      Typical Office Finishes:  Painted drywall partitioning, good quality commercial carpeting over floors, and suspended acoustical tile ceilings with recessed fluorescent light fixtures.

      Restrooms:                One men's and one women's restroom on each
                                office level, including. Finishes include ceramic tile
                                floors and wainscoting, painted drywall walls and
                                ceilings, incandescent lighting and granite
                                countertops.

-------------------------------------------------------------------------------

                              PROPERTY DESCRIPTION

-------------------------------------------------------------------------------
MECHANICAL DETAIL
      Heating and Cooling:      System consists of variable air volume central
                                system provided through a not and cold chilled
                                water loop system with individual heat pumps. The
                                central plant serves both the subject development
                                (Phase I) and the adjoining IBM Tower
                                development (Phase II.)

      Electrical Service:       5,000 amp 277/480 volt three phase four wire
                                system.

      Elevator Service:         A total of 33 elevators serve the subject
                                development, including 24 passenger elevators
                                service the office levels, two office freight elevators,
                                two garage shuttle elevators, four plaza/atrium
                                elevators and one plaza/atrium freight elevator.
                                The plaza/atrium also includes two escalators
                                providing access between Hope Street and the first
                                and second plaza levels.


SITE IMPROVEMENTS

  The street frontages adjoining Wells Fargo Center include attractively landscaped planter areas. The development also features an extensively landscaped enclosed atrium plaza with granite accents extending between the Wells Fargo (Phase I) and IBM (Phase II) Towers.

COMMENTS

  The subject improvements are considered to be in excellent condition. Our inspection revealed no evidence of deferred maintenance, and the building's layout is considered to be functionally adequate and well suited for its current use. The property is recognized as a premiere office property in Los Angeles County.


-------------------------------------------------------------------------------

                                            REAL PROPERTY TAXES AND ASSESSMENTS
-------------------------------------------------------------------------------

  The subject property is located within the City of Los Angeles and the County of Los Angeles, and is taxed by these governing bodies. Under the provisions of Proposition 13, properties are assessed based on their market value as of March 1, 1975. This valuation may increase only two percent per year until such time as the property is sold, substantial new construction takes place, or the use of the property is changed. Under the foregoing circumstances, the property may be reassessed to its market value.

Assessor's Parcel No.:     5149-10-24 and 5151-15-12

Assessed Value (1997-98):

                   10/24         15/12          Total
Land:          $ 1,220,000   $ 18,400,000   $ 19,620,000
Improvements:    9,440,000    203,200,000    212,640,000
               -----------   ------------   ------------
Total:         $10,660,000   $221,600,000   $232,260,000

Current Taxes     $122,970     $2,496,065     $2,619,035


-------------------------------------------------------------------------------

                                                                         ZONING
-------------------------------------------------------------------------------

  The subject parcels are zoned for commercial development, C2-4D in accordance with zoning regulations of the City of Los Angeles. This commercial zone designation provides for a wide range of office, retail and service commercial development, with no minimum site area requirement and no maximum height limit. Both sites are designated as Height District 4, in which the maximum building area is equal to 13 times the buildable area of the lot. The D designation, however, is a development restriction limiting the density to 6 times the buildable area of the lot.

  The subject property has been developed in accordance with an Owner Participation Agreement between the Los Angeles Redevelopment Agency and Maguire Partners - Crocker Properties Phase I, and represents a legal non-conforming use.


-------------------------------------------------------------------------------

                                                           HIGHEST AND BEST USE
-------------------------------------------------------------------------------

  According to the Dictionary of Real Estate Appraisal, Second Edition (1989), a publication of the American Institute of Real Estate Appraisers, the highest and best use is defined as:

     1. The reasonable and probable use that supports the highest present value of vacant land or improved property, as defined, as of the date of the appraisal.

     2. The reasonably probable and legal use of land or sites as though vacant, found to be physically possible, appropriately supported, financially feasible, and that results in the highest present land value.

     3. The most profitable use.

  We evaluated the site's highest and best use in it's current condition and as if vacant. The highest and best use must meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive.

  The subject consists of two commercially zoned sites located in a prime downtown Bunker Hill location in downtown Los Angeles. Considered as if vacant the sites are legally suitable for new development of approximately 860,000 square feet. Considering the current office and commercial marketplace in the downtown area and the corresponding rental rates, a new speculative commercial development is not currently economically feasible. The highest and best use for the property considered as if vacant is to hold the sites until market conditions improve sufficiently to warrant new office and/or commercial/retail development in conformance with current zoning and planning requirements. An interim highest and best use for the site, if vacant, is for surface parking.

  As improved the subject represents a significant Class A development, and is a legal, non-conforming use in terms of density (as set forth in the Zoning section). Although the investment and leasing markets do not justify new construction in this location, the current improvements add considerable value to the site. We concluded the existing development represents the highest and best use for the property as currently improved.


-------------------------------------------------------------------------------

                                                              VALUATION PROCESS
-------------------------------------------------------------------------------

  Appraisers typically use three approaches in valuing real property: the Cost Approach, the Income Approach, and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.

  The principle of substitution that forms the basis for the Cost Approach holds that "no prudent person will pay more for a property than the amount with which he can obtain, by purchase of a site and construction of a building, a property of equal desirability and utility."

  The Cost Approach has historically been a reasonably reliable indicator of value for new, legally conforming office buildings in the Los Angeles market area. It is not particularly relevant in the traditional sense for this appraisal, however. External, or economic conditions have rendered the indication from this approach essentially meaningless. This situation has delayed the timeframe for new construction to such a degree that the principle of substitution, which is based on the price an investor would pay to acquire a site and construct a building of similar utility without undue delay, is no longer a possible scenario. The investors in this type of property report that a basic criterion for evaluating a potential purchase is that the price paid must be below the estimated replacement cost of the property. The basis for this criterion is the perception that new development is economically infeasible at current rental rates and vacancy levels. The profit component, which is the incentive for new development, at the minimum has been removed from the market. We have included a Cost Approach in this appraisal to demonstrate the current relationship between market value and cost for CBD office buildings in the Los Angeles market.

  The Sales Comparison Approach involved a search for recent sales of comparable improved properties and an analysis of the data as it relates to the subject property. Our sales search properties in the immediate subject market as well as the greater Southern California area.

  In the Income Approach we estimated the subject's capacity to produce income through an analysis of the defined office market. An estimated value for the subject property was derived through a computerized Discounted Cash Flow Analysis and Direct Capitalization.

  We concluded the appraisal process by reviewing each of the applicable approaches to value. We considered the type and reliability of data and the applicability of each approach. Finally, we reconciled the approaches and estimated the final value.

-------------------------------------------------------------------------------

                                                                  COST APPROACH
-------------------------------------------------------------------------------

METHODOLOGY

  This approach to value consists of an analysis of the physical value of the property. The principle of substitution, which forms the underlying rationale of this approach, holds that "no prudent person will pay more for a property than the amount with which he can obtain, by purchase of a site and construction of a building, without undue delay, a property of equal desirability and utility."

  In the Cost Approach, the following five steps are typically followed to reach an estimate of value:

     1. Estimate underlying land value as if vacant;

     2. Estimate replacement cost new or reproduction cost new of the improvements.

     3. Estimate accrued depreciation, if any, caused by physical, functional and/or external sources;

     4. Deduct accrued depreciation from the cost new of the improvements to arrive at a depreciated cost estimate; and

     5. Add the land value to the depreciated cost estimate of the improvements to arrive at a value indication.

LAND VALUATION

  Considered as if vacant the subject property consists of two parcels containing a combined land area of 3.74 acres, or approximately 162,738 square feet. The commercial zoning designation permits development density (or FAR) of 6.0:1 times the area of the site, although the subject site is developed to a density of approximately 8.2:1 based on the rentable area of 1,336,244 square feet. The additional density for the subject development is based on agreements between the developer and the City of Los Angeles, and the current subject development is a legal, conforming use.

  There have been very few transactions involving development parcels in the downtown Los Angeles market during this decade. Rental rates for office space in this market are not sufficient to economically justify new construction, which has eliminated the development component of the land investment market. The investment market for properties similar to the subject (considered as if vacant) has consisted primarily of land speculators and parking operators, who typically acquire the properties for an alternative use (rather than an office project), at least as an extended interim use. The permitted development density (FAR) of a parcel has not necessarily been an important consideration in the current environment, particularly for buyers who plan alternative, less intensive developments than are permitted by zoning or entitlements.

  We considered two methods of analysis within this Sales Comparison Approach in estimating a value for the subject property. The methods are briefly described below.


-------------------------------------------------------------------------------

                                                                  COST APPROACH
-------------------------------------------------------------------------------

     "METHOD ONE" is based on a traditional Sales Comparison Approach, which compares the subject with current market data, including closed sales and listings. In an active investment marketplace this method is usually most appropriate for estimating the market value of a parcel of land. We analyzed relatively recent sales activity involving essentially vacant or underimproved parcels in the downtown Los Angeles market area. We estimated a per-square-foot conclusion for the site area for the subject site based on the most recent market activity.

     "METHOD TWO" represents an alternative analysis within the Sales Comparison Approach based on a long-term "hold" scenario. This method effectively discounts the value of the property for the time required prior to a recovery in the office development market in downtown Los Angeles. We discounted a prospective future value under a "Stabilized" market scenario which assumes feasible development, with the "reversion" based on a range in FAR values quantified from historical and sale data which occurred during the most recent period of development in the downtown market (1987-1990). This analysis provides an indication of the property value assuming the current ownership or a land speculator is willing to hold the site vacant until demand levels increase sufficiently to warrant developing the site in accordance with the subject office development. The concluded range in FAR prices will be applied to the 8.2:1 FAR currently developed on the subject property.

Method One- Direct Sales Comparison

  The most widely used and market-oriented units of comparison for vacant land parcels in the subject's market are the sales price per-square-foot of land area and the price per FAR, or square foot of permitted development on the parcel. The comparable data has been analyzed on these comparison bases. The exhibit on the accompanying page summarizes the terms of four closed sales and a current escrow involving essentially vacant or underimproved parcels located in downtown Los Angeles neighborhoods. The data is discussed below.

  ITEM L-1 is the September, 1997 sale of two non-contiguous parcels under single ownership located on Flower Street in the downtown Central Business District. The parcels are located along the east side of Flower Street extending the full block from Wilshire Boulevard to Sixth Street (612 S. Flower), and at the northwest corner of Flower Street and Eighth Street (757 South Flower Street), about two blocks to the south of 612 South Flower Street. The parcels are located about six blocks south of the subject, and are improved as follows:

     612 South Flower: Improved with a 1948-built, 13-story vacated office building containing 425,000 rentable square feet;

     757 South Flower: Improved with a 6-story over basement parking garage built in 1948 containing 535 spaces.

  The 612 South Flower Street building has been vacant for approximately six years. The 757 South Flower parking garage was originally developed to provide parking for the office building at 612 South Flower, but has been used for third-party parking since the office building was vacated during the early portion of this decade. The selling entity in this transaction was related to the former lender on the property, the Bank of Nova Scotia, who acquired fee interest


-------------------------------------------------------------------------------

                              COMPARABLE LAND DATA
                              DOWNTOWN LOS ANGELES

-----------------------------------------------------------------------------------------------------------------------------------
                                                   LAND AEA                                      SALES PRICE
ITEM                             SALE      ---------------------           --------------------------------------------------------
 NO.        LOCATION / APN       DATE      ACRES     SQUARE FEET   ZONING       FAR          TOTAL       LAND PSF     FAR/RSF
-----------------------------------------------------------------------------------------------------------------------------------
  L-1    612 and 757 S.          9/97       1.09        47,310     C2-4D        6.0:1      $14,600,000     $210.44     $34.35
         Flower St.                         0.51        22,070                   by         (Improved                    as
         Los Angeles, CA                    1.59        69,380                 zoning;      Property)                 developed
         6144-05-27 and 29
         6144-10-09                                                            10.0:1
                                                                            as developed
-----------------------------------------------------------------------------------------------------------------------------------
  L-2    Watt Development       Recent      5.89        256,839    C4-U6        6.0:1      $11,800,000      $45.94      $7.66
         Site 7th & Bixel       Escrow    (3 parcels                                          Asking
         Street                "As Is")
         Los Angeles, CA
         5143-04-1 through 8,               6.48                                            $9,000,000      $35.04      $5.84
         900 & 5143-06-1                 (Development   282,266                             Approximate    contract
         through 12                       Agreement)                                        escrow price    $31.88      $5.31
-----------------------------------------------------------------------------------------------------------------------------------
  L-3    N/side Temple St.       12/96      5.53        240,890    C2-4         6.0:1      $10,850,000      $45.04      $7.51
         between Hill St,
         Grand Ave.
         Los Angeles, CA
         5161-4-901
-----------------------------------------------------------------------------------------------------------------------------------
  L-4    800 N. Alameda          5/96       4.26        185,390    M3-2         2.9:1      $13,650,000      $73.63     $25.28
         Ave. @ Caesar
         Chavez
         Los Angeles, CA
         (Union Station
         - MWD site)
         5147-23-28
-----------------------------------------------------------------------------------------------------------------------------------
  L-5    N/S 8th Street,         03/96      2.76        120,210     C4          6.0:1       $8,800,000      $73.20     $12.20
         Grand to Olive
         Los Angeles, CA
         (Pacific Atlas)
         5144-12-42
-----------------------------------------------------------------------------------------------------------------------------------
Subject  333 S. Grand Ave         --        2.60        113,080    C2-42         --             --            --         --
         235 S. Hill St.                    1.14         49,658
         Los Angeles, CA                    ----        -------
         5151-15-12                         3.74        162,738
         5149-10-24
-----------------------------------------------------------------------------------------------------------------------------------

FINANCE SECTOR

Office Employment Distribution for Downtown Los Angeles


                                                                   # OF EMP/
TYPE OF BUSINESS                           # OF BUS    # OF EMP       BUS
----------------                           --------    --------    ----------
Banks, Savings & Lending Institutions         224        7,058        31.5
Securities Brokers & Investors                120        2,818        23.5
Insurance Carriers & Agencies                  59        2,267        38.4
Real Estate - Trust - Holding Companies       298        4,808        16.1
                                              ---       ------        ----
TOTALS                                        701       16,951        24.2
                                              ===       ======        ====

Distribution by Business

[Graph omitted]

Distribution by Employee

[Graph omitted]

                                                                  COST APPROACH
-------------------------------------------------------------------------------

in the property through foreclosure during 1991. The former ownership (Charter-Hendrix) had purchased the property in July, 1988 for $81 million and planned to demolish the improvements to construct a new Class A high-rise building. The 612 South Flower Street component of the site enjoys a prime CBD location, and the former ownership hoped to gain approvals for a project of up to 13:1 FAR. The site is zoned for 6.0:1 FAR if vacant, but if the existing office improvements (425,000 square feet) were demolished a new building of the same density, or about 10:1 FAR could be redeveloped on the property. The existing office improvements cannot be legally occupied without considerable capital work due to code issues. The property is not fire sprinklered, contains asbestos, and is not to code with access requirements. Secondary reports indicated approximately $25 million (or nearly $60 per-square-foot) would be required to prepare the property for occupancy. The layout of the improvements is also not consistent with current market standards.

  The property had been marketed for sale intermittently since the lender acquired the asset in 1991 at asking prices originally set at about $50 million, declining to approximately $15 million during the most recent marketing effort during 1996-97. The basis for the marketing effort has been focused on the value of the underlying land. The property sold in September, 1997 to Goodwin Gaw/Kennedy Wilson, who have also acquired two other downtown properties during the past year. The buyer reportedly plans to renovate the 612 South Flower Street improvements and lease the property to third-party tenants. The $14,600,000 sales price equaled $34.35 per-square-foot of existing rentable area (excluding the 757 South Flower Street parking facilities), or $210.44 per-square-foot of total gross site area for the two parcels. The indicated price per FAR equaled $35.07 assuming a 6.0:1 FAR over the total area of the two parcels, or $34.35 per FAR as currently improved. The seller is carrying a first trust deed for $11.9 million at Libor plus 185 basis points for an undetermined period.

  ITEM L-2 summarizes a marketing effort and recent contract to purchase the former "Watt City Center" site, which is located adjacent to the west side of the Harbor Freeway (I-110), in the "Center City West" specific plan area. The property consists of three non-contiguous land parcels located along or adjacent to the western boundary of the Harbor Freeway, generally bounded by the freeway, Eighth Street, Seventh Street, and Bixel. The property was approved under the terms of a development agreement with the City of Los Angeles (January, 1990) for a phased office complex totaling about 1.7 million square feet of rentable area, of an FAR of 6.0:1. The total site area for this approved development including street dedications and vacations is approximately 6.48 acres. As shown on the accompanying Summary chart the "as is" site area is about 5.89 acres.

  The property has been marketed for sale for approximately two years by the current ownership and former lender (an entity related to Swiss Bank) at an asking price of $11,800,000, or about $46 per-square-foot of land area "as is". The property was acquired by the previous ownership in 1988 for approximately $50 million.

  The property was recently under contract at a confidential price of approximately $9,000,000 (cash). The buyer is a parking operator/land speculator, who planned to continue an interim surface parking lot operation. The permitted FAR for the property is 6.0:1 (by zoning), and the development agreement expired in the year 2000. The buyer does not plan to pursue to development agreement, however, and the density (or FAR) was reported not to be


-------------------------------------------------------------------------------

[Map omitted]


1 I-1:     550 S. Hope St., Los Angeles, 90071, 634 E4
2 I-2:     725 S. Figueroa St., Los Angeles, 90017, 634 E4
3 I-3:     350 S. Grand Ave., Los Angeles, 90071, 634 F4
4 I-4:     801 S. Figueroa St, Los Angeles, 90017, 634 E4
5 I-5:     201 & 221 N. Figueroa St., Los Angeles, 90012, 634 F3
Subject:   333 S. Grand Av, Los Angeles, 90071, 634 F4

[Map omitted]

6 I-6:     2121 Avenue Of The Stars, Century City, 90067, 632 E3
7 I-7:     11766 Wilshire Blvd, West Los Angeles, 90025, 631 J5
8 I-8:     2029 & 2049 E. Century Park, Century City, 90067, 632 E3

                                                                  COST APPROACH
-------------------------------------------------------------------------------

an issue for the buyer. Specific development requirements with the city could not be resolved, however, and the contract to purchase is no longer active. The per-square-foot land price for the transaction equaled about $35, and the implied price per FAR (based on permitted 6.0:1) was about $5.85.

  ITEM L-3 summarizes the December, 1996 acquisition by the Archdiocese of Los Angeles of a site for a new cathedral, to be developed on a parcel purchased from the County of Los Angeles. The property is located just north of the Los Angeles Civic Center neighborhood north of the CBD, on a 5.53-acre (net) parcel with extensive frontage along three streets and the Hollywood Freeway (SH 101). The property is entitled for 6.0:1 FAR, but the permitted density was not a relevant consideration for the proposed cathedral development. The purchase price of $10,850,000 (cash) was based on appraisals performed for the two parties, and equaled $45.04 per-square-foot of land area. The implied price per FAR was $7.51.

  ITEM L-4 is the May, 1996 sale of a portion of the larger Union Station site for a new Metropolitan Water District headquarters development. The 4.26-acre parcel was sold by Catellus and included mutually beneficial non-exclusive reciprocal easement rights affecting the larger parcel. A new 12-story, 540,000 square-foot headquarters project is currently under construction. The cash sales price of $13,650,000 equaled $73.63 per-square-foot of land area and $25.28 per FAR for the new project.

  ITEM L-5 is the March, 1996 sale of a 2.76-acre site located at the north side of 8th Street, extending from Olive Street to Grand Avenue, approximately one-half mile south of the subject. This property comprises a portion of the "USA Pacific Atlas" assemblage (the remainder extending to 7th Street) acquired in the late 1980's at an average price of approximately $500 per-square-foot, for a mixed-use development. The buyer is a speculator who reportedly intends to hold the site for future resale or development.

  The preceding data included four closed sales and a recent escrow involving vacant or underimproved parcels ranging in size from 1.59 to 5.89 acres (based on the "as is" area for L-2). The sales prices ranged from approximately $35 to $210 per-square-foot based on land area, and from $5.84 to $34.25 per FAR based on development densities ranging from 2.9 to 10.0 times the area of the sites. The highest prices per FAR correspond to a partially improved property (L-1) and to property purchased for a planned build-to-suit development (L-4), with the lowest development density. Prior to other considerations the price per FAR generally increases for less dense developments, although the price per-square-foot of land area increases with the increase in development density.

  The subject property is quite superior in terms of location to all the data excluding L-1, which we estimate is slightly inferior to the subject. Item L-2, which has the lowest per-square-foot price based on land area and FAR, is considerably inferior in terms of its less desirable location west of the Harbor Freeway. The comparable data and the subject parcels as if vacant would generate interim income as surface parking lots, although the subject's prime location would result in more significant parking revenues than the remaining data. The parking structure improvements on one of the parcels involved in L-1 generates more substantial parking income than a surface lot, however, and the existing structure on this parcel could

-------------------------------------------------------------------------------

             SUMMARY OF HISTORICAL DOWNTOWN LOS ANGELES LAND SALES

                                                                 SIZE                    ($)                  ($)(1)    ($) ADJUSTED
COMP.                                SALE         ($)         GROSS AREA   ZONING  PRICE/GROSS SF  PRICE/   ADJUSTED    PRICE/NET SF
 NO.          LOCATION               DATE      SALE PRICE      NET AREA     FAR     PRICE/NET SF    FAR    SALE PRICE     PRICE/FAR
 1    NEC, NWC & SWC of Temple       1/88      31,385,000      182,566      C2-4      171,91       29.76    31,385,000     178.57
      Temple St. & Fremont Ave.                                175,757       6:1      176.57                                29.76
 2    NEC 4th & Bixel St.            9/90       7,650,000       49,717      C2-4      153.87       25.65     7,650,000     153.87
                                                                49,717       6:1      153.87                                25.65
 3    N/S 4th St, W/O Boylston       6/88       1,750,000       17,400      C2-2      100.57       16.76     1,750,000     100.57
      St.                                                       17,400       6:1      100.57                                16.76
 4    NWC 5th & Bixel St.            1/89       2,000,000       32,450      C2-2       61.63       10.27     2,000,000      61.63
                                                                32,450       6:1       61.63                                10.27
 5    Four blks generally           12/88     205,000,000      549,012      C2-2      373.40       62.23   160,000,000     291.43
      bounded by 6th St., 4th St.,                             549,012       6:1      373.40                                48.57
      110 Freeway & Bixel St.
 6    S/S Seventh St., both sldes    5/88      59,000,000      282,286      C2-2      209.01       34.83    59,000,000     209.01
      of Bixel St.                                             282,286       6:1      209.01                                34.83
 7    SEC 6th St. & Harbor Fwy.    10/87 to    66,925,000      181,977      C2-4      367.77       61.29    96,083,920     406.69(2)
                                     4/91                      181,977       6:1      367.77                                69.11
 8    NWC Flgueroa & 8th Sts.       4th Qtr.   75,000,000(3)     --         C5-4      --           85.24    75,000,000   1,720.01
                                     1987                       87,209    20.17:1    1,720.01                               85.24
 9    NWC Flower & 9th Sts.          9/88      34,000,000       60,090      C5-4      565.??2      96.92    34,000,000     581.51
                                                                58,468       6:1      581.51                                96.92
10    Block bounded by 8th,         10/87      76,680,000      192,636      C5-4      396.06       69.00    63,952,000     345.28
      9th, Flower & Hope Sts.                                  185,220       6:1      413.99                                57.55
11A   723 S. Flower St.             11/87       9,750,000       14,639      C2-4      663.03      111.00     9,750,000     663.03
                                                                14,639       6:1      663.03                               111.00
11B   737 S. Flower St.              9/88       8,500,000        9,138      C2-4      930.18      155.03     8,636,000     945.06
                                                                 9,138       6:1      930.18                               157.51
11C   729 S. Flower St.             11/88       3,750,000        4,570      C2-4      820.57      136.76     4,214,000     922.10
                                                                 4,570       6:1      820.57                               153.68
11D   745 S. Flower St.              1/89      14,100,000       12,182      C2-4     1,157.45     192.91    14,175,000   1,163.60
                                                                12,182       6:1     1,157.45                              193.93
11E   710 S. Flgueroa St.            4/89       4,750,000       10,047      C2-4      472.7??      78.80     4,750,000     472.78
                                                                10,047       6:1      472.7??                               78.80
      Average 11B-11D                                           25,890                                      27,025,000   1,043.84
                                                                                                                           173.97
12    Half block bounded by          1/88      48,400,000       95,154      C5-4      508.65       89.01    48,421,700     534.32
      8th St., Grand Ave. &                                     90,623       6:1      534.08                                89.05
      Olive St.
13    550 S. Hope St.                3/88      24,097,251       39,990      C5-4      602.58      100.43    39,173,589     979.58
                                                                39,990       6:1      602.58                                75.35(4)
14A   W/S Olive St. N/O 5th St.      6/88      10,370,000       20,244      C2-4      512.25       85.38    10,380,000     512.76
                                                                20,244       6:1      512.25                                85.46
14B   NWC Olive St. & 5th St.       10/87       3,300,000       10,122      C5-4      326.02       75.16     4,540,000     620.39
                                                                 7,318       6:1      450.93                               103.40
      Average 14A-14B                                           27,562                                      14,910,000     540.96
                                                                                                                            90.16

(1) Adjusted for demolition costs, cash equivalency, leaseback income, relocation of tenants.
(2)   Adjusted to 8.5:1 and considers street vacations.
(3)   50% interest only.
(4)   Adjusted to 13:1

                                                                  COST APPROACH
-------------------------------------------------------------------------------

reduce development costs for a future office project on the main parcel included in this transaction. Excluding the potential value attributed by the buyer to the existing improvements, item L-1 is the most similar data item to the subject overall. This property has similar potential development density, has a similar CBD location, and two separate parcels were included in the transaction. Although the main parcel is improved with a 50-year old office building, these improvements were not considered to add quantifiable value to the property for most prospective investors. Deducting an estimated $5,000 depreciated cost per space for the 535-space parking garage on the 757 South Flower Street component of the property results in an "adjusted" price of $11,925,000 assuming no value to the 612 South Flower Street improvements. The resulting adjusted prices equal about $172 per-square-foot of land area and $28 per FAR as currently entitled.

  While it is difficult to quantify a precise per-square-foot land (or FAR) value for the subject under current market conditions, the data provide general support for a conclusion in the range from about $150 to $175 per-square-foot of land area, and from about $25 to $35 per FAR. These ranges provide the following value indications for the subject parcels:

Range PSF Land
$150 PSF x 162,738 SF =   $24,410,700
$175 PSF x 162,738 SF =   $28,479,150
Rounded Range:            $24,500,000 - $28,500,000
Range PSF FAR
$25 PSF x 1,336,244 SF =  $33,406,100
$30 PSF x 1,336,244 SF =  $40,087,320
Rounded Range:            $33,500,000 - $40,000,000

  The indications of value for the subject land range from $24,500,000 to $40,000,000, with the lower end of the range based on per-square-foot of land area comparison. The subject's higher density will result in a higher price per-square-foot of land area assuming a Class A high-rise office building is planned for the site. Most of the recent land sale activity has involved alternative uses, however, and the buyers have not planned projects which require additional FAR. We concluded near the middle of the bracketed range, or $30,000,000 for the subject site as if vacant. This conclusion equals $184.35 per-square-foot of land area and $22.45 per FAR.

Method Two- Historical Land Sales - Long Term Hold

  In order to "test" the reasonableness of the land value estimate concluded above based on direct sales comparison we analyzed the property by projecting a future recovery in the market and a corresponding increase in demand for downtown office development land. We analyzed historical data involving land in the downtown market which was acquired for the


-------------------------------------------------------------------------------

                                                                  COST APPROACH
-------------------------------------------------------------------------------

development of major Class A office or mixed-use commercial projects. The accompanying exhibit summarizes historical commercial land sales in this market which occurred during the most recent period of active development, 1987 through 1990. The summary chart includes 14 data items (including multiple transactions relating to assemblages) involving acquisitions of commercial development properties in the downtown market from October, 1987 through April, 1991. As shown on the chart, following adjustment from demolition costs, cash equivalency, leaseback income, and/or relocation costs related to the existing tenants at the time of sale, the historical land sales provide price indications in the range of $62 to $1,720 per-square-foot of land area. The weighted average of the price indications is approximately $398 per-square-foot of land area. The prices per FAR following these adjustments range from $10 to $174, with most of the FAR data in a tighter range from about $50 to $100.

  A new Class A high-rise office development is not economically feasible at current market rental rates. We estimated an "as is" value for the subject as a development site by discounting a "stabilized" value for the property assuming market recovery results in feasible new office development occurs within a recovery period timeframe of about five years. The prospective future FAR price is based on a range from $50 to $75 based on the historical land data, and the discounted "As Is" value was estimated based on a discount rate from 15 to 20 percent annually. The FAR price range was not inflated over time, and the carrying costs associated with real estate taxes were assumed to be offset by surface parking revenues. The chart below summarizes the rounded value indications based on these assumptions:

            5-Year Holding Period
       Discounted Land Value Summary

                 Discount Rate
Price/FAR  15%                  20%
$ 50       $33,000,000          $27,000,000
$ 75       $50,000,000          $40,000,000

  The range in "as is" value indications for the subject land based on the recovery and discounting assumptions summarized above range from $27 million to $50 million under a five-year recovery timeframe. This range compares with the conclusion of $30 million based on "Method One", which relied upon the available recent sales activity involving downtown land. The alternative value indications under the "Method Two" analysis are generally higher than the indication provided by the more recent sales, but provide general support for the estimated value conclusion of $30 million.

  We relied primarily on the available recent sales data involving downtown Los Angeles commercial land data, which was supported as reasonable under an alternative "long-term hold" scenario, and concluded the subject parcels have a land value of $30,000,000.

Cost of Improvements

  The subject improvements were evaluated in terms of type of construction, design, and building materials to arrive at an estimate of replacement cost. Our estimate of the replacement costs new of the subject improvements is based on a review of the current market


-------------------------------------------------------------------------------

                         COST APPROACH SUMMARY

Direct Construction Costs

     1,336,244 SF 55-story                                $253,886,360
    (Office Building @ $190 PSF1
     1,415 Spaces in 2 Subterranean/Above Grade
     Parking Structures @ $15,000/space2 x 56%
     (Pro Rata) allocation to Phase I                     $ 23,419,200
    (Site Improvements (estimated @ $50 site area)           8,100,000
                                                          ------------
Total                                                     $285,405,560

Indirect Construction Costs
    (Leasing Commissions3                                 $ 14,030,000
     Miscellaneous entitlement costs
     estimated @ $20/FAR                                    26,724,880
                                                          ------------
Total Indirect Costs                                      $ 40,754,880

Total Construction Costs                                  $326,160,440
     Less: Physical Depreciation @ 6%                      (19,569,626)
                                                          ------------
     Subtotal                                             $306,590,814
     Add: Land Value                                        30,000,000

     Indicated Value by Cost Approach                     $336,590,814

     Rounded                                              $337,000,000

1 Excellent Class "A" Office Building including adjustments for height, sprinklers, current and local costs (Section 15, Page 18)
2 Good Class "A" Parking Structure including adjustments for height, subterranean levels, sprinklers, current and local costs (Section 14, Page 33)
3     10-year lease x $14.00 NNN average effective rent x 7.5%

                                                                  COST APPROACH
-------------------------------------------------------------------------------

standards reported in Marshall Valuation Services Cost Publication. A number of indirect costs, including construction loan points, architecture and engineering fees, normal site preparation, contractor's overhead and profit, and fire and liability insurance are included within this publication's costs estimates. We also included an estimated $20 per-square-foot of rentable area to consider various entitlement fees and offsite improvement costs and concessions which may be required by the City of Los Angeles.

ESTIMATE OF ACCRUED DEPRECIATION

  Accrued depreciation is the difference between the cost new of the improvements and the current value of those improvements measured as of the date of the appraisal. Depreciation includes loss in value from three basic categories: physical deterioration, functional obsolescence, and external obsolescence.

  Physical deterioration is the loss in value caused by deterioration or impairment of condition as a result of normal wear and tear, and the actual aging of the physical components. It may be curable or incurable.

  Functional obsolescence is the adverse effect on value resulting from defects in design that impair utility. It can be caused by changes over the years that have made some aspects of the structure, material, or design obsolete by current standards.

  External obsolescence is the adverse effect on value resulting from influences such as changing property or land use patterns or adverse economic climates.

  Depreciation Conclusions

  The subject is about 15 years old. Information published by the Marshall Valuation Service indicates that the typical economic life expectancy of buildings similar to the subject is 60 years. According to the age-life tables included in this publication, the building is six percent depreciated from physical uses.

COST APPROACH CONCLUSION

  A summary of the Cost Approach is presented on the facing page. No developer's profit was added to the analysis. The indicated value by this approach is $337,000,000.

INSURABLE VALUE

  We calculated insurable value by applying a factor of 0.9 to the direct costs for the subject office tower and parking garage, as shown on the Cost Approach Summary chart. Site improvements were excluded from the calculations.

Direct Construction Costs:  $277,305,560
                             x        .9
Insurable Value:            $249,575,004
                            ------------
Rounded:                    $250,000,000


-------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

METHODOLOGY

  In the Sales Comparison Approach, we estimated the value of the subject by comparing it with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

  By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The properties must be comparable to the subject in physical, locational, and economic characteristics. The basic steps of this approach are:

     1. Research recent, relevant property sales and current offerings throughout the competitive area;

     2. Select and analyze those properties considered most similar to the subject, giving consideration to the time of sale, any change in economic conditions which may have occurred since the date of sale, and other physical, functional or locational factors;

     3. Reducing the sales price to common units of comparison, such as price per square foot of building area;

     4. Make appropriate adjustments between the comparable properties and the property appraised;

     5. Identify sales which include favorable financing and calculate the cash equivalent price;

     6. Interpret the adjusted sales data and draw a logical value conclusion.

  The most widely-used and market-oriented units of comparison for office buildings are the sales price per square foot of building area. All comparable sales have been analyzed on this basis.

  Cushman & Wakefield tracks office building transactions in Los Angeles County involving sales or arm's length "creative" acquisitions of properties in excess of 50,000 square feet. The table below summarizes the activity in this category during the past four years.

-------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

LOS ANGELES COUNTY OFFICE BUILDING TRANSACTIONS
            GREATER THAN 50,000 SF

      No. of        Aggregate       Average
Year  Transactions  Sales Price     Price/Sale
----  ------------  -----------     ----------
1993   35           $  480 million  $13.7 million
1994   38           $  305 million  $ 8.0 million
1995   49           $  910 million  $18.6 million
1996  105           $1,753 million  $16.7 million
1997  100           $2,528 million  $25.3 million

  The sales activity during each year included a wide cross section of buildings in terms of quality, size, tenancy, and market location. The pace and average pricing for transactions during 1996 and 1997 demonstrates a substantial increase above the three prior years, which accurately reflects the growth in the number of well-capitalized investors interested in Los Angeles County office product.

  A number of factors influence the "global" trends suggested by the data summarized above, including the quality of the asset and the market location. The chart below provides additional detail, based on market location, for the 1997 sales data.

                    No. of                                      Average Price
Market Sales        Total SF/Avg. SF     Aggregate Sales Price  Per Sale/PSF
------------        ----------------     ---------------------  -------------
Downtown            12       2,773,858/  $  268,852,000         $22,404,333/
                             231,155                            $96.92

Westside            36      7,955,555/   $1,635,920,000         $45,442,222/
                            220,988                             $205.63

Tri-Cities          10      1,360,953/   $  191,550,000         $19,155,000/
                            136,095                             $140.75

San Fernando Valley 17      1,793,852/   $  211,000,000         $12,411,765/
                            105,521                             $117.62

San Gabriel Valley   5      541,966/     $   29,690,000         $5,938,000/
                            108,393                             $54.78

Mid-Wilshire/
Hollywood            5      1,165,998/   $   56,115,000         $11,223,000/
                            233,200                             $48.13

South Bay           15      2,340,675/   $  135,140,000         $9,009,333/
                            156,045                             $57.74

Totals              100     17,932,857   $2,528,267,000         $25,282,620
                            179,329                             $140.99



-------------------------------------------------------------------------------

       SUMMARY OF COMPARABLE CLASS A OFFICE BUILDING INVESTMENT ACTIVITY

                                                                   Improvements                                    Sales Price
                                                          ------------------------------                     -----------------------
Item       Property Name/            Market      Date of  Year    No. of                            Occ.
 No.          Location                            Sale    Built  Stories  Rentable Area           at Sale      Total       PSF
-----      --------------          -----------  --------  -----  -------  -------------           -------    ---------    ----------
Downtown Los Angeles

I-1    550 S. Hope St.             Los Angeles    09/97   1991     27               566,434        86%        $99,500,000  $175.66
       Los Angeles, CA                CBD
------------------------------------------------------------------------------------------------------------------------------------
I-2    Citicorp Plaza Phase I      Los Angeles    03/97   1985     41               895,058        88%       $131,500,000  $146.92
       725 S. Figueroa St.            CBD                                 (office component)
       Los Angeles, CA
------------------------------------------------------------------------------------------------------------------------------------
I-3    Cal Plaza II                Los Angeles    07/96   1992     52      Office 1,277,620    69% or 83%    $100,000,000   $75.20
       350 S. Grand Ave.              CBD                                  Retail    52,189     Including     (leasehold)
                                                                                  ---------
       Los Angeles, CA                                                            1,329,809   Aames Lease    $121,500,000   $91.37
                                                                                                              adj. to fee
------------------------------------------------------------------------------------------------------------------------------------
I-4    801 Tower                   Los Angeles    03/96   1992     24               435,832        87%        $61,100,000  $140.19
       801 S. Figueroa St.            CBD
       Los Angeles, CA
------------------------------------------------------------------------------------------------------------------------------------
I-5    Figueroa Plaza I & II       Los Angeles   Pending  1986     16               304,476        91%        $38,000,000  $124.81
       201 & 221 N. Figueroa St.      CBD         03/98   1991     16               304,741       100%         38,000,000   124.70
                                                                                    -------       ---         -----------  -------
       Los Angeles, CA                                                              609,217        95%        $76,000,000  $124.75
                                                                                                             Asking Price
                                                                                                              $76,200,000  $125.08
                                                                                                           Contract Price
Suburban Los Angeles
I-6    Fox Plaza                   Century City   11/97   1987     34               710,767        91%       $253,000,000  $355.95
       2121 Ave. of the Stars
       Los Angeles, CA
------------------------------------------------------------------------------------------------------------------------------------
I-7    Landmark II                  Brentwood     11/97   1990     17               373,045        97%       $128,000,000  $313.69
       11766 Wilshire Blvd.                                                          35,000*
                                                                                    -------
       Los Angeles, CA                                                              408,045
                                                                               *supermarket
------------------------------------------------------------------------------------------------------------------------------------
I-8    Century Plaza Towers        Century City   04/97   1975     44             2,282,380        94%       $450,000,000  $197.16
       2029-2048 Century Park                                      (2                                           allocated
       East                                                      Towers)                                        excluding
       Los Angeles, CA                                                                                         leased fee
       (Century City)
------------------------------------------------------------------------------------------------------------------------------------
Subj.  Wells Fargo Center          Los Angeles     --     1982      0             1,336,244        87%             --        --
       333 South Grand Avenue         CBD
       Los Angeles, CA




                                Market Statistics*
                       -----------------------------------
Item                    Market SF  Vacancy  Vacancy   NOI
 No.   OAR             (millions)    1996     1997    PSF
----   ---             ----------  -------  -------   ----
Downtown Los Angeles
I-1              8.8%        29.6   20.5%    18.9%   $15.45
------------------------------------------------------------
I-2             12.5%        29.6   20.5%    18.9%   $18.36
                    @
             88% occ.
------------------------------------------------------------
I-3              8.0%        29.6   20.5%    18.9%    $6.02
                    @
                  69%
------------------------------------------------------------
I-4              9.5%        29.6   20.5%    18.9%   $13.32
       prior to costs
------------------------------------------------------------
I-5              6.9%        29.6   20.5%    18.9%
                10.1%
                -----
                 8.5%                                $10.60

                 8.5%                                $10.60

Suburban Los Angeles
I-6              7.8%         8.9    10.3%     9.0%  $29.83

------------------------------------------------------------
I-7              7.5%         3.2     9.7%    11.1%  $23.65


------------------------------------------------------------
I-8              8.5%         8.9    10.3%     9.0%  $16.76



------------------------------------------------------------
Subj.                        29.6    20.5%    18.9%  $15.23

* Year-end

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

  The specific market conditions, including vacancy rates and supply, as well as the quality of the available properties in a particular market will influence the global indications from the data.

  The subject is a substantially leased Class A office tower located in the Los Angeles Central Business District (CBD). The investment market for office properties in the southern California region has become increasingly more active during approximately the past two years as the economy has gradually and consistently emerged from the recession. The most active component of the investment market during the past two years has involved suburban office buildings, which is consistent with trends on a national basis. Continued economic recovery has led to improvement in CBD vacancy levels during 1996 and 1997, which, considered in conjunction with increasing pricing and the narrowing "spread" between replacement cost and current values for suburban office assets, has led to renewed investment interest in downtown, or CBD office properties nationally.

  The investment market for a property of the subject's quality includes a range in prospective buyers including REIT's and other Wall-Street backed funds, offshore buyers, and a number of well-capitalized institutional buyers or their advisors. We selected four transactions and a pending sale involving Class A office buildings in downtown Los Angeles for comparison with the subject. We also included three sales involving major Class A office assets in suburban Los Angeles markets. The data is summarized on the accompanying exhibit and discussed below. The summary exhibit includes property and purchase price detail, as well as pertinent statistics for the submarket locations for each property, including the market size (total square feet) and year-end 1996 and 1997 direct vacancy rates.

  A pending portfolio acquisition expected to be completed during April, 1998 will include a Class A Los Angeles CBD office building. The Indonesian - based Sinarmis is marketing six properties through its United States affiliate the Octagon Group. The properties are located in California and Texas, and the aggregate sales price is expected to be in the range of $280 million. The properties include 801 Tower in downtown Los Angeles, which the seller acquired in March, 1996 for $61,100,000, or a rounded $140 per-square-foot (refer to I-4 below). Other assets in the portfolio include the Pasadena Hilton Hotel and Office Tower in Pasadena, and four properties in Texas: Twin Tower, a 450,000 square-foot office building in Dallas; the Atrium at Collin Ridge, a 234,000 square-foot office building in the Dallas Suburb of Plano; the Melrose Hotel in Dallas, and 1301 Fannin, a 786,000 square-foot office building in Houston. The current contracted buyer is expected to "retail" several of the properties following the portfolio acquisition, hoping to recognize a premium above the portfolio pricing. The buyer's allocations of value between the assets is not yet known, and it is possible the 801 Tower property will be offered for sale on an individual basis during 1998.

  The sales data we analyzed is discussed below.

  ITEM I-1 is the September, 1997 purchase by Equity Office of 550 South Hope Street, a Class A office property in the Los Angeles CBD market. The property, completed in 1991, was a joint venture development involving Koll and Obayashi, and was one of the most recent office developments in the downtown market. The 27-story building is located about three blocks south of the subject, adjacent to the Central Library. This location is less desirable than the

-------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

subject within the CBD, and the building also has "impaired" views to the east from some floors since the project abuts the adjacent AT&T Center. The property is 86 percent leased, with major tenants including the Bank of California (38,000 SF expiring 1999), Nippon Credit Bank (25,000 SF expiring
2001), the law firms of Brobeck, Phleger & Harrison (88,000 SF expiring 2007) and Howrey & Simon (64,000 SF expiring 1998), and the Canadian and Malaysian Consulates. The building was completed during the initial portion of the serious recession, and the landlord experienced a number of challenges during the absorption period, including the exercise of cancellation options by the original anchor tenant, Bank of California. Although more recent leasing activity has been negotiated at substantially lower rates, typically in the $5.00 to $10.00 per-square-foot NNN annual range, the largest tenant (Brobeck, Phleger, et al) has a current contract rental rate of $20.00 per-square-foot annually, NNN, with periodic fixed increases to $34.00 NNN over the term (expiring in 2007).

  The property was marketed for sale for about six months, and was acquired by Equity Office (Sam Zell's REIT) for $99.5 million, or about $176 per-square-foot of rentable area. There were reportedly three other offers at or about the same pricing from Blackstone, Trizec/Hahn, and Pacific Eagle. Equity Office was also the buyer for Cal Plaza II (Item I-3), and Trizec/Hahn was the buyer for Citicorp Plaza I (I-2). Based on the projected 1998 net operating income (including lease-up), the implied overall capitalization rate for this sale is
8.8 percent.

  ITEM I-2 is the March, 1997 sale of the Class A office tower and retail center known as Citicorp Plaza Phase I. The property includes a 41-story, 895,058 square-foot office building and the adjacent Seventh Street Market Place, a 332,924 square-foot shopping center. The project is the first phase of a three-phase mixed use development which includes a second existing office tower (777 South Figueroa Street) and an adjacent multi-level parking garage, as well as the "pad" for a future office tower ("Phase III"). The seller, an entity related to Prudential and the lender (Teacher's Insurance) marketed the property for sale at an asking price of $150 million. The allocated pricing for the retail component of the property based on the seller's memorandum was only $200,000. The minimal value allocated to this component is attributable to the higher expense allocations to the retail tenants and the circumstances surrounding the anchor tenant lease agreements with Robinsons May and Bullocks.

  The Phase I tower was developed in 1985. The property was 88 percent leased at sale, with major tenants including Citicorp (182,000 square feet expiring in 2000), KPMG Peat Marwick (160,000 square feet expiring in 2000), and Pillsbury, Madison & Sutro (120,000 square feet expiring in 2000). The current rental rates for several of the tenants are above market levels, and the pending expiration of roughly 55 percent of the total building area in 2000 suggests an uneven cash flow may occur for an investor. The estimated 12.5 percent overall capitalization rate based on the asking price and current income in place at 88 percent occupancy is accordingly fairly high relative to other transactions.

  The office component of this property is a Class "A" asset within the downtown market in terms of its location, its current tenant roster, and the quality of the improvements. The association of the office tower with the adjacent retail center resulted in a discount from the allocated pricing for the office tower component. The pending loss of the anchor tenant Bullocks triggered a side agreement with the other anchor, Robinsons May, which was expected to result in a significant payment by the landlord to this tenant. It is also possible the

-------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

center may lose the second anchor as well in the foreseeable future. The uncertainty of the anchor tenant situation and the anticipated payments resulted in a net negative price allocated to the retail center. The office component of the property was acquired for an allocated price of $131,500,000, or about $147 per-square-foot of rentable area. The implied overall capitalization rate at this pricing was 12.5 percent.

  ITEM I-3 is the July, 1996 purchase of California Plaza II, a 52-story class A office building and related plaza level retail development located at the easterly extent of the Bunker Hill district of downtown Los Angeles just east across Grand Avenue from the subject. The project was completed in 1992, and contains a total rentable area of 1,329,809 square feet, including 1,277,620 square feet of office space and 52,189 square feet of retail space. The property is part of the larger mixed-use project California Plaza, which also includes another office tower, the Museum of Contemporary Art, the Intercontinental Hotel, and Museum Tower, a high-rise residential project. California Plaza II is situated on a 3.6-acre ground leased parcel. The ground lease has a term of 99 years, and an annual base ground rent of $1.5 million. The lease also includes a participation for the CRA (lessor), but the developer receives a preferred return on equity which suggests there will be no participation for the foreseeable future. The base rental is flat for 20 years, and the subsequent increase is based on a formula (minimum 30 percent increase).

  The property was 69 percent leased at the time of sale, although the existing tenant base and executed leases for future tenants will alter the leasing profile for the next several years. Approximately 20 percent of the building was in a "raw" condition. The major tenant in the building is the Metropolitan Water District (MWD), with about 395,000 square feet expiring in 1999. This tenant will vacate in order to relocate to its new headquarters, currently under construction in the Union Station area. Coopers & Lybrand leases approximately 160,000 square feet to 2007 (several floors have been subleased). Other significant tenancies include Hughes, Hubbard & Reed (36,500 square feet), Merrill Lynch (52,000 square feet), and the Industrial Bank of Japan (42,000 square feet including expansion space). A major lease was signed prior to sale with Aames Financial for about 175,000 square feet for a 15-year lease. The tenant will not take occupancy until 1997, but the costs associated with this lease, including tenant improvements and other concessions, are to be absorbed by the seller. Other leases negotiated but not in place at close included Fried, Frank, Harris, et al, (20,000 square feet), Nossaman, and Guthner, Knox, et al (30,000 square feet). As noted on the summary chart, the 69 percent occupancy level at sale increases to 83 percent including the Aames lease.

  The property had been under contract for nearly two years prior to the July, 1996 closing. The buyer, Equity Office Properties (related to Sam Zell), acquired the property for $100 million from the selling entities, a consortium of lenders led by Citibank. The seller had previously acquired the property through foreclosure from the developer Metropolitan Structures. The sales price equaled about $75 per-square-foot of total rentable area including the retail space at Plaza level. The retail component of the property has significant vacancies and does not contribute value on a "pro rata" share. The $100 million sales price excluding the retail space equaled $78.27 per-square-foot based on office area only (1,277,620 square feet). We estimated an "adjustment" for the leasehold interest by capitalizing the scheduled base ground rent payment of $1.5 million annually at 7.0 percent to consider the impact of the ground rent expense and the more limited number of investors who would be interested in acquiring a

-------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

ground leased asset. The indicated "adjusted" fee price is $121,500,000 (rounded), or $95 per-square-foot of office area only.

  Based on the projected first year net operating income of approximately $8,000,000 from tenants in place at sale the implied overall rate for the leasehold interest was 8.0 percent. The transaction was structured with a cash downpayment of $45 million to a new $55 million loan carried by the seller for a 7-year term (25-year amortization) at Libor plus 200 basis points.

  ITEM I-4 is the March, 1996 sale of "801 Tower", a 24-story, excellent quality, polished granite-clad office building completed in 1992. The sales price of $61,100,000 represented a discount of more than 50 percent to the construction costs.

  The property was marketed for sale in a "sealed bid" format for approximately four months, and the price of $61,100,000 represents a five percent premium above the next closest bidder. There were three "finalists" between approximately $56 and $61 million. The buyer was an Indonesian group, and the other "finalists" in the bidding included one of the tenants in the building and a domestic pension fund advisor. As noted previously, this asset is included in a pending portfolio purchase expected to close in April, 1998.

  The property was approximately 87 percent leased overall, including a recent expansion of about 25,000 square feet for "A&A" (Alexander & Alexander), currently located in Pasadena, who merged with Jardine Insurance, one of the major tenants in this building. Major tenants include the law firm Graham & James (110,000 square feet, expiring in 2007), Chubb Insurance (71,000 square feet, expiring in 2008), the law firm Sedgwick Detert (48,000 square feet expiring in 2009), and Jardine Insurance (38,000 square feet plus a 25,000 square-foot expansion, expiring in 2004). The rollover profile for the building is quite favorable, with 75 percent of the total area leased to tenants with expiration dates in 2004 or after. Based on our estimate of "static" income in place from existing tenants, the overall capitalization rate is about 9.5 percent excluding costs associated with lease takeovers, free rent, and remaining tenant improvements for the leased but not yet occupied space.

  The sales price of $61,100,000 equals $140.19 per-square-foot of rentable area. The sale closed in March, 1996, which also corresponds to the end of the fiscal year for the selling entity.

  ITEM I-5 is the marketing effort and current contract to purchase Figueroa Plaza I and II, a two-building class A office development located in the northwesterly portion of the downtown Los Angeles market. This location is somewhat "isolated" from the remainder of the multi-tenant Class A market, and is generally incorporated within the Civic Center submarket of downtown Los Angeles. This location has in part led to major tenancy by government agencies.

  The property consists of two 16-story office towers containing a combined rentable area of 609,217 square feet, built over a four-level subterranean garage containing 1,250 spaces (2.0/1,000 SF), which is a superior onsite parking ratio to most other Class A office properties in the downtown market. The property is 95 percent leased overall, and major tenants include: 1) the City of Los Angeles (285,670 square feet in both buildings expiring in 2005, although there is a cancellation option in 2001); 2) the County of Los Angeles (the district attorney), with


-------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

58,970 square feet expiring in November, 1998; and the law firm Lewis D'Amato, et al, with 98,285 square feet expiring in April, 2006. The City lease was signed during 1997 at an annual rental rate of $13.00 per-square-foot, full service gross on an "as is" basis.

  The property was "selectively" marketed to a limited number of qualified investors at an "unofficial" suggested pricing of $76,000,000, as shown on the summary chart. This figure equals an implied $124.75 per-square-foot, and provides an implied overall capitalization rate indication of 8.5 percent based on the projected first year (1998) net income before tenant improvements and leasing commissions. Initial bids were due December 12, 1997. The assumptions contained in the seller's cash flow model include market rental rates for the office space ranging from $15.00 to $18.00 per-square-foot annually (full service), with annual CPI increases over a 10-year term. Rental growth is projected at 10% for 2 years, 8 percent for 2 years, 6 percent, 5 percent, and then 3 percent (the CPI assumption) during years 8 through 10. Tenant improvements are assumed at $5 to $15 per-square-foot for new tenants. The implied IRR at the asking price, with a 9.0 percent reversion capitalization rate, is approximately 16 percent based on the seller's projections.

  The property was initially under contract to the "successful" bidder, Starwood, during January, 1998 for a price of $77,000,000. The transaction was not completed, however, and a second buyer (Insignia) currently has the property under contract at a reported price of $76.2 million, or a rounded $125 per-square-foot. The buyer's underwriting assumptions reportedly include an initial market rent of $16.20 per-square-foot, full service gross, increasing to $21.00 per-square-foot by 2001, an annual increase of 9.0 percent over three years. The relatively lower per-square-foot pricing for this asset relative to other CBD sales considers the property's peripheral location, corresponding lower rental rates, and the City's $13.00 per-square-foot gross rental rate for a significant percentage of the total area.

  Item I-6 through I-8 involve sales of major Class A office buildings in suburban Los Angeles markets.

  ITEM I-6 summarizes the November, 1997 purchase of Fox Plaza, a trophy-caliber 34-story office tower located in the Century City submarket in westside Los Angeles. The property was marketed for sale for approximately six months, with no "official" asking price, although the generally acknowledged pricing reported for the ownership was in the range of $300 million, or about $422 per-square-foot of rentable area.

  This property is recognized as one of the top tier Class A buildings in southern California. The building is located adjacent to the 20th Century Fox studio lot, and Fox has been a major tenant in the property for the past decade. The major tenants in the building currently include 20th Century Fox (290,000 SF expiring 6/2001), Jeffer, Mangels, et al (85,000 SF expiring 7/2002), Christensen, White, et al (65,000 SF expiring 2/2002), and Donaldson, Lufkin & Jenrette (63,000 SF expiring 2/2007). Other significant tenants include Marvin Davis Corporation, Crystal Cruises, and Univisa. The building achieves, with one competitive property in the Century City market, the highest rental rates of any office building in southern California. Excluding Fox, which has a contract rental rate of about $27 per-square-foot annually, FSG, nearly all other tenants pay rental rates in the $36 to $48 per-square-foot annual range.

-------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

  The Century City market had a second quarter, 1997 direct vacancy rate of
10.6 percent, with an inventory of approximately 8.85 million square feet. The asset was acquired by Marvin Davis, the original developer of the property and a major tenant in the building, for a reported price of $253 million, or approximately $356 per-square-foot. The implied overall capitalization rate at this pricing is 7.8 percent.

  ITEM I-7 is the November, 1997 purchase of the premier Class A office building in the Brentwood submarket of westside Los Angeles. This property, known as "Landmark II" was developed in 1990, and is one of the last high-rise office buildings to be completed in the prestigious westside market area. As a condition of the development agreement, the developer was required to include a supermarket within the project, and a 35,000 square-foot "Von's Pavilion" is part of the project, as a separate free-standing building and parking lot located just south of the 17-story office tower. As shown on the summary chart, the office tower contains 373,045 square feet of rentable area and was 97 percent leased at sale. Including the Vons, which is leased for a 20-year primary term, the property contains a total rentable area of 408,045 square feet.

  This excellent quality office development has polished granite exterior walls, and the tenant roster includes advertising agencies, foreign consulates, law firms, and publishing firms. The major tenants in the building include Time (publishing), with 46,500 square feet, Ogilvie & Mather (advertising), with 61,000 square feet, Direct Broadcasting (advertising placement), with 25,500 square feet, Selman & Brietman (law), with 34,700 square feet, and the British, Hungarian, Netherlands, Romanian, Swiss, and Croatian consulates. As noted previously the office component of the property is 97 percent leased. The projected first-year net operating income is approximately $9,650,000, or $23.65 per rentable square foot.

  The property was marketed for sale since late August, 1997, with no "official" asking price. The initial bids on the property were submitted during early October, 1997, and the successful bidder was Douglas Emmett Realty, a major investment advisor (primarily on behalf of pension funds) in the westside and other Los Angeles area markets. The pricing for the property was $128,000,000, or about $314 per-square-foot of rentable area.

  The implied overall capitalization rate based on the 1998 budgeted net income and the $128 million pricing equals 7.5 percent. The IRR at this pricing, based on the seller's projections of market rent and rental growth is between 10.5 and 11.0 percent. Assumptions incorporated within these projections include estimated market rental rates ranging from $30 to $34 per-square-foot annually, FSG, for the office space, and market rental growth of 8.0 percent annually for the first three years of the analysis, 6.0 percent for year 4, and 4.0 percent annually through the remainder of the 10-year projection period. These rental growth projections compare with the CPI assumption of 3.0 percent applied to the expenses.

  ITEM I-8 is the April, 1997 sale of Century Plaza Towers, a two-tower, 2,282,381 square-foot office development located in the heart of the Century City office market, in westside Los Angeles. This landmark development was constructed over a six-level subterranean parking garage containing 6,170 spaces, and covers a full block site totaling 12.04 acres. The property was marketed for sale commencing first quarter, 1996 by a Citibank-led consortium of lenders (a 50 percent ownership interest) in conjunction with a Prudential ownership of the remaining 50

-------------------------------------------------------------------------------

                                ROLLOVER PROFILE
                           COMPARABLE INVESTMENT DATA
                        Los Angeles Office Building Data

       Item         % Leased  % Rollover  % Rollover   Total %    Total Vacancy &    Rounded
        No.          @ Sale    Years 1-3   Years 4-5  Years 1-5  5-Year Rollover %  Price PSF
       ----         --------  ----------  ----------  ---------  -----------------  ----------
I-1                   86%        14%         21%        35%             49%            $177
550 S. Hope
----------------------------------------------------------------------------------------------
I-2                   85%         9%         66%        75%             90%            $146
Citicorp Phase I
725 S. Figueroa
(Office Component)
----------------------------------------------------------------------------------------------
I-3                   69%        31%          0         31%             48%             $91
Cal-Plaza II*         +14%                                                              Fee
                      ---
                      83%                                                            Adjusted
----------------------------------------------------------------------------------------------
I-4                   87%         2%          2%         4%             17%            $140
801 Tower
----------------------------------------------------------------------------------------------
I-5                   95%        17%         54%        71%             76%            $125
Figueroa Plaza                                                                        Contract
----------------------------------------------------------------------------------------------
I-6                   91%        46%         24%        70%             79%            $356
Fox Plaza
----------------------------------------------------------------------------------------------
I-7                   97%        52%         31%        83%             86%            $314
Landmark II
----------------------------------------------------------------------------------------------
I-8                   94%        31%         18%        49%             55%            $197
Century Plaza
Towers
----------------------------------------------------------------------------------------------
Subject               93%         8%         23%        31%             38%             --
(Office)

* Adjusted for Aames lease at seller's cost.

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

percent interest. The property acquired includes the fee interest in the two 44-story triangular-shaped office towers with a combined rentable area of 2,252,657 square feet, an additional 29,724 square feet of below-grade retail space, and the parking garage, as well as an air rights leased fee interest in the ABC Entertainment Center complex. This component of the development contains approximately 583,000 square feet of office, retail, and entertainment uses, and is the west coast headquarters for the American Broadcasting Company (ABC), as well as the Shubert Theater. The air rights leasehold ownership pays approximately $1.5 million annually (net) to the fee ownership in base rent and percentage rental.

  The total purchase price for the property was approximately $480,000,000, of which the buyer allocated a reported $450,000,000 to the fee component of the property. The transaction involved an extended escrow period of roughly nine months, and the market conditions and property-specific performance improved during the escrow period. The property was approximately 85 percent leased prior to escrow, and was about 94 percent leased as of the closing date. The property was acquired by JP Morgan on behalf of the General Motors and AT&T pension funds. Other offers were received from Equity Office, Douglas Emmett, and Pacific Eagle Holdings.

  A number of the leases were structured at "below" market rates at the time of sale. The estimated overall capitalization rate based on project first-year net operating income (excluding the ABC Entertainment Center lease payments) was 8.5 percent. The reported IRR was 10.5 percent.

Analysis and Conclusions

  The preceding data included seven sales and a current escrow involving Class A office buildings in Los Angeles markets. Five of the data items involved downtown Los Angeles properties, and we included three additional items involving major Class A assets in suburban Los Angeles. The eight transactions occurred during the period from March, 1996 through a current contract (March, 1998), and six of the items involve data since March, 1997. The per-square-foot pricing covered a substantial range, from (rounded) $75 for the leasehold interest in California Plaza II (item I-3) to $356 for Fox Plaza (I-5). Excluding the leasehold sale (I-3) the per-square-foot pricing ranged from approximately $140 (I-4) to $356 (I-5).

  The Los Angeles CBD data designated as I-1 through I-4 involves Class A office buildings which compete directly with the subject for tenants. The subject is superior in terms of overall quality to each of these properties, and the less favorable ownership position for I-3 would eliminate the property from consideration for a number of buyers. The subject is substantially superior in terms of specific submarket location within downtown Los Angeles in comparison to I-5.

  The market locations for Items I-6 through I-8 are superior to the subject's CBD location. The subject is substantially superior to I-8 in terms of construction quality and condition, however. Items I-6 and I-7 are similar trophy caliber properties In terms of quality, but benefit from superior Century City and Brentwood market locations.

-------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

  The exhibit on the accompanying page "Rollover Profile - Comparable Sales Data" summarizes the lease rollover profile for existing tenants at sale for the eight comparable CBD and suburban Los Angeles Class A office buildings and the subject.

  Investors in leased office properties evaluate the current occupancy level and the rollover profile (or the timing for the scheduled lease expirations) for the existing tenants. The anticipated costs and risk associated with new and renewal leasing, including costs and vacancy loss, will impact the cash flow and the property value. If current contract rental levels are substantially above or below the buyer's estimate of market rent, the lease expiration schedule can represent either an erosion or "upside" in comparison to current rental income.

  The chart includes the occupancy levels at sale as well as the lease expirations (expressed as a percentage of the total rentable area) during the first three years and the first five years following purchase. The "Total Vacancy & 5-year Rollover %" column represents the total leasing exposure an investor will anticipate during the 5-year period following acquisition including the current vacant space. This comparison considers both the characteristics of the current occupancy of the property as well as the impact of pending lease expirations during the near term.

  The subject is similar or superior to all the data excluding I-4 in terms of leasing exposure. Although 801 Tower (I-4) enjoys a stable leasing profile with minimal lease rollover for the near-term, the leases in the building are generally at or near market, while several of the subject leases, including all the major tenant leases, are to varying degrees above current market rents. The higher contract rental rates and general creditworthiness of the subject's major tenants will result in a higher per-square-foot price than for an otherwise similar asset leased at market rents.

  The subject's favorable rollover profile coincides with contract rental rates which are generally similar to current market levels, including a net income of $15.23 per-square-foot annually. The subject is superior overall to each of the CBD data items due to its quality and location. We concluded the subject would command a per-square-foot price above the range shown by the Los Angeles CBD transactions.

  The investment market for office properties in the subject's asset category has improved during the past 12 months. The sale of 550 South Hope Street (I-1) at a price of $176 per-square-foot compares with considerably lower pricing for the three other Class A assets in the downtown market (I-2 through I-4). The location for this sale property is inferior to the other buildings, and the quality of construction ranges from similar to slightly inferior. Based on the range supported by the comparable data we concluded the subject would trade at a price above the other CBD Los Angeles properties, or above $176 per-square-foot, and below the indications from I-6 through I-8, superior suburban Los Angeles assets (from $197 to $356 per-square-foot). We estimated a per-square-foot conclusion of approximately $190 per-square-foot for the subject. This $190 per-square-foot conclusion provides the following indication of value for the property:


-------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

1,336,244 SF x $190 PSF  =  $253,886,360

Rounded:                 =  $255,000,000



-------------------------------------------------------------------------------

                                                                Tenant Overview
                                                               OFFICE COMPONENT

                         WELLS FARGO CENTER
            333 South Grand Avenue * Downtown Los Angeles

                                              Occupied         Minimum
Suite         Tenant's Name                   Area (SF)        Rent/PSF
-----------------------------------------------------------------------
OFFICE TENANTS
   5400      City Club                           16,690          $18.00
   5300      Sumitomo                            25,324          $35.00
   4200      ING Financial Svcs                  20,863          $16.10
   4100      Donovan Leisure                     24,887          $25.00
   4075      Robert Bender                        1,374           $6.00
   4070      Citibank                             5,009          $10.50
   4055      A1 Tech Enterprise                   1,603           $5.00
   4050      Pansky & Markle                      2,868          $20.00
   4040      Jeanie Lee Law                       1,000           $5.00
   4000      Computer Generated                  11,004           $8.00
   3700      Barton Klugman                      14,129          $10.00
   3680      Ford & Harrison                      5,134           $6.33
   3600      Zimmer Gunsul                        9,493           $7.88
   3570      Thai Farmers                         4,708          $33.65
   3560      Lexicon Communicat                   2,469           $5.00
   3550      Charter Auto Parks                   2,127          $21.16
   3535      David Ross & Assoc                   3,009          $12.00
   3500      Russell Reynolds                     4,801           $5.00
   3040      Banco Di Napoli                      2,418          $18.80
   3030      Boyt Co.                             2,295           $5.00
   3010      Cigna                                7,410           $7.00
   3000      Jones Lang Wootton                   6,993          $14.08
   2200      Credit Suisse                       24,145           $5.00
   2100      Zevnik Horton                       24,145           $7.53
   2050      Dvlpmnt Specialist                   3,011           $3.00
   2040      Office Lt Governor                   6,685          $10.59
   2020      Shaco, Inc.                          4,469           $3.00
   2008      Barnes, McGhee                       3,497           $3.00
   2000      Bovitz & Spitzer                     2,780           $3.00
   2000      LA Reprographics                     2,175           $5.00
   1900      Goldman, Sachs                      24,145          $12.00
   1880      Daniel Wier                          2,167           $5.50

MAJOR TENANTS
-----------------------------------------------------------------------
 4300-4900   Gibson Dunn                        175,180          $19.94
   3900         224,954 SF                       24,887          $19.50
   3800                                          24,887          $33.75
 2300-2400   Kidder Peabody                      44,986          $22.85
   3200      Payden & Rygel                      24,491          $23.30
   3150        48,982 SF                         12,368           $3.00
   3100                                          12,123           $8.00
 5100-5200   Smith Barney                        50,648          $38.00
   3580      Thel Mamn                            5,263          $32.50
 3300-3400     53,884 SF                         48,621          $21.28
   5400      Walls Fargo                          8,634          $18.00
   5000       199,935 SF (Office space)          25,324          $21.50
 5700-1100    236,009 SF (Total excl. plaza sp) 165,977          $14.00
   401-403   WFB - Elev., Phone, etc.             1,043          $17.14
     300     WFB - Plza & Mezz                   35,031          $29.39
                                                659,463 SQFT

   1870      Wlknsn & Undrhill                    1,080           $3.50
   1800      Goldman, Sachs                      11,232          $12.00
   1770      McGraw-Hill Co.                      4,114           $5.00
   1710      Doc Repository                       4,133           $5.50
   1700      Dresdner Bank                       13,138           $8.00
   1680      Peterson Ross                        2,214          $23.00
   1650      Peterson Ross                        3,043          $23.30
   1600      Peterson Ross                       18,888          $30.00
   1580      Jeff Dominic Price                     591           $7.50
   1570      Marks Murase                         8,403           $6.00
   1560      Parker Mulcahy                       4,156           $9.75
   1555      La Florence, Inc.                    1,205           $5.00
   1525      Wheat, First Sec.                    1,384           $5.00
   1500      O'Brien Partners                     4,123          $10.00
   1485      Progressive Legal                    8,313          $15.65
   1450      Delta Asset Mgmt                     7,460           $6.00
   1400      Bridge Mrkt Data                     5,500           $5.50
   680       Isadore's                              660          $18.18
   660       Fire Life Safety                     2,260          $30.00
   650A      Nan Nan Xu                           2,260           $4.00
   600       Business Acct Solu                   3,688           $6.00
   600       Chang Hwa Bank                      14,200          $18.00
   470       City Club                            2,795          $18.00
   400       Century Reprographics                4,806          $13.00
-----------------------------------------------------------------------
                                                402,473 SQFT

                                         Occupied        Minimum
Suite     Tenant's Name                  Area (SF)       Rent/PSF
-----------------------------------------------------------------------
STORAGE & M-T-M TENANTS
-----------------------------------------------------------------------
  5501   Wells Fargo          (storage)      4,184         $16.62
  4060   Trefry, Will                        1,216          $6.00
  4004   Jonathan Evans       (storage)        206         $18.00
  3590   Johnnie Johnsn                      1,288          $4.00
  3020   Jones Lang                          5,375         $12.00
  2910   Office of Ch. 13                    6,424         $19.20
  2000   Citibank             (storage)        273         $18.00
  1800   Goldman, Sachs       (storage)        350         $15.00
  1565   Prgsve Legal                        2,258         $10.63
  1480   Jones Lang           (storage)         55         $15.00
   601   Devlpmnt Specialst   (storage)        415         $15.00
  600-S  RR Donnelley         (storage)        293         $18.00
   480   LA Mstr Chorale                     5,309          $3.91
   430   Human Rights                        1,296         $10.90
   410   Hanley-McCartn                      1,122          $4.28
   400   ABM Janitorial       (storage)        209          $0.00
   400   USI Security         (storage)        209          $0.00
-----------------------------------------------------------------------
                                            30,482 SQFT

  402,473  Office Tenants  32.0%  Office Tenants
  659,463  Major Tenants   52.4%  Major Tenants
   30,482  Storage & MTM    2.4%  Storage & MTM
--------------------------------------------------
1,092,418  Occupied SF     85.7%  Occupancy Ratio
  167,023  Vacant SF       13.3%  Vacancy Ratio
--------------------------------------------------
1,259,441  TOTAL SF       100.0%  TOTAL SF


     OFFICE TENANT SUMMARY

  High rent (psf)          $35.00
  Low rent (psf)            $3.00
---------------------------------
Weighted average (psf)     $13.99
---------------------------------

  Largest area (sf)        25,324
  Smallest area (sf)          591
---------------------------------
Average area (sf)           7,187
---------------------------------

Total Occupied Area (sf)  402,473
---------------------------------

     MAJOR TENANT SUMMARY

  High rent (psf)          $38.00
  Low rent (psf)            $3.00
---------------------------------
Weighted average (psf)     $20.85
---------------------------------

  Largest area (sf)       175,180
  Smallest area (sf)        1,043
---------------------------------
Average area (sf)          43,964
---------------------------------

Total Occupied Area (sf)  659,463

                                                                Tenant Overview
                                                               RETAIL COMPONENT

                WELLS FARGO CENTER
  333 South Grand Avenue * Downtown Los Angeles

                                Occupled   Minimum
Suite       Tenant's Name       Area (SF)  Rent/PSF
---------------------------------------------------
   R-350  Stepps                    8,723    $23.54
   R-100  Wells Fargo (Museum)     11,815    $25.25
    R-50  Legal Source              2,046    $18.00
    R-33  UPS                         570    $30.86
    R-32  CA Pizza Kitchen          4,700    $24.00
    R-26  Robeks Juice                515    $80.00
    R-25  Rocky Mtn Choc              523    $25.00
    R-23  Crisp                       255    $50.00
    R-19  Pasqua                      878    $60.14
    R-17  Mrs. Fields                 781    $35.00
    R-15  McDonald's                4,036    $15.50
    R-13  Kachina                   5,900    $28.28
    R-10  Court Cafteria           13,668    $38.79
    R-09  Russells                  3,070    $15.85
    R-07  Taipan                    5,168    $20.90
    R-06  La Petite                 1,432    $32.00
    R-05  Flower Patch                710    $35.15
    R-03  Federal Express             570    $58.60
    R-02  Sloan's                     807    $38.00


     RETAIL TENANT SUMMARY *

  High rent (psf)         $80.00
  Low rent (psf)          $15.50
--------------------------------
Weighted average (psf)    $28.25
--------------------------------

  Largest area (sf)       13,668
  Smallest area (sf)         255
--------------------------------
Average area (sf)          3,482
--------------------------------

  Wells Fargo (ATM)           32
  CA Sesquicentennia       1,290
  Fountain Court           1,650
--------------------------------
Total Occupied Area (sf)  69,139
--------------------------------

* Excluding Suite R-ATM, Suite R-51 and Suite R-30

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

METHODOLOGY

  The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

  The two most common methods of converting net income into value are direct capitalization and discounted cash-flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cashflow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

  In our opinion both the direct capitalization and the discounted cash flow are appropriate methods for estimating the value of subject property. We accordingly have used both methods within the Income Approach.

Potential Gross Income

  SUBJECT OCCUPANCY PROFILE

  We reviewed copies of rent roll and supplemental tenant information, as well as the lease documents for the subject tenants. The tenant exhibits on the accompanying pages were prepared by Cushman & Wakefield from the documents provided for our review. The exhibits include a rent roll, stacking plan, tenant overview, major tenant overview, and a lease expiration summary. As shown on the exhibits the property has a combined rentable area of 1,336,244 square feet, as summarized below.

  The occupancy figures are presented both excluding and including Oaktree Capital, a major tenant lease agreement signed in March, 1998 and scheduled for initial occupancy in April, 1999.

           Total Area     Leased Area (SF)          Occupancy
Component  (RSF)       Current    W/ Oaktree  Current  W/ Oaktree
-----------------------------------------------------------------------
Office:    1,255,257   1,088,234  1,160,516    86.7%   92.5%
Retail:       69,139      69,139  N/A         100.0%   N/A
Storage:      11,848      11,848  NA          100.0%   N/A
-----------------------------------------------------------------------
Totals:    1,336,244   1,169,221  1,241,502    87.5%   92.9%

  Excluding storage space the property has a total rentable area of 1,324,396 square feet.

  The two "Tenant Overview" exhibits summarize the current tenants leasing less than 40,000 square feet and the six subject tenants leasing in excess of 40,000 square feet of rentable area. The chart below summarizes the current tenant status.

-------------------------------------------------------------------------------

                                   CUSHVAN &
                                   WAKEFIELD
                                   Rent Roll
WELLS FARGO CENTER
333 South Grand Avenue * Downtown Los Angeles

                                  Square Feet           Lease Dates              Minimum   Adjust   Annual    Base
Suite Tenant's Name            Vacant  Occupied  Begin    Ending     Term (mos)  Rent/PSF    Date     Rent    Stop
------------------------------------------------------------------------------------------------------------------
OFFICE TENANTS
------------------------------------------------------------------------------------------------------------------
Floors 54-43
------------------------------------------------------------------------------------------------------------------
5400  Bunker Hill Club (Club)           16,690   Jun-82    Jul-98          194    $21.00           $350,490    NNN
         (renewal)                               Aug-98    Jul-08          120    $11.00           $183,590    NNN
                                                                                  $13.50   Aug-01  $225,315
                                                                                  $16.50   Aug-05  $275,385
5400  WELLS FARGO                        8,634   Jun-82    Feb-13          369    $18.00           $155,412  $4.25
5300  Sumitomo Bank                     25,324   Sep-87    Aug-02          180    $35.00           $886,340  $7.25
      [logo]
5200  SMITHBARNEY                       25,324   Nov-87    Oct-02          180    $38.00           $962,312  $7.70
5100  Smith Barney                      25,324   Nov-87    Oct-02          180    $38.00           $962,312  $7.70
5000  Wells Fargo                       25,324   Jun-82    Feb-13          369    $21.50           $544,466  $4.25
4900  Gibson Dunn                       25,324   Nov-12    Nov-12          361    $19.94           $504,961  $4.25
4800  GD&C                              25,324   Nov-82    Nov-12          361    $19.94           $504,961  $4.25
4700                                    25,324   Nov-82    Nov-12          361    $19.94           $504,961  $4.25
4600                                    25,324   Nov-82    Nov-12          361    $19.94           $504,961  $4.25
4500                                    24,505   Nov-82    Nov-12          361    $19.94           $488,630  $4.25
4400                                    24,505   Nov-82    Nov-12          361    $19.94           $488,630  $4.25
4300                                    24,874   Nov-82    Nov-12          361    $19.94           $457,264  $4.25
------------------------------------------------------------------------------------------------------------------
      Sub-Total:                    0  301,800            301,800 Sub-Total SF for Firs 43-54

Floors 42-23
------------------------------------------------------------------------------------------------------------------
4200  Vacant                    4,024
4200  ING Financial Svcs                20,863   Jan-97    Jan-07          121    $16.10           $335,894    NNN
4100  Donovan Leisure                   24,887   Oct-82    Nov-99          206    $25.00           $622,175    NNN
4000  Computer Generated                11,004   Apr-97    Nov-03           80     $8.00            $88,032    NNN
                                                                                  $16.00   Apr-99  $176,064
4000  Vacant                      607
4004  Jonathan Evans                       206   Feb-98    Dec-98        M-T-M    $18.00             $3,706  Gross
4040  Jeanie Lee Law                     1,000   Feb-98    Oct-03           69     $5.00             $5,004    NNN
4050  Pansky & Markle                    2,868   Oct-91    Sep-98           84    $20.00            $57,360    NNN
4055  Al-Tech Enterprise                 1,603   Apr-97    Mar-00           36     $5.00             $8,015    NNN
4060  Trefry, Will                       1,216   Jan-92    Dec-98        M-T-M     $6.00             $7,296    NNN
4070  Citibank                           5,009   Jul-92    Nov-03          137    $10.50            $52,595    NNN
       [logo]
4075  Robert Bender                      1,374   Apr-94    Apr-98           49     $6.00             $8,244    NNN
3900  Gibson Dunn                       24,887   Dec-91    Nov-12          252    $19.50           $485,297  $4.25
3800  Gibson Dunn                       24,887   Dec-91    Nov-12          252    $33.75           $839,936  $4.25
3700  Barton Klugman                    14,129   Sep-97    Oct-02           62    $10.00           $141,290    NNN
3700  Vacant                   10,758
3600  Zimmer Gunsul                      9,493   Jun-94    Aug-01           87     $7.88            $74,805    NNN
                                                                                   $9.35   Jun-99   $88,760
3600  Vacant                      951
3600  Vacant                    5,462
3600  Vacant                    3,635


WELLS FARGO CENTER
333 South Grand Avenue * Downtown Los Angeles

                                          Square Feet             Lease Dates            Minimum    Adjust    Annual   Base
Suite      Tenant's Name               Vacant   Occupied   Begin    Ending   Term (mos)   Rent/PSF    Date      Rent   Stop
----------------------------------------------------------------------------------------------------------------------------
3680     Ford & Harrison                            5,134  Nov-92    May-02         115      $6.33           $32,498    NNN
3500     Russell Reynolds                           4,801  Aug-95    Aug-01          73      $5.00           $24,005    NNN
3535     David Ross & Assoc                         3,009  Jun-92    Feb-98          69     $12.00           $36,108    NNN
3550     Charter Auto Parks                         2,127  Aug-91    Feb-99          91     $21.16           $45,007   None
3560     Lexicon Communicat                         2,469  Feb-94    Jan-99          60      $5.00           $12,345    NNN
3570     Thai Farmers                               4,708  Jun-89    Apr-99         119     $33.65          $158,424  $4.85
3580     Thelen Marrin                              5,263  Nov-90    Nov-02         145     $32.50          $171,048    NNN
         THELEN
         MARRIN
         JOHNSON &
         BRIDGES LLP
         ATTORNEYS AT LAW
3590     Johnnie Johnsn                             1,288  Sep-95    Dec-98       M-T-M      $4.00            $5,152    NNN
3500     Vacant                            472
3400     Thelen Marrin                             24,137  Dec-82    Nov-02         240     $21.28          $513,635  $4.25
3300     Thelen Marrin                             24,484  Dec-82    Nov-02         240     $21.28          $521,020  $4.25
3200     Payden & Rygel                            24,491  Sep-92    Sep-04         145     $23.30          $570,640    NNN
         [logo]
3150     Payden & Rygel                            12,368  Jan-97    Sep-04          93      $3.00           $37,104    NNN
3100     Payden & Rygel                            12,123  Apr-98    Sep-04          78      $8.00           $96,984    NNN
3000     Jones Lang Wootton                         6,993  Jun-97    Jan-02          56     $14.08           $98,461    NNN
         [logo]
3010     Cigna                                      7,410  Mar-97    Feb-03          72      $7.00           $51,870    NNN
3020     Jones Lang                                 5,375  Feb-97    Dec-98       M-T-M     $12.00           $64,500    NNN
3030     Boyt Co.                                   2,295  Oct-93    Sep-98          60      $5.00           $11,475    NNN
3040     Banco Di Napoli                            2,418  Nov-92    Oct-02         120     $18.80           $45,458    NNN
2910     Office of Ch. 13 (MTM)                     6,424  Jan-98    Dec-98       M-T-M     $19.20          $123,341  Gross
                                                                                            $24.00  Feb-98  $154,176
                                                                                            $60.00  Apr-98  $385,440
2950     Vacant                         18,067
29-2800  Oaktree Capital (48.982 SF)            new lease  Apr-99    Mar-09         120     $15.50          $759,221    NNN
2800     Vacant                         24,491
2700     Vacant                         24,491
2700     Oaktree Capital (24.491 SF)            new lease  Apr-99    Mar-09         120      $0.00                $0    NNN
                                                                                            $15.50  Jun-01  $759,221
2600     Vacant                         24,491
2500     Vacant                         24,271
2400     Kidder Peabody                            20,977  Sep-91    Aug-01         120     $22.85          $479,324    NNN
         PaineWebber
2400     Vacant                          2,692
2300     Kidder Peabody                            24,009  Sep-91    Aug-01         120     $22.85          $548,606    NNN
----------------------------------------------------------------------------------------------------------------------------
             Sub-Total:                144,412    345,729           490,141  Sub-Total SF for Flrs 23-42

Floors 22-4
----------------------------------------------------------------------------------------------------------------------------
2200     Credit Suisse                             24,145  Dec-84    Dec-04         241      $5.00          $120,725    NNN
2100     Zevnik Horton                             24,145  Jul-96    Jun-03          84      $7.53          $181,800    NNN
                                                                                             $8.78  Jul-98  $212,100
                                                                                            $10.10  Jul-99  $243,864
2000     Citibank (storage)                           273  Oct-95    Sep-25       M-T-M     $18.00            $4,914   None
2000     Bovitz & Spitzer                           2,780  Jun-95    May-98          36      $3.00            $8,340    NNN
2000     LA Reprographics                           2,175  Dec-96    Nov-98          24      $5.00           $10,875    NNN
2008     Barnes, McGhee                             3,497  Jun-95    Aug-00          63      $3.00           $10,491    NNN
2020     Shaco, Inc.                                4,469  Jun-95    Aug-00          63      $3.00           $13,407    NNN
2040     Offce Lt Governor                          6,685  Apr-96    Aug-98          29     $10.59           $70,794   None

WELLS FARGO CENTER
333 South Grand Avenue * Downtown Los Angeles

                                        Square Feet               Lease Dates            Minimum    Adjust     Annual  Base
Suite    Tenant's Name               Vacant   Occupied   Begin      Ending   Term (mos)   Rent/PSF    Date       Rent   Stop
----------------------------------------------------------------------------------------------------------------------------
2050   Dvlpmnt Specialist                         3,011   Jun-95     May-00          60      $3.00             $9,033    NNN
1900   Goldman, Sachs                            24,145   Feb-95     Jan-01          72     $12.00           $289,740    NNN
1800   Vacant                          2,940
1800   Goldman, Sachs                            11,232   Feb-95     Jan-01          72     $12.00           $134,784    NNN
1800   Goldman, Sachs (storage)                     350   Jun-87     Jan-01         164     $15.00             $5,250    NNN
1810   Vacant                          1,819
1815   Vacant                          1,738
1820   Vacant                          2,819
1870   Wlknsn & Undrhill                          1,080   Oct-91     Sep-01         120      $3.50             $3,780    NNN
1880   Daniel Wier                                2,167   Feb-98     Jan-02          48      $5.50            $11,916    NNN
1700   Vacant                          2,760
1700   Dresdner Bank                             13,138   Sep-96     Nov-07         135      $8.00           $105,104    NNN
                                                                                            $10.00  Dec-99   $131,380
                                                                                            $11.00  Dec-00   $144,518
                                                                                            $12.00  Dec-02   $157,656
                                                                                            $14.00  Dec-03   $183,932
                                                                                            $15.00  Dec-06   $197,070
1710   Doc Repository                             4,133   Jul-97     Dec-01          54      $5.50            $22,732    NNN
1770   McGraw-Hill Co.                            4,114   Oct-95     Sep-00          60      $5.00            $20,570    NNN
       The McGraw-Hill Companies
1600   Peterson Ross                             18,888   Oct-86     Sep-01         180     $30.00           $566,640  $6.70
1650   Peterson Ross                              3,043   Oct-93     Sep-01          96     $23.30            $70,902    NNN
1680   Peterson Ross                              2,214   Jun-89     Sep-01         148     $23.00            $50,922    NNN
1565   Prgsve Lgl (MTM)                           2,258   Sep-97     Dec-98       M-T-M     $10.63            $24,003   None
1500   O'Brien Partners                           4,123   Dec-93     Dec-01          97     $10.00            $41,230    NNN
                                                                                            $15.00  Dec-98    $61,845
1525   Wheat, First Sec.                          1,384   Mar-95     Sep-00          67      $5.00             $6,920    NNN
1555   La Florence, Inc.                          1,205   Jun-95     Sep-00          64      $5.00             $6,025    NNN
1570   Marks Murase                               8,403   Sep-86     Aug-98         144      $6.00            $50,418    NNN
1580   Jeff Dominic Price                           591   Sep-97     Sep-98          13      $7.50             $4,433    NNN
1590   Vacant                          1,719
1560   Parker Mulcahy                             4,156   Dec-97     Nov-03          72      $9.75            $40,521    NNN
                                                                                            $10.00  Dec-01    $41,560
1485   Progressive Legal                          8,313   Apr-95     Mar-98          36     $15.65           $130,098   None
1480   Jones Lang (storage)                          55   Dec-93     Nov-23       M-T-M     $15.00               $825   None
1400   Vacant                          1,889
1400   Bridge Mrkt Data                           5,500   Mar-94     Feb-99          60      $5.50            $30,250    NNN
1450   Delta Asset Mgmt                           7,460   Sep-91     Aug-98          84      $6.00            $44,760    NNN
1200   Wells Fargo                               23,681   Jun-82     Feb-13         369     $14.00           $331,534  $4.25
1100   Wells Fargo                               23,716   Jun-82     Feb-13         369     $14.00           $332,024  $4.25
1000   Wells Fargo                               23,716   Jun-82     Feb-13         369     $14.00           $332,024  $4.25
900    Wells Fargo                               23,716   Jun-82     Feb-13         369     $14.00           $332,024  $4.25
800    Wells Fargo                               23,716   Jun-82     Feb-13         369     $14.00           $332,024  $4.25
700    Wells Fargo                               23,716   Jun-82     Feb-13         369     $14.00           $332,024  $4.25
600    Business Acct Solu                         3,688   Jul-97     Aug-03          74      $6.00            $22,128    NNN
600    Chang Hwa Bank                            14,200   Sep-90     Jul-06         191     $18.00           $255,600    NNN
601    Dvlpmnt Spcialst (storage)                   415   Jun-97     May-27       M-T-M     $15.00             $6,225   None
650A   Nan Nan Xu                                 2,260   Oct-96     Dec-02          75      $4.00             $9,040    NNN
                                                                                             $5.00  Jan-99    $11,300
                                                                                             $7.00  Jan-00    $15,820
                                                                                             $8.50  Jan-01    $19,210
                                                                                            $10.00  Jan-02    $22,600
660    Fire Life Safety                           2,260   Feb-91     Jan-01         120     $30.00            $67,800    NNN
680    Isadore's                                    660   Sep-90     Sep-00         121     $18.18            $11,999   None
600-S  RR Donnelley (storage)                       293   Mar-94     Feb-24       M-T-M     $18.00             $5,274   None
500    Wells Fargo                               23,716   Jun-82     Feb-13         369     $14.00           $332,024  $4.25
400    Vacant                          3,780
400    Vacant                          3,147
400    Century Reprographics                      4,806   Jun-98     May-03          60     $13.00            $62,478    NNN
400    ABM Janitorial (storage)                     209   Jan-98     Dec-27       M-T-M      $0.00                 $0   None
400    USI Security (storage)                       209   Jan-98     Dec-27       M-T-M      $0.00                 $0   None
401    WFB - Phone Room                             406   Jan-85     Feb-13         338     $17.14             $6,959    NNN
402    WFB - Elevator                               573   Jan-85     Feb-13         338     $17.14             $9,821    NNN
403    WFB - Dumb Waiter                             64   Jan-85     Feb-13         338     $17.14             $1,097    NNN
410    Hanley-McCartn MTM                         1,122   Jan-94     Dec-98          60      $4.28             $4,802   None


WELLS FARGO CENTER
333 South Grand Avenue * Downtown Los Angeles


                                     Square Feet                Lease Dates               Minimum  Adjust      Annual   Base
Suite    Tenant's Name             Vacant    Occupled  Begin     Ending      Term (mos)  Rent/PSF    Date        Rent   Stop
----------------------------------------------------------------------------------------------------------------------------
430     Human Rights (MTM)                      1,296   Apr-96     Dec-98         M-T-M    $10.90             $14,126   None
470     Bunker Hill Club (Office)               2,795   Jun-92     Jul-98            74    $18.00             $50,310    NNN
                                                        Aug-98     Jul-08           120     $6.00             $16,770    NNN
                                                                                           $10.00  Aug-03     $27,950
480     LA Mstr Chrie MTM                       5,309   Apr-93     Dec-98            69     $3.91             $20,758   None
----------------------------------------------------------------------------------------------------------------------------
            Sub-Total:              22,611    405,674             428,285    Sub-Total SF for Flrs 4-22

Mezzanine & Plaza
----------------------------------------------------------------------------------------------------------------------------
300     WFB - Plza & Mezz                      35,031   Oct-82     Feb-13           365    $29.39          $1,029,561  $4.25
----------------------------------------------------------------------------------------------------------------------------
             Total Office (SF):    167,023  1,088,234           1,255,257    Total NRA             86.7% Occupancy

STORAGE TENANTS

Roof    Level
----------------------------------------------------------------------------------------------------------------------------
5501    Walls Fargo                             4,184   Mar-83     Feb-13           360    $16.82             $70,375  $5.05
                                                                                           $21.42  Mar-00     $89,640
                                                                                           $25.45  Mar-05    $106,464
                                                                                           $30.22  Mar-10    $126,446
Parking Level
----------------------------------------------------------------------------------------------------------------------------
PL-507  MP Devlop Ltd.                            187   Jun-88     May-18           360    $26.00              $4,862   None
        Maguire
        Partners
PL-510  MP Devlop Ltd.                            335   Jun-88     Dec-98           127    $26.00              $8,710   None
PL-417  ESUSA                                     195   Jun-90     Dec-98           103    $24.53              $4,783   None
PL-418  MP Devlop Ltd.                            480   Jun-88     Dec-98           127    $26.00             $12,480   None
PL-420  MP Devlop Ltd.                            738   Jun-88     Dec-98           127    $26.00             $19,188   None
PL-300  MP Devlop Ltd.                            157   Jun-88     Dec-98           127    $26.00              $4,082   None
PL-316  MP Devlop Ltd.                            658   Jun-88     Dec-98           127    $26.00             $17,108   None
PL-320  Robeks Juice                              300   May-98     Apr-03            60    $15.00              $4,500   None
PL-330  Century Parking                           999   Jun-89     Dec-98           115    $28.26             $28,232   None
PL-332  Century Parking                           210   Jun-89     Dec-98           115     $0.00                  $0   None
PL-332  Valet Car Wash                             70   Jan-98     Dec-98            12     $0.00                  $0   None
PL-343  Court Cafeteria                           200   Jan-98     Dec-98            12    $24.00              $4,800   None
PL-224  Wells Fargo                               508   Mar-83     Feb-13           360    $13.57              $6,894  $5.05
PL-122  Wells Fargo                             1,170   Mar-83     Feb-13           360    $15.01             $17,562  $5.05
PL-124  MP Devlop Ltd.                            602   Jun-88     Dec-98           127    $26.00             $15,652   None
PL-125  Legal Source                              541   Dec-93     Nov-98            60     $0.00                  $0   None
PL-136  MP Devlop Ltd.                            314   Jun-88     Dec-98           127    $26.00              $8,164   None
----------------------------------------------------------------------------------------------------------------------------
           Total Storage (SF):           0     11,848              11,848   Total NRA              100.0% Occupancy

RETAIL TENANTS

1st and 2nd Level
----------------------------------------------------------------------------------------------------------------------------
R-350   Stepps                                  8,723   Jan-86     Jan-00           169    $23.54            $205,339  $5.20
R-100   Wells Fargo (Museum)                   11,815   Oct-83     Feb-13           353    $25.25            $298,329  $4.25
[Photo omitted]

WELLS FARGO CENTER
333 South Grand Avenue * Downtown Los Angeles

                                     Square Feet                Lease Dates               Minimum  Adjust      Annual   Base
Suite    Tenant's Name             Vacant    Occupled  Begin     Ending      Term (mos)  Rent/PSF    Date        Rent   Stop
----------------------------------------------------------------------------------------------------------------------------
R-51    CA Sesquicentennia                      1,290   Jul-97     Jun-96            12     $0.00                  $0    NNN
R-50    Legal Source                            2,046   Dec-93     Nov-98            60    $18.00             $36,828    NNN
R-33    UPS                                       570   Jun-89     Dec-98           115    $30.86             $17,590    NNN
        [logo]
R-32    CA Pizza Kitchen                        4,700   Jul-89     Jun-04           180    $31.20            $146,640    NNN
                                                                                           $35.20            $165,440
R-30    Fourtain Court                          1,650   Dec-87     Nov-17         M-T-M     $0.00                  $0    NNN
R-26    Robeks Juice                              515   May-98     Apr-03            60    $80.00             $41,200    NNN
R-25    Rocky Mtn Choc                            523   Mar-98     Dec-98            10    $25.00             $13,075    NNN
R-23    Crisp                                     255   Mar-88     Feb-98           120    $50.00             $12,750    NNN
R-19    Pasqua                                    878   May-87     Apr-07           240    $60.14             $52,803  $5.20
R-17    Mrs. Fields                               781   Jan-87     Dec-06           240    $35.00             $27,335  $5.20
R-15    McDonald's                              4,036   Feb-86     Jul-06           246    $15.50             $62,558    NNN
        [logo]
R-13    Kachina                                 5,900   Feb-92     Feb-07           181    $28.28            $166,852    NNN
                                                                                           $32.28  Feb-98    $190,452
R-10    Court Cafteria                         13,668   Jan-84     Jan-99           181    $38.79            $530,182  $3.15
R-09    Russells                                3,070   Aug-86     Aug-01           181    $15.85             $48,660    NNN
R-07    Taipan                                  5,168   Oct-84     Sep-00           192    $20.90            $108,011    NNN
                                                                                           $22.06  Oct-98    $114,006
                                                                                           $23.22  Oct-99    $120,001
R-06    La Petite                               1,432   Nov-97     Oct-02            60    $32.00             $45,824    NNN
                                                                                           $34.00  Nov-98     $48,688
                                                                                           $36.00  Nov-99     $51,552
                                                                                           $38.00  Nov-00     $54,416
                                                                                           $40.00  Nov-01     $57,280
R-05    Flower Patch                              710   Jan-84     Dec-98           180    $35.15             $24,957    NNN
R-03    Federal Express                           570   Jan-94     Dec-98            60    $58.60             $33,402    NNN
        [logo]
R-02    Sloan's                                   807   Jan-84     Dec-98           180    $38.00             $30,666  $5.05
R-ATM   Wells Fargo (ATM)                          32   Jun-88     Jul-99           134   $300.00              $9,600    NNN
----------------------------------------------------------------------------------------------------------------------------
              Total Retail (SF):         0     69,139              69,139  Total NRA               100.0% Occupancy
----------------------------------------------------------------------------------------------------------------------------
            Total Building (SF):   167,023  1,169,221           1,336,244  Total NRA                87.5% Occupancy
----------------------------------------------------------------------------------------------------------------------------




WELLS FARGO
[Photo omitted] [Photo omitted] [Photo omitted]

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

                         Annual PSF
Property Component       Weighted Avg. Rent  Predominant Expense Basis
-------------------------------------------------------------------------------
Office- Major Tenants    $20.85              Full Service and NNN
Office -Smaller Tenants  $13.99              NNN
Retail Tenants           $28.25              NNN

  Major Tenants
  Six subject tenants lease a combined rentable area of 659,463 square feet, or 49.4 percent of the total rentable area. The major tenants include a bank, two law firms and three financial services/brokerage firms. These six major tenants are summarized below.

                                Current Ann.
Tenant               SF Leased  PSF Rent      Expiration  % of Total
-------------------------------------------------------------------------------
Wells Fargo          236,009    $14.00-29.39  2013        17.7%
Gibson, Dunn         224,954    $19.50-33.75  2012        16.8%
Thelen Marrin         53,884    $21.28-38.00  2002         4.0%
Smith Barney          50,648    $38.00        2002         3.8%
Payden & Rygel        48,982    $3.00-23.30   2004         3.7%
Kidder/Paine Webber   44,986    $22.85        2001         3.4%
-------------------------------------------------------------------------------
       Total         659,463

  Paine Webber is marketing its space for sublease. Sumitomo Bank, which leases 24,324 square feet on the 53rd floor is also marketing portions of its premises for sublease. Thelen Marrin has previously subleased portions of its premises.

  A new lease to Oaktree Capital was signed during March, 1998 for the 28 and 29th floors (48,892 square feet), as well as a commitment for "hold" space encompassing the entire 27th floor (24,492 square feet). The total premises for this new tenant will be 72,282 square feet, with a commencement date of April, 1999.

  Wells Fargo and Gibson, Dunn & Crutcher are the two largest tenants, with a combined 460,963 square feet of rentable area, or about 35 percent of the total building. Pertinent issues relating to these tenancies are briefly discussed below.

     WELLS FARGO is the largest tenant, and controls an interest in the property through its acquisition of Crocker Bank. Wells Fargo also has significant leasehold premises in two other CBD office buildings through its acquisition of 1st Interstate Bank. These premises include approximately 160,000 square feet of space in Library Tower at 633 West 5th Street (formerly "1st Interstate World Center"). The lease in this building expires in 2005, and Wells Fargo has subleased much of the space, and has effectively vacated this location (although the tenant remains obligated for the lease payments). Wells Fargo also leases 420,000 square feet to 1999 in the 1st Interstate Tower building at 707 Wilshire Boulevard. Wells Fargo also has a 50 percent interest in this building. It is generally acknowledged that the bank does not require the entire premises in both the subject building and 707 Wilshire Boulevard. Wells Fargo has an ownership interest in each property, but the subject lease has a substantially longer term (2013 versus 1999).

-------------------------------------------------------------------------------
                                      67

                                                                  Stacking Plan
WELLS FARGO CENTER
333 South Grand Avenue - Downtown Los Angeles

                                            Square Feet         Total  Occupancy
Floor   Tenant's Name         Suite      Vacant   Occupied  Floor (SF)  Ratio (%)
---------------------------------------------------------------------------------
  55   Wells Fargo            5501                  4,184               (storage)
---------------------------------------------------------------------------------
             Sub-Total (SF):               0        4,184       4,184     100.0%
---------------------------------------------------------------------------------

  54   City Club              5400                 16,690
       Wells Fargo            5400                  8,634
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       25,324      25,324     100.0%
---------------------------------------------------------------------------------

  53   Sumitomo               5300                 25,324
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       25,324      25,324     100.0%
---------------------------------------------------------------------------------

  52   Smith Barney           5200                 25,324
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       25,324      25,324     100.0%
---------------------------------------------------------------------------------

  51   Smith Bamey            5100                 25,324
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       25,324      25,324     100.0%
---------------------------------------------------------------------------------

  50   Wells Fargo            5000                 25,324
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       25,324      25,324     100.0%
---------------------------------------------------------------------------------

  49   Gibson Dunn            4900                 25,324
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       25,324      25,324     100.0%
---------------------------------------------------------------------------------

  48   Gibson Dunn            4800                 25,324
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       25,324      25,324     100.0%
---------------------------------------------------------------------------------

  47   Gibson Dunn            4700                 25,324
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       25,324      25,324     100.0%
---------------------------------------------------------------------------------

  46   Gibson Dunn            4600                 25,324
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       25,324      25,324     100.0%
---------------------------------------------------------------------------------

  45   Gibson Dunn            4500                 24,505
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       24,505      24,505     100.0%
---------------------------------------------------------------------------------

  44   Gibson Dunn            4400                 24,505
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       24,505      24,505     100.0%
---------------------------------------------------------------------------------

  43   Gibson Dunn            4300                 24,874
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       24,874      24,874     100.0%
---------------------------------------------------------------------------------

  42   Vacant                 4200     4,024
       ING Financial Svcs     4200                 20,863
---------------------------------------------------------------------------------
             Sub-Total (SF):           4,024       20,863      24,887      83.8%
---------------------------------------------------------------------------------

  41   Donovan Leisure        4100                 24,887
---------------------------------------------------------------------------------
             Sub-Total (SF):               0       24,887      24,887     100.0%
---------------------------------------------------------------------------------


WELLS FARGO CENTER
333 South Grand Avenue - Downtown Los Angeles

                                            Square Feet         Total  Occupancy
Floor   Tenant's Name         Suite      Vacant   Occupied  Floor (SF)  Ratio (%)
---------------------------------------------------------------------------------
  40   Computer Generated        4000               11,004
       Jonathan Evans (MTM)      4004                  206              (storage)
       Vacant                    4000       607
       Jeanie Lee Law            4040                1,000
       Pansky & Markle           4050                2,868
       Al-Tech Enterprise        4055                1,603
       Trefry, Will (MTM)        4060                1,216
       Citibank                  4070                5,009
       Robert Bender             4075                1,374
---------------------------------------------------------------------------------
             Sub-Total (SF):                607     24,280     24,887      97.6%
---------------------------------------------------------------------------------

  39   Gibson Dunn               3900               24,887
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,887     24,887     100.0%
---------------------------------------------------------------------------------

  38   Gibson Dunn               3800               24,887
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,887     24,887     100.0%
---------------------------------------------------------------------------------

  37   Barton Klugman            3700               14,129
---------------------------------------------------------------------------------
       Vacant                    3700    10,758
---------------------------------------------------------------------------------
             Sub-Total (SF):             10,758     14,129     24,887      56.8%

  36   Zimmer Gunsul             3600                9,493
       Vacant                    3600       951
       Vacant                    3600     5,462
       Vacant                    3600     3,635
       Ford & Harrison           3680                5,134
---------------------------------------------------------------------------------
             Sub-Total (SF):             10,048     14,627     24,675      59.3%
---------------------------------------------------------------------------------

  35   Russell Reynolds          3500                4,801
       David Ross & Assoc        3535                3,009
       Charter Auto Parks        3550                2,127
       Lexicon Communicat        3560                2,469
       Thai Farmers              3570                4,708
       Thelen Marrin             3580                5,263
       Johnnie Johnsn MTM        3590                1,288
       Vacant                    3500       472
---------------------------------------------------------------------------------
             Sub-Total (SF):                472     23,665     24,137      98.0%
---------------------------------------------------------------------------------

  34   Thelen Marrin             3400               24,137
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,137     24,137     100.0%
---------------------------------------------------------------------------------

  33   Thelen Marrin             3300               24,484
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,484     24,484     100.0%
---------------------------------------------------------------------------------

  32   Payden & Rygel            3200               24,491
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,491     24,491     100.0%
---------------------------------------------------------------------------------

  31   Payden & Rygel            3150               12,368
       Payden & Rygel            3100               12,123
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,491     24,491     100.0%
---------------------------------------------------------------------------------


WELLS FARGO CENTER
333 South Grand Avenue - Downtown Los Angeles

                                            Square Feet         Total  Occupancy
Floor   Tenant's Name         Suite      Vacant   Occupied  Floor (SF)  Ratio (%)
---------------------------------------------------------------------------------
  30   Jones Lang Wootton        3000                6,993
       Cigna                     3010                7,410
       Jones Lang (MTM)          3020                5,375
       Boyt Co.                  3030                2,295
       Banco Di Napoli           3040                2,418
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,491     24,491     100.0%
---------------------------------------------------------------------------------

  29   Office of Ch. 13 (MTM)    2910                6,424
       Vacant                    2950    18,067
---------------------------------------------------------------------------------
             Sub-Total (SF):             18,067      6,424     24,491      26.2%
---------------------------------------------------------------------------------

  28   Vacant                    2800    24,491
---------------------------------------------------------------------------------
             Sub-Total (SF):             24,491          0     24,491       0.0%
---------------------------------------------------------------------------------

  27   Vacant                    2700    24,491
---------------------------------------------------------------------------------
             Sub-Total (SF):             24,491          0     24,491       0.0%
---------------------------------------------------------------------------------

  26   Vacant                    2600    24,491
---------------------------------------------------------------------------------
             Sub-Total (SF):             24,491          0     24,491       0.0%
---------------------------------------------------------------------------------

  25   Vacant                    2500    24,271
---------------------------------------------------------------------------------
             Sub-Total (SF):             24,271          0     24,271       0.0%
---------------------------------------------------------------------------------

  24   Kidder Peabody            2400               20,977
       Vacant                    2400     2,692
---------------------------------------------------------------------------------
             Sub-Total (SF):              2,692     20,977     23,669      88.6%
---------------------------------------------------------------------------------

  23   Kidder Peabody            2300               24,009
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,009     24,009     100.0%
---------------------------------------------------------------------------------

  22   Credit Suisse             2200               24,145
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,145     24,145     100.0%
---------------------------------------------------------------------------------

  21   Zevnik Horton             2100               24,145
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,145     24,145    100.0%
---------------------------------------------------------------------------------

  20   Citibank (MTM)            2000                  273              (storage)
       Bovitz & Spitzer          2000                2,780
       LA Reprographics          2000                2,175
       Barnes, McGhee            2008                3,497
       Shaco, Inc.               2020                4,469
       Offce Lt Governor         2040                6,685
       Dvlpmnt Specialist        2050                3,011
             Sub-Total (SF):                  0     22,890     22,890     100.0%

  19   Goldman, Sachs            1900               24,145
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,145     24,145     100.0%
---------------------------------------------------------------------------------

  18   Vacant                    1800     2,940
       Goldman, Sachs            1800               11,232
       Goldman, Sachs            1800                  350              (storage)


WELLS FARGO CENTER
333 South Grand Avenue - Downtown Los Angeles

                                            Square Feet         Total  Occupancy
Floor   Tenant's Name         Suite      Vacant   Occupied  Floor (SF)  Ratio (%)
---------------------------------------------------------------------------------
       Vacant                    1810     1,819
       Vacant                    1815     1,738
       Vacant                    1820     2,819
       Wlknsn & Undrhill         1870                1,080
       Daniel Wier               1880                2,167
---------------------------------------------------------------------------------
             Sub-Total (SF):              9,316     14,829     24,145      61.4%
---------------------------------------------------------------------------------

  17   Vacant                    1700     2,760
       Dresdner Bank             1700               13,138
       Doc Repository            1710                4,133
       McGraw-Hill Co.           1770                4,114
---------------------------------------------------------------------------------
             Sub-Total (SF):              2,760     21,385     24,145      88.6%
---------------------------------------------------------------------------------

  16   Peterson Ross             1600               18,888
       Peterson Ross             1650                3,043
       Peterson Ross             1680                2,214
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     24,145     24,145     100.0%
---------------------------------------------------------------------------------

  15   Prgsve Lgl (MTM)          1565                2,258
       O'Brien Partners          1500                4,123
       Wheat, First Sec.         1525                1,384
       La Florence, Inc.         1555                1,205
       Marks Murase              1570                8,403
       Jeff Dominic Price        1580                  591
       Parker Mulcahy            1560                4,156
       Vacant                    1590     1,719
---------------------------------------------------------------------------------
             Sub-Total (SF):              1,719     22,120     23,839      92.8%
---------------------------------------------------------------------------------

  14   Progressive Legal         1485                8,313
       Jones Lang (MTM)          1480                   55              (storage)
       Vacant                    1400     1,889
       Bridge Mrkt Data          1400                5,500
       Delta Asset Mgmt          1450                7,460
---------------------------------------------------------------------------------
             Sub-Total (SF):              1,889     21,328     23,217      91.9%
---------------------------------------------------------------------------------

  12   Wells Fargo               1200               23,681
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     23,681     23,681     100.0%
---------------------------------------------------------------------------------

  11   Wells Fargo               1100               23,716
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     23,716     23,716     100.0%
---------------------------------------------------------------------------------

  10   Wells Fargo               1000               23,716
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     23,716     23,716     100.0%
---------------------------------------------------------------------------------

   9   Wells Fargo               900                23,716
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     23,716     23,716     100.0%
---------------------------------------------------------------------------------

   8   Wells Fargo               800                23,716
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     23,716     23,716     100.0%
---------------------------------------------------------------------------------


WELLS FARGO CENTER
333 South Grand Avenue - Downtown Los Angeles

                                            Square Feet         Total  Occupancy
Floor   Tenant's Name         Suite      Vacant   Occupied  Floor (SF)  Ratio (%)
---------------------------------------------------------------------------------
   7   Wells Fargo               700                23,716
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     23,716     23,716     100.0%
---------------------------------------------------------------------------------

   6   Business Acct Solu        600                 3,688
       Chang Hwa Bank            600                14,200
       Devlpmnt Specialst (MTM)  601                   415              (storage)
       Nan Nan Xu                650A                2,260
       Fire Life Safety          660                 2,260
       Isadore's                 680                   660
       RR Donnelley (MTM)        600-S                 293              (storage)
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     23,776     23,776     100.0%
---------------------------------------------------------------------------------

   5   Wells Fargo               500                23,716
             Sub-Total (SF):                  0     23,716     23,716     100.0%

   4   Vacant                    400      3,780
       Vacant                    400      3,147
       Century Reprographics     400                 4,806
       ABM Janitorial (MTM)      400                   209              (storage)
       USI Security (MTM)        400                   209              (storage)
       WFB - Phone Room          401                   406
       WFB - Elevator            402                   573
       WFB - Dumb Waiter         403                    64
       Hanley-McCartn MTM        410                 1,122
       Human Rights (MTM)        430                 1,296
       City Club                 470                 2,795
       LA Mstr Chrle MTM         480                 5,309
---------------------------------------------------------------------------------
             Sub-Total (SF):              6,927     16,789     23,716      70.8%
---------------------------------------------------------------------------------

   3   Wells Fargo               Mezz               23,394
       Wells Fargo               Plaza              11,637
---------------------------------------------------------------------------------
             Sub-Total (SF):                  0     35,031     35,031     100.0%
---------------------------------------------------------------------------------

       Wells Fargo Center o Office Tower                     Rent Roll
       STACKING PLAN                      Vacant  Occupied    Total SF
                         Totals (SF):    167,023  1,092,418  1,259,441


[Graph omitted]

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

     The lease for this tenant includes a clause which adjusts the rent to reflect "any increase in the cost of living" on the 11th, 16th, 21st, and 26th anniversaries. The adjustments are limited, however: "..the maximum amount to which the basic rent may be increased...shall be the amount which, together with [the passthroughs above a $4.25 PSF expense stop]..is equal to the fair market value rental as of the Adjustment Date". The landlord did not increase the rental rate as permitted as of the 1992 and 1997 (11th and 16th anniversaries) adjustment dates because current rent and reimbursements exceeded the landlord's estimate of market rent. We note that market rent as defined in the lease can be interpreted differently by opposing parties, and market rent could well be determined to include deductions for tenant improvements amortized over the term of the lease. Based on our analysis of the current and projected market rental rates over the term of the holding period, the contract rent and reimbursements exceed market rent, and we projected the current rent to remain "flat" over the term of the lease.

     GIBSON, DUNN & CRUTCHER, LLP was founded in 1890, and has 15 offices worldwide, including Los Angeles (the founding office), Century City, New York, Washington D.C., Dallas, and Denver. The firm includes specialty practice groups in Antitrust and Trade regulation, Environmental law, Securities litigation, and international trade and customs law. Gibson, Dunn & Crutcher also has an interest in the property. This tenant has a similar CPI/market rental adjustment clause as Wells Fargo each five years, and the current rent and expense reimbursements will continue to exceed market rental rates over the holding period, based on our projections. We accordingly modeled the rental for this tenant "flat" for the remainder of the lease.

  Rollover Profile
  The accompanying chart details the lease expiration schedule for the current subject tenants. The annual rollover profile for the office component of the property is summarized below.

Year  SF Expiring  % of Total *
-------------------------------
1998   45,953       3.6%
1999   39,691       3.2%
2000   19,943       1.6%
2001  130,748      10.4%
2002  162,957      12.9%
2003   61,218       4.9%
2004   73,127       5.8%
2005        0         0%
2006   14,200       1.1%
2007   34,001       2.7%
2008   19,485       1.5%
2009   73,473       5.8%
2010        0       0.0%
2011        0       0.0%
2012  224,954      17.9%
2013  240,193      19.1%
*Office tower area including roof area


-------------------------------------------------------------------------------
                                      68

                               Rollover Exposure
                                OFFICE COMPONENT

WELLS FARGO CENTER
333 South Grand Avenue  Downtown Los Angeles

------------------------------------------------------------------------------------------------------------
Rollover                                              Occupied   Percentage   Expiry    Cumulative  Rollover
 Year       Tenant's Name                      Suite  Area (SF)  of Building    Date     SQFT       Percent
------------------------------------------------------------------------------------------------------------
 1998     David Ross & Assoc                    3535      3,009         0.2%  Feb-98      3,009         0.2%
          Progressive Legal                     1485      8,313         0.7%  Mar-98     11,322         0.9%
          Robert Bender                         4075      1,374         0.1%  Apr-98     12,696         1.0%
          Bovitz & Spitzer                      2000      2,780         0.2%  May-98     15,476         1.2%
          Delta Asset Mgmt                      1450      7,460         0.6%  Aug-98     22,936         1.8%
          Marks Murase                          1570      8,403         0.7%  Aug-98     31,339         2.5%
          Office Lt Governor                    2040      6,685         0.5%  Aug-98     38,024         3.0%
          Jeff Dominic Price                    1580        591         0.0%  Sep-98     38,615         3.1%
          Boyt Co.                              3030      2,295         0.2%  Sep-98     40,910         3.2%
          Pansky & Markle                       4050      2,868         0.2%  Sep-98     43,778         3.5%
          LA Reprographics                      2000      2,175         0.2%  Nov-98     45,953         3.6%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                           45,953         3.6%             45,953         3.6%
------------------------------------------------------------------------------------------------------------

 1999     Lexicon Communicat                    3560      2,469         0.2%  Jan-99     48,422         3.8%
          Bridge Mrkt Data                      1400      5,500         0.4%  Feb-99     53,922         4.3%
          Charter Auto Parks                    3550      2,127         0.2%  Feb-99     56,049         4.5%
          Thai Farmers                          3570      4,708         0.4%  Apr-99     60,757         4.8%
          Donovan Leisure                       4100     24,887         2.0%  Nov-99     85,644         6.8%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                           39,691         3.2%             85,644         6.8%
------------------------------------------------------------------------------------------------------------

 2000     Al-Tech Enterprise                    4055      1,603         0.1%  Mar-00     87,247         6.9%
          Dvlpmnt Specialist                    2050      3,011         0.2%  May-00     90,258         7.2%
          Barnes, McGhee                        2008      3,497         0.3%  Aug-00     93,755         7.4%
          Shaco, Inc.                           2020      4,469         0.4%  Aug-00     98,224         7.8%
          Isadore's                              680        660         0.1%  Sep-00     98,884         7.9%
          Wheat, First Sec.                     1525      1,384         0.1%  Sep-00    100,268         8.0%
          La Florence, Inc.                     1555      1,205         0.1%  Sep-00    101,473         8.1%
          McGraw-Hill Co.                       1770      4,114         0.3%  Sep-00    105,587         8.4%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                           19,943         1.6%            105,587         8.4%
------------------------------------------------------------------------------------------------------------

 2001     Fire Life Safety                       660      2,260         0.2%  Jan-01    107,847         8.6%
          Goldman, Sachs                     18-1900     35,377         2.8%  Jan-01    143,224        11.4%
          Goldman, Sachs (storage)              1800        350         0.0%  Jan-01    143,574        11.4%
          Kidder Peabody                     23-2400     44,986         3.6%  Aug-01    188,560        15.0%
          Russell Reynolds                      3500      4,801         0.4%  Aug-01    193,361        15.4%
          Zimmer Gunsul                         3600      9,493         0.8%  Aug-01    202,854        16.1%
          Peterson Ross                         1600     24,145         1.9%  Sep-01    226,999        18.0%
          Wlknsn & Undrhill                     1870      1,080         0.1%  Sep-01    228,079        18.1%
          O'Brien Partners                      1500      4,123         0.3%  Dec-01    232,202        18.4%
          Doc Repository                        1710      4,133         0.3%  Dec-01    236,335        18.8%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                          130,748        10.4%            236,335        18.8%
------------------------------------------------------------------------------------------------------------

 2002     Daniel Wier                           1880      2,167         0.2%  Jan-02    238,502        18.9%
          Jones Lang Wootton                    3000      6,993         0.6%  Jan-02    245,495        19.5%
          Ford & Harrison                       3680      5,134         0.4%  May-02    250,629        19.9%
          Sumitomo Bank                         5300     25,324         2.0%  Aug-02    275,953        21.9%
          Banco Di Napoli                       3040      2,418         0.2%  Oct-02    278,371        22.1%
          Barton Klugman                        3700     14,129         1.1%  Oct-02    292,500        23.2%
          Smith Barney                       51-5200     50,648         4.0%  Oct-02    343,148        27.2%
          Thelen Marrin                      33-3580     53,884         4.3%  Nov-02    397,032        31.5%
          Nan Nan Xu                            650A      2,260         0.2%  Dec-02    399,292        31.7%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                          162,957        12.9%            399,292        31.7%
------------------------------------------------------------------------------------------------------------

 2003     Cigna                                 3010      7,410         0.6%  Feb-03    406,702        32.3%
          Century Reprographics                  400      4,806         0.4%  May-03    411,508        32.7%
          Zevnik Horton                         2100     24,145         1.9%  Jun-03    435,653        34.6%
          Business Acct Solu                     600      3,688         0.3%  Aug-03    415,196        33.0%
          Jeanie Lee Law                        4040      1,000         0.1%  Oct-03    416,196        33.0%
          Parker Mulcahy                        1560      4,156         0.3%  Nov-03    420,352        33.4%
          Computer Generated                    4000     11,004         0.9%  Nov-03    431,356        34.2%
          Cltibank                              4070      5,009         0.4%  Nov-03    436,365        34.6%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                           61,218         4.9%            460,510        36.6%
------------------------------------------------------------------------------------------------------------

 2004     Payden & Rygel                     31-3200     48,982         3.9%  Sep-04    509,492        40.5%


WELLS FARGO CENTER
333 South Grand Avenue  Downtown Los Angeles

------------------------------------------------------------------------------------------------------------
Rollover                                              Occupied   Percentage   Expiry    Cumulative  Rollover
 Year       Tenant's Name                      Suite  Area (SF)  of Building    Date     SQFT       Percent
------------------------------------------------------------------------------------------------------------
          Credit Suisse                         2200     24,145         1.9%  Dec-04    533,637        42.4%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                           73,127         5.8%            533,637        42.4%
------------------------------------------------------------------------------------------------------------

 2006     Chang Hwa Bank                         600     14,200               Jul-06    547,837        43.5%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                           14,200         1.1%            547,837        43.5%
------------------------------------------------------------------------------------------------------------

 2007     ING Financial Svcs                    4200     20,863         1.7%  Jan-07    568,700        45.2%
          Dresdner Bank                         1700     13,138         1.0%  Nov-07    581,838        46.2%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                           34,001         2.7%            581,838        46.2%
------------------------------------------------------------------------------------------------------------

 2008     Bunker Hill City Club (club)          5400     16,690         1.3%  Jul-08    598,528        47.5%
          Bunker Hill City Club (office)         470      2,795         0.2%  Jul-08    601,323        47.7%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                           19,485         1.5%            601,323        47.7%
------------------------------------------------------------------------------------------------------------

 2009     Oaktree Capital (new lease)*       28-2900     48,982         3.9%  Mar-09        N/A          N/A
          Oaktree Capital (new lease)*          2700     24,491         1.9%  Mar-09        N/A          N/A
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                           73,473         5.8%
------------------------------------------------------------------------------------------------------------

 2012     Gibson Dunn                        38-4900    224,954        17.9%  Nov-12    826,277        65.6%
 ------------------------------------------------------------------------------------------------------------
              Sub-Total (SF):                          224,954        17.9%            826,277        65.6%
------------------------------------------------------------------------------------------------------------

 2013     Wells Fargo                     All + Roof    240,193        19.1%  Feb-13  1,066,470        84.7%
------------------------------------------------------------------------------------------------------------
              Sub-Total (SF):                          240,193        19.1%          1,066,470        84.7%
------------------------------------------------------------------------------------------------------------

 MTM/     Hanley-McCartn                         410      1,122         0.1%  Dec-98  1,067,592        84.8%
Storage   Human Rights                           430      1,296         0.1%  Dec-98  1,068,888        84.9%
          LA Mstr Chrle                          480      5,309         0.4%  Dec-98  1,074,197        85.3%
          Prgsve Lgl                            1565      2,258         0.2%  Dec-98  1,076,455        85.5%
          Office of Ch. 13                      2910      6,424         0.5%  Dec-98  1,082,879        86.0%
          Jones Lang                            3020      5,375         0.4%  Dec-98  1,088,254        86.4%
          Johnnie Johnsn                        3590      1,288         0.1%  Dec-98  1,089,542        86.5%
          Jonathan Evans                        4004        206         0.0%  Dec-98  1,089,748        86.5%
          Trefry, Will                          4060      1,216         0.1%  Dec-98  1,090,964        86.6%
          Jones Lang (storage)                  1480         55         0.0%  Nov-23  1,091,019        86.6%
          RR Donnelley (storage)               600-S        293         0.0%  Feb-24  1,091,312        86.7%
          Citibank (storage)                    2000        273         0.0%  Sep-25  1,091,585        86.7%
          Dvlpmnt Spcialst (storage)             601        415         0.0%  May-27  1,092,000        86.7%
          ABM Janitorial (storage)               400        209         0.0%  Dec-27  1,092,209        86.7%
          USI Security (storage)                 400        209         0.0%  Dec-27  1,092,418        86.7%
------------------------------------------------------------------------------------------------------------
              Sub-Total (SF):                           25,948         2.1%          1,092,418        86.7%
------------------------------------------------------------------------------------------------------------

          VACANT SPACE                                  167,023        13.3%          1,259,441       100.0%
------------------------------------------------------------------------------------------------------------
               Sub-Total (SF):                          167,023        13.3%          1,259,441       100.0%
------------------------------------------------------------------------------------------------------------
          Total Building NRA (SF):*                   1,259,441            Cumulative Rollover:     100.0%
------------------------------------------------------------------------------------------------------------


[Graph omitted]





* Square footage does not include Oaktree Capital

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

  The two largest tenants, who lease a combined 37 percent of the total office area, have remaining lease terms to 2012 and 2013, or about 15 years from the date of value. The duration of these leases results in a relatively favorable lease rollover profile for the property. The "flat" rental terms for these tenants limit the income "upside" for this component of the property over the holding period, however.

  Available Space

  There is currently 93,640 square feet of space available on a landlord-direct basis (excluding the leased Oaktree space), or 7.5 percent of the total office area. The quoted rental rates for the available office space range from $8.00 to $12.00 per-square-foot annually, NNN. These rates are "as is" rents, and tenant allowances, leasing commissions, and other concessions are "amortized" over the term of the lease. The projected per-square-foot expenses for NNN charges (as of 1998) are quoted by the landlord at $10.43. The indicated full service gross adjusted quoted rental rate range is from $18.43 to $22.43 per-square-foot annually, prior to amortized concessions.

MARKET RENT

  We based market rent estimates for the subject on our investigations of the competitive buildings in the market, a comparison with quoted rental rates and signed leases for a cross section of competitive properties, and discussions with brokers active in the downtown leasing market. The rental and occupancy surveys included in the Market Analysis section provided an overview of current availabilities and quoted rental rates for office buildings in the downtown market.

  Subject's Market Position

  The subject is an excellent quality Class A office building within the CBD market. The property competes directly for tenants with other, Class A office buildings in this market. The following chart provides an overview of the major properties comprising the "Class A" office supply in the downtown market. The buildings are delineated based on three "tiers", or categories. The categories are based on ratings of "Class A - Top Tier", which consists of the eight newest, best quality major office buildings in the market, "Class A
- 2nd Tier", which consists of seven excellent quality Class A office properties including the subject completed during the middle portion of the last decade (with one exception - 333 South Hope Street), and "Class A -3rd Tier", which consists of five older Class A buildings which previously represented the top tier of the market, and two relatively smaller, good quality office properties completed during the middle portion of the 1980s.


-------------------------------------------------------------------------------
                                      69

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

                                                                                 Rounded
                                     No. Of Rounded                  Current     Asking PSF
Item  Building                       Stories Area (SF)   Year Built  Occupancy*  Rent Range
---------------------------------------------------------------------------------------------------
CLASS A-1ST TIER
F-1    Library Tower                 71      1,360,000   1989        89.9%       $8-12** NNN
F-2    California Plaza II           52      1,300,000   1992        89.4%       $13-18 NNN
F-3    Gas Company Tower             50      1,200,000   1991        85.9%       $8-12** NNN
F-4    777 S. Figueroa               52      1,000,000   1990        92.9%       $14-18 NNN
F-5    Sanwa Bank                    52        930,000   1990        96.5%       $15-25 NNN
F-6    865 S. Figueroa               35        675,000   1991        92.3%       $14-16 NNN
F-7    550 S. Hope                   28        540,000   1991        87.8%       $8.50-14.50 NNN
F-8    801 S. Figueroa               24        435,000   1992        90.4%       $22-25 FSG
---------------------------------------------------------------------------------------------------
Subtotal Class A 1st Tier            -       7,440,000   -           90.5%       $8-25 NNN
                                                                                 $22-25 FSG

CLASS A-2ND TIER
S-9    333 South Hope                55      1,360,000   1974        89.7%       $15-20 FSG
S-10   Wells Fargo Center N.         54      1,250,000   1982        92.9%       $8-12** NNN
S-11   Wells Fargo Center S.         45      1,000,000   1983        79.5%       $8-12** NNN
S-12   California Plaza I            42        935,000   1985        89.7%       $8-15 NNN
S-13   Citicorp Plaza Phase I        41        900,000   1985        84.5%       $12 NNN
S-14   444 S. Flower                 48        890,000   1982        98.1%       $18 FSG
S-15   400 S. Hope                   26        660,000   1982        87.1%       $22 FSG
---------------------------------------------------------------------------------------------------
Subtotal Class A, 2nd Tier           -       6,995,000   -           88.9%       $8-20 NNN
                                                                                 $15-22 FSG

CLASS A-3RD TIER
T-16   Arco Plaza (2 towers)         52      2,020,000   1973        69.9%       $21-24 FSG
T-17   1st Interstate Tower          60      1,030,000   1973        84.0%       $16-24 FSG
T-18   AT&T Center                   42        715,000   1968        77.8%       $14-22 FSG
T-19   MCI Center                    32        680,000   1973        90.3%       $19-22 FSG
T-20   Union Bank Plaza              40        610,000   1967        89.2%       $16-24 FSG
T-21   Chase Plaza                   22        450,000   1986        53.5%       $15 FSG
T-22   1000 Wilshire                 22        450,000   1987        99.3%       $21 FSG
---------------------------------------------------------------------------------------------------
Subtotal Class A, 3rd Tier           -       5,955,000   -           78.6%       $14-24 FSG

Total Class A 1st through 3rd Tiers         20,390,000               86.1%       $14-25 FSG
                                                                                 $8-25 NNN


* Excluding space offered for sublease
** Ownership quotes rent based on net effective prior to amortized Tls and leasing commissions

  The subject competes most directly for tenants with other buildings in the "Class A-Top Tier" and "2nd Tier" categories listed above. The 3rd tier properties must compete on a cost basis, and provide somewhat secondary competition for the subject. We estimated market rental rates for the subject based on an analysis of leases signed recently for space in the competitive buildings listed above and in the subject property. The 22 buildings listed above were included in the rental and occupancy survey presented in the Market Analysis section of this appraisal. An overview of the buildings and tenancies are presented below.


-------------------------------------------------------------------------------
                                      70

                              DOWNTOWN LOS ANGELES
          Rental and Occupancy Survey of Competitive Office Buildings
---------------------------------------------------------------------------------------------------------------------------------
Top Tier - Class "A" Buildings                                                                                       1st Qtr 1993
---------------------------------------------------------------------------------------------------------------------------------
                                             Building Information
                                     ----------------------------------------            Available Space (SF)        Overall
Item    Building Name /                No. of    Area      Avg. Flr.    Year      --------------------------------- Availability
 No.    Location                      Stories    (SF)      Area (SF)    Built      Floor(s)     Direct     Sublease    (SF)
----  -----------------              --------- ---------   ---------   ------     ---------     ------     -------- ------------
 F-1  Library Tower / FIB World Ctr     73     1,360,086     18,631    1989    9, 16, 64 & 72          0   68,309
      633 West 5th Street                                                             14 - 67    137,410      0          Total
                                                                                                 -------
                                                                                                 137,410   68,309      205,719
---------------------------------------------------------------------------------------------------------------------------------
 F-2  Two California Plaza              52     1,277,801     24,573    1992                22          0   20,013
      350  South Grand Avenue                                                         15 - 39    134,969      0          Total
                                                                                                 -------
                                                                                                 134,969   20,013      154,982
---------------------------------------------------------------------------------------------------------------------------------
 F-3  The Gas Company Tower             52     1,200,000     23,077    1991             4 - 8     72,686      0
      555  West 5th Street                                                            30 - 50     96,555      0          Total
                                                                                                 -------
                                                                                                 169,241      0        159,241
---------------------------------------------------------------------------------------------------------------------------------
 F-4  777 Tower                         52     1,004,000     19,308    1991       25,29,34&35          0   16,993
      777 South Figueroa Street                                                        3 - 50     71,395      0          Total
                                                                                                 -------
                                                                                                  71,395   16,993       88,388
---------------------------------------------------------------------------------------------------------------------------------
 F-5  Sanwa Bank Plaza                  52       934,000     17,962    1990           43 & 44          0   11,336
      601 South Figueroa Street                                                       13 - 38     32,951      0          Total
                                                                                                 -------
                                                                                                  32,951   11,336       44,287
---------------------------------------------------------------------------------------------------------------------------------
 F-6  ??5 S. Figueroa Tower             35       674,132     19,261    1991           27 & 33          0   13,871
      865 South Figueroa Street                                                        1 - 33     52,043      0          Total
                                                                                                 -------
                                                                                                  52,043   13,871       65,914
---------------------------------------------------------------------------------------------------------------------------------
 F-7  550 S. Hope Street Building       26       538,006     19,215    1991           17 & 25          0   34,987
      550 South Hope Street                                                           5 - 28      65,473      0          Total
                                                                                                 -------
                                                                                                  65,473   34,987      100,460
---------------------------------------------------------------------------------------------------------------------------------
 F-8  801 Tower                         24       435,832     18,160    1992             4 - 8          0   33,680
      801 South Figueroa Street                                                     Grnd - 10     41,831      0          Total
                                                                                                 -------
                                                                                                  41,831   33,680       75,511
---------------------------------------------------------------------------------------------------------------------------------
                     Top Tier Totals   368     7,423,857     20,174                              705,313  199,189    Vacant
                                                                                                     904,502
                                                                                                     Total SF


            Quoted
          Annual Rent             Occupancy Ratio
Item  -----------------    Lease  ---------------
 No.    PSF       PSF      Type   Direct  Overall
----  ------     ------ --------  ------  -------
 F-1   $5.00  -  $22.00  NNN/FSG  89.9%   84.9%
       $8.00  -  $12.00    NNN
-------------------------------------------------
 F-2  $18.00  -  $18.00    FSG    89.4%   87.9%
      $13.00  -  $18.00    NNN
-------------------------------------------------
 F-3   $8.00  -  $12.00    NNN    85.9%   85.9%
       $8.00  -  $12.00    NNN
-------------------------------------------------
 F-4  $12.00  -  $25.00    FSG    92.9%   91.2%
      $14.00  -  $18.00    NNN
-------------------------------------------------
 F-5  $12.50  -  $17.00  NNN/FSG  96.5%   95.3%
      $15.00  -  $25.00    NNN
-------------------------------------------------
 F-6  $12.00  -  $22.00    FSG    92.3%   90.2%
      $14.00  -  $16.00    NNN
-------------------------------------------------
 F-7   $5.00  -   $6.00    NNN    87.8%   81.3%
       $8.50  -  $14.50    NNN
-------------------------------------------------
 F-8   $8.00  -  $18.56    FSG    90.4%   82.7%
      $22.00  -  $25.00    FSG
-------------------------------------------------
                                  80.5%   87.8%
                                  Direct  Overall
                                  Occupancy Ratio
-------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Second Tier - Class "A" Buildings                                                                                    1st Qtr 1993
---------------------------------------------------------------------------------------------------------------------------------
                                             Building Information
                                     ----------------------------------------            Available Space (SF)        Overall
Item    Building Name /                No. of    Area      Avg. Flr.    Year      --------------------------------- Availability
 No.    Location                      Stories    (SF)      Area (SF)    Built      Floor(s)     Direct     Sublease    (SF)
----  -----------------              --------- ---------   ---------   ------     ---------     ------     -------- ------------
 S-9   333 South Hops St. Building      55     1,359,934     24,726  1974         24 - 31          0   52,220
       333 South Hope Street                                                      22 - 28    140,523     0           Total
                                                                                             -------
                                                                                             140,523   52,220      192,743
---------------------------------------------------------------------------------------------------------------------------------
 S-10  Wells Fargo Center - North       54     1,255,257     23,246  1982      22-41 & 53          0  125,536
       333 South Grand Avenue                                                      4 - 42     93,640     0           Total
                                                                                             -------
                                                                                              93,640  125,536      219,176
---------------------------------------------------------------------------------------------------------------------------------
 S-11  Wells Fargo Center - South       45     1,012,000     22,489  1983          Ground          0     0
       355 South Grand Avenue                                                     18 - 42    207,503     0           Total
                                                                                             -------
                                                                                             207,503     0         207,503
---------------------------------------------------------------------------------------------------------------------------------
 S-12  One California Plaza             42       936,864     22,306  1985         12 & 26          0   32,401
       300 South Grand Avenue                                                Grnd 10 - 38     96,351     0           Total
                                                                                             -------
                                                                                              96,351   32,401      128,752
---------------------------------------------------------------------------------------------------------------------------------
 S-13  Citicorp Center                  41       895,058     21,831  1985          2 - 23          0  170,768
       725 South Figueroa Street                                                  15 - 39    138,777     0           Total
                                                                                             -------
                                                                                             138,777  170,768      309,545
---------------------------------------------------------------------------------------------------------------------------------
 S-14  444 Plaza                        48       893,979     18,625  1982       Grnd - 47          0  161,779
       444 South Flower Street                                                    37 & 38     16,873     0           Total
                                                                                             -------
                                                                                              16,873  161,779      178,652
---------------------------------------------------------------------------------------------------------------------------------
 S-15  400 S. Hope Street Building      26       661,756     25,452  1982          Ground          0     0
       400 South Hope Street                                                       3 - 26     85,051     0           Total
                                                                                             -------
                                                                                              85,051     0          85,051
---------------------------------------------------------------------------------------------------------------------------------
                  Second Tier Totals   311     7,014,848    22,558                           778,718  542,704   Vacant
                                                                                                1,321,422
                                                                                                Total SF


            Quoted
          Annual Rent             Occupancy Ratio
Item  -----------------    Lease  ---------------
 No.    PSF       PSF      Type   Direct  Overall
----  ------     ------ --------  ------  -------
 S-9    $9.00  -  $22.00    FSG    89.7%   85.8%
       $15.00  -  $20.00    FSG
-------------------------------------------------
 S-10  $11.00  -  $16.00    FSG    92.5%   82.5%
        $8.00  -  $12.00    NNN
-------------------------------------------------
 S-11    ---   -    ---     ---    79.5%   79.5%
        $8.00  -  $12.00    NNN
-------------------------------------------------
 S-12  $10.00  -  $10.00   Negot   89.7%   86.3%
        $8.00  -  $15.00    NNN
-------------------------------------------------
 S-13  $12.00  -  $18.00  NNN/FSG  84.5%   65.4%
       $12.00  -  $12.00    NNN
-------------------------------------------------
 S-14  $15.00  -  $18.00    FSG    98.1%   80.0%
       $18.00  -  $18.00    FSG
-------------------------------------------------
 S-15    ---   -    ---     ---    87.1%   87.1%
       $22.00  -  $22.00    FSG
-------------------------------------------------
                                   88.9%   81.2%
                                   Direct  Overall
                                   Occupancy Ratio
-------------------------------------------------

                              DOWNTOWN LOS ANGELES
          Rental and Occupancy Survey of Competitive Office Buildings
---------------------------------------------------------------------------------------------------------------------------------
Third Tier - Class "A" Buildings                                                                                     1st Qtr 1993
---------------------------------------------------------------------------------------------------------------------------------
                                             Building Information
                                     ----------------------------------------            Available Space (SF)        Overall
Item    Building Name /                No. of    Area      Avg. Flr.    Year      --------------------------------- Availability
 No.    Location                      Stories    (SF)      Area (SF)    Built      Floor(s)     Direct     Sublease    (SF)
----  -----------------              --------- ---------   ---------   ------     ---------     ------     -------- ------------
 T-16  ARCO Plaza - North Tower           52      1,009,529     19,414  1972        Ground          0    0
       515 South Flower Street                                                      4 - 41    269,335    0            Total
                                                                                             -------
                                                                                              269,335    0          269,335
---------------------------------------------------------------------------------------------------------------------------------
 T-17  ARCO Plaza - South Tower           52      1,009,529     19,414  1972        Ground          0    0
       555 South Flower Street                                                     16 - 48    339,042    0            Total
                                                                                             -------
                                                                                              339,042    0          339,042
---------------------------------------------------------------------------------------------------------------------------------
 T-18  First Interstate Tower             60      1,028,848     17,147  1973        Ground          0    0
       707 Wishire Boulevard                                                       4,30-56    164,569    0            Total
                                                                                             -------
                                                                                              164,569    0          164,569
---------------------------------------------------------------------------------------------------------------------------------
 T-19  AT & T Center                      42        715,463     17,035  1968    19,21 & 37          0  23,807
       611 West 5th Street                                                         12 - 42    158,676    0            Total
                                                                                             -------
                                                                                              158,676  23,807       162,483
---------------------------------------------------------------------------------------------------------------------------------
 T-20  MCI Center                         32        678,500     21,203  1973        Ground          0    0
       700 South Flower Street                                                      4 - 33     65,658    0            Total
                                                                                             -------
                                                                                               65,658    0           65,658
---------------------------------------------------------------------------------------------------------------------------------
 T-21  Union Bank Plaza                   40        607,822     15,196  1967       24 & 33          0  32,063
       445 South Figueroa Street                                                   22 - 37     65,479    0            Total
                                                                                             -------
                                                                                               65,479  32,063        97,542
---------------------------------------------------------------------------------------------------------------------------------
 T-22  Chase Plaza                        22        447,218     20,328  1986      5, 19-22          0  91,040
       801 South Grand Avenue                                                  Grnd 2 - 16    208,008    0            Total
                                                                                             -------
                                                                                              208,008  91,040       299,048
---------------------------------------------------------------------------------------------------------------------------------
 T-23  1000 Wilshire Building             22        452,000     20,545  1987        Ground          0    0
       1000 Wilshire Boulevard                                                           8      3,000    0            Total
                                                                                             -------
                                                                                                3,000    0            3,000
---------------------------------------------------------------------------------------------------------------------------------
                     Third Tier Totals   322      5,948,909     18,475                      1,273,767   146,910  Vacant
                                                                                                  1,420,677
                                                                                                  Total SF
---------------------------------------------------------------------------------------------------------------------------------
            Three Tier Totals           1,001    20,387,614     20,367                     2,757,798    888,803  Vacant
                                                                                         3,646,601

            Quoted
          Annual Rent             Occupancy Ratio
Item  -----------------    Lease  ---------------
 No.    PSF       PSF      Type   Direct  Overall
----  ------     ------ --------  ------  -------
 T-16    ---        ---     ---    73.3%   73.3%
       $21.00  -  $24.00    FSG
               -
-------------------------------------------------
 T-17    ---        ---     ---    66.4%   66.4%
       $21.00  -  $24.00    FSG
               -
-------------------------------------------------
 T-18    ---        ---     ---    84.0%   84.0%
       $16.00  -  $24.00    FSG
               -
-------------------------------------------------
 T-19  $10.00     $14.00    FSG    77.8%   74.5%
       $14.00  -  $22.00    FSG
               -
-------------------------------------------------
 T-20    ---        ---     ---    90.3%   90.3%
       $19.00  -  $22.00    FSG
               -
-------------------------------------------------
 T-21  $18.00     $24.00  FSG/NNA  89.2%   64.0%
       $16.00  -  $24.00    FSG
               -
-------------------------------------------------
 T-22   $8.00     $12.00    FSG    53.5%   33.1%
       $15.00  -  $15.00    FSG
               -
-------------------------------------------------
 T-23    ---        ---     ---    99.3%   99.3%
       $21.00  -  $21.00    FSG
-------------------------------------------------
                                   78.6%   76.1%
                                   Direct  Overall
                                   Occupancy Ratio
-------------------------------------------------
                                   66.5%   82.1%
                                   Direct  Overall
                                   Occupancy Ratio
-------------------------------------------------

                                                   WELLS FARGO CENTER - PHASE I
                                                         333 South Grand Street
                                                  Los Angeles, California 90071

PARKING INCOME & EXPENSE STATEMENTS

                         January   February      March      April        May       June       July     August   September
  1998 BUDGET               1998       1998       1998       1998       1998       1998       1998       1998        1998
-------------------------------------------------------------------------------------------------------------------------
Gross Parking Income
  Transient              $32,730    $31,720    $35,840    $31,780    $32,480    $33,260    $29,400    $30,320     $29,510
  Validation Exempt      $23,285    $12,270    $18,435    $17,385    $17,875    $18,065    $12,770    $15,360     $16,165
  Validation             $51,570    $45,805    $22,315    $22,905    $52,210    $50,860    $41,485    $33,405     $48,585
  Monthly Exempt        $100,320   $100,320   $100,320   $100,320   $100,320   $100,320   $100,320   $100,320    $100,320
  Other Monthlies       $206,700   $206,700   $208,700   $208,700   $206,700   $208,700   $208,700   $206,700    $208,700
  Miscellaneous Income      $600       $580       $600       $650       $610       $550       $540       $530        $570
  City Club              $10,000    $10,000    $10,000    $10,000    $10,000    $10,000    $10,000    $10,000     $10,000
  Less: Occupancy Tax   ($27,600)  ($26,982)  ($25,223)  ($24,912)  ($27,636)  ($27,579)  ($26,375)  ($25,723)   ($27,033)
-------------------------------------------------------------------------------------------------------------------------
Total Revenue           $399,605   $382,413   $370,987   $366,828   $394,559   $394,196   $376,840   $372,912    $386,817
-------------------------------------------------------------------------------------------------------------------------
  Management Fee          $1,680     $1,680     $1,680     $1,680     $1,680     $1,680     $1,680     $1,680      $1,680
-------------------------------------------------------------------------------------------------------------------------
Expenses                 $75,415    $75,415   $104,592    $75,415    $75,415    $73,475    $73,475   $101,682     $72,945
-------------------------------------------------------------------------------------------------------------------------
Net Income              $324,190   $306,998   $266,395   $291,413   $319,144   $320,721   $303,365   $271,230    $313,872
-------------------------------------------------------------------------------------------------------------------------

                         October   November   December        TOTAL
  1998 BUDGET               1998       1998       1998         1998
-------------------------------------------------------------------
Gross Parking Income
  Transient              $35,390    $28,980    $30,660     $382,070
  Validation Exempt      $21,765    $14,480    $14,830     $202,705
  Validation             $47,240    $46,775    $23,440     $486,595
  Monthly Exempt        $100,320   $100,320   $100,320   $1,203,840
  Other Monthlies       $208,700   $208,700   $208,700   $2,504,400
  Miscellaneous Income      $600       $530       $720       $7,080
  City Club              $10,000    $10,000    $10,000     $120,000
  Less: Occupancy Tax   ($27,448)  ($26,817)  ($24,865)   ($318,193)
-------------------------------------------------------------------
Total Revenue           $396,567   $382,968   $363,805   $4,588,497
-------------------------------------------------------------------
  Management Fee          $1,680     $1,680     $1,680      $20,160
-------------------------------------------------------------------
Expenses                 $72,945    $72,945    $72,945     $946,664
-------------------------------------------------------------------
Net Income              $323,622   $310,023   $290,860   $3,641,833
-------------------------------------------------------------------



                          Year End     Year End     Year End    January       Budget
                              1995         1996         1997   YTD 1998         1998
------------------------------------------------------------------------------------
Gross Parking Income
  Transient               $413,354     $394,670     $379,475    $30,727     $382,070
  Validation Exempt       $169,649     $193,836     $210,331     $7,777     $202,705
  Validation              $477,833     $516,137     $535,728    $24,276     $486,595
  Monthly Exempt        $1,198,545   $1,376,399   $1,382,462   $164,743   $1,203,840
  Other Monthlies       $2,512,187   $2,668,073   $2,743,447   $218,394   $2,504,400
  Miscellaneous Income     $14,041      $28,035       $8,432    ($3,455)      $7,080
  City Club               $104,923      $95,447     $111,843     $9,660     $120,000
  Less: Occupancy Tax    ($318,363)   ($336,031)   ($342,434)  ($25,586)   ($318,193)
------------------------------------------------------------------------------------
Total Revenue           $4,572,169   $4,936,566   $5,029,284   $426,536   $4,588,497
------------------------------------------------------------------------------------
Expenses                  $898,848     $895,323     $890,311    $65,760     $946,664
------------------------------------------------------------------------------------
Net Income              $3,673,521   $4,041,243   $4,138,973   $360,776   $3,641,833
------------------------------------------------------------------------------------

MONTHLY NET INCOME TRENDS
BUDGET 1998


[Graph omitted]


[Graph omitted]

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

Library Tower (F-1) - This 71-story office tower was completed in 1989, and is the tallest building in the western United States. The major tenants include Wells Fargo (as successor to 1st Interstate), with 150,000 square feet, Pacific Enterprises, with 200,000 square feet, Latham & Watkins, with 200,000 square feet, and Arthur Andersen, with 220,000 square feet. The building is currently 90 percent leased on a direct basis, although Wells Fargo has been subleasing substantial portions of its premises (term expires in 2005), including the ground floor bank branch to City National Bank. Arthur Andersen has been negotiating a downsizing/early renewal and extension effective 1999, and is expected to remain in the building despite prior investigations of alternative locations. This building, as well as Gas Company Tower (F-3), and Wells Fargo/IBM Towers (S-10 and S-11) are managed by Maguire Partners. This landlord markets direct space in each of these properties at quoted annual per-square-foot rents from $8.00 to $12.00 NNN on a "net effective" "as is" basis, with all costs amortized in higher rent, including tenant improvements and leasing commissions.

Two California Plaza - (F-2)
This 52-story office tower and business/cultural complex comprises the second office phase of the California Plaza development, located at the northeast co??er of Fourth Street and Grand Avenue immediately east across Grand Avenue from the subject. The project was completed in 1992 by Bunker Hill Associates (owner and developer) and comprises a total of approximately 1,280,000 square feet of office area. Major tenants within the building include Coopers and Lybrand, Industrial Bank of Japan, Mayer, Brown & Platt, the Metropolitan Water District, Hughes, Hubbard & Reed, and Merrill Lynch. Aames Financial recently signed a 15-year lease for approximately 175,000 square feet.
The MWD lease for about 350,000 square feet expires in 1999 and the tenant is developing a new headquarters property in the Union Station area in the northeastern portion of the downtown area. The available space is marketed for lease at $13.00 to $18.00 per-square-foot annually NNN, with quoted annual expenses of approximately $10.60 per-square-foot. The landlord reportedly offered a major accounting firm a 15-year lease at stepped per-square-foot rents (each 5 years) of $5, $10, and $15 NNN with a $40 per-square-foot tenant allowance during 3rd quarter, 1997. Asahi Bank signed a 25,000 square-foot lease during the last half of 1996 for a 10-year term at an effective 10 year rent of $15.25 NNN annually. The tenant received a tenant allowance and other concessions of nearly $80 per-square-foot. As discussed in the Sales Comparison Approach the building was sold by a consortium of banks ied by Citibank to Equity Office in July, 1996.

The Gas Company Tower (F-3)
This 49-story tower is located at the base of Bunker Hill, at the northeast corner of Grand Avenue and 5th Street. The tower was developed by Maquire Thomas Partners as part of the Library Square Project (two buildings including First Interstate Tower). The development was completed in August, 1991.

The major tenants are the Gas Company (540,000 square feet for a 20-year primary term), Morrison Foerster (law firm -155,000 square feet), Jones, Day Reavis & Pogue (law-firm 150,000 square feet), Sidley & Austin (law firm-100,000 square feet), and Dai lchi Kangyo Bank (80,000 square feet). The property is currently 86 percent leased on


-------------------------------------------------------------------------------
                                      71

                                  RETAIL SALES
                            1993 through 1998 Budget

WELLS FARGO CENTER - PHASE 1
333 South Grand Avenue
Los Angeles, California 90071                                 As of March, 1998

                             %     (SF)    Year End     Year End     Year End     Year End     Year End  % Change        Budget
Tenant Name / Type        Rent    Area         1993         1994         1995         1996         1997  1996-1997         1998
-------------------------------------------------------------------------------------------------------------------------------
RETAIL
-------------------------------------------------------------------------------------------------------------------------------
 Russell's Drugs          6.0%   3,070     $683,083     $662,774     $640,495     $626,096     $665,819       6.3%     $750,000
 Flower Patch             6.0%     710     $167,568     $167,568     $173,508     $177,763     $191,118       7.5%     $240,000
 Sloan's Cleaners         7.0%     807     $148,202     $141,851     $129,212     $134,093     $146,879       9.5%     $150,000
 La Petite Boulangerie    7.0%   1,432     $956,252     $843,525     $848,972     $778,709     $955,389      22.7%     $900,000
 Valet Car Wash           8.0%       0     $102,053     $119,771     $118,487     $121,131     $142,242      17.4%     $105,000
-------------------------------------------------------------------------------------------------------------------------------
                                 6,019   $2,057,158   $1,935,489   $1,910,674   $1,837,792   $2,101,447      14.3%   $2,145,000
-------------------------------------------------------------------------------------------------------------------------------
RESTAURANTS
-------------------------------------------------------------------------------------------------------------------------------
 Stepps                   9.0%   8,723   $2,914,502   $2,778,683   $3,043,231   $2,924,000   $2,698,813      -7.7%   $3,000,000
 Calif Pizza Kitchen      6.3%   4,700   $2,274,562   $2,293,443   $2,265,033   $2,241,499   $2,457,348       9.6%   $2,400,000
 Fountain Court           6.0%   1,650     $229,125     $208,202     $182,876     $171,700     $140,524     -18.2%     $125,000
 Robeks (new tenant) *    9.0%     515          ---          ---          ---          ---          ---        ---     $800,000 *
 Rocky Mountain           7.0%     523     $152,616     $194,479     $207,010     $228,625     $240,489       5.2%     $226,000
 Crisp. Inc. (expinng) ** 6.0%     255     $178,460     $186,761     $142,879     $156,554     $152,661      -2.5%      $36,000 **
 Pasqua                   8.0%     878     $479,334     $470,531     $473,993     $532,323     $585,882      10.1%     $750,000
 Mrs. Fields              8.0%     781     $299,570     $304,608     $300,466     $300,387     $315,898       5.2%     $360,000
 McDonald's               5.0%   4,036   $1,377,344   $1,297,594   $1,260,488   $1,352,397   $1,292,825      -4.4%   $1,400,000
 Kachina Grill           6.0%    5,900   $1,730,852   $1,608,611   $1,477,987   $1,450,466   $1,530,299       5.5%   $1,500,000
 Court Cafeteria                13,668   $1,512,730   $1,403,467   $1,409,328   $1,466,849   $1,454,447      -0.8%          N/A
 Taipan                   6.0%   5,100     $539,768     $537,227     $697,330     $601,622     $689,122      14.5%     $600,000
-------------------------------------------------------------------------------------------------------------------------------
                                46,729  $11,688,863  $11,283,606  $11,460,621  $11,426,422  $11,558,308       1.2%  $10,397,000***
-------------------------------------------------------------------------------------------------------------------------------
        TOTAL                   52,748  $13,746,021  $13,219,095  $13,371,295  $13,264,214  $13,659,755       3.0%  $12,542,000
===============================================================================================================================


[Graph omitted]

[Graph omitted]
* - New tenant moving in Apr-98 / ** - Expining in Mar-98 / *** - Excluding gross sales from new tenant

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

     Percentage Rent - Six subject retail/restaurant tenants report sales and have percentage rent clauses in their leases. The historical and budgeted sales volumes for these tenants are summarized on the accompanying "Retail Sales" exhibit, which was prepared from data provided by the property management. The year-end 1997 statements indicate percentage rental totaled $100,555, which compares with the budgeted 1998 figure of $154,039. We modeled the tenant's sales for 1998 based on the 1997 figures inflated 3.5 percent.

OPERATING EXPENSES

  The historical and budgeted expenses for the subject property are summarized on the accompanying exhibit. The data covers actual expenses for full year periods 1994 through 1997. The full year 1998 budget is also included on the exhibit. The expenses are allocated as "Escalatable", or costs included in the reimbursements charged to tenants, and "Non-Escalatable", or costs not subject to reimbursement by the tenants.

  The area used to calculate per-square-foot expenses on the exhibit is based on the total rentable area of 1,336,244 square feet set forth in the previous rent roll exhibits, including office, storage and retail space.

  The subject property is managed by an entity related to the ownership and the original developer of the property. We analyzed the historical and budgeted data, as well as comparable expense data for other downtown office properties. Refer to accompanying exhibit "PSF Expense Costs" for a summary of expense data for five downtown Los Angeles Class A office buildings.

  The historical and budgeted per-square-foot recoverable operating expenses for the subject, which have ranged from $10.05 for 1995 to $10.68 for 1994, are within the range for downtown Class A office properties. The "typical" expense range for Class A buildings in the CBD is from approximately $9.50 to $11.00 per-square-foot. The subject has several unique features, including offsite parking and the Atrium, which increase operating expenses above more typical levels. The management fee component of the expense is above market levels for third party management firms, however, and we adjusted this figure and other costs based on comparable data. The expenses conclusions for the property, expressed in 1998 dollars, are summarized below.

RECOVERABLE EXPENSES

     UTILITIES - This category includes the cost of electricity, water, and gas. The historical subject utility expenses have ranged from $1.98 to $2.13 per-square-foot annually from 1994 through 1997, and is budgeted at $2.13 per-square-foot during 1998. These per-square-foot figures are at the low end of the range for actual costs for other CBD office buildings, which are typically from $2.10 to $2.50 per-square-foot at stabilized occupancy. The subject operating statements adjust after hours utilities revenues for costs associated with these billings, and the lower utilities expenses are partially attributable to the "net" utility billings to tenants (refer to "Sundry Revenues"). The retail component of the property is also included in the square-footage calculation, and these tenants are directly metered. Several tenants have leased premises which have not


-------------------------------------------------------------------------------
                                      83

                               EXPENSE STATEMENTS

WELLS FARGO CENTER - PHASE I                     Total Building NRA: 1,336,244
333 South Grand Street                       Total Office & Storage: 1,267,105
Los Angeles, California 90071                                Retail: 69,139

As of March, 1998

---------------------------------------------------------------------------------------------------------------------------------
                                         1994                    1995                    1996                   1997
CATEGORIES                           Year End       PSF      Year End       PSF      Year End       PSF       Year End       PSF
---------------------------------------------------------------------------------------------------------------------------------
  Utilities                        $2,640,448    $2.13     $2,651,624      $1.98     $2,693,156    $2.02      $2,735,750    $2.05
  Cleaning / Janitorial            $1,625,323    $1.22     $1,496,990      $1.12     $1,607,867    $1.20      $1,608,763    $1.20
  Repairs & Maintenance            $1,982,663    $1.48     $1,969,238      $1.47     $1,956,444    $1.46      $1,932,071    $1.45
  Administration                     $710,090    $0.53       $701,624      $0.53       $669,355    $0.50        $673,461    $0.50
  General Building                   $763,177    $0.57       $881,043      $0.66       $795,521    $0.60        $750,538    $0.56
  Management Fee                   $1,046,886    $0.78     $1,040,373      $0.76     $1,009,345    $0.76      $1,036,027    $0.78
  Insurance                        $1,126,937    $0.84     $1,186,124      $0.89     $1,397,361    $1.05      $1,294,266    $0.97
  Atrium                             $332,089    $0.25       $374,226      $0.28       $380,417    $0.28        $383,485    $0.29
  On-Site Parking                    $119,369    $0.09        $95,239      $0.07       $126,501    $0.09        $122,215    $0.09
  Off-Site Parking                   $275,458    $0.21       $309,884      $0.23       $303,383    $0.23        $336,402    $0.25
---------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL ESCALATABLE EXP.        $10,822,641    $8.10    $10,706,365      $8.01    $10,939,348    $8.19     $10,872,979    $8.14
---------------------------------------------------------------------------------------------------------------------------------
  Real Estate Tax                  $3,356,458    $2.51     $2,596,499      $1.94     $2,631,018     $1.97     $2,695,040    $2.02
  Other Taxes                         $87,440    $0.07        $77,591      $0.06        $71,392     $0.05        $70,445    $0.05
  Property Tax Consulting                $178    $0.00        $45,140      $0.03        $22,588     $0.02         $1,400    $0.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ESCALATABLE EXPENSES        $14,266,717   $10.68    $13,425,596     $10.05    $13,664,346    $10.23    $13,639,864   $10.21
---------------------------------------------------------------------------------------------------------------------------------
  Parking Operations               $1,030,749    $0.77       $966,272      $0.72       $892,644     $0.67       $865,668    $0.65
  Non-Escalatables                   $105,174    $0.08        $95,427      $0.07        $76,458     $0.06        $92,111    $0.07
  Leasing Expense                    $177,520    $0.13       $217,727      $0.16       $240,566     $0.18       $333,625    $0.25
  Advertising & Marketing             $68,621    $0.05        $44,767      $0.03        $54,612     $0.04        $65,003    $0.05
  Professional Services              $106,242    $0.06       $131,765      $0.10       $174,935     $0.13       $131,071    $0.10
  Earthquake Damage Repair             $1,311    $0.00             $0      $0.00             $0     $0.00             $0    $0.00
  Takeback Space Expenses              $7,419    $0.01             $0      $0.00             $0     $0.00             $0    $0.00
  Prior Yr Escalation Adjustment           $0    $0.00             $0      $0.00     ($111,668)    ($0.08)      ($57,393)  ($0.04)
  Doubtful Account Expenses                $0    $0.00             $0      $0.00         $8,649     $0.01         $9,369    $0.01
---------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-ESCALATABLE EXP.         $1,497,035    $1.12     $1,455,977      $1.09     $1,336,195     $1.00     $1,439,454    $1.08
---------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                    $15,763,751   $11.60    $14,881,573     $11.14    $15,000,541    $11.23    $15,079,318   $11.28
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------
                                     1998
CATEGORIES                         Budget     PSF
-------------------------------------------------
  Utilities                    $2,754,050   $2.06
  Cleaning / Janitorial        $1,627,448   $1.22
  Repairs & Maintenance        $1,976,986   $1.48
  Administration                 $723,366   $0.54
  General Building               $750,023   $0.56
  Management Fee                 $934,234   $0.70
  Insurance                    $1,146,194   $0.86
  Atrium                         $360,827   $0.27
  On-Site Parking                $101,440  $0.0??
  Off-Site Parking               $333,369   $0.25
-------------------------------------------------
Sub-total Escalatable Exp.    $10,707,957   $8.01
-------------------------------------------------

  Real Estate Tax              $2,410,440   $1.80
  Other Taxes                     $69,881   $0.05
  Property Tax Consulting         $45,400   $0.03
-------------------------------------------------
Total Escalatable Expenses    $13,233,678   $9.90
-------------------------------------------------

  Parking Operations             $990,474   $0.74
  Non-Escalatables                $76,368   $0.06
  Leasing Expense                $243,168   $0.18
  Advertising & Marketing         $80,318   $0.06
  Professional Services          $109,400   $0.08
  Earthquake Damage Repair             $0   $0.00
  Takeback Space Expenses              $0   $0.00
  Prior Yr Escalation Adjustmnt        $0   $0.00
  Doubtful Account Expenses            $0   $0.00
-------------------------------------------------
Total Non-Escalatable Exp.     $1,499,728   $1.12
-------------------------------------------------

TOTAL EXPENSES                $14,733,406  $11.03
-------------------------------------------------

CATEGORY DESCRIPTION FOR ESCALATABLE EXPENSES

  Utilities              Electricity, gas, diesel, and water
  Cleaning / Janitorial  Building, parking, uniforms, service program, and window cleaning contracts, supplies & materials, and waste removal
  Repairs & Maintenance  Electrical, plumbing, HVAC, elevator, signage, landscaping, repairs & maintenance, services, contracts, supplies & materials, painting/decor., engineering, dock, uniform, training, parking, sprinkler, standpipe, fire pump, communications, other bldg. & grounds, filters, banners & flags, city/state code permits, relamping, water treatment, mechanical, and lock
  Administration         Wages & salaries, payroll & benefits, bookkeeping, telephone/answering svcs, dues/subscriptions, postage, travel & entertainment, equipment rental, supplies/materials, printing & coping, office rent, storage rent, fire training room rent, temporary help, seminars & training, misc., repairs, escalation fees, concierge svcs, and transportion
  General Building       Contract security, security supplies & uniforms, concierge services, and fire/life/safety
  Management Fee         Building management fee
  Insurance              Property insurance, liability insurance, & self-insured retention
  Atrium                 Atrium
  On-Site Parking        On-site garage
  Off-Site Parking       Off-site garage
  Real Estate Tax        Property tax
  Other Taxes            Personal prop tax, misc. taxes, franchise fees, and other fees


                               PSF EXPENSE COSTS
                            CLASS A OFFICE BUILDINGS
                             400,000 - 1,000,000 SF
                              DOWNTOWN LOS ANGELES

=======================================================================================================
                            PROPERTY        PROPERTY 2       PROPERTY 3       PROPERTY 4     PROPERTY 5
   EXPENSE CATEGORY       1996 ACTUALS*    1996 ACTUALS*    1996 ACTUALS     1996 BUDGET    1997 BUDGET
-------------------------------------------------------------------------------------------------------
   Utilities                        $2.46        $2.50        $2.11          $2.77          $2.30
   Cleaning/Janitorial               1.21         1.15         1.58           1.33           1.15
   Repairs & Maintenance             1.85         0.60         1.60           1.75           0.80
   Administration                    0.75         0.80         0.72           0.73           0.51
   General Building                  0.60         1.50         0.84           1.15           0.52
   Management Fee          inc. in admin.         0.20         0.20           0.29           0.25
   Insurance                         1.11         0.60         0.94           0.71           0.92
Subtotal                            $7.98        $7.35        $7.99          $8.73          $6.45
   Property Taxes                  1.91**       1.90**         2.08           1.05           1.62
Total                               $9.89        $9.25       $10.07          $9.78          $8.07
=======================================================================================================

*  Adjusted to full occupancy
** Includes Metrorail Assessment

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

     a direct basis, and current availabilities range from $8.00 to $12.00 per-square-foot annually, NNN on an "net effective" basis.

     777 South Figueroa Street (F-4)
     -------------------------------
     This 52-story office tower is the second phase (three in total are planned) of the larger Citicorp Plaza development. The Phase I tower sold in March, 1997, and is under separate ownership (Trizec Hahn) following a reallocation during 1996 of the assets among the previous partnership for the Citicorp Plaza project (including Prudential and Mitsubishi). The major tenants in the Phase II tower include American Home Assurance (AIG - 105,000 SF), Marsh McLennan (85,000 SF), and Arnold & Porter (50,000 SF). Adams Duque & Hazeltine leased 83,000 square feet for a 15-year term, but this law firm dissolved in late 1996, and vacated the space. Paine Webber leased the top two floors of this building during 1st quarter, 1997 at $14 NNN per-square-foot, with a $65 per-square-foot tenant allowance (raw space). The tenant relocated from the adjacent 725 South Figueroa Street building. Johnson & Higgins merged with Marsh McLennan during 1997 and relocated to 777 Tower, expanding the existing premises by approximately 75,000 square feet. The expansion premises was structured for a 10-year terms at an effective (full service gross) rental rate of $26.00 per-square-foot annually, with the tenant receiving a $40 per-square-foot allowance. The project is currently 93 percent leased, and available space is marketed at rates from $14.00 to $18.00 per-square-foot annually NNN.

     Sanwa Bank Plaza (F-5)
     ----------------------
     This 52-story office tower was completed in November, 1990, and has the "100 percent" location in the downtown Central Business District, the intersection of South Figueroa Street and Wilshire Boulevard. Much of the building was preleased, and the major tenants include Sanwa Bank of California (190,000 square feet), Dean Witter Reynolds (63,000 square feet), Buchalter, Nemer, Fields, et al (125,000 square feet), Milbank, Tweed, et al (93,000 square feet), Heller, Ehrman, et al (40,000 square feet), Cushman Realty (35,000 square feet) and Chadbourne & Parke (30,000 square feet. Buchalter, Nemer, Dean Witter, Cushman Realty, Andrew & Kurth, Heller Erhman, and Milbank Tweed have subleased portions of their premises. The property is currently 96 percent leased on a direct basis, and available space is marketed at asking rents from $15.00 to $25.00 per-square-foot annually, NNN. The quoted expenses are $11.50 per-square-foot.

     865 South Figueroa Street (F-6)
     -------------------------------
     This 35-story office tower was completed in January, 1991, and is the most southerly Class A office building in the downtown market. The major tenant in the building is the Trust Company of the West (TCW and Westmark), with a combined premises of 160,000 square feet. Other major tenants include the law firms Fulbright & Jaworski (40,000 square feet) and Cummins & White (40,000 square feet), the advertising firm Davis and Ball (32,000 square feet), and CalTrans legal division. The property is currently 92 percent leased, and asking rents range from $14.00 to $16.00 per-square-foot annually, NNN, with annual expenses of approximately $10.00 per-square-foot. Recent leasing activity in the building involved Oakmont Corporation, which leased 14,000 square feet during 2nd quarter, 1997 at a 10-year net rent of $11.50 (effective).

-------------------------------------------------------------------------------
                                      72

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

     550 South Hope Street (F-7)
     ---------------------------
     This office project was a joint venture development of the Koll Company and Ohbayashi America, and was completed in November, 1991. The site is located directly north of the Central Library, and was previously improved with the Church of the Open Door. The major tenants included the Bank of California (125,000 square feet originally), Nippon Credit Bank (25,000 square feet), Hokkaido Takusoku Bank (12,000 square feet plus expansion), Howrey & Simon (64,000 square feet), and the law firm Brobeck, Phleger & Harrison (150,000 square feet including 5th and 7th year expansion space).

     The Bank of California exercised an early cancellation option during 1994 for approximately five floors of space, and the landlord aggressively released significant portions of the building during the past two years. The property is currently 88 percent leased and current asking rents range from $8.50 to $14.00 per-square-foot NNN. Reported expenses are $9.90 per-square-foot annually. The property was recently acquired by Equity Office for approximately $100 million. Oaktree Capital will relocate from approximately 15,000 square feet in this building for 75,000 square feet in Wells Fargo Center during 1999.

     801 Tower (F-8)
     ---------------
     This office building was completed in June, 1992, and the major prelease tenants were Mitsubishi Trust (35,000 square feet - an equity partner in the project), Graham & James (95,000 square feet), and AMTAD (36,000 square feet). The Graham & James premises at 725 South Figueroa Street was assumed by the landlord as part of this lease transaction. Subsequent leases included Jardine Insurance, who signed an initial lease for 40,000 square feet, and subsequently expanded through merger with Alexander & Alexander (formerly in Pasadena). Sedgewick & Detert, et al (50,000 square feet) and Chubb Insurance (80,000 square feet) also leased space in this property during 1995-96. Chubb recently expanded is premises. Alexander and Alexander has relocated from its 60,000 square-foot premises in this building to 707 Wilshire, the former 1st Interstate headquarters. The 801 Tower premises is offered for sublease at $18 per-square-foot, full service. As discussed in the Sales Comparison Approach this property was acquired by an Indonesian investor during March, 1996 for approximately $140 per-square-foot, and is currently under contract as part of a portfolio of properties controlled by the ownership. The building is currently 90 percent leased, and available space is marketed for $22.00 to $25.00 per-square-foot, FSG. The prior ownership had marketed the space for lease on a NNN basis.

     333 South Hope Street (S-9)
     ---------------------------
     Completed in 1974, this 55-story office tower was the first major Bunker Hill office development, and it continues to be considered an excellent quality Class A building despite its age. The building has a centralized Bunker Hill location, and offers prominent building top signage formerly controlled by Security Pacific National Bank. Following the merger with Bank of America, the Security Pacific premises was vacated, and ARCO recently (mid-1996) signed a lease for approximately 200,00 square feet for a 15-year term. This tenant relocated to this building after the second quarter, 1997, and has new sign rights. Shepherd, Mullin, et al (140,000 SF) and the Capital Group (100,000 SF)


-------------------------------------------------------------------------------
                                      73

                                                                INCOME APPROACH
-------------------------------------------------------------------------------


     are also major tenants. Other leases in the property included CAP/MPT for 50,000 square feet, and Fuji Bank relocated to this building during the fourth quarter, 1995. Sheppard Mullin renewed and extended its lease for 10 years. The property is currently 90 percent leased on a direct basis, and quoted rents are $20.00 per-square-foot annually, full service (excluding below-grade concourse level). The recent ARCO lease was structured NNN, and annual per-square-foot expenses are approximately $10.30. While newer developments in the CBD have been restricted to a 1.0/1,000 SF parking ratio, with 60 percent of this figure onsite, 333 South Hope has a 2.0/1,000 SF parking ratio. Parking rates are $160 (unreserved) and $220 for reserved monthly spaces.

     Wells Fargo Center South (IBM Building - S-11)
     ----------------------------------------------
     This 45-story office tower is located immediately south of the subject and is Phase II of the subject development. This tower is also known as the IBM building, and IBM is an equity partner with Maguire Partners. IBM is also the major tenant, with a committed premises of approximately 613,000 square feet. The IBM lease has "staggered" expirations through 1999. The majority of the IBM space has been subleased, including a 1995 transaction for in excess of 200,000 square feet to the Los Angeles Unified School District (LAUSD). Other major tenants and subtenants include Munger, Tolles & Olsen (125,000 SF), McCutchen Doyle (50,000
     SF), and Northern Trust (40,000 SF). The building is currently 80 percent leased excluding leased but available IBM sublease space. Portions of the available direct space is encumbered by expansion options for existing tenants, and is offered for lease at $8.00 to $12.00 per-square-foot annually NNN "net effective". The landlord has been negotiating with two accounting firms to lease the IBM space which will be available at the end of 1998.

     California Plaza I (S-12)
     -------------------------
     This 42-story office tower was completed in 1985, and represents the first phase of the California Plaza development (three towers total planned, although Phase III will not be developed for the foreseeable future). The building was developed on a speculative basis, and was completed with no preleasing. Major tenants include Skadden and Arps (190,000 SF), Riordan & McKenzie (50,000 SF), Morgan, Lewis & Bockius (80,000 SF), Tokai Bank (70,000 SF) and Banker's Trust (65,000 SF). The Morgan, Lewis lease was signed during third quarter, 1996. The building is currently 84 percent leased on a direct basis, and available space is offered for NNN rents from $10.00 to $15.00 per-square-foot annually. The low end of the asking rent range corresponds to encumbered space. The Bank of Boston (24,000 SF) and the Canadian Consulate (23,000 SF) did not renew their leases following expiration at year-end 1996 (Bank of Boston has left this market and the Canadian Consulate relocated to another downtown building). Chase renewed its 23,000 square-foot 4th floor lease in this building during 2nd quarter, 1997. Hill, Farrer & Burril leased 30,000 square feet in this building during the second half of 1997 at an effective rent of $27.50 (adjusted to full service) over a 10-year term.

     Citicorp Plaza Phase I (S-13)
     -----------------------------
     This 41-story office tower sold in March, 1997 to Trizec Hahn/Whitehall (refer to Sales Comparison Approach). Major tenants include Citicorp (180,000 SF), Pillsbury, Madison & Sutro (120,000 SF), and KPMG Peat Marwick (160,000 SF), with all three major leases expiring during 2000. Citicorp signed a new lease to relocate to 444 South


-------------------------------------------------------------------------------
                                      74

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

     Flower Street, and KPMG Peat Marwick has also recently received proposals from other downtown landlords. The building is currently 84 percent leased on a direct basis, and available space is marketed at an asking rent of $12.00 per-square-foot NNN. Expenses have historically been in excess of $10 per-square-foot, but are reportedly budgeted at approximately $9.00 per-square-foot for 1998. The Citicorp space is offered for sublease, but the remaining term limits the marketability without a combined sublease/direct transaction.

     444 South Flower Street (S-14)
     ------------------------------
     This 48-story office tower is located at the base of Bunker Hill, at the northeast corner of 5th and Flower Streets. Originally the headquarters for Wells Fargo Bank, the building is encumbered by long-term leases agreements to the bank, which has relocated to the new Wells Fargo Tower. The major tenants in the building include Wells Fargo (360,000 SF), Citibank (125,000 SF), and ARCO (145,000 SF). Each of these tenants has lease terms extending to 2002 or 2012, and each has established headquarters locations in other downtown buildings. Although the building is 97 percent leased on a direct basis, sublease availabilities total 17 percent of the total rentable area. A 50 percent interest in the building was acquired in 1988 by Meijiseimei Realty. Current quoted rental rates for direct availabilities are $18.00 per-square-foot annually, FSG. Citicorp signed a lease for about 60,000 square feet to relocate to this property prior to expiration of its current lease at 725 South Figueroa Street (S-13 above) in 2000, with building signage rights. The reputed lease terms were 15 years at an $18 per-square-foot (gross) effective rental rate and $55 per-square-foot tenant improvements. The 725 South Figueroa landlord remains obligated for Citicorp's original premises in the 444 building to 2002, which was assumed as part of the 725 Citicorp lease agreement during 1985.

     400 South Hope Street (S-15)
     ----------------------------
     This 26-story polished granite office building, located just south of the subject, was owned by a partnership consisting of Olympla & York (Apollo) (45 percent), and major tenants O'Melveny & Myers (45 percent), and Price Waterhouse (10 percent). Mellon Bank Corporation signed a lease during September, 1996 for about 60,000 square feet of space in this building for a new west coast headquarters location. The tenant also received building signage rights. The bank will have offices on the fourth and fifth floors, and open a Dreyfus Financial Center on the ground level. The building is 87 percent leased following Mellon's occupancy in January, 1997. The building recently emerged from bankruptcy.

     Arco Plaza North and South Towers (T-16)
     ----------------------------------------
     This two-tower office development was completed in 1972 and serves as the corporate headquarters in Los Angeles for Atlantic Richfield (ARCO) and Bank of America. The project was sold to Shuwa Investments in 1986, and has been undergoing sprinkler retrofit and asbestos abatement for the much of this decade. The original Arco and Bank of America premises were approximately 400,000 square feet and 500,000 square feet, respectively. ARCO negotiated a renewal/extension during the past 24 months, with a reduction in the premises size. Other significant tenants in the building include Ernst & Young (200,000 square feet), who is negotiating to relocate to another downtown building. The landlord (Shuwa) has experienced capital problems in recent


-------------------------------------------------------------------------------
                                      75

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

     years, and reportedly does not have funds for tenant improvements or leasing commissions, and the property has not been "actively" marketed for lease. The project is currently 70 percent leased on a direct basis, and current quoted asking rents range from $21 to $24 per-square-foot, FSG. This property has a "100 percent" location in the CBD, and, although an older development which contains asbestos, is an excellent quality property (excluding ownership issues).

     1st Interstate (Wells Fargo) Tower (T-17)
     -----------------------------------------
     This 62-story office tower was completed in 1974, and was the tallest building in southern California prior to the completion of the new Library Tower building. The merged Wells Fargo/1st interstate has a premises of 420,000 square feet in this building, with a scheduled expiration date of February, 1999. The bank also has a partial interest in the property (with Equitable) and has placed its premises in the new tower (F-1) on the sublease market, so it is not clear whether this lease will be renewed. Alexander & Alexander relocated to this building during 1997, and has expanded to about 100,000 square feet. Other tenants include Parson Brinkerhoff (120,000 SF) and a 90,000 square-foot law firm tenant Rollins Hudig Hall, who relocated to this building from the Universal City market during fourth quarter, 1996. The property is currently 84 percent leased, and asking rental rates for available space range from $16.00 to $24.00 per-square-foot FSG.

     AT&T Center (T-18)
     ------------------
     This 42-story tower is on leased land, and is the headquarters location for the major tenant, AT&T, who leases 180,000 square feet for a term to November, 2004. AT&T has subleased portion of its premises during the past three years. Other major tenants include Burke, Williams, et al (with 70,000 square feet) and a government tenant, Housing and Urban Development (HUD), for 55,000 square feet. This building was originally developed in 1968 and extensively renovated during the first half of this decade, including fire sprinkler installation, asbestos abatement, and extensive common area renovation. Currently 78 percent leased, available space is offered at rates from $14 to $22 per-square-foot annually, FSG.

     MCI Center (T-19)
     -----------------
     The office component of this project, which also includes a regional shopping center anchored by Macy's and a Hyatt Hotel, was originally developed in 1973 and has been extensively renovated since 1989 (including fire sprinklers and asbestos abatement programs). Major tenants include MCI Communications (100,000 SF) Chase, Rotchford, et al (40,000 SF), Xerox, and Tandem Computers. The building is currently 85 percent leased, and asking rents for available space range from $18.00 to $22.00 per-square-foot annually, FSG. Farmer's Insurance signed a 10-year lease for 40,000 square feet in this project during 1st quarter, 1998.

     Union Bank Plaza (T-20)
     -----------------------
     This 40-story office tower was completed in 1967, and has undergone renovation during the past five years, including common area upgrades and exterior repainting. The ownership also expanded the retail component during 1992-1994. The major tenant in the building is Union Bank, which extended its lease for 300,000 square feet to 2004.

-------------------------------------------------------------------------------
                                      76

Summary of
COMPARABLE OFFICE LEASES
Downtown Los Angeles Office Market

---------------------------------------------------------------------------------------------------------
                                 ROUNDED       DATE       LEASE       ANNUAL PSF RENT
ITEM                               AREA          OF        TERM   -----------------------         EXPENSE
NO.     BUILDING NAME           LEASED (SF)   LEASE    (MONTHS)   INITIAL     ADJUSTMENTS          BASIS
---------------------------------------------------------------------------------------------------------
L-1   Cal Plaza N           a)     175,000   1st Qtr.       180  $11.50     Years 6 - 10: $16.10   NNN
      350 S. Grand Ave.                          1997                      Years 11 - 15: $20.92   NNN
                            -----------------------------------------------------------------------------
                            b)      19,000   3rd Qtr.       120  $14.25     Years 6 - 10: $18.00   NNN
                                                 1996
                            -----------------------------------------------------------------------------
                            c)       4,500   3rd Qtr.        84  $12.00      Years 6 - 7: $13.00   NNN
                                                 1996
                            d)       1,800   3rd Qtr.        84   $8.25           Flat             NNN
                                                 1996
---------------------------------------------------------------------------------------------------------
L-2   550 S. Hope Street    a)       2,500   2nd Qtr.        43   $7.25           Flat             NNN
                                                 1997
                            b)      17,500   1st Qtr.       144  $16.50     Years 6 - 12: $22.50   FSG
                                                 1997

                            c)      35,000   3rd Qtr.        84  $12.00      Years 6 - 7: $16.00   NNN
                                                 1995

                            d)      25,000   3rd Qtr.       180  $17.00              Flat          FSG
                                                 1995
---------------------------------------------------------------------------------------------------------
L-3   801 Tower             a)      13,000   3rd Qtr.       120  $24.00    Years 6 - 10: $28.00    FSG
      801 S. Figueroa St.                       1997
                            b)      19,000   3rd Qtr.        60  $12.00     Mos. 13 - 31: $21.00   FSG
                                                 1997                       Mos. 32 - 60: $22.50
                            c)       5,000   2nd Qtr.        60  $22.00               Flat         FSG
                                                 1997
                            d)       6,200   1st Qtr.        60  $22.00               Flat         FSG
                                                 1997
                            e)      13,000   1st Qtr.       132  $22.00      Years 3 - 8: $24.00   FSG
                                                 1997                       Years 9 - 11: $26.00

                            f)       8.000   1st Qtr.        84  $21.00               Flat         FSG
                                                 1997
---------------------------------------------------------------------------------------------------------
L-4   777 Tower             a)      34,000   1st Qtr.       120  $14.00               Flat         NNN
      777 S. Figueroa St.                        1997
---------------------------------------------------------------------------------------------------------
L-5   Library Tower         a)      17,000   2nd Qtr.       120   $3.00               Flat         NNN
      633 W. 5th Street                          1997
                            b)       6,000   2nd Qtr.       120   $9.75         Year 6-8:  $6.00   NNN
                                                 1997                          Year 9-10: $12.00
---------------------------------------------------------------------------------------------------------
L-6   444 Plaza             a)       7,500   1st Qtr.        60   $5.00      Years 4 - 5:  $6.00   NNN
      444 S. Flower Street                       1997
---------------------------------------------------------------------------------------------------------
L-7   333 S. Hope Street    a)     130,000       1999       120  $30.00       Effective Rate       FSG
                                               (early
                                             renewal)
                            b)       7,000   1st Qtr.        60  $22.00              Flat          FSG
                                                 1997
                            c)     200,000   2nd Qtr.       180   $8.00     Years 6 - 10: $12.00   NNN
                                                 1996                      Years 11 - 15: $24.00
                            d)      25,000   1st Qtr.       180  $24.00              Flat          FSG
                                                 1996
                            e)      25,000   4th Qtr.       120  $17.00     Years 6 - 10: $22.00   FSG
                                                 1995
---------------------------------------------------------------------------------------------------------
L-8   Mellon Bank           a)      50,000   4th Qtr.       180  $22.00    Years 6 - 10:  $28.00   FSG
      400 S. Hope St.                            1996                      Years 11 - 15: $33.00
---------------------------------------------------------------------------------------------------------
L-9   IBM Tower             a)     288,000   2nd Qtr.        84   $8.60           Year 3: $15.40   FSG
      355 S. Grand Avenue                        1995                             Year 4: $29.50
                            b)      25,000   4th Qtr.       120  $12.00     Years 6 - 10: $20.00   NNN
                                                 1995
---------------------------------------------------------------------------------------------------------
L-10  865 S. Figueroa St.   a)      14,000   2nd Qtr.       120  $11.00     Years 6 - 10: $12.00   NNN
      865 S. Figueroa St.                        1997
---------------------------------------------------------------------------------------------------------
L-11  Caliornia Plaza I     a)      17,000   3rd Qtr.       120  $10.00     Years 6 - 10: $20.00   NNN
      300 S. Grand Ave.                          1997
                            b)      30,000   3rd Qtr.       120  $15.00     Years 6 - 10: $20.00   NNN
                                                 1997
                            c)      23,000   2nd Qtr.       106   $5.00            Flat            NNN
                                                 1997

---------------------------------------------------------------------
                                                       EFFECTIVE
ITEM                                    EFFECTIVE FSG  RENT ADJUSTED
NO.              CONCESSIONS              RENT PSF       FOR TI's
---------------------------------------------------------------------
L-1   24 mos. free (gross)                 $24.78         $20.78
      $60.00 psf TI                        15 years      15 years
                                        (adj. to FSG)   (adj. to FSG)
      12 mos. free (gross)                 $25.20         $19.00
      $62.00 psf TI                     (adj. to FSG)    10 years
                                                        (adj. to FSG)
      None free;                           $23.89         $16.03
      $55.00 psf TI                     (adj. to FSG)     7 years
      None free;                           $19.85         $16.23
      $25.00 psf TI                     (adj. to FSG)     7 years
---------------------------------------------------------------------
L-2   None free;                           $16.86         $16.86
      No TI's                             4.5 years      4.5 years
      $42.00 psf TI                        $12.40         $8.90
      Lease assumption equivalent         12 years       12 years
      to 50 mos. free rent;
      discounted @ 9%
      $1.1 mill lease takeover;            $17.90         $12.19
      $6 psf moving allowance              7 years        7 years
      (20 mos equiv. gross free rent)   (adj. to FSG)   (FSG Basis)
      $40.00 psf TI
      None free;                           $17.00         $14.33
      Parking concessions                 15 years       15 years
      $40.00 psf TI
---------------------------------------------------------------------
L-3   None free;                           $26.00         $22.00
      $40.00 psf TI (raw space)           10 years       10 years
      None free;                           $19.20         $19.20
      No TI's                              5 years        5 years
      None free;                           $22.00         $17.00
      $35,00 psf TI                        5 years        5 years
      None free;                           $22.00         $14.50
      $37.50 psf TI                        5 years        5 years
      None free;                           $24.73         $21.09
      $40.00 psf TI                       11 years       11 years
      (Expansion tenant)
      None free;                           $21.00         $15.29
      $40.00 psf TI                        7 years        7 years
---------------------------------------------------------------------
L-4   No free rent;                        $24.00         $17.50
      $65.00 psf TI (raw space)           10 years       10 years
---------------------------------------------------------------------
L-5   4 months free;                       $17.80         $17.80
      No TI                               10 years       10 years
      21 months free;                      $20.90         $20.90
      No TI                               10 years       10 years
---------------------------------------------------------------------
L-6   One month free (net);                $19.28         $19.28
      No tenant Improvements               5 years        5 years
---------------------------------------------------------------------
L-7   None free;                           $30.00         $26.00
      $40.00 psf TI                       10 years       10 years

      None free;                           $22.00         $13.60
      $42.00 psf TI                        5 years        5 years
      26.5 mos. free                       $23.77         $20.16
      $60.00 psf TI                       15 years       15 years
      $5.00 psf other concessions       (FSG basis)     (FSG basis)
      23 mos. free                         $20.93         $16.93
      $60.00 psf TI                       15 years       15 years
      None free;                           $16.84         $11.34
      $55.00 psf TI;                      10 years       10 years
      Lease takeover = 17.4 mos.
      $2.00 psf moving allowance,
      (1.4 months equiv.)
---------------------------------------------------------------------
L-8   None free;                           $27.67         $22.97
      $47.00 psf TI                       15 years       15 years
---------------------------------------------------------------------
L-9   3 months free;                       $21.21         $18.92
      $16.00 psf TI                        7 years        7 years
      (cash contributions & allowance)
      19 months free (gross)               $24.32         $19.32
      $50.00 psf TI                       10 years       10 years
                                        (FSG basis)     (FSG Basis)
---------------------------------------------------------------------
L-10  No free rent;                        $20.50         $14.50
      $60.00 psf TI                       10 years       10 years
---------------------------------------------------------------------
L-11  $6 psf Takeover,                     $22.00         $18.70
      $33.00 psf TI                       10 years       10 years
      No free rent;                        $27.50         $22.50
      $50.00 psf TI                       10 years       10 years
      No free rent;                        $5.00          $5.00
      No TI's                             10 years       10 years
---------------------------------------------------------------------

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

     The building is currently 90 percent leased on a direct basis, and available space is marketed at a range from $16.00 to $24.00 per-square-foot, FSG. This property has a prominent location along the Figueroa Street corridor, adjacent to the Harbor Freeway. Reuters America recently renewed its lease in this building for 16,000 square feet for a 10-year term. The rental rate is flat for 10 years at $18 per-square-foot FSG, and the tenant received a $40 per-square-foot allowances (the space was "raw").

     1000 Wilshire (T-22)
     --------------------
     This 22-story office building was developed by Reliance and sold to Sumitomo Life prior to completion in 1986. The building is located directly east of and adjacent to the Harbor Freeway. Major tenants include Deloitte & Touche and Loeb & Loeb, Republic Factors and Wedbush Securities. The building is currently 99 percent leased, and the asking rent for available space is $21.00 per-square-foot annually, full service gross.

  The preceding buildings represent an extensive cross section of the supply of major Class A downtown office buildings. As discussed previously the subject is most similar in terms of quality, age and condition to the Top tier properties, but must compete on a secondary basis with the 2nd tier properties as well.

  COMPARABLE LEASING ACTIVITY

  The exhibit on the accompanying pages summarizes the terms of 30 leases signed for space in a cross section of 11 competitive Class A (Top tier and 2nd tier) downtown Los Angeles office buildings during roughly the past 18 months. The data includes leases in each of the 1st two asset categories discussed above, including "top tier" (items L-1 through L-5), and "2nd tier" (items L-6 through L-11).

  The leases cover a range in tenant sizes, rental rates, and concession packages. While the structure of the leases in the market vary significantly in terms of expense reimbursement structure, tenant allowances and other concessions, the overall lease packages are fairly consistent based on the relationship between the relative appeal of the building and the discounted value of the lease to the landlord. "Raw" space, or suites that have not previously been improved represent a frequent exception, however, as the landlord must compete economically in some cases in which second generation space can be used "as is" or redemised at substantially reduced costs. The office lease chart includes detail of the tenant sizes, contract rental rates and adjustments, and concessions (including tenant improvements, free rent, lease takeovers, or other considerations such as parking discounts). The "Effective FSG Rent PSF" column shows the average annual rent over the term of the lease after deducting for free rent. The "Effective Rent Adjusted for Tl's" column represents the previous effective rental rate adjusted for tenant improvement allowances (not discounted) divided by the number of years in the lease term.

  Recent Subject Leasing Activity
  -------------------------------
  Excluding the Oaktree Capital lease(s) and Century Reprographics, the office leasing has included predominately renewing ("existing") or expansion tenants.

  The leases have all been structured NNN. The office leasing has included predominately renewing ("existing") or expansion tenants. With two exceptions, tenant

-------------------------------------------------------------------------------
                                      77

                                                                  RECENT LEASES
                                                   OFFICE and RETAIL COMPONENTS
WELLS FARGO CENTER
333 South Grand Avenue  Downtown Los Angeles

-------------------------------------------------------------------------------------------------------
                                TYPE OF   OCCUPIED    TERM    LEASE DATE             MINIMUM     ADJUST
SUITE    TENANT                 LEASE       SQFT     (MOS)  BEGIN     END            RENT/PSF      DATE
-------------------------------------------------------------------------------------------------------
OFFICE TENANTS
-------------------------------------------------------------------------------------------------------
28-2900  Oaktree Capital        New          48,892    120   Apr-99   Mar-09            $15.50
2700     Oaktree Capital        New          24,491    120   Apr-99   Mar-09            $15.50
400      Century Reprographics  New           4,806     60   Jun-98   May-03            $13.00
3100     Payden & Rygel         Existing     12,123     78   Apr-98   Sep-04             $8.00
4040     Jeanie Lee Law         Existing      1,000     69   Feb-98   Oct-03             $5.00
1880     Daniel Wier            Existing      2,167     48   Feb-98   Jan-02             $5.50
650A     Nan Nan Xu             Existing      2,260     60   Jan-98   Dec-02             $4.00
                                                                                         $5.00    Jan-99
                                                                                         $7.00    Jan-00
                                                                                         $8.50    Jan-01
                                                                                        $10.00    Jan-02
1560     Parker Mulcahy         Existing      4,156     72   Dec-97   Nov-03             $9.75
                                                                                        $10.00    Dec-01
3700     Barton Klugman         Existing     14,129     62   Sep-97   Oct-02            $10.00
1710     Doc Repository         Existing      4,133     54   Jul-97   Dec-01             $5.50
600      Business Acct Solu     Existing      3,688     74   Jul-97   Aug-03             $6.00
3680     Ford & Harrison        Existing      5,134     60   Jun-97   May-02             $6.33
3000     Jones Lang Wootton     Existing      6,993     56   Jun-97   Jan-02            $14.08
4055     Al-Tech Enterprise     New           1,603     36   Apr-97   Mar-00             $5.00
4000     Computer Generated                  11,004     80   Apr-97   Nov-03             $8.00
                                                                                        $16.00    Apr-99
3010     Cigna                                7,410     72   Mar-97   Feb-03             $7.00
                                NNN         153,989     70 Avg term length                        Weighted averages:
                                             80,606 Excl. suites 27-2900                          Excluding suites 27-2900
-------------------------------------------------------------------------------------------------------
RETAIL TENANTS
-------------------------------------------------------------------------------------------------------
R-26     Robeks                 NNN             515     60   Apr-98    Mar-03           $80 00
R-06     La Petite              NNN           1,432     60   Nov-97    Oct-02           $32 00
                                                                                        $34.00    Nov-98
                                                                                        $36.00    Nov-99
                                                                                        $38 00    Nov-00
                                                                                        $40.00    Nov-01
                                              1,947              60 Avg term length               Weighted averages:

OFFICE AND RETAIL TENANTS                   155,936 Total Leased SF                               WEIGHTED AVERAGES:
                                             82,553 Total Leased SF excl. suites 27-2900          Excluding suites 27-2900

                                                      EFFECTIVE NNN
             RENT CONCESSIONS          EFFECTIVE NNN  RENT ADJUSTED
SUITE    FREE RENT      TI'S(RSF)           RENT PSF       FOR TI'S
-------------------------------------------------------------------
OFFICE TENANTS
-------------------------------------------------------------------
28-2900    None            $45.00/RSF         $15.50         $11.00
2700     26 months         $35.00/RSF         $12.14          $8.64
400        None            $18.60/RSF         $13.00          $9.28
3100      6 months             None            $7.38          $7.38
4040       None             $2.00/RSF          $5.00          $4.65
1880       None                None            $5.50          $5.50
650A       None                None            $6.90          $6.90




1560       None                None            $9.92          $9.92

3700       None            $15.00/RSF         $10.00          $7.10
1710       None             $0.24/RSF          $5.50          $5.45
600        None                None            $6.00          $6.00
3680       None             $8.50/RSF          $6.33          $4.63
3000       None            $27.00/RSF         $14.08          $8.30
4055       None             $4.75/RSF          $5.00          $3.42
4000       None                None           $13.60         $13.60

3010      4 months          $5.00/RSF          $6.61          $5.78
                           $23.63/RSF         $11.72          $8.97
                            $7.21/RSF          $9.30          $7.84

-------------------------------------------------------------------
RETAIL TENANTS
-------------------------------------------------------------------
R-26       None                None           $80.00         $80.00
R-06       None                None           $32.00         $32.00




                               None           $44.70         $44.70

OFFICE AND RETAIL TENANTS  $23.33/RSF         $12.13          $9.42
                            $7.04/RSF         $10.13          $8.71



                                                                INCOME APPROACH
-------------------------------------------------------------------------------

improvements have ranged from "none" to $8.50 per-square-foot, and the corresponding NNN effective rental rates have ranged from $5.00 to $13.60 for lease terms from 3 to 6 years in length. The Jones Lang Wooten lease for 6,993 square feet on the 30th floor included a $27 per-square-foot tenant allowance, and the effective NNN rental rate for this lease was $14.08 per-square-foot. As noted the weighted average NNN effective rent (prior to tenant improvement considerations) was $9.06 for an average lease term of 63 months. As shown subsequently the rounded per-square-foot expense reimbursements are approximately $10.50, which results in a weighted average "adjusted" full service gross rental rate of $19.56 per-square-foot. As shown on the exhibit, the weighted average tenant improvement allowance for the office leases was only $7.21 per-square-foot excluding Oaktree Capital. A more "typical" tenant improvement allowance range is $25 to $40 for new 5- and 10-year tenants, and these tenant improvement costs are typically "amortized" in the form of additional rent over the term of the lease.

  The Oaktree Capital lease was signed during the first week of March, 1998. The lease was structured for the tenant to lease its primary premises on the 28 and 29th floors, with the 27th floor reserved as a "hold" space. The tenant and landlord agreed to exercise to hold space option for the 27th floor so the premises could be built out in conjunction with the primary premises, which is expected to result in cost savings. The landlord restructured the agreement for the 27th floor with 26 months free rent, but if the tenant takes occupancy during this period the tenant will be required to pay variable expenses. The primary Oaktree premises contains 48,892 square feet. The lease will commence in April, 1999 for a 10-year term at a "flat" rent of $15.50 per-square-foot annually, NNN. The tenant receives a $48 per-square-foot improvement allowance (including planning), for the primary premises and $35 per-square-foot for the hold space.

  We also reviewed the terms of a "final letter of intent" between the subject landlord and KPMG Peat Marwick for a total premises of approximately 110,000 square feet in the subject building. The date referenced for the agreement was September, 1997, with a commencement date of July, 1999 for a 15-year term. As noted previously this tenant currently occupies space in 725 S. Figueroa, and has a scheduled lease expiration in 2000. The specific terms of the letter of intent are included in the detailed subject budget, which is retained in our files. The annual NNN rental rate over the term of the lease ranges from $15.00 to $25.00, and the tenant would receive an improvement allowance of $43 per-square-foot. The adjusted "gross" effective rental rate over the term, assuming a rounded $10.50 base year figure, is approximately $26.60 per-square-foot. KPMG subsequently announced a planned merger with Ernst & Young, who leases space in another downtown building, and although the merger was not completed as planned, the subject landlord committed to the Oaktree Capital lease and can no longer satisfy the KPMG requirement in the subject building.

  Conclusions - Market Rent
  -------------------------
  The downtown market has been experiencing "real" market rental growth during the past two years due to several related factors. The absence of new construction since 801 Tower was completed in 1992, considered with modest, stable absorption in the CBD, has permitted the upper tier and second tier Class A buildings in the subject's asset category to achieve direct vacancy rates of approximately 11 percent (refer to subsequent summary of competitive buildings). The tightening of the Class A buildings in the market has been caused

-------------------------------------------------------------------------------
                                      79

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

by internal growth for some downtown firms as well as new tenant movement to the market, including Mid-Wilshire firms and insurance firms from Pasadena and the westside markets. The discounted "effective" rents to the landlord, which considers the time value of funds, as well as the costs of commissions and all other concessions to the tenants, have increased during the past two to three years from negative or zero "net present" lease values to a range from $3.50 to $8.00 "net effective rents" over the term of the leases. The recent sales of office buildings in this market, including 801 Tower, Cal Plaza II, Citicorp Phase I, and 550 South Hope, have resulted in a changing ownership base in the CBD. These new owners have fairly consistent cost bases, and are maintaining a more firm stance on quoted, pro-forma rental rates under current, more favorable market conditions. The more dated lease transactions in the downtown market are generally acknowledged as below current levels, and brokers we interviewed suggested rental rates have increased measurably since January, 1997.

  The terms of a market lease can vary substantially based on the length of the lease, the tenant allowance or other concessions requested by the tenant, the size of the premises, credit worthiness of the tenant, and the level (floor) within the building. We concluded the subject can compete effectively for tenants at the upper end of the rental rate range in the CBD market. We concluded a 10-year typical lease term is most appropriate in light of the significant percentage of the building leased to major tenants. Based on our analysis of the data, including the subject leasing activity but placing emphasis of the comparable lease data and discussions with leasing brokers active in this market, we concluded the following "typical" market rent and concession package for the subject property.

MARKET RENT CONCLUSIONS - OFFICE FLOORS 4 THROUGH 22

            Annual Rent                                   Per Rentable SF
              NNN                     Mos Free*           Tenant Improve
Lease Term  Initial PSF  Adjustments  New   Renew         New      Renew
----------  -----------  -----------  ---   -----         ---      -----
10 Years    $13.00       25% Year 6    8      4           $40      $15
                         ($16.25)

Effective NNN Rent Over Term (Net of Free Rent:)
       New Tenants:                                                 $13.76
       Renewing Tenants:                                            $14.19

Effective Rent Over Term - Ajusted to FSG ($10.50 PSF Expenses)
       New Tenants                                                  $24.26
       Renewing Tenants                                             $24.69

Effective FSG Rent Adjusted for TI:
        New Tenants:                                                $20.69
        Renewing Tenants:                                           $23.19

*Including expenses



-------------------------------------------------------------------------------
                                      79

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

          MARKET RENT CONCLUSIONS - OFFICE FLOORS 23 THROUGH 42

            Annual Rent                                   Per Rentable SF
              NNN                     Mos Free*           Tenant Improve
Lease Term  Initial PSF  Adjustments  New   Renew         New      Renew
----------  -----------  -----------  ---   -----         ---      -----

10 Years    $14.00       25% Year 6   8     4             $40   $15
                         ($17.50)

Effective NNN Rent Over Term (Net of Free Rent:)
        New Tenants:                                              $14.82
        Renewing Tenants:                                         $15.28

Effective Rent Over Term - Adjusted to FSG ($10.50 PSF Expenses)
        New Tenants                                               $25.32
        Renewing Tenants                                          $25.78

Effective FSG Rent Adjusted for TI:
        New Tenants:                                              $21.32
        Renewing Tenants:                                         $24.28

*Including expenses

          MARKET RENT CONCLUSIONS - OFFICE FLOORS 43 THROUGH 54

            Annual Rent                                   Per Rentable SF
              NNN                     Mos Free*           Tenant Improve
Lease Term  Initial PSF  Adjustments  New   Renew         New      Renew
----------  -----------  -----------  ---   -----         ---      -----
10 Years    $15.00       25% Year 6    8     4            $40   $15
                         ($18.75)

Effective NNN Rent Over Term (Net of Free Rent:)
        New Tenants:                                              $15.88
        Renewing Tenants:                                         $16.38

Effective Rent Over Term - Adjusted to FSG ($10.50 PSF Expenses)
        New Tenants                                               $26.38
        Renewing Tenants                                          $26.88

Effective FSG Rent Adjusted for TI:
        New Tenants:                                              $22.38
        Renewing Tenants:                                         $25.88

*Including expenses

  The accompanying exhibit summarizes the terms of a cross section of retail leasing activity involving CBD properties during the past two years. We also analyzed the sales volumes and occupancy costs for subject retail and restaurant tenants. The historical and budget sales figures are summarized subsequently. An accompanying exhibit "Occupancy


-------------------------------------------------------------------------------
                                      80

                            OCCUPANCY COST ANALYSIS
                          Wells Fargo Center - Phase I

                                           ACTUAL        TRENDED 3.5%          BUDGET             ANNUAL
                                    -------------------  ------------    ------------------   -------------     TOTAL
                                      1997        1997       1998        1998         1998    RENT     NNN     ANNUAL   OCCUP.
CATEGORY/TENANT             SIZE      SALES     SALES/SF     SALES       SALES      SALES/SF  PSF     CHARGES  CHARGES   COST
-----------------------------------------------------------------------------------------------------------------------------
Retail
  Russell's Drugs          3,070    $665,819    $216.88    $689,123     $750,000     $244.30  $15.85   $6.65    $22.50  10.4%
  Flower Patch              710     $191,118    $269.18    $197,807     $240,000     $338.03  $35.15   $6.65    $41.80  15.5%
  Sloan's Cleaners          807     $146,879    $182.01    $152,020     $150,000     $185.87  $38.00   $6.65    $44.65  24.5%
  Pasqua                    878     $585,882    $667.29    $606,388     $750,000     $854.21  $60.14   $6.65    $66.79  10.0%
  Mrs. Fields               781     $315,898    $404.48    $326,954     $360,000     $460.95  $35.00   $6.65    $41.65  10.3%
  La Petite Boulangerie    1,432    $955,389    $667.17    $988,828     $900,000     $628.49  $32.00   $6.65    $38.65   5.8%
  Robeks (new tenant)       515        $0        $0.00        $0        $800,000       N/A    $80.00   $6.65    $86.65   N/A
  Valet Car Wash            N/A     $142,242      N/A      $147,220     $105,000       N/A     N/A      N/A      N/A     N/A
-----------------------------------------------------------------------------------------------------------------------------
                           7,678   $2,880,985   $372.62   $2,981,119   $3,150,000    $410.26
-----------------------------------------------------------------------------------------------------------------------------
RESTAURANTS
  Stepps                   8,723   $2,698,813   $309.39   $2,793,271   $3,000,000    $343.92  $23.54   $6.65    $30.19  9.8%
  Cal Pizza Kitchen        4,700   $2,457,348   $522.84   $2,543,355   $2,400,000    $510.64  $24.00   $6.65    $30.65  5.9%
  Fountain Court           1,650    $140,524     $85.17    $145,442     $125,000      $75.76   $0.00   $6.65     $6.65  7.8%
  Rocky Mountain            523     $240,489    $459.83    $248,906     $226,000     $432.12  $25.00   $6.65    $31.65  6.9%
  Crisp. Inc. (expiring)    255     $152,661    $598.67    $158,004      $36,000       N/A    $50.00   $6.65    $56.65  N/A
  McDonald's               4,036   $1,292,825   $320.32   $1,338,074   $1,400,000    $346.88  $15.50   $6.65    $22.15  6.9%
  Kachina Grill            5,900   $1,530,299   $259.37   $1,583,859   $1,500,000    $254.24  $28.28   $6.65    $34.93  13.5%
  Court Cafeteria         13,668   $1,454,447   $106.41   $1,505,353       N/A         N/A    $38.79   $6.65    $45.44  42.7%
  Talpan                   5,100    $689,122    $135.12    $713,241     $600,000     $117.65  $20.90   $6.65    $27.55  20.4%
-----------------------------------------------------------------------------------------------------------------------------
                          30,632   $9,049,420   $295.42   $9,366,150   $9,251,000   $302.00
-----------------------------------------------------------------------------------------------------------------------------
  TOTAL*                  38,310  $11,910,40??  $310.90   $12,327,269  $12,401,000   $323.70                    $30.08  9.7%
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

* - Excluding Valet car wash, Robeks, Crisp. Inc., and McDonald's

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

Cost Analysis" summarized the total estimated cost of occupancy for the subject tenants who report sales. We considered acceptable occupancy costs, the recent retail leasing activity in the market and the subject property, and estimated the following "typical" market rental and concession conclusions for the subject retail and restaurant space.

RESTAURANT TENANTS
            Annual Rent                           Per Rentable SF
              NNN                     Mos Free*   Tenant Improve
Lease Term  Initial PSF  Adjustments  New  Renew  New    Renew
----------  -----------  -----------  ---  -----  ---    -----
10 Years    $24.00       25% Year 6    8     4    $25    $10
                         ($30.00)

RETAIL TENANTS
            Annual Rent                           Per Rentable SF
              NNN                     Mos Free*   Tenant Improve
Lease Term  Initial PSF  Adjustments  New  Renew  New    Renew
----------  -----------  -----------  ---  -----  ---    -----
10 Years    $36.00       25% Year 6    8     4    $25    $10
                         ($45.00)

  Storage tenants were modeled at a market rent of $20.00 per-square-foot annually, with no expense recoveries (gross). Future storage leases were modeled for assumed 10-year terms, and include annual CPI increases.

OTHER REVENUES

  The exhibit on the accompanying page "Income Statements" summarizes the historical and budgeted revenues by category during the periods 1994 through 1997 (year-end actuals), and budgeted 1998. The office, retail, storage, and escalation revenues for the subject are modeled in the discounted cash flow analysis. The "other revenue" sources for the subject in addition to these categories have included "Sundry", Parking" and "Other" income. These categories and the projections are discussed below.

     Sundry Revenues - This income category for the subject has included primarily revenues (adjusted for directly associated expenses) relating to direct tenant billings for services and utilities. After-hours HVAC billings have historically represented the largest single component of this income category. Supporting detail is included in the Addenda.

     Actual and budgeted Sundry revenues (net of associated expenses) are summarized below.

YEAR             SUNDRY REVENUES
----             ---------------
1994             $881,558
1995             $912,988
1996             $882,466
1997             $937,569
1998 budget      $849,540

Avg indication:  $892,824


-------------------------------------------------------------------------------
                                      81

                               INCOME STATEMENTS
WELLS FARGO CENTER - PHASE I
333 South Grand Street                           Total Building NRA:  1,336,244
Los Angeles, California 90071                Total Office & Storage:  1,267,105
                                                             Retail:  69,139
As of March, 1998

-----------------------------------------------------------------------------------------------------------------------------
                             1994                 1995                 1996                 1997                 1998
CATEGORIES               YEAR END     PSF     YEAR END     PSF     YEAR END     PSF     YEAR END     PSF       BUDGET     PSF
-----------------------------------------------------------------------------------------------------------------------------
  Office Rentals      $25,143,580  $19.84  $24,247,402  $19.14  $22,412,674  $17.69  $22,320,527  $17.62  $20,147,413  $15.90
  Retail Rentals       $2,133,640  $30.86   $2,043,092  $29.55   $2,036,881  $29.46   $2,024,625  $29.28   $2,110,502  $30.53
  Escalation Revenue   $7,656,146   $5.73   $7,454,471   $5.58   $7,342,848   $5.50   $7,788,784   $5.83   $8,015,772   $6.00
  Sundry Revenue         $881,558   $0.66     $912,988   $0.68     $882,466   $0.66     $937,569   $0.70     $849,540   $0.64
  Parking Revenue      $4,124,244   $3.09   $4,554,744   $3.41   $4,945,398   $3.70   $4,988,346   $3.73   $4,668,331   $3.49
  Other Revenue          $306,064   $0.23     $903,774   $0.68   $1,297,897   $0.97   $1,603,556   $1.20     $591,340   $0.44
-----------------------------------------------------------------------------------------------------------------------------
TOTAL GROSS INCOME    $40,245,232  $30.12  $40,116,471  $30.02  $38,918,164  $29.13  $39,663,407  $29.68  $36,382,898  $27.23
-----------------------------------------------------------------------------------------------------------------------------
CATEGORY DESCRIPTION

  Office Rentals      Base rent, overstandard property tax, storage, sublease rent, and rent relief
  Retail Rentals      Base rent, percentage rent, overstandard property tax, and rent relief
  Escalation Revenue  Office and retail escalations
  Sundry Revenue      Electrical, signs, key, engineering/maintenance, security, janitorial, and miscellaneous sundries late fees, air conditioning, general building, and utilities
  Parking Revenue     Parking Income
  Other Revenue       Interest Income, and other income


[Graph omitted]

[Photo omitted]

                        RECENT RETAIL LEASE TRANSACTIONS
                              Downtown Los Angeles
                               1995 through 1997

--------------------------------------------------------------------------------------------------------------------------------
Item                                    Type of       Name of                Rentable      Lease     Annual   Rental Adjustment
No.   Property/Location                 Tenant        Tenant                  Area (sf)     Term   Rent PSF  Adj. Date  New Rent
--------------------------------------------------------------------------------------------------------------------------------
L-1   Pacific Mutual Building        a) Restaurant    Coffee Grounds              1.250  10 years    $32 00   Year 6     $36.80
      523 West 6th Street               (Fast food)                                                   (NNN)
      Centrat Business District
--------------------------------------------------------------------------------------------------------------------------------
L-2   Macy's Plaza & Hyatt Hotel     a) Health       Bally's Fitness             16,000  15 years    $13 00   Year 6     $16 25
      700 South Flower Street           Club                                                          (NNN)   Year 10    $20 31
      Central Business District
                                     b) Retail       Limited Express              7,000  10 years     $5 00   Year 4     $10 00
                                        Store                                                         (NNN)   Year 8     $15 00

                                     c) Post         U.S. Post Office             6,000  15 years     $6 20      Fixed Bumps
                                        Office                                                        (NNN)
                                                                                      Lease was a modified gross lease
--------------------------------------------------------------------------------------------------------------------------------
L-3   ARCO Tower North               a) Restaurant   McDonald's                   2,144  20 years    $11 19   Year 5     $13 43
      515 So. Flower Street             (Fast food)                                                 (Gross)   Year 10    $16 11
      Central Business District                                                                               Year 15    $19.34
                                     b) Restaurant   Starbucks                      697  10 years    $24 00
                                        (Fast food)                                                 (Gross)
--------------------------------------------------------------------------------------------------------------------------------
L-4   First Interstate World Center  a) Retail       Herman Miller Lighting      13,800  10 years    $18 00   Year 6     $21 60
      633 West Fifth Street             Store                                                         (NNN)
      Central Business District
--------------------------------------------------------------------------------------------------------------------------------
L-5   California Plaza N             a) Florist      Junipper's Florist             441  10 years    $35 03   None         ....
      350 South Grand Avenue                                                                          (NNN)
      Bunker Hill
                                     b) Restaurant   The Bagel Shop                 800  10 years    $18.00      Fixed Bumps
                                        (Fast food)                                                   (NNN)
--------------------------------------------------------------------------------------------------------------------------------
L-6   811 Wilshire Building          a) Restaurant   Flower Street Cafe &         4,760  15 years     $4 00      Fixed Bumps
      811 Wilshire Boulevard                         Sports Bar                                       (NNN)
      Central Business District
--------------------------------------------------------------------------------------------------------------------------------
L-7   Union Bank                     a) Restaurant   La Salsa                     1,360  10 years    $20 00      Fixed Bumps
      445 South Figueroa Street         (Fast food)                                                   (NNN)
      Central Business District
                                     b) Restaurant   Starbucks                    1,227  10 years    $27 48      Fixed Bumps
                                        (Fast food)                                                   (NNN)
--------------------------------------------------------------------------------------------------------------------------------
L-8   818 Building                   a) Beauty/hair  Alter Ego                    1,400   5 years    $27 00          Flat
      818 West Seventh Street                                                                         (NNN)
      Central Business District
                                     b) Restaurant   It's A Wrap!                 1,450  10 years    $22 50          Flat
                                        (Fast food)                                                   (NNN)
--------------------------------------------------------------------------------------------------------------------------------
L-9   444 Plaza                      a) Restaurant   Blimpie's                      800  10 years    $17.49      Fixed Bumps
      444 South Flower Street           (Fast food)                                                   (NNN)
      Central Business District
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------
ITEM  CONCESSIONS                  EFFECTIVE
NO.      TIS       FREE RENT          RENT
--------------------------------------------
L-1   $20.00 /sf      None            $34.10
--------------------------------------------
L-2   $95.00 /sf      None            $16.52

     $100.00 /sf      None            $10.00

        None          None             $7.52
--------------------------------------------
L-3     None          None            $15.00
      $10.00 /sf      None            $27.30
--------------------------------------------
L-4   $95.00 /sf      None            $19.80
--------------------------------------------
L-5   $56.69 /sf      None            $35.03

      $30.00 /sf      None            $20.00
--------------------------------------------
L-6  $105.00 /sf      None            $11.14
--------------------------------------------
L-7    $8.09 /sf      N/A             $17.64
      $10.00 /sf      None            $30.86
--------------------------------------------
L-8     None          3 mos           $27.00
                  (in lieu of TIs)

        None          6 mos.          $21.38
--------------------------------------------
L-9   $30.00 /sf      6 mos.          $20.25
--------------------------------------------

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

Based on the consistent historical trend we projected Sundry Revenues at $900,000 during the first year of the analysis.

Parking Revenues - The subject parking facilities include the subterranean garage beneath the project containing 2,014 spaces, and an offsite parking garage ("X-2") containing 774 spaces. The parking facilities provide parking rights for both phases of the subject development, including Phase I (North Tower, or Wells Fargo Tower), and the Phase II "South Tower", or IBM Tower. The Phase II tower is not a subject of this appraisal.

The parking garages are operated according to the terms of a Reciprocal Easement and Operating Agreement governing, among other issues, the common use and operation of the parking between the two phases of the project. The parking revenues for monthly parkers are collected and retained by the Phase I and Phase II ownerships directly, and transient parking income is distributed "pro rata", based on the number of total spaces less monthly parkers.
Expenses are allocated pro rata between the two phases.

The parking facilities are managed by Century Parking, Inc. ("CPI"). We reviewed detailed statements submitted by the operator for the combined onsite and offsite garages covering the periods 1995, 1996, and 1997. We also reviewed the 1998 budget projections by CPI. This data is summarized on the accompanying exhibit. The total revenues, net of 10 percent city taxes, are summarized below.

Year             Parking Revenues
----             ----------------
1995             $4,572,169
1996             $4,936,566
1997             $5,029,284
1998 budget      $4,588,497

Avg indication:  $4,781,629

The 1998 budget incorporates a 2.5 percent scheduled increase in parking rates. We note that the total parking revenue figures contained in the consolidated statements and budget differ slightly from the figures above, which were based on the CPI statements. We relied on the historical data and projected parking revenues at $4,750,000 during the first year of the projection.

Other Revenues - This category has historically included interest income and "other" income. The revenues from this category have ranged from $306,064 during 1994 to $1,603,356 for year-end 1996. Based on our review of the supporting statements the revenues allocated to this category are attributable to interest income, which we consider "non-realty" or are not detailed. We have not included these revenues in our projections for the property.


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                                      81

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

been occupied (including Smith Barney with two full floors) which also reduces utilities costs. Based on the historical data for the subject projected utilities expenses at $2.25 per-square-foot annually at full occupancy, allocated $1.15 to fixed and $1.10 to variable expenses. The indicated utilities expense at 90 percent occupancy is $2.09 per-square-foot.

CLEANING/JANITORIAL - This category includes contract cleaning expenses for the building, window cleaning, and parking garage (including the off-site garage). Also included in this category are trash removal expenses, cleaning supplies and uniforms, and training/incentive programs. The historical costs for this category range from $1.12 per-square-foot (1995) to $1.22 per-square-foot (1994), which compares with the $1.29 and $1.22 per-square-foot expenses budgeted for 1998. The 1998 budgeted expense is consistent with historical data for the property, and is generally consistent with other CBD office buildings in this market. We estimated cleaning and janitorial expenses at $1.30 per-square-foot annually at full occupancy, allocated $0.70 to fixed and $0.60 to variable costs. The indicated cost for this category at 90 percent occupancy is $1.24 per-square-foot.

REPAIRS AND MAINTENANCE - We allocated costs for several categories reported separately by the property management to this expense category. We included miscellaneous building and grounds expenses, including building repairs and maintenance (interior and exterior), pest control, contract engineering services for the HVAC system and elevators, as well as costs for maintaining other building mechanical and electrical systems. Per-square-foot annual costs for this category have been in a tight range from $1.45 to $1.48 during 1994 through 1997. The budgeted 1998 cost for this category is $1.48 per-square-foot. We projected this expense at a rounded $1.50 per-square-foot during 1998. This projection is consistent with historical and budgeted costs for the subject, and is consistent with the range in costs for this category in other Class A CBD office buildings.

ADMINISTRATION - Included in this category are all costs associated with onsite administration and management of the property, including salaries and related payroll costs. No specific payroll detail was available, but salaries for a project of the subject's size will include a general manager and assistants, onsite office rent, office staff including receptionist, payroll processing and bookkeeping, concierge, offsite parking/traffic supervisor and traffic demand management personnel. Also included in this category are rent expenses for storage space used by building personnel and "Training Room rent". These two sub-categories total about $112,000 for the 1998 budget. The per-square-foot administrative expenses for the subject have ranged from $0.50 to $0.53 per-square-foot during 1994 through 1997. The budgeted 1998 administrative cost is $0.54 per-square-foot. We projected administration expenses at $0.50 per-square-foot annually.

GENERAL BUILDING - This category includes costs for security, concierge services, and fire/life safety systems. Contract security costs represent the most significant component of this expense category. Historical per-square-foot costs ranged from $0.56 (1997) to $0.66 (1995,) and is budgeted at $0.56 per-square-foot during 1998.


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                                      84

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

We relied on the historical and budgeted data and projected this expense at $0.58 per-square-foot annually.

MANAGEMENT FEE - This category considers offsite professional management expenses, and excludes costs included in the onsite Administration category discussed previously. The historical management expenses for the subject have ranged from $0.76 per-square-foot during 1996 to $0.78 per-square-foot for 1994, 1995, and 1997. The 1998 budget projects management fees at $0.70 per-square-foot. The management fee is based on 2.5 percent of effective gross income. The subject is managed by an entity related to the ownership and the original developer of the property. The historical and current management fees are above market costs for third party management contracts, which are usually in the range from approximately $0.20 to $0.40 per-square-foot annually for other Class A CBD office buildings. Based on comparable costs for CBD buildings in this market, and recognizing the complexities of the subject development, we estimated management fees at $0.35 per-square-foot annually (fixed) during 1998. This figure equals approximately 1.25 percent of the budgeted 1998 effective gross income.

INSURANCE - According to statements we reviewed this category includes property, liability, and "self-insured retention" insurance costs. No breakdown of the property insurance by specific component (such as earthquake) was included in the statements. The subject insurance expenses have ranged from $0.84 to $1.05 per-square-foot annually from 1994 through 1997. The 1998 budget shows a decline to $0.86 per-square-foot. Insurance expenses have increased in southern California since the January, 1994 Northridge earthquake, particularly for the earthquake component of insurance expense. We projected insurance expenses of $1.00 per-square-foot during 1997.

ATRIUM - The Atrium level of the subject's retail component is enclosed, and expenses associated with maintaining this portion of the property are categorized separately, with pro-rata allocation of the expenses between the subject Wells Fargo Tower and the adjacent IBM Tower. Atrium expenses include contract cleaning and window cleaning, extermination, interior landscape maintenance, repairs and maintenance, HVAC/Elevator maintenance, and security costs. The historical expenses for this category have ranged from $0.25 during 1994 to $0.29 during 1997, and are budgeted at $0.27 per-square-foot for 1998. We projected Atrium expenses at $0.28 per-square-foot during 1998.

ONSITE AND OFFSITE PARKING - The subject parking facilities include the subterranean parking garage beneath the tower ("onsite parking") and the offsite garage which is located about two blocks northeast of the property ("offsite parking"). The recoverable component of the expenses for these two parking locations include the costs for cleaning, maintenance, security, and other miscellaneous costs for each parking structure. The offsite parking costs are allocated to the north (subject) and south towers (IBM) based on a 56 percent (subject)/44 percent (IBM) prorata allocation. Recoverable expenses for the offsite garage also include allocated expenses for the parking shuttle service. As shown on the expense summary, the parking expenses for these two


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                                      85

Wells Fargo Center - North Tower
OVERSTANDARD TIS
333 South Grand Avenue  Downtown Los Angeles

------------------------------------------------------------------------------------------------------------------------
                               EXPIRE
SUITE      TENANTS              DATE        1998      1999      2000      2001      2002      2003       2004       2005
------------------------------------------------------------------------------------------------------------------------
           OSTI - Office
5300       Sumitomo Trust      Aug-02     $9,006    $9,186    $9,370    $9,558    $6,499
5200       Smith Barney        Oct-02    $10,724   $10,938   $11,157   $11,380    $9,673
4400       Gibson Dunn         Nov-12   $102,838  $104,895  $106,993  $109,132  $111,315  $113,541   $115,812   $118,128
4100       Donovan Leisure     Nov-99    $10,965   $10,252
4070       Citibank            Nov-03     $1,364    $1,412    $1,440    $1,469    $1,498    $1,401
40??0      Will Trefry         Jan-96        $33
4050       Pansky & Markle     Oct-98        $40
4040       Jeanie Lee Law      Oct-03         $0
3700       Barton Klugman      Nov-02     $5,382    $5,490    $5,599    $5,711    $5,340
36??0      Ford & Harrison     May-02       $436      $444      $453      $462      $196
3570       Thai Farm Bank      Apr-99       $746      $254
3400       Thelen Marrin       Dec-02    $25,931   $26,450   $26,979   $27,518   $28,068
3200       Payden & Rygel      Sep-04    $31,413   $32,041   $32,682   $33,336   $34,003   $34,683    $26,532
3040       Banco Di Napoli     Nov-02     $1,677    $1,711    $1,745    $1,780    $1,664
3030       Boyt Co             Sep-96        $45
2900       Kleinwort Benson    Jan-96        $88
2300       Kidder Peabody      Aug-01    $25,525   $26,035  $26,55??   $18,058
2201       First Boston        Dec-04    $25,410   $25,918   $26,437   $26,965   $27,505   $28,055    $26,616
2050       Dev. Specialists    May-00       $333      $340      $144
1830       Owen wilkenson      Sep-00       $206      $210      $161
1800-A     Goldman Sachs       Jan-01    $26,986   $27,526   $28,076    $2,386
1600       Peterson Ross       Sep-01     $8,021    $8,161    $8,345    $6,384
1570       Marks Murase White  Aug-98    $1,342
1500       O'Brien Partners    Dec-01     $1,066    $1,067    $1,109    $1,131
1450       Delta Asset Mgmt    Aug-98      $988
5, 7 - 12  Wells Fargo Bank    Feb-13    $90,459   $92,268   $94,114   $95,996   $97,916   $99,874   $101,872   $103,909
600        Chang HWA           Jul-06     $4,649    $4,742    $4,837    $4,934    $5,032    $5,133     $5,236     $5,341
470        Bunker Hill Club    Jul-98        $59
300        Wells Fargo Bank    Feb-13    $38,242   $39,007   $39,787   $40,583   $41,394   $42,222    $43,067    $43,928
------------------------------------------------------------------------------------------------------------------------
           OFFICE TOTALS                $423,993  $428,387  $425,984  $396,784  $370,105  $324,909   $321,134   $271,306
------------------------------------------------------------------------------------------------------------------------
           OSTI - Retail
R-32       Cal Pizza Kitchen   Apr-04     $8,717    $8,891    $9,069    $9,251    $9,436    $9,624     $3,272
R-9        Russell's           Aug-01     $2,128    $2,171    $2,214    $1,506
R-3        Federal Express     Dec-96       $441
R-5        Flower Patch        Dec-96       $551
R-23       Crisp Foods, Inc.   Feb-98       $189
R-50       Legal Source        Nov-96       $457
R-15       McDonald's          Jul-06     $6,086    $6,208    $6,332    $6,459    $6,588    $6,719     $6,854     $6,991
R-17       Mrs. Fields         Dec-06       $103      $105      $107      $109      $111      $114       $116       $118
R-19       Pasqua              Apr-07       $696      $710      $724      $739      $753      $768       $784       $799
R-25       Rocky Mountain      Jun-02       $829      $846      $862      $880      $449
R-9        Russell's           Aug-01     $2,128    $2,171    $2,214    $1,506
R-350      Stepps              Dec-00     $9,267    $9,452    $9,641
R-7        Taipan              Sep-00     $9,271    $9,456    $7,234
R-33       UPS                 Dec-96        $84
R-100      Wells Fargo Bank    Feb-13     $8,682    $8,856    $9,033    $9,213    $9,398    $9,586     $9,777     $9,973
R-ATM1     Wells Fargo Bank    Jul-99       $229      $136
------------------------------------------------------------------------------------------------------------------------
           Retail Totals                 $49,857   $49,001   $47,431   $29,661   $26,734   $26,811    $20,803    $17,882
------------------------------------------------------------------------------------------------------------------------
                 Totals                 $473,850  $477,383  $473,415  $426,446  $336,840  $351,721   $341,938   $289,187
------------------------------------------------------------------------------------------------------------------------

SUITE           2006       2007      2008      2009      2010      2011      2012     2013
5300
5200
4400        $120,491   $122,901  $125,359  $127,866  $130,423  $133,032  $124,385
4100
4070
4060
4050
4040
3700
3680
3570
3400
3200
3040
3030
2900
2300
2201
2050
1830
1800-A
1600
1570
1500
1450
5, 7 - 12   $105,987   $108,107  $110,269  $112,474  $114,724  $117,018  $119,359  $20,291
600           $3,178
470
300          $44,807    $45,703   $46,617   $47,549   $48,500   $49,470   $50,459   $8,578
            $274,462   $276,710  $282,245  $287,889  $293,647  $299,520  $294,203  $28,869

R-32
R-9
R-3
R-5
R-23
R-50
R-15          $4,160
R-17            $121
R-19            $815       $277
R-25
R-9
R-350
R-7
R-33
R-100        $10,172    $10,376   $10,583   $10,795   $11,011   $11,231   $11,456   $1,947
R-ATM1
------------------------------------------------------------------------------------------
             $15,268    $10,653   $10,583   $10,795   $11,011   $11,231   $11,456   $1,947
------------------------------------------------------------------------------------------
            $289,730   $287,363  $292,828  $298,684  $304,658  $310,751  $305,659  $30,817
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------


                                                                INCOME APPROACH
-------------------------------------------------------------------------------

     locations have totaled from $0.30 per-square-foot during 1994 and 1995 to $0.34 during 1997. The budgeted figure for 1998 is $0.33 per-square-foot, which is consistent with the most recent actual performance. We projected recoverable parking expenses at $0.33 per-square-foot of rentable area during 1998.

     REAL PROPERTY TAXES - This category includes real estate taxes, which can be increased 2% annually under the terms of Proposition 13. The subject taxes declined since 1994 due to appeals based on Proposition 8. The actual real estate taxes have ranged from $1.95 to $2.53 per-square-foot annually, and are budgeted at $2.08 per-square-foot during 1998. We based real estate taxes on the value conclusion in this appraisal and the subject's tax rate (rounded).

     OTHER TAXES AND TAX CONSULTING - This category includes business/occupancy tax, and tax consulting fees associated with Proposition 8 appeals. The historical costs have ranged from $0.05 to $0.09 per-square-foot, and are budgeted at $0.08 per-square-foot during 1998. We projected this expense at $0.08 per-square-foot during 1998 based on the consistent trend.

NON-RECOVERABLE EXPENSES

     Parking Operating Expenses - This category represents primarily the parking management and operator's expenses for the subject onsite and offsite parking garages. A previous summary included in the Parking Revenue discussion provided detail covering the parking operator's historical and budgeted expenses and management fees for these two garages.

     The annual expenses are summarized below.

                Year         Parking Expenses
                ----         ----------------
                1995         $898,648
                1996         $895,323
                1997         $890,311
                1998 budget  $946,664

     These expenses suggest implied per-square-foot costs based on total rentable area of $0.67 to $0.71. Based on the trend in costs we projected this expense at $0.70 per-square-foot of building area during 1998.

     Overstandard Property Taxes - This category includes taxes allocated to specific tenants for above-standard improvements in tenant suites. These taxes are recovered directly from the tenants, and are based above buildout costs above specified levels in the leases. The exhibit on the accompanying page summarizes the current status of these charges and the remaining period remaining and figures allocated for overstandard improvements. We modeled these costs and reimbursements according to the projections shown on the exhibit, and deducted the direct reimbursements from the expense "pool" for real estate taxes prior to passthrough to the tenants.

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                                      86

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

     RESERVES AND NON-REIMBURSABLE EXPENSES - We included a deduction of $0.20 per-square-foot annually for reserves and replacement of short-lived items as well as for legal and other non-operating costs absorbed by the property ownership.

     The expense conclusions for the property are summarized below.

             SUMMARY OF EXPENSE CONCLUSIONS (1998)

Expense              PSF    PSF              PSF
Category             Fixed  Variable  Total @ 100%
RECOVERABLE          -----  --------  ------------
Utilities            $1.15  $1.10            $2.25
Cleaning             $0.70  $0.60            $1.30
Repairs/Maintenance  $1.50  ---              $1.50
Administration       $0.50  ---              $0.50
General Building     $0.58  ---              $0.58
Management Fee       $0.35  ---              $0.35
Insurance            $1.00  ---              $1.00
Atrium               $0.28  ---              $0.28
On/Offsite Parking   $0.33  ---              $0.33
Subtotal             $6.39  $1.70            $8.09

R.E. Taxes           $2.15  ---              $2.15
Other Taxes          $0.08  ---              $0.08
Total                $8.61  $1.70           $10.31

NON-RECOVERABLE
Parking              $0.70
Reserves             $0.20

VACANCY AND COLLECTION LOSS AND RELEASING ASSUMPTIONS
  Investors are primarily interested in the annual revenues an income property is likely to produce over a specified period of time rather than the income it could produce if it were always 100 percent occupied and all the tenants were paying their rent in full and on time. It is normally a prudent practice to expect some income loss as tenants vacate, fail to pay rent, or pay rent late.

  The subject is currently 92.9 percent leased, including two major tenants leasing 35 percent of the total rentable area and a signed lease for a tenant not yet in occupancy. The retail/restaurant space is fully leased. The exhibit on the accompanying page is restated from the Market Analysis, and summarizes the vacancy levels for the 57 office buildings surveyed in five downtown locations. As shown on the chart direct and overall vacancy levels for the 57 buildings are 17.2 percent and 21.8 percent, respectively.

  As discussed in previous sections the CBD market is somewhat "tiered", with Class A buildings experiencing lower vacancy rates than second tier, or Class B and C buildings. The

-------------------------------------------------------------------------------
                                      87

                         OFFICE BUILDING VACANCY SURVEY
                       LOS ANGELES DOWNTOWN OFFICE MARKET
                 Rental and Occupancy Survey as of 1st Qtr 1998

                              NO. OF    INVENTORY             AVAILABLE (SF)                   VACANCY RATIOS
   BUILDING CLASSES        BUILDINGS  SQUARE FEET  DIRECT       SUBLEASE      OVERALL    DIRECT   SUBLEASE  OVERALL
(A) Top Tier "Class A"             8   7,423,857     705,313       199,189      904,502     9.5%      2.7%    12.2%
(B) Second Tier "Class A"          7   7,014,848     778,718       542,704    1,321,422    11.1%      7.7%    18.8%
(C) Third Tier "Class A"           8   5,948,909   1,273,767       146,910    1,420,677    21.4%      2.5%    23.9%
    TOTAL                         23  20,387,614   2,757,798       888,803    3,646,601    13.5%      4.4%    17.9%


[Graph omitted]


[Graph omitted]

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

chart below is restated from the Market Analysis, and shows the year-end 1997 breakdown of the CBD office market by asset category.

                                                          Vacancy Rate
Building Quality/Class  No. of Buildings  Inventory (SF)  Direct  Overall
----------------------  ----------------  --------------  ------- -------
        Class A                39          24,832,582     15.7%   20.5%
        Class B                19           3,965,539     34.9%   35.1%
        Class C                 7             803,751     36.1%   36.1%
        Totals                 65          29,601,872     18.9%   22.9%

  The downtown market has experienced a slow, gradual improvement in vacancy levels over the past several years as a result of modest absorption and no new development. The previous downtown Los Angeles rental and occupancy survey which included a breakdown of 23 Class "A" buildings by category showed the following vacancy statistics.

Building Category    No. of Buildings  Total NRA   Direct Vacancy %
-----------------    ----------------  ---------   ----------------
Top Tier Class A             8          7,423,857          9.5%
Second Tier Class A          7          7,014,848         11.1%
Third Tier Class A           8          5,948,909         21.4%
Totals                      23         20,387,614         13.5%

  The "top tier" and "second tier" buildings, which represent the most directly competitive supply, have achieved an aggregate vacancy rate of approximately 10.3 percent, which substantially below the vacancy rate for all downtown Los Angeles office buildings.

  The subject's Bunker Hills submarket of downtown Los Angeles contains the greatest concentration of Class A buildings, and has become perhaps the most desirable location for tenants in the market. The accompanying graph summarizes the substantial improvement in the direct vacancy rates for the Bunker Hill submarket during the period from fourth quarter, 1995 through fourth quarter, 1997. As the exhibit shows, the aggregate direct vacancy rate for this submarket declined from 17.6 percent to 10.4 percent over approximately a two-year period. This declining vacancy reflects both the desirability of the Bunker Hill location as well as the quality of the office buildings in this submarket.

  Based on our analysis of the market and considering the current and foreseeable trends in vacancy levels in the downtown market we projected the following vacancy and collection loss assumptions and absorption projections for the subject property:

Global Vacancy and Collection Loss:  5.0 percent against all revenues excluding the current lease term for Wells Fargo.

"Lag" Vacancy Between Leases:        We modeled a 10-month lag vacancy
                                     between 10-year terms, weighted for
                                     renewal probability. The weighted average lag vacancy between leases is 3 months based on a 70 percent renewal probability.


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                                      88

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

Absorption of Remaining Vacant Space:  There are currently 93,640 square feet of landlord direct available office space.
                                       We projected the subject to lease to full occupancy over a fairly extended "stabilization" period of approximately 3 years, or through December, 2000. The currently available space was modeled to lease according to the following schedule:

                                       Period   SF Office
                                       ------   ---------
                                       12/98    19,515
                                       06/99    19,516
                                       12/99    18,203
                                       06/2000  18,203
                                       12/2000  18,203
                                       Totals   93,640

DISCOUNTED CASH FLOW ANALYSIS
  By forecasting the anticipated income stream and discounting future value at reversion to current value, the capitalization process can be applied to derive a value that the investor would pay to receive that particular income stream.

  Investors in office buildings typically forecast net operating income and cash flows over a period of time ranging from five to 15 years. This projection is used to determine a purchase price justified by the degree of risk inherent in the proposed investment.

  We modeled the following specific assumptions within the cash flow:

     1) Commencement Date - The cash flows commence April 1, 1998, and are modeled on a fiscal year basis.

     2) Holding Period - We modeled a 10-year holding period.

     3) Income Projections - Current tenants were modeled according to the terms of their leases. Absorption tenants and future speculative rollover tenants were modeled according to the market rent and concession conclusions presented previously.

     4) Expense Reimbursements - Expenses were modeled NNN for future speculative tenants, and current tenants were modeled NNN or based on current expense stop data provided by the management and stated in the leases.

     5) Vacancy and Collection - As discussed previously we modeled the following vacancy and collection deductions within the cash flow projections:

Global Vacancy and Collection Loss:  5.0 percent against all revenues excluding the current lease terms for Wells Fargo.



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                                      89

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

"Lag" Vacancy Between Leases:  We modeled a 10-month lag vacancy between 10-year terms, weighted for
                               renewal probability. The weighted average lag vacancy between leases is 3 months based on a 70 percent renewal probability.

     6) Renewal Probability- We assumed a 70 percent renewal probability for all tenants excluding existing tenants who have vacated their premises prior to the end of the lease terms and are subleasing the space. These tenants include Smith Barney, Thelin Marin, Kidder Peabody, and Credit Suisse. The cash flow model assumes a 100 percent probability these tenants will vacate, and releasing assumptions included full lag vacancy, leasing commissions, and new tenant improvements. The aggregate area for these tenants is 173,663 square feet. Lag vacancy and tenant improvements were weighted for a 70 percent renewal probability for all other tenants.

     7) Growth Rates -We modeled the following growth rates for expenses and revenues:

        Assumed CPI:         3.5% Annually
        Operating Expenses:  3.5% Annually
        Real Estate Taxes:   2.0% Annually
        Sundry Income:       3.5% Annually

        Parking Revenues:    3.5% Annually

     MARKET RENTS:
     Investors in Class A buildings in the CBD market are currently forecasting fairly substantial rental growth rates during the first several years of an investment period. Examples of this rental growth were described in the Sales Comparison Approach, including the buyer of Citicorp Center and the contractual buyer for Figueroa Plaza. Each underwriting analysis incorporated market rental growth projections equal to approximately 10 percent annually over the first several years of the cash flow projections. These projections were not based on specific percentage growth, but rather on incremental dollar increases each year. The 10 percent cumulative increases were calculated based on the actual projections. Rents were modeled "flat" through the end of calendar year 1998. We estimated subsequent rental growth rates by applying 7.0 percent annual increases to the adjusted "gross" rents (including NNN passthroughs) for four years, or from 1999 through 2002, prior to projecting increases consistent with the CPI (3.5 percent annually). The chart below shows the calculated NNN rental rates over a 10-year holding period. The projected average expense increase of 3.0 percent considers a 3.5 percent increase for operating expenses "blended" with real estate tax increases of 2.0 percent annually.

-------------------------------------------------------------------------------
                                      90

COMPARATIVE ANALYSIS OF U.S. TREASURIES & REITS
December 1996 through November 1997

           UNITED STATES TREASURY YIELDS    REAL ESTATE INVESTMENT TRUST YIELDS
PERIOD  LONG-TERM  INTERMEDIATE  SHORT-TERM  EQUITY  MORTGAGE  HYBRID   ALL
Nov-97       6.20          5.90        5.72     5.6       8.6     7.5   5.8
Oct-97       6.42          6.09        5.80     5.6       8.7     7.0   5.8
Sep-97       6.56          6.21        5.89     5.5       7.9     7.1   5.6
Aug-97       6.65          6.31        5.96     5.9       7.9     7.4   6.1
Jul-97       6.56          6.21        5.92     5.8       7.8     7.4   6.0
Jun-97       6.86          6.49        6.16     6.1       8.3     7.5   6.3
May-97       7.04          6.71        6.36     6.3       8.0     7.8   6.5
Apr-97       7.17          6.85        6.51     6.4       8.9     7.9   6.7
Mar-97       7.05          6.68        6.29     6.1       9.0     7.8   6.4
Feb-97       6.81          6.37        5.98     6.1       7.6     7.5   6.2
Jan-97       6.93          6.40        5.90     6.1       9.0     7.8   6.4
Dec-96       6.70          6.17        5.73     6.1       7.6     7.5   6.2
---------------------------------------------------------------------------
Average      6.75          6.37        6.02    5.97      8.28    7.52  6.17
===========================================================================




[Graph omitted]

Wells Fargo Center Los Angeles, CA
INCOME & EXPENSE PROFORMA

                                                   Combined
 Flscal Year Beginning April 1, 1998                  PSF

GROSS INCOME

 GROSS RENTS             $22,333,588   $16.71
 LESS LAG VACANCY           (349,340)   (0.26)
 FREE RENT                  (236,199)   (0.18)
 TOTAL RECOVERIES          7,995,784     5.96
 OVERAGE RENT                 96,611     0.07
 SUNDRY INCOME               907,875     0.68
 PARKING INCOME            4,791,563     3.59
 OSTI RECOVERY               474,735     0.36
 HVAC (WELLS FARGO)           15,775     0.01
 -----------------------------------   ------
 POTENTIAL GROSS INCOME  $36,033,372   $26.97
 -----------------------------------   ------

 VACANCY/CREDIT LOSS      (1,217,735)   (0.91)

 -----------------------------------   ------
 EFFECTIVE GROSS INCOME  $34,815,637   $26.05
 -----------------------------------   ------

Operating Expenses

 UTILITIES                   $2,789,720   $2.09
 CLEANING                     1,619,697    1.21
 REPAIRS & MAINTNCE           2,021,904    1.51
 ADMINISTRATION                 673,968    0.50
 GENERAL BUILDING               781,803    0.59
 MANAGEMENT FEE                 471,778    0.35
 INSURANCE                    1,347,936    1.01
 ATRIUM                         377,422    0.26
 ON/OFFSITE PARKING             444,819    0.33
 NON-RECOV PARKING              943,555    0.71
 REAL ESTATE TAXES            2,887,290    2.16
 OTHER TAXES                    107,434    0.06

 --------------------------------------  ------
 TOTAL EXPENSES             $14,467,326  $10.83
 --------------------------------------  ------

TOTAL NET OPERATING INCOME  $20,348,311  $15.23

VALUE TABLE                   Total Rentable Area  SF:  1,336,244
----------------------------------------------------------
             Indicated Value             Cap Rate      PSF
----------------------------------------------------------
               $290,690,157                  7.0%  $217.54
               $271,310,813                  7.5%  $203.04
               $254,353,888                  8.0%  $190.35
               $239,391,894                  8.5%  $179.15
               $226,092,344                  9.0%  $169.20
               $214,192,747                  9.5%  $160.29
               $203,483,110                 10.0%  $152.28

[Photo omitted]


-------------------------------------------------------------------------------

                                                                INCOME APPROACH
-------------------------------------------------------------------------------


                  PSF                   PSF
        PSF      IMPLIED    ANNUAL     IMPLIED    ANNUAL
YEAR  EXPENSES  FSG RENT  % INCREASE  NNN RENT  % INCREASE
1998   $10.50    $24.50     0.00%      $14.00      0.00%
1999   $10.82    $26.22     7.00%      $15.40     10.00%
2000   $11.14    $28.05     7.00%      $16.91      9.81%
2001   $11.47    $30.01     7.00%      $18.54      9.63%
2002   $11.82    $32.11     7.00%      $20.30      9.48%
2003   $12.17    $33.24     3.50%      $21.07      3.79%
2004   $12.54    $34.40     3.50%      $21.86      3.79%
2005   $12.91    $35.61     3.50%      $22.69      3.79%
2006   $13.30    $36.85     3.50%      $23.55      3.78%
2007   $13.70    $38.14     3.50%      $24.44      3.78%

     Based on the projections summarized in the chart above, we projected the following growth in market rental rates, applied to the NNN figures:

1998:            Base
1999:            10.0%
2000:            9.8%
2001:            9.6%
2002:            9.5%
2003 and after:  3.5%

     8) Free Rent Concessions - We modeled free rent concessions for speculative office tenants based on the market rent assumptions: 8 months prior to weighting for 10-year tenants. Renewing tenants were assumed with one-half free rent concessions. We modeled free rent to reduce by one-half beginning 2000, and by one-half again in 2002.

     9) Leasing Commissions - This expense was modeled at 4.0% for NNN 10-year leases. Renewing tenants were modeled at full commission. Leasing commissions in the downtown market are calculated based on gross rents rather than NNN rental rates. We adjusted the commission to 7.5% based on NNN rents to consider this factor.

     10) Reversion - The reversion price was calculated by applying a 9.0 percent overall capitalization rate to the 11th year's net operating income. Following a deduction for a 0.75 percent cost of sale, the reversion price was added to the previous year's net cash flow prior to discounting.

  We used the ProJect and Excel cash flow programs to simulate the projected operating characteristics for the subject property under the preceding assumptions. The cash flows and value tables are on the accompanying pages, and additional detail is included in the Addenda.

DERIVATION OF DISCOUNT RATE
  The accompanying exhibit entitled "Comparative Analysis of U.S. Treasuries and REITs" provides an overview of the alternative marketplaces for capital investment during the period



-------------------------------------------------------------------------------
                                      91

                         DISCOUNTED CASH FLOW ANALYSIS
      Wells Fargo Center 333 South Grand Avenue 10 year holding period

---------------------------------------------------------------------------------------------------------------------------------
FISCAL HOLDING PERIOD BEGINNING 4/1/98      1           2            3            4            5            6            7
                                         FY1999      FY2000       FY2001       FY2002       FY2003       FY2004       FY2005
---------------------------------------------------------------------------------------------------------------------------------
INCOME
  GROSS RENTS                           22,333,588   23,274,584   23,663,570   24,516,892   24,542,372   24,574,816   25,455,398
  LESS LAG VACANCY                        (349,340)    (170,527)    (278,966)    (835,336)  (1,373,564)  (1,241,040)    (426,972)
  FREE RENT                               (236,199)    (501,083)    (186,056)    (357,926)    (268,974)    (487,920)    (103,393)
  TOTAL RECOVERIES                       7,996,764    9,737,495   10,380,035   10,829,250   11,594,841   12,597,985   13,660,127
  OVERAGE RENT                              98,611       87,678       70,220       52,097       46,784       46,478       53,380
  SUNDRY INCOME                            907,875      939,651      972,538    1,006,577    1,041,807    1,078,271    1,116,010
  PARKING INCOME                         4,791,563    4,959,267    5,132,842    5,312,491    5,498,429    5,690,673    5,890,054
  OSTI RECOVERY                            474,735      476,396      461,673      419,045      385,560      349,275      326,750
  HVAC (WELLS FARGO)                        15,775       18,255       18,720       18,720       18,720       19,695       22,815
--------------------------------------------------------------------------------------------------------------------------------
POTENTIAL GROSS INCOME                  36,033,372   38,821,716   40,234,576   40,961,816   41,485,975   42,628,433   45,996,167
--------------------------------------------------------------------------------------------------------------------------------
  VACANCY / CREDIT LOSS                 (1,217,735)  (1,342,006)  (1,398,418)  (1,421,756)  (1,434,105)  (1,476,911)  (1,628,610)

      AVERAGE VACANCY (%) IS 8.3%             7.0%         8.5%         7.1%         9.2%        11.4%        11.1%         8.1%
---------------------------------------------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                  34,815,637   37,479,710   38,836,158   39,540,054   40,051,870   41,151,522   44,367,557
---------------------------------------------------------------------------------------------------------------------------------

EXPENSES
  UTILITIES                              2,789,720    2,967,674    3,104,579    3,207,091    3,309,339    3,415,478    3,602,134
  CLEANING                               1,619,697    1,720,194    1,798,421    1,656,013    1,917,586    1,979,419    2,085,306
  REPAIRS & MAINTNCE                     2,021,904    2,092,671    2,165,915    2,241,722    2,320,182    2,401,388    2,485,437
  ADMINISTRATION                           673,968      697,557      721,971      747,240      773,394      800,463      828,479
  GENERAL BUILDING                         781,803      809,166      837,487      866,799      897,137      928,537      961,035
  MANAGEMENT FEE                           471,778      488,290      505,380      523,068      541,376      560,324      579,935
  INSURANCE                              1,347,936    1,395,114    1,443,943    1,494,461    1,546,788    1,600,925    1,656,958
  ATRIUM                                   377,422      390,632      404,304      418,455      433,101      448,259      463,948
  ON/OFFSITE PARKING                       444,819      460,388      476,501      493,179      510,440      528,305      546,796
  NON-RECOV PARKING                        943,555      976,580    1,010,760    1,046,137    1,082,751    1,120,648    1,159,870
  REAL ESTATE TAXES                      2,887,290    2,945,035    3,003,936    3,064,014    3,125,295    3,187,801    3,251,557
  OTHER TAXES                              107,434      109,583      111,774      114,010      116.290      118,616      120,988
---------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES                      14,467,326   15,052,884   15,584,971   16,074,209   16,573,681   17,090,163   17,742,443
---------------------------------------------------------------------------------------------------------------------------------
       Operating Expense Ratio               41.6%        40.2%        40.1%        40.7%        41.4%        41.5%        40.0%

---------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                    20,348,311   22,426,626   23,251,187   23,465,845   23,478,189   24,061,359   26,625,114
---------------------------------------------------------------------------------------------------------------------------------

DEDUCTIONS
  TENANT IMPROVEMENTS                    2,743,929    5,571,529    1,349,950    2,952,370    3,767,815    6,691,036    1,485,946
  LEASING COMMISSIONS                    1,049,333    2,127,603      635,237    1,727,256    1,859,266    2,773,917    1,039,104
  RESERVES                                 267,249      276,603      286,284      296,304      306,674      317,408      328,517
---------------------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                         4,868,511    7,975,725    2,271,471    4,975,930    5,933,755    9,782,361    2,853,567
---------------------------------------------------------------------------------------------------------------------------------
NET CASH FLOW                           16,287,800   14,451,091   20,979,716   18,489,915   17,544,434   14,278,998   23,771,547

---------------------------------------------------------------------------------------------------------------------------------
CASH ON CASH                                  7.1%         6.3%         9.1%         8.1%         7.6%         6.2%        10.4%
---------------------------------------------------------------------------------------------------------------------------------



Fiscal holding period beginning 4/1/94       8            9            10           11
                                          FY2006       FY2007       FY2008       FY2009
INCOME
  GROSS RENTS                           26,190,696   26,733,562    27,336,276   28,174,308
  LESS LAG VACANCY                        (294,259)    (218,118)     (160,060)    (600,107)
  FREE RENT                                (84,074)     (36,217)      (90,128)    (207,065)
  TOTAL RECOVERIES                      14,279,034   14,908,166    15,487,739   15,737,701
  OVERAGE RENT                              63,530       40,926        40,492       35,644
  SUNDRY INCOME                          1,155,071    1,195,498     1,237,340    1,280,647
  PARKING INCOME                         6,096,206    6,309,573     6,530,408    6,758,972
  OSTI RECOVERY                            289,323      289,138       288,729      294,292
  HVAC (WELLS FARGO)                        23,400       23,400        23,400       24,625
-----------------------------------------------------------------------------------------
POTENTIAL GROSS INCOME                  47,718,927   49,245,928    50,694,196   51,499,017
-----------------------------------------------------------------------------------------
  VACANCY / CREDIT LOSS                 (1,699,200)  (1,757,780)   (1,812,097)  (1,833,513)

      Average Vacancy (%) is 8.3%             7.6%         7.4%          7.2%         8.6%
-----------------------------------------------------------------------------------------
Effective Gross Income                  48,019,639   47,488,148    48,882,099   49,665,504
------------------------------------------------------------------------------------------

EXPENSES
  UTILITIES                              3,729,559    3,877,061     4,004,609    4,121,792
  CLEANING                               2,159,029    2,243,849     2,317,940    2,386,533
  REPAIRS & MAINTNCE                     2,572,427    2,662,462     2,755,648    2,852,096
  ADMINISTRATION                           857,476      887,487       918,549      950,690
  GENERAL BUILDING                         994,672    1,029,485     1,065,517    1,102,810
  MANAGEMENT FEE                           600,233      621,241       642,985      665,489
  INSURANCE                              1,714,951    1,774,974     1,837,099    1,901,397
  ATRIUM                                   480,186      496,993       514,388      532,391
  ON/OFFSITE PARKING                       565,934      585,742       606,243      627,461
  NON-RECOV PARKING                      1,200,466    1,242,482     1,285,969    1,330,978
  REAL ESTATE TAXES                      3,316,588    3,382,919     3,450,578    3,519,590
  OTHER TAXES                              123,408      125,876       128,394      130,961
OPERATING EXPENSES                      18,314,929   18,930,571    19,527,919   20,122,196
       Operating Expense Ratio               39.8%        39.9%         39.9%        40.5%

------------------------------------------------------------------------------------------
NET OPERATING INCOME                    27,704,710   28,557,577    29,354,180   29,543,308
------------------------------------------------------------------------------------------

DEDUCTIONS
  TENANT IMPROVEMENTS                    1,228,767      497,783     1,206,129    3,143,284
  LEASING COMMISSIONS                      372,007      363,961       905,791    2,081,015
  RESERVES                                 340,015      351,916       364,233      376,981
------------------------------------------------------------------------------------------
Total Deductions                         1,940,789    1,213,480     2,476,153    5,601,280
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
NET CASH FLOW                           25,763,921   27,343,897   352,675,062
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
CASH ON CASH                                 11.2%        11.9%         11.7%
-----------------------------------------------------------------------------

AVG. CASH ON CASH                9.0%
FIVE YEAR AVERAGE                7.6%
INITIAL CAP. RATE                8.9%
TERMINAL CAP. RATE               9.0%
TRANSACTION COST                 0.8%
DISCOUNT RATE                   11.0%
-------------------------------------
REVERSIONARY VALUE       $325,797,035
-------------------------------------
NET PRESENT VALUE (NPV)  $229,493,997
-------------------------------------
NPV - Per Square Foot         $171.75

-----------------------------------------------------------
                          VALUE MATRIX
                     Low-Range     Mid-Range     Hi-Range
-----------------------------------------------------------
    Discount Rate         10.5%         11.0%         11.5%
Net Present Value  $237,503,336  $229,493,997  $221,834,375
        NPV (PSF)       $177.74       $171.75       $166.01
-----------------------------------------------------------

                Total Bldg (SF): 1,336,244


[Graph omitted]

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

from December, 1996 through November, 1997. The graph and accompanying data show that equity REIT yields are not necessarily sensitive to changes in interest rates. Although yields for intermediate Treasuries fluctuated by more than 90 basis points, with an overall decrease of 27 basis points during the 12-month period, yields for equity REITs (on average) decreased by 50 basis points during the same period. Investor concerns of higher inflation can increase Treasury yield requirements, but the real estate market can represent a "hedge" against inflation due to pricing increases. The yields for REITs are below levels required for single asset real estate investments, however, due (in part) to liquidity issues and the diversity and management levels of multi-property portfolios.

  Although not included in the accompanying chart, the market for REIT stocks has declined during the first two months of 1998 despite an overall increase in excess of 5 percent for the Dow Jones Index during the same timeframe. The yields have increases (and per-share pricing) decreased for virtually all office REITs during the past two months (January and February, 1998). The underlying reason for, and the duration of this trend in the public markets is not yet clear.

  The most recently published Cushman & Wakefield survey of investors' return requirements was published in Summer, 1997, and a copy is included in the Addenda. We reviewed current reported return requirements for a cross section of office investors. The relevant data is summarized in the following chart.

            Capitalization Rate Range Internal Rate of Return Range
Property Category         Low     High   Average     Low     High    Average
OFFICE - URBAN/CBD        ---     ----   -------     ---     ----    -------
 Class A-Leased Asset(1)  8.0%    10.5%  8.9%-9.5%   10.0%   12.0%  11.0%-11.8%

(1) "Leased Asset" refers to predominately "passive" Investments involving substantially leased properties

  The subject is an excellent quality Class A asset in the Los Angeles CBD office market. The property is substantially leased, including two major tenants for a significant percentage of the property for terms extending to 2012 or 2013.

  We concluded the quality of the development and the current leasing profile supports a discount rate conclusion at the lower end of the range for CBD office properties. We estimated an 11.0 percent IRR is appropriate for the subject, which results a rounded $230,000,000 value by discounted cash flow analysis.

DIRECT CAPITALIZATION
  In the direct capitalization method we estimated a value by dividing the subject's net operating income by an overall capitalization rate. This overall rate (OAR) is selected based on our analysis of market sales and reported requirements from the category of investor most representative of the buyers for this asset. The overall rate is calculated by dividing the net operating income from the sales by their respective sales prices.

  The overall capitalization rates for the comparable data in the Sales Comparison Approach and the occupancy levels at sale used as the basis for the overall rate calculations are summarized below.


-------------------------------------------------------------------------------
                                      92

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

                       SUMMARY OF OVERALL RATES
---------------------------------------------------------------------
Item                                   Date of     Overall Rate/
 No.                Property             Sale    Occupancy @ Sale
---------------------------------------------------------------------
 I-1  550 South Hope Street             09/97        8.8% @
      Los Angeles, CA                                  86%
---------------------------------------------------------------------
 I-2  Citicorp Plaza Phase I            03/97        12.5% @
      725 South Figueroa Street                        88%
      Los Angeles, CA
---------------------------------------------------------------------
 I-3  Cal Plaza II                      07/96        8.0% @
      350 South Grand Avenue                           69%
      Los Angeles, CA
---------------------------------------------------------------------
 I-4  801 Tower                         03/96   9.5% prior to costs @
      801 South Figueroa Street                        87%
      Los Angeles, CA
---------------------------------------------------------------------
 I-5  Figueroa Plaza                   Pending     8.5% @ 95%
      201 & 221 North Figueroa Street   03/98
      Los Angeles, CA
---------------------------------------------------------------------
 I-6  Fox Plaza                         11/97        7.8% @
      2121 Avenue of the Stars                         91%
      Los Angeles, CA
---------------------------------------------------------------------
 I-7  Landmark II                      Pending       7.5% @
      11766 Wilshire Boulevard           Sale          97%
      Los Angeles, CA
---------------------------------------------------------------------
 I-8  Century Plaza Towers              04/97        8.5% @
      2029-2049 Century Park East                      94%
      Los Angeles, CA
      (Century City)
=====================================================================

  The overall rates shown for the eight data items are based on the reported income in place at the time of sale, calculated at actual occupancy levels. The overall rates show a wide range from 7.5 percent to 12.5 percent. A significant portion of the variation in overall rates can be attributed to the differences in the occupancy levels and the proformas used as the basis for capitalization. The lowest overall rates correspond generally to the suburban Los Angeles properties (I-6 through I-8) or to the properties with the lowest occupancy levels (I-3). The lower overall rates based on capitalizing income-in place at lower occupancy levels reflect the perceived "upside" attributable to future lease-up or to anticipated rental "spikes" in the respective market.

  The subject's income and expense proforma for fiscal year 1999 is shown on the accompanying page. The subject's net income per-square-foot for 1999 equals $15.23, which is generally consistent with market levels. The subject's occupancy level of 87 percent (Oaktree is not yet in occupancy) which forms the basis for the proforma is below stabilized occupancy for Class A properties in this market, indicating cash flow can be increased with additional lease up. The most recent purchase in the downtown market involved items I-1, 550 South Hope Street, which is an inferior asset in comparison to the subject. The subject has a similar occupancy level at sale (86 percent) and a similar net income per-square-foot ($15.23 for the subject versus $15.45 for I-1). The subject is superior to this property in most areas of comparison, and warrants a capitalization rate below the 8.8 percent figure for this transaction based on a similar occupancy level. We concluded an 8.5 percent overall capitalization rate is appropriate for the subject's 1998 net income, which results in the following value indication:


-------------------------------------------------------------------------------
                                      93

                                                                INCOME APPROACH
-------------------------------------------------------------------------------

$20,348,311 / .085 =                     $239,391,894

Rounded value by direct capitalization:  $240,000,000

INCOME APPROACH CONCLUSION
  The direct capitalization conclusion of $240,000,000 is 4.3 percent above the discounted cash flow indication of $230,000,000. Each method is appropriate for this category of asset. The subject rental rates are, on average, generally consistent with market levels. An analysis of yields over the first few years of a holding period are important considerations for REIT buyers, who are an important component of the investment market for a property of the subject's size and caliber. In light of the pricing (both in terms of per-square-foot and capitalization rate) by Equity Office for an inferior asset (item I-1) about six months prior to the date of value for this appraisal, we concluded at the middle of the range indicated by the Income Approach, or $235,000,000 for the subject property.




-------------------------------------------------------------------------------
                                      94

                                        RECONCILIATION AND FINAL VALUE ESTIMATE
-------------------------------------------------------------------------------


  The indicated value conclusions for the property are:

            Cost Approach:              $337,000,000
            Sales Comparison Approach:  $255,000,000
            Income Approach:            $235,000,000

  The three indications of value ranged considerably from $235,000,000 to $337,000,000, with the highest value indication corresponding to the Cost Approach. The two value indications from the Sales Comparison and Income Approaches were in a tighter range of 8.5 percent, or from $235,000,000 to $255,000,000.

  The significant "spread" between current market rents and "replacement cost" rents in the downtown market represents the primary reason for the inconsistent indication from the Cost Approach. Investors in CBD office buildings derive a level of "comfort" from acquisitions in CBD markets based on a significant discounts to replacement cost. The Cost Approach is not otherwise meaningful as an indication of value for the property, and the spread in value indications is attributable to economic obsolescence from market conditions.

  The Sales Comparison and Income Approach indications of value ranged from $235,000,000 to $255,000,000, or by 8.5 percent. The Income Approach provided the lowest indication of value, and the implied per-square-foot value based on the $235,000,000 conclusion in this approach equals approximately $175. This per-square-foot figure compares with the recent sale of an inferior asset, 550 South Hope Street, at $176 per-square-foot. This sale, in our opinion, "brackets" the low end of the range in potential value for the subject property. The subject's leasing profile, which includes long-term "flat" leases for two major tenants occupying 35 percent of the total area, limits the cash flow upside for an investor. We relied on the Income Approach, which most accurately measures and quantifies value for an asset of this caliber.

  Based on the analysis and data contained in this appraisal, we concluded the subject property had a market value, as of February 27, 1998, of:

                    TWO HUNDRED THIRTY FIVE MILLION DOLLARS
                                  $235,000,000

-------------------------------------------------------------------------------
                                      95

                                            ASSUMPTIONS AND LIMITING CONDITIONS
-------------------------------------------------------------------------------


"Appraisal" means the appraisal report and opinion of value stated therein, or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

The Appraisal has been made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and

-------------------------------------------------------------------------------
                                      96

                                            ASSUMPTIONS AND LIMITING CONDITIONS
-------------------------------------------------------------------------------

    other governmental consents have been or can be obtained and renewed for any use on which the value estimates contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements, or may be located at or about the Property, was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation, and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.


-------------------------------------------------------------------------------
                                      97

                                                    CERTIFICATIONS OF APPRAISAL
-------------------------------------------------------------------------------


1.  James W. Myers, MAI has inspected the property.

2.  The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent on an action or event (such as the approval of a loan) resulting from the analyses, opinions, or conclusions in, or the use of, this report. The appraisal is not based on a requested minimum or specific estimated value.

6. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Practice of the Appraisal Foundation.

7. No one provided significant professional assistance to the persons signing this report.

8. The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

9. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

10. As of the date of this report, James W. Myers, MAI has completed the requirements of the continuing education program of the Appraisal Institute.

/s/ James W. Myers, MAI      /s/ Miles Loo Jr.
--------------------------   ---------------------------
James W. Myers, MAI          Miles Loo Jr.
Senior Director              Associate Appraiser
Valuation Advisory Services

-------------------------------------------------------------------------------
                                      98

Wells Fargo Center - Phase - 1

[Photo omitted]

[Photo omitted]

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------




[Photo omitted]







Northeasterly view of the subject property

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------


[Photo omitted]





view of Hope and 3rd Streets from subject roof






[Photo omitted]





View of Grand Street from subject roof

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------


[Photo omitted]




Easterly view of retail entry way along Hope Street



[Photo omitted]



View of atrium in retail area

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------



[Photo omitted]





View of the Wells Fargo Museum on plaza level

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------



[Photo omitted]




View of common area between Phase I and Phase II towers




[Photo omitted]




View of lobby area

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------


[Photo omitted]




View of the dining area of the City Club on the 54th Floor




[Photo omitted]




Typical view of a vacant floor

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------


[Photo omitted]





View of a interior staircase in multiple floor suite

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------


[Photo omitted]




Northerly view along Hope Street;
subject is to the right



[Photo omitted]




Southerly view along Hope Street;
subject is to the left of photograph

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------


[Photo omitted]



Northerly view along Grand Avenue;
subject is to the left



[Photo omitted]




Southerly view along Grand Avenue;
subject is to the right of photograph

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------



[Photo omitted]



Northerly view along Grand Avenue;
subject is to the left




[Photo omitted]




Southerly view along Grand Avenue;
subject is to the right of photograph

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------------------------------------------------------



[Photo omitted]



Northwesterly view of the subject property

                                                                        ADDENDA
-------------------------------------------------------------------------------



















-------------------------------------------------------------------------------

EXHIBIT A



LEGAL DESCRIPTION PHASE I LAND

DESCRIPTION:

"LOT 6 OF TRACT NO. 30780. IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 912 PAGE 39 TO 45 (INCLUSIVE) OF MAPSA IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THAT PORTION OF SAID LAND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHEASTERLY LINE OF SAID LOT 6 THAT IS DISTANT THEREON NORTH 37 DEGREES 50 MINUTES 12 SECONDS EAST, 6.16 FEET FROM THE MOST SOUTHERLY CORNER OF SAID LOT 6; THENCE ALONG SAID SOUTHEASTERLY LINE, SOUTH
37 DEGREES 50 MINUTES 12 SECONDS WEST 6.16 FEET TO SAID MOST SOUTHERLY
CORNER; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID LOT 6, NORTH 52 DEGREES 9 MINUTES 40 SECONDS WEST, 317.76 FEET TO THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE ALONG THE NORTHESTERLY LINE OF SAID LOT 6, NORTH 41 DEGREES 32 MINUTES 58 SECONDS EAST 6.17 FEET; THENCE LEAVING SAID NORTHWESTERLY LINE SOUTH 52 DEGREES 9 MINUTES 48 SECONDS EAST 30.94 FEET; THENCE SOUTH 37
DEGREES 50 MINUTES 12 SECONDS WEST 2.00 FEET; THENCE SOUTH 52 DEGREES 9 MINUTES 48 SECONDS EAST 95.885 FEET; THENCE SOUTH 7 DEGREES 9 MINUTES 48 SECONDS EAST 2.45 FEET; THENCE SOUTH 52 DEGREES 9 MINUTES 48 SECONDS EAST
0.77 FEET; THENCE NORTH 82 DEGREES 50 MINUTES 12 SECONDS EAST 2.45 FEET; THENCE SOUTH 52 DEGREES 9 MINUTES 48 SECONDS EAST 95.885 FEET; THENCE NORTH 37 DEGREES 50 MINUTES 12 SECONDS EAST 2.00 FEET; THENCE SOUTH 52 DEGREES 9 MINUTES 48 SECONDS EAST 90.42 FEET TO THE POINT OF BEGINNING.

ALSO, "EXCEPTING FROM THAT PORTION OF SAID LAND INCLUDED WITHIN THE LINES OF THAT CERTAIN STRIP SHOWN ON SHEET 7 OF THE MAP OF SAID TRACT NO. 30780 AS EASEMENT TO CITY OF LOS ANGELES FOR STREET PURPOSES ABOVE PLANE. SEE SHEET 4 FOR TYPICAL SECTION AND PROFILE OF PLANE, ALL RIGHT, TITLE AND INTEREST CONVEYED AND/OR DEDICATED TO THE CITY OF LOS ANGELES, BY AND ON THE MAP OF SAID TRACT NO. 30780.

"ALSO EXCEPTING FROM ALL PUBLIC STREETS, HIGHWAYS OR OTHER PUBLIC WAYS ADJOINING SAID LOT 6 ALL RIGHT, TITLE AND INTEREST CONVEYED TO THE CITY OF LOS ANGELES, BY THE MAP OF SAID TRACT NO. 30780.

"ALSO EXCEPTING FROM ALL OF THE ABOVE DESCRIBED LAND, ALL OIL, GAS, AND
OTHER MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF A WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR MOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREAS; AS RECORDED IN BOOK M-335 PAGE 106; OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WIDTHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN VARIOUS DEEDS OF RECORD, AMONG THEM BEING THE DEED RECORDED [ILLEGIBLE], 20, 1966, IN BOOK D-3311 PAGE 794, OFFICIAL RECORDS.

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                GENERAL ACCOUNT


                                                                        PAGE 01
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                               ACTUAL         BUDGET     VARIANCE    %
                                                A             B         C=B-A      D=C/B
                                        -------------  -------------   ---------- ----------
        INCOME
400000    OFFICE RENTALS
400100      BASE RENT                    1,760,025.06   1,761,313.00     1,287.94    0.1U
400300      OVERSTANDARD PROP TAX           37,727.18      40,407.00     2,679.82    6.6U
400400      STORAGE                         23,279.44      22,634.00       645.44    2.9
400800      RENT RELIEF                     (8,855.42)     (2,541.00)    6,314.42  248.5U
400900    OFFICE RENTALS                 1,812,176.26   1,821,813.00     9,636.74    0.5U

401000    RETAIL RENTALS
401100      BASE RENT                      159,618.18     162,889.00     3,270.82    2.0U
401200      PERCENTAGE RENT                  3,755.57       4,615.00       859.43   18.6U
401400      OVERSTANDARD PROP TAX            3,956.96       3,994.00        37.04    0.9U
401900      RENT RELIEF                     (1,210.61)       (579.00)      631.61  109.1U
402000    RETAIL RENTALS                   166,120.10     170,919.00     4,798.90    2.8U

403000    OPER. & PROP. TAX ESCALATIONS
403100      OFFICE ESCALATIONS             172,830.99     678,686.00   505,855.01   74.5U
403150      RETAIL ESCALATIONS              19,036.49      16,539.00     2,497.49   15.1
403200    OPER. & PROP. TAX ESCALATIONS    191,867.48     695,225.00   503,357.52   72.4U

404000    SUNDAY REVENUE
404100      ELECTRICAL                       2,819.88         712.00     2,107.88  296.1
404125      ELECTRICAL - EXP.                 (845.00)       (603.00)      242.00   40.1U
404200      SIGNS                              285.00         188.00        97.00   51.6
404225      SIGNS - EXP.                      (123.00)       (162.00)       39.00   24.1
404300      KEYS                             1,003.84       2,000.00       996.16   49.8U
404325      KEYS - EXP.                       (807.00)     (1,000.00)      193.00   19.3
404400      ACCESS CARDS                         0.00         489.00       489.00  100.0U

                                                      12 MONTHS ENDED 12/31/97
                                                      ------------------------
                                                 ACTUAL          BUDGET    VARIANCE    %
                                                 E              F        G=F-E        H=G/F
                                       --------------------------------------------------------
        INCOME
400000    OFFICE RENTALS
400100      BASE RENT                    21,908,026.90   21,982,024.00    73,997.10    0.3U
400300      OVERSTANDARD PROP TAX           472,582.27      484,895.00    12,312.73    2.5U
400400      STORAGE                         289,994.76      271,608.00    18,386.76    6.8
400800      RENT RELIEF                    (350,076.50)    (191,222.00)  158,854.50   83.1U
400900    OFFICE RENTALS                 22,320,527.43   22,547,305.00   226,777.57    1.0U

401000    RETAIL RENTALS
401100      BASE RENT                     1,900,463.99    1,955,831.00    55,367.01    2.8U
401200      PERCENTAGE RENT                 100,555.17       55,835.00    44,720.17   80.1
401400      OVERSTANDARD PROP TAX            47,530.33       47,917.00       386.67    0.8U
401900      RENT RELIEF                     (23,924.97)      (7,003.00)   16,921.97  241.6U
402000    RETAIL RENTALS                  2,024,624.52    2,052,580.00    27,955.48    1.4U

403000    OPER. & PROP. TAX ESCALATIONS
403100      OFFICE ESCALATIONS            7,566,871.53    8,068,604.00   501,732.47    6.2U
403150      RETAIL ESCALATIONS              221,912.14      198,660.00    23,252.14   11.7
403200    OPER. & PROP. TAX ESCALATIONS   7,788,783.67    8,267,264.00   478,480.33    5.8U

404000    SUNDAY REVENUE
404100      ELECTRICAL                       41,001.66        8,500.00    32,501.66  382.4
404125      ELECTRICAL - EXP.               (10,548.00)      (7,225.00)    3,323.00   46.0U
404200      SIGNS                             3,884.80        2,300.00     1,584.80   68.9
404225      SIGNS - EXP.                     (3,100.00)      (1,955.00)    1,145.00   58.6U
404300      KEYS                             34,290.47       24,000.00    10,290.47   42.9
404325      KEYS - EXP.                     (29,395.02)     (12,000.00)   17,395.02  145.0U
404400      ACCESS CARDS                          0.00        5,824.00     5,824.00  100.0U

       U = Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                GENERAL ACCOUNT


                                                                        PAGE 02
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                               ACTUAL         BUDGET     VARIANCE    %
                                                A             B         C=B-A      D=C/B
                                        -------------  -------------   ---------- ----------
404425      ACCESS CARDS - EXP.                    0.00        (196.00)      196.00  100.0
404700      MISCELLANEOUS SUNDRIES               312.68       1,700.00     1,387.32   81.6U
404725      MISCELLANEOUS SUNDRIES-EXP.         (566.47)     (1,445.00)      878.53   60.8
404800      ENGINEERING/MAINTENANCE            1,693.95       2,750.00     1,056.05   38.4U
404825      ENGINEERING/MAINTENANCE - EXP     (1,631.06)     (1,925.00)      293.94   15.3
405000      LATE FEES                          1,208.94           0.00     1,208.94  -----
405300      AIR CONDITIONING                 100,184.94      80,000.00    20,184.94   25.2
405325      AIR CONDITIONING - EXP.          (42,242.00)    (40,000.00)    2,242.00    5.6U
405400      SECURITY SERVICE                   4,120.00           0.00     4,120.00  -----
405500      JANITORIAL SERVICE                 8,738.18      12,500.00     3,761.82   30.1U
405525      JANITORIAL SERVICE - EXP.         (8,465.51)     (8,125.00)      340.51    4.2U
405600      GENERAL BUILDING                   4,917.00       5,000.00        83.00    1.7U
405625      GENERAL BUILDING - EXP.           (3,645.86)     (4,250.00)      604.14   14.2
405700      UTILITIES                          5,127.90       8,063.00     2,935.10   36.4U
405725      UTILITIES - EXP.                  (4,816.27)     (6,853.00)    2,036.73   29.7
405998    SUNDAY REVENUE                      67,270.14      48,843.00    18,427.14   37.7

405999    PARKING INCOME
406100      PARKING INCOME                   392,538.05     400,420.00     7,881.95    2.0U
406150    PARKING INCOME                     392,538.05     400,420.00     7,881.95    2.0U

406175    OTHER REVENUE
406200      INTEREST INCOME                   72,029.03      54,800.00    17,229.03   31.4
406700      OTHER INCOME                      43,818.15     168,074.00   124,255.85   73.9U
406900    OTHER REVENUE                      115,847.18     222,874.00   107,026.82   48.0U

        TOTAL INCOME                       2,745,819.21   3,360,094.00   614,274.79   18.3U

                                                         12 MONTHS ENDED 12/31/97
                                                         ------------------------
                                                   ACTUAL          BUDGET       VARIANCE    %
                                                   E              F          G=F-E        H=G/F
                                           -------------------------------------------------------
404425      ACCESS CARDS - EXP.                     0.00       (2,330.00)      2,330.00  100.0
404700      MISCELLANEOUS SUNDRIES             16,792.01       20,400.00       3,607.99   17.7U
404725      MISCELLANEOUS SUNDRIES-EXP.       (18,905.02)     (17,340.00)      1,565.02    9.0U
404800      ENGINEERING/MAINTENANCE            49,189.65       33,000.00      16,189.65   49.1
404825      ENGINEERING/MAINTENANCE - EXP     (37,469.12)     (23,100.00)     14,369.12   62.2U
405000      LATE FEES                           7,137.91            0.00       7,137.91  -----
405300      AIR CONDITIONING                1,445,370.97    1,250,000.00     195,370.97   15.6
405325      AIR CONDITIONING - EXP.          (615,618.00)    (573,800.00)     41,818.00    7.3U
405400      SECURITY SERVICE                   76,508.31            0.00      76,508.31  -----
405500      JANITORIAL SERVICE                110,663.41      150,000.00      39,336.59   26.2U
405525      JANITORIAL SERVICE - EXP.        (102,289.77)     (97,500.00)      4,789.77    4.9U
405600      GENERAL BUILDING                   80,220.81       60,000.00      20,220.81   33.7
405625      GENERAL BUILDING - EXP.          (118,173.60)     (51,000.00)     67,173.60  131.7U
405700      UTILITIES                          65,501.02       96,800.00      31,298.98   32.3U
405725      UTILITIES - EXP.                  (57,493.75)     (82,280.00)     24,786.25   30.1
405998    SUNDAY REVENUE                      937,568.74      782,294.00     155,274.74   19.9

405999    PARKING INCOME
406100      PARKING INCOME                  4,988,346.41    4,835,471.00     152,875.41    3.2
406150    PARKING INCOME                    4,988,346.41    4,835,471.00     152,875.41    3.2

406175    OTHER REVENUE
406200      INTEREST INCOME                   660,041.91      657,600.00       2,441.91    0.4
406700      OTHER INCOME                      943,514.50    2,016,800.00   1,073,285.50   53.2U
406900    OTHER REVENUE                     1,603,556.41    2,674,400.00   1,070,843.59   40.0U

        TOTAL INCOME                       39,663,407.18   41,159,314.00   1,495,906.82    3.6U

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                GENERAL ACCOUNT


                                                                        PAGE 03
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                               ACTUAL         BUDGET     VARIANCE    %
                                                A             B         C=B-A      D=C/B
                                        -------------  -------------   ---------- ----------
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL
500200        CONTRACT BLDG. CLEANING          116,500.31   118,723.00   2,222.69    1.9
500300        CONTRACT WINDOW CLEANING             420.00     5,000.00   4,580.00   91.6
500400        CONTRACT WASTE REMOVAL             7,056.95     4,719.00   2,337.95   49.5U
500500        SUPPLIES/MATERIALS-CLEAN          15,144.60    12,841.00   2,303.60   17.9U
500600        UNIFORMS - CLEANING                1,940.48     3,531.00   1,590.52   45.0
500610        PARKING CHARGES-CLEANING           2,476.32     2,480.00       3.68    0.2
500620        CLEANING-CUST. SERVICE PROGRAM    10,408.70     2,716.00   7,692.70  283.2U
500900      CLEANING/JANITORIAL                153,947.36   150,010.00   3,937.36    2.6U

501000      BLDG & GROUNDS - GEN MAINT
501200        CONTRACT EXTERM. SVCS.               250.00       815.00     565.00   69.3
501300        PLUMBING MATERIALS                     0.00     1,022.00   1,022.00  100.0
501500        CONTRACT LANDSCAPING SV           14,945.28     5,342.00   9,603.28  179.8U
501600        NONTENANT PAINTING/DECOR          (9,258.05)    6,497.00  15,755.05  242.5
501700        SUPPLIES/MATERIALS-BLDG.           3,793.07     1,540.00   2,253.07  146.3U
501800        PLUMBING REPAIRS                   1,949.81     2,520.00     570.19   22.6
501825        SPRINKLER, STANDPIPE, FIRE PUMP      268.54     1,233.00     964.46   78.2
501900        BUILDING REPAIRS                     110.00     6,153.00   6,043.00   98.2
502000        EXTERIOR REPAIRS                  10,586.61     2,213.00   8,373.61  378.4U
502100        COMMUNICATIONS                     2,596.74     1,891.00     705.74   37.3U
502200        METAL MAINTENANCE                  8,378.16     5,082.00   3,296.16   64.9U
502225        DOCK                                 308.00       603.00     295.00   48.9
502500        DIRECTORY SIGNS                      (26.53)      285.00     311.53  109.3
502600        FILTERS                                0.00     1,133.00   1,133.00  100.0
502650        BANNERS AND FLAGS                    219.47         0.00     219.47  -----U

                                                            12 MONTHS ENDED 12/31/97
                                                            ------------------------
                                                   ACTUAL        BUDGET    VARIANCE   %
                                                      E            F        G=F-E       H=G/F
                                           ----------------------------------------------------
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL
500200        CONTRACT BLDG. CLEANING          1,279,976.42   1,343,700.00   63,723.58    4.7
500300        CONTRACT WINDOW CLEANING            49,522.00      60,000.00   10,478.00   17.5
500400        CONTRACT WASTE REMOVAL              61,547.29      56,650.00    4,897.29    8.6U
500500        SUPPLIES/MATERIALS-CLEAN           158,437.45     154,070.00    4,367.45    2.8U
500600        UNIFORMS - CLEANING                 31,938.62      42,372.00   10,433.38   24.6
500610        PARKING CHARGES-CLEANING             9,880.64      29,716.00   19,835.36   66.8
500620        CLEANING-CUST. SERVICE PROGRAM      17,460.71      32,592.00   15,131.29   46.4
500900      CLEANING/JANITORIAL                1,608,763.13   1,719,100.00  110,336.87    6.4

501000      BLDG & GROUNDS - GEN MAINT
501200        CONTRACT EXTERM. SVCS.               9,042.00       9,780.00      738.00    7.6
501300        PLUMBING MATERIALS                   5,084.14      12,264.00    7,179.86   58.5
501500        CONTRACT LANDSCAPING SV             65,376.86      64,137.00    1,239.86    1.9U
501600        NONTENANT PAINTING/DECOR            86,589.75      77,168.00    9,421.75   12.2U
501700        SUPPLIES/MATERIALS-BLDG.            25,942.92      18,480.00    7,462.92   40.4U
501800        PLUMBING REPAIRS                    27,043.51      30,240.00    3,196.49   10.6
501825        SPRINKLER, STANDPIPE, FIRE PUMP      5,605.84      14,840.00    9,234.16   62.2
501900        BUILDING REPAIRS                    33,266.84      73,880.00   40,613.16   55.0
502000        EXTERIOR REPAIRS                    47,185.04      26,600.00   20,585.04   77.4U
502100        COMMUNICATIONS                      33,935.68      22,747.00   11,188.68   49.2U
502200        METAL MAINTENANCE                   64,802.80      60,984.00    3,818.80    6.3U
502225        DOCK                                 6,473.05       7,280.00      806.95   11.1
502500        DIRECTORY SIGNS                      9,033.82       3,365.00    5,668.82  168.5U
502600        FILTERS                             12,836.55      13,552.00      715.45    5.3
502650        BANNERS AND FLAGS                   12,247.36      14,811.00    2,563.64   17.3

U=Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                GENERAL ACCOUNT


                                                                        PAGE 04
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                               ACTUAL         BUDGET     VARIANCE    %
                                                A             B         C=B-A      D=C/B
                                        -------------  -------------   ---------- ----------
02700    PLUMBING SUPPLIES                 1,891.34        132.00     1,759.34    -----U
02800    LOCK REPAIR                        (150.13)       507.00       657.13    129.6
02825    CITY/STATE CODE PERMITS               0.00          0.00         0.00    -----
02900  BLDG. & GROUNDS - GEN. MAINT.      35,862.31     36,968.00     1,105.69      3.0

03000  HVAC MAINT. & REPAIRS
03100    CONTRACT ENGINEERING             99,457.67     66,050.00    33,407.67     50.6U
03110    UNIFORMS-CONTRACT ENGINEERING       412.55      1,261.00       848.45     67.3
03120    PARKING CHARGES-CONTRACT ENGR.    2,236.08      2,116.00       120.08      5.7U
03130    ENGINEERING-CUST. SERVICE
           PROGRAM                         6,621.69        644.00     5,977.69    928.2U
03200    AIR CONDITIONING REPAIRS         46,628.33      8,933.00    37,695.33    422.0U
03300    SUPPLIES MATERIALS - HVAC         4,999.57      3,123.00     1,876.57     60.1U
03400    WATER TREATMENT                     931.33      2,520.00     1,588.67     63.0
03500    MECHANICAL COMPUTER MAIN          4,970.84          0.00     4,970.84    -----U
03900  HVAC MAINT. & REPAIRS             166,258.06     84,647.00    81,611.06     96.4U

04000  ELEVATOR MAINT. & REPAIRS
04100    CONTRACT ELEVATOR SVCS.          34,452.24     35,112.00       659.76      1.9
04300    ELEVATOR REPAIRS                 22,522.11      1,991.00    20,531.11    -----U
04400  ELEVATOR MAIN. & REPAIR            56,974.35     37,103.00    19,871.35     53.6U

04500  ELECTRICAL MAINT. - REPAIRS
04600    ELECTRICAL REPAIRS                4,853.49      2,534.00     2,319.49     91.5U
04610    ELECTRICAL SUPPLIES               1,222.84        616.00       606.84     98.5U
04800    RELAMPING                             0.00        435.00       435.00    100.0
04810    LAMP REPLACEMENT                    936.55      1,022.00        85.45      8.4
04900  ELECTRICAL MAIN. - REPAIRS          7,012.80      4,607.00     2,405.88     52.2U

                                                     12 MONTHS ENDED 12/31/97
                                                     ------------------------
                                             ACTUAL        BUDGET     VARIANCE      %
                                               E             F         G=F-E      H=G/F
                                          -------------------------------------------------
02700    PLUMBING SUPPLIES                  5,933.24       1,540.00    4,393.24   285.3U
02800    LOCK REPAIR                        1,757.20       6,040.00    4,282.80    70.9
02825    CITY/STATE CODE PERMITS              280.00      12,800.00   12,520.00    97.8
02900  BLDG. & GROUNDS - GEN. MAINT.      452,436.60     470,508.00   18,071.40     3.8

03000  HVAC MAINT. & REPAIRS
03100    CONTRACT ENGINEERING             787,121.38     837,680.00   50,558.62     6.0
03110    UNIFORMS-CONTRACT ENGINEERING       (805.89)     15,176.00   15,981.89   105.3
03120    PARKING CHARGES-CONTRACT ENGR.    25,551.54      25,392.00      159.54     0.6U
03130    ENGINEERING-CUST. SERVICE
           PROGRAM                          8,970.21       7,728.00    1,242.21    16.1U
03200    AIR CONDITIONING REPAIRS          98,558.14     107,240.00    8,681.86     8.1
03300    SUPPLIES MATERIALS - HVAC         33,334.13      37,520.00    4,185.87    11.2
03400    WATER TREATMENT                   17,214.67      30,240.00   13,025.33    43.1
03500    MECHANICAL COMPUTER MAIN           6,581.68       4,984.00    1,597.68    32.1U
03900  HVAC MAINT. & REPAIRS              976,525.06   1,065,960.00   89,434.14     8.4

04000  ELEVATOR MAINT. & REPAIRS
04100    CONTRACT ELEVATOR SVCS.          409,429.88     413,734.00    4,304.12     1.0
04300    ELEVATOR REPAIRS                  29,111.03      23,925.00    5,186.03    21.7U
04400  ELEVATOR MAIN. & REPAIR            438,540.91     437,659.00      881.91     0.2U

04500  ELECTRICAL MAINT. - REPAIRS
04600    ELECTRICAL REPAIRS                21,428.20      30,320.00    8,891.80    29.3
04610    ELECTRICAL SUPPLIES                7,806.45       7,392.00      414.45     5.6U
04800    RELAMPING                          9,739.91       5,264.00    4,475.91    85.0U
04810    LAMP REPLACEMENT                  25,592.65      12,264.00   13,328.65   108.7U
04900  ELECTRICAL MAIN. - REPAIRS          64,567.21      55,240.00    9,327.21    16.9U

U=Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                GENERAL ACCOUNT


                                                                        PAGE 05
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                               ACTUAL         BUDGET     VARIANCE    %
                                                A             B         C=B-A      D=C/B
                                        -------------  -------------   ---------- ----------
505000  UTILITIES
505100    ELECTRICITY                     187,840.53    209,047.00     21,206.47      10.1
505200    GAS                                   0.00      1,120.00      1,120.00     100.0
505250    DIESEL FUEL                         626.15          0.00        626.15     -----U
505600    WATER                             4,339.59      8,000.00      3,660.41      45.8
505900  UTILITIES                         192,806.27    218,167.00     25,360.73      11.6

506000  SECURITY/LIFE SAFETY
506200    CONTRACT SECURITY SVCS.           39,509.50    43,524.00      4,014.50       9.2
506400    SEC-SPPLS/MATRLS & REPAIR         18,449.48     3,141.00     15,308.48     487.4U
506500    UNIFORMS-SECURITY                  5,084.01     3,138.00      1,946.01      62.0U
506550    PARKING CHARGES-SECURITY             139.58     4,747.00      4,607.42      97.1
506560    SECURITY-CUST. SERVICE PROGRAM     6,585.17     1,344.00      5,241.17     390.0U
506600    FIRE/LIFE SAFETY                   6,214.88    10,591.00      4,376.12      41.3
506800    MUNICIPAL FEES                    12,303.69     2,218.00     10,085.69     454.7U
506810    CITY/STATE TESTING &CERT          10,500.78     3,780.00      6,720.78     177.8U
506811   SECURITY/LIFE SAFETY               98,787.09    72,483.00     26,304.09      36.3U

508000  ADMINISTRATION
508100    WAGES & SALARIES                  (7,760.95)   33,427.00     41,187.95     123.2
508200    PAYROLL TAXES & BENEFITS          (8,188.93)    6,690.00     14,878.93     222.4
508300    MANAGEMENT FEES                   71,849.87    85,620.00     13,770.13      16.1
508400    BOOKKEEPING EXPENSE                  130.63       100.00         30.63      30.6U
508500    TELEPHONE/ANSWERING SVCS.          4,816.04     3,854.00        962.04      25.0U
508600    DUES/SUBSCRIPTIONS                    96.21       240.00        143.79      59.9
508700    POSTAGE                                0.00        83.00         83.00     100.0
508800    TRAVEL & ENTERTAINMENT               500.38       743.00        242.62      32.7
508900    EQUIPMENT RENTAL                   1,298.24     1,873.00        574.76      30.7


                                                      12 MONTHS ENDED 12/31/97
                                                      ------------------------
                                                ACTUAL         BUDGET   VARIANCE      %
                                                  E             F        G=F-E      H=G/F
                                          --------------------------------------------------
505000  UTILITIES
505100    ELECTRICITY                      2,623,184.36  2,694,590.00   71,405.64     2.7
505200    GAS                                      0.00      3,360.00    3,360.00   100.0
505250    DIESEL FUEL                            626.15      1,120.00      493.85    44.1
505600    WATER                              111,939.69    106,400.00    5,539.69     5.2U
505900  UTILITIES                          2,735,750.20  2,805,470.00   69,719.80     2.5

506000  SECURITY/LIFE SAFETY
506200    CONTRACT SECURITY SVCS.            465,380.69    522,310.00   56,929.31    10.9
506400    SEC-SPPLS/MATRLS & REPAIR           50,804.35     37,670.00   13,134.35    34.9U
506500    UNIFORMS-SECURITY                   28,087.86     37,623.00    9,535.14    25.3
506550    PARKING CHARGES-SECURITY            45,407.52     56,986.00   11,578.48    20.3
506560    SECURITY-CUST. SERVICE PROGRAM      10,298.32     16,128.00    5,829.68    36.2
506600    FIRE/LIFE SAFETY                    83,582.28    127,147.00   43,564.72    34.3
506800    MUNICIPAL FEES                      26,148.57     26,572.00      423.43     1.6
506810    CITY/STATE TESTING &CERT            40,828.42     45,360.00    4,531.58    10.0
506811  SECURITY/LIFE SAFETY                 750,538.01    869,796.00  119,257.99    13.7

508000  ADMINISTRATION
508100    WAGES & SALARIES                   326,026.09    401,124.00   75,097.91    18.7
508200    PAYROLL TAXES & BENEFITS            27,988.02     80,225.00   52,236.98    65.1
508300    MANAGEMENT FEES                  1,036,026.89  1,050,726.00   14,699.11     1.4
508400    BOOKKEEPING EXPENSE                  1,930.58      1,200.00      730.58    60.9U
508500    TELEPHONE/ANSWERING SVCS.           49,349.93     46,204.00    3,145.93     6.8U
508600    DUES/SUBSCRIPTIONS                   1,567.77      2,880.00    1,312.23    45.6
508700    POSTAGE                                609.85        952.00      342.15    35.9
508800    TRAVEL & ENTERTAINMENT               3,777.87      8,960.00    5,182.13    57.8
508900    EQUIPMENT RENTAL                    24,826.45     22,509.00    2,317.45    10.3U

U=Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                GENERAL ACCOUNT


                                                                        PAGE 06
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                               ACTUAL         BUDGET     VARIANCE    %
                                                A             B         C=B-A      D=C/B
                                        -------------  -------------   ---------- ----------
   609000    SUPPLIES/MATERIALS - ADMIN.      533.89    1,372.00        838.11       61.1
   609100    PRINTING & COPYING             1,480.80      956.00        524.80       54.9U
   609200    OFFICE RENT                    3,849.30    4,025.00        175.70        4.4
   609250    STORAGE RENT                   5,410.72    5,408.00          2.72        0.1U
   609275    FIRE TRAINING ROOM RENT        4,297.76    4,325.00         27.24        0.6
   609300    TEMPORARY HELP                     0.00      280.00        280.00      100.0
   609500    SEMINARS & TRAINING                0.00        0.00          0.00      -----
   609600    MISCELLANEOUS-ADMIN.           1,193.65    1,247.00         53.35        4.3
   609700    ADMIN. EQUIP. REPAIRS              0.00      267.00        267.00      100.0
   609750    ESCALATION FEES               10,500.00    9,975.00        525.00        5.3U
   609760    CONCIERGE SERVICE              3,045.76      967.00      2,078.76      215.0U
   609800    TRANSPORTATION SYST.MGMT.      2,948.96    1,031.00      1,917.96      186.0U
   609900  ADMINISTRATION                  96,002.33  162,483.00     66,480.67       40.9

   600000  TAXES (OTHER THAN INCOME)
   600100    REAL ESTATE TAXES            228,587.52  226,700.00      1,887.52        0.8U
   600300    FRANCHISE FEES                   250.00        0.00        250.00      -----U
   600600    OTHER FEES                         0.00        0.00          0.00      -----
   600700    PROPERTY TAX CONSULTING            0.00    3,787.00      3,787.00      100.0
   600900  TAXES (OTHER THAN INCOME)      228,837.52  230,487.00      1,649.48        0.7

   601000  INSURANCE
   601100    PROPERTY INSURANCE           185,009.18  103,437.00     81,572.18       78.9U
   601200    LIABILITY INSURANCE           10,789.50   12,455.00      1,665.50       13.4
   601300    SELF-INSURED RETENTION           255.33    1,745.00      1,489.67       85.4
   601900  INSURANCE                      196,054.01  117,637.00     78,417.01       66.7U

                                                    12 MONTHS ENDED 12/31/97
                                                    ------------------------
                                              ACTUAL         BUDGET      VARIANCE    %
                                              E             F        G=F-E         H=G/F
                                         -----------------------------------------------------
609000    SUPPLIES/MATERIALS - ADMIN.       8,736.76      16,464.00     7,727.24    46.9
609100    PRINTING & COPYING               14,663.03      11,505.00     3,158.03    27.5U
609200    OFFICE RENT                      46,191.60      48,322.00     2,130.40     4.4
609250    STORAGE RENT                     64,207.28      64,929.00       721.72     1.1
609275    FIRE TRAINING ROOM RENT          51,573.12      51,966.00       392.88     0.8
609300    TEMPORARY HELP                      462.16         840.00       377.84    45.0
609500    SEMINARS & TRAINING                 484.40       1,568.00     1,083.60    69.1
609600    MISCELLANEOUS-ADMIN.             17,718.69      15,008.00     2,710.69    18.1U
609700    ADMIN. EQUIP. REPAIRS             3,018.07       3,248.00       229.93     7.1
609750    ESCALATION FEES                  10,500.00       9,975.00       525.00     5.3U
609760    CONCIERGE SERVICE                10,619.23      11,637.00     1,017.77     8.8
609800    TRANSPORTATION SYST.MGMT.         9,210.40      12,405.00     3,194.60    25.8
609900  ADMINISTRATION                  1,709,488.19   1,862,647.00   153,158.81     8.2

600000  TAXES (OTHER THAN INCOME)
600100    REAL ESTATE TAXES             2,693,040.35   2,694,000.00     1,040.35     0.0U
600300    FRANCHISE FEES                    1,050.00         800.00       250.00    31.3U
600600    OTHER FEES                       69,394.83      68,659.00       735.83     1.1U
600700    PROPERTY TAX CONSULTING           1,400.00      45,400.00    44,000.00    96.9
600900  TAXES (OTHER THAN INCOME)       2,766,885.18   2,808,859.00    41,973.82     1.56

601000  INSURANCE
601100    PROPERTY INSURANCE            1,157,110.50   1,241,244.00    84,133.50     6.8
601200    LIABILITY INSURANCE             134,119.30     149,460.00    15,340.70    10.3
601300    SELF-INSURED RETENTION            3,036.59      20,940.00    17,903.41    85.5
601900  INSURANCE                       1,294,266.39   1,411,644.00   117,377.61    8.3

U=Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                GENERAL ACCOUNT


                                                                        PAGE 07
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                               ACTUAL         BUDGET     VARIANCE    %
                                                A             B         C=B-A      D=C/B
                                      -----------------------------------------------------
602000    ON-SITE GARAGE
602010      ON-SITE GARAGE                   40,635.52      7,213.00   33,422.52  463.4U
602011    ON-SITE GARAGE                     40,635.52      7,213.00   33,422.52  463.4U

602012    OFF-SITE GARAGE
602013      OFF-SITE GARAGE                  41,456.70     27,262.00   14,194.70   52.1U
602014    OFF-SITE GARAGE                    41,456.70     27,262.00   14,194.70   52.1U

602015    ATRIUM
602016      ATRIUM                           52,445.19     29,978.00   22,467.19   75.0U
602017    ATRIUM                             52,445.19     29,978.00   22,467.19   75.0U

602100  ESCALATABLES                      1,367,079.59  1,179,045.00  188,034.59   16.0U

701000  NON-ESCALATABLES
701100    COURIER SERVICE                       325.41        112.00      213.41  190.5U
701200    DONATIONS                           1,000.00        377.00      623.00  165.3U
701400    NON-ESCALATABLE MANAGEMENT FEE      8,470.86      5,837.00    2,633.86   45.1U
701500    MISCELLANEOUS-NON-ESCALATABLE           0.00        112.00      112.00  100.0
701600    NON-ESC. TRAVEL & ENTERTAINMT           0.00         50.00       50.00  100.0
701900  NON-ESCALATABLES                      9,796.27      6,488.00    3,308.27   51.0U

702000  LEASING EXPENSE
702300    SPACE PLANNING PROPOSALS              292.50      3,038.0 0   2,745.50   90.4
702350    LEASING/ T.I. SERVICES             82,299.69     15,000.00   67,299.69  448.7U
702400    TRAVEL & ENTERTAINMENT                990.33        336.00      654.33  194.7U
702500    PUBLIC RELATIONS                        0.00        100.00      100.00  100.0
702700    MISCELLANEOUS                         298.28        100.00      198.28  198.3U

                                                        12 MONTHS ENDED 12/31/97
                                                        ------------------------
                                                  ACTUAL         BUDGET     VARIANCE     %
                                                  E             F        G=F-E         H=G/F
                                          --------------------------------------------------------
602000    ON-SITE GARAGE
602010      ON-SITE GARAGE                   122,215.35      86,523.00    35,692.35    41.3U
602011    ON-SITE GARAGE                     122,215.35      86,523.00    35,692.35    41.3U

602012    OFF-SITE GARAGE
602013      OFF-SITE GARAGE                  336,401.68     327,100.00     9,301.68     2.8U
602014    OFF-SITE GARAGE                    336,401.68     327,100.00     9,301.68     2.8U

602015    ATRIUM
602016      ATRIUM                           383,485.25     359,780.00    23,705.25     6.6U
602017    ATRIUM                             383,485.25     359,780.00    23,705.25     6.6U

602100  ESCALATABLES                      13,639,863.96  14,280,286.00   640,422.04     4.5

701000  NON-ESCALATABLES
701100    COURIER SERVICE                      2,870.73       1,344.00     1,526.73   113.6U
701200    DONATIONS                            1,000.00       4,480.00     3,480.00    77.7
701400    NON-ESCALATABLE MANAGEMENT FEE      85,724.07      70,000.00    15,724.07    22.5U
701500    MISCELLANEOUS-NON-ESCALATABLE        2,516.01       1,344.00     1,172.01    87.2U
701600    NON-ESC. TRAVEL & ENTERTAINMT            0.00         600.00       600.00   100.0
701900  NON-ESCALATABLES                      92,110.81      77,768.00    14,342.81    18.4U

702000  LEASING EXPENSE
702300    SPACE PLANNING PROPOSALS            49,113.45      36,500.00    12,613.45    34.6U
702350    LEASING/ T.I. SERVICES             272,350.77     180,000.00    92,350.77    51.3U
702400    TRAVEL & ENTERTAINMENT              10,187.78       4,032.00     6,155.78   152.7U
702500    PUBLIC RELATIONS                         0.00       1,200.00     1,200.00   100.0
702700    MISCELLANEOUS                        1,972.98       1,200.00       772.98    64.4U

U=Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                GENERAL ACCOUNT


                                                                        PAGE 08
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                               ACTUAL         BUDGET     VARIANCE    %
                                                A             B         C=B-A      D=C/B
                                        -------------  -------------   ---------- ----------
702900    LEASING EXPENSES                    83,880.80     18,574.00   65,306.80  351.6U
703000    ADVERTISING & MARKETING
703200      PROMOTION                          4,747.68      8,960.00    4,212.32   47.0
703300      P.R. AGENCY                        6,859.83      2,057.00    4,802.83  233.5U
703400      SHUTTLE BUS                        3,926.45      2,391.00    1,535.45   64.2U
703500      COMMUNITY RELATIONS                    0.00        112.00      112.00  100.0
703600      ADVERTISING                            0.00        210.00      210.00  100.0
703900    ADVERTISING & MARKETING             15,533.96     13,730.00    1,803.96   13.1U

704000    PROFESSIONAL SERVICES
704100      LEGAL                              3,751.94      7,087.00    3,335.06   47.1
704200      TAX ACCTNG.SERVICES               18,800.00     21,378.00    2,578.00   12.1
704300      CONSULTANTS                        9,850.00      1,077.00    8,773.00  814.6U
704400      ACCOUNTING SERVICES               35,500.00     34,283.00    1,217.00    3.6U
704900    PROFESSIONAL SERVICES               67,901.94     63,825.00    4,076.94    6.4U

704910    PARKING
704915      OPERATING COST                     2,880.47     70,646.00   67,765.53   95.9
704917      MANAGEMENT FEES                    1,680.00      1,680.00        0.00    0.0
704922      UNIFORMS - PARKING                16,255.00      3,135.00   13,120.00  418.5U
704923      PARKING-CUST. SERVICE PROGRAM      9,871.22      2,072.00    7,799.22  376.4U
704930    PARKING                             30,686.69     77,533.00   46,846.31   60.4

       TOTAL OPERATING EXPENSES            1,574,879.25  1,359,195.00  215,684.25   15.9U

       NET OPERATING INCOME/LOSS           1,170,939.96  2,000,899.00  829,959.04   41.5U


                                                        12 MONTHS ENDED 12/31/97
                                                        ------------------------
                                                ACTUAL          BUDGET     VARIANCE      %
                                                   E              F        G=F-E        H=G/F
                                       ----------------- --------------- ------------ ---------
702900    LEASING EXPENSES                    333,624.98      222,932.00   110,692.98    49.7U
703000    ADVERTISING & MARKETING
703200      PROMOTION                          14,721.92       15,596.00       874.08     5.6
703300      P.R. AGENCY                        20,456.67       24,640.00     4,183.33    17.0
703400      SHUTTLE BUS                        23,453.37       28,725.00     5,271.63    18.4
703500      COMMUNITY RELATIONS                 2,289.07        1,344.00       945.07    70.3U
703600      ADVERTISING                         4,082.40        1,512.00     2,570.40   170.0U
703900    ADVERTISING & MARKETING              65,003.43       71,817.00     6,813.57     9.57

704000    PROFESSIONAL SERVICES
704100      LEGAL                              28,298.67       85,000.00    56,701.33    66.7
704200      TAX ACCTNG.SERVICES                26,675.00       21,378.00     5,297.00    24.8U
704300      CONSULTANTS                        28,097.56       12,880.00    15,217.56   118.2U
704400      ACCOUNTING SERVICES                48,000.00       34,283.00    13,717.00    40.0U
704900    PROFESSIONAL SERVICES               131,071.23      153,541.00    22,469.77    14.6

704910    PARKING
704915      OPERATING COST                    809,342.82      908,648.00    99,305.18    10.9
704917      MANAGEMENT FEES                    19,880.00       20,160.00       280.00     1.4
704922      UNIFORMS - PARKING                 24,174.66       37,653.00    13,478.34    35.8
704923      PARKING-CUST. SERVICE PROGRAM      12,270.27       24,864.00    12,593.73    50.7
704930    PARKING                             865,667.75      991,325.00   125,657.25    12.7

       TOTAL OPERATING EXPENSES            15,127,342.16   15,797,669.00   670,326.84     4.2

       NET OPERATING INCOME/LOSS           24,536,065.02   25,361,645.00   825,579.98     3.3U

U=Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                GENERAL ACCOUNT


                                                                        PAGE 09
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                               ACTUAL         BUDGET     VARIANCE    %
                                                A             B         C=B-A      D=C/B
                                        -------------  -------------   ---------- ----------
        OTHER EXPENSES
705000    FINANCING EXPENSES
705200      INTEREST NOTES PAYABLE            41,791.47      41,791.00        0.47    0.0U
705300      INTEREST-WELLS FARGO MTG LOAN    556,644.67     557,322.00      677.33    0.1
705400      INTEREST-METROP. MTG LOAN        556,641.71     557,323.00      681.29    0.1
706600      COMMERCIAL PAPER INTEREST           (500.00)          0.00      500.00  -----
706660      OTHER FINANCING EXPENSES             500.00           0.00      500.00  -----U
706900    FINANCING EXPENSES               1,155,077.85   1,156,436.00    1,358.15    0.1

707000    DEPRECIATION EXPENSE
707700      GENERAL DEPRECIATION EXP.        511,260.69     503,245.00    8,015.69    1.6U
707900    DEPRECIATION EXPENSE               511,260.69     503,245.00    8,015.69    1.6U

708000    AMORTIZATION EXPENSE
708600      GENERAL AMORTIZATION EXP.         32,408.57      42,521.00   10,112.43   23.8
708900    AMORTIZATION EXPENSE                32,408.57      42,521.00   10,112.43   23.8

708910    FASB RENT ADJUSTMENT
708915      FASB OFFICE RENT ADJUSTMENT       44,885.00           0.00   44,885.00  -----U
708920    TOTAL FASB RENT ADJUSTMENT          44,885.00           0.00   44,885.00  -----U

708925    PRIOR YR ESCALATION ADJUSTMENT           0.00           0.00        0.00  -----
708950    DOUBTFUL ACCOUNT EXPENSE            88,623.81           0.00   88,623.81  -----U
        TOTAL OTHER EXPENSES               1,832,255.92   1,702,202.00  130,053.92    7.6U

        NET INCOME (LOSS)                   (661,315.96)    298,697.00  960,012.96  321.4U



                                                         12 MONTHS ENDED 12/31/97
                                                         ------------------------
                                                   ACTUAL          BUDGET        VARIANCE     %
                                                   E              F           G=F-E         H=G/F
                                         ---------------- -------------- --------------- -------------
        OTHER EXPENSES
705000    FINANCING EXPENSES
705200      INTEREST NOTES PAYABLE            637,913.67      641,702.00       3,788.33      0.6
705300      INTEREST-WELLS FARGO MTG LOAN   6,727,883.00    6,735,668.00       7,785.00      0.1
705400      INTEREST-METROP. MTG LOAN       6,727,826.44    6,735,669.00       7,842.56      0.1
706600      COMMERCIAL PAPER INTEREST               0.00            0.00           0.00    -----
706660      OTHER FINANCING EXPENSES           57,712.70            0.00      57,712.70    -----U
706900    FINANCING EXPENSES               14,151,335.81   14,113,039.00      38,296.81      0.3U

707000    DEPRECIATION EXPENSE
707700      GENERAL DEPRECIATION EXP.       6,023,045.76    6,038,940.00      15,894.24      0.3
707900    DEPRECIATION EXPENSE              6,023,045.76    6,038,940.00      15,894.24      0.3

708000    AMORTIZATION EXPENSE
708600      GENERAL AMORTIZATION EXP.         569,874.84      510,252.00      59,622.84     11.7U
708900    AMORTIZATION EXPENSE                569,874.84      510,252.00      59,622.84     11.7U

708910    FASB RENT ADJUSTMENT
708915      FASB OFFICE RENT ADJUSTMENT       538,620.00            0.00     538,620.00    -----U
708920    TOTAL FASB RENT ADJUSTMENT          538,620.00            0.00     538,620.00    -----U

708925    PRIOR YR ESCALATION ADJUSTMENT      (57,393.39)           0.00      57,393.39    -----
708950    DOUBTFUL ACCOUNT EXPENSE              9,368.83            0.00       9,368.83    -----U
        TOTAL OTHER EXPENSES               21,234,851.85   20,662,231.00     572,620.85      2.8U

        NET INCOME (LOSS)                   3,301,213.17    4,699,414.00   1,398,200.83     29.8U

U=Unfavorable

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                               ACTUAL         BUDGET     VARIANCE    %
                                                A             B         C=B-A      D=C/B
                                        -------------  -------------   ---------- ----------
        INCOME
400000    OFFICE RENTALS                  1,812,176.26  1,821,813.00    9,636.74    0.5U
401000    RETAIL RENTALS                    166,120.10    170,919.00    4,798.90    2.8U
403000    OPER. & PROP. TAX ESCALATIONS     191,867.48    695,225.00  503,357.52   72.4U
404000    SUNDRY REVENUE                     67,270.14     48,843.00   18,427.14   37.7
405999    PARKING INCOME                    392,538.05    400,420.00    7,881.95    2.0U
406175    OTHER REVENUE                     115,847.18    222,874.00  107,026.82   48.0U
        TOTAL INCOME                      2,745,819.21  3,360,094.00  614,274.79   18.3U

        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL             153,947.36    150,010.00    3,937.36    2.6U
501000      BLDG & GROUNDS - GEN MAINT       35,862.31     36,968.00    1,105.69    3.0
503000      HVAC MAINT. & REPAIRS           166,258.06     84,647.00   81,611.06   96.4U
504000      ELEVATOR MAINT. & REPAIRS        56,974.35     37,103.00   19,871.35   53.6U
504500      ELECTRICAL MAINT. - REPAIRS       7,012.88      4,607.00    2,405.88   52.2U
505000      UTILITIES                       192,806.27    218,167.00   25,360.73   11.6
506000      SECURITY/LIFE SAFETY             98,787.09     72,483.00   26,304.09   36.3U
508000      ADMINISTRATION                   96,002.33    162,483.00   66,480.67   40.9
600000      TAXES (OTHER THAN INCOME)       228,837.52    230,487.00    1,649.48    0.7
601000      INSURANCE                       196,054.01    117,637.00   78,417.01   66.7U
602000      ON-SITE GARAGE                   40,635.52      7,213.00   33,422.52  463.4U
602012      OFF-SITE GARAGE                  41,456.70     27,262.00   14,194.70   52.1U
602015      ATRIUM                           52,445.19     29,978.00   22,467.19   75.0U
602100    ESCALATABLES                    1,367,079.59  1,179,045.00  188,034.59   16.0U

701000    NON-ESCALATABLES                    9,796.27      6,488.00    3,308.27   51.0U
702000    LEASING EXPENSE                    83,880.80     18,574.00   65,306.80  351.6U


                                                       12 MONTHS ENDED 12/31/97
                                                       ------------------------
                                               ACTUAL         BUDGET       VARIANCE     %
                                                 E              F          G=F-E       H=G/F
                                          -------------   ------------   ------------  -------
        INCOME
400000    OFFICE RENTALS                  22,320,527.43  22,547,305.00     226,777.57    1.0U
401000    RETAIL RENTALS                   2,024,624.52   2,052,580.00      27,955.48    1.4U
403000    OPER. & PROP. TAX ESCALATIONS    7,788,783.67   8,267,264.00     478,480.33    5.8U
404000    SUNDRY REVENUE                     937,568.74     782,294.00     155,274.74   19.9
405999    PARKING INCOME                   4,988,346.41   4,835,471.00     152,875.41    3.2
406175    OTHER REVENUE                    1,603,556.41   2,674,400.00   1,070,843.59   40.0U
        TOTAL INCOME                      39,663,407.18  41,159,314.00   1,495,906.82    3.6U

        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL            1,608,763.13   1,719,100.00     110,336.87    6.4
501000      BLDG & GROUNDS - GEN MAINT       452,436.60     470,508.00      18,071.40    3.8
503000      HVAC MAINT. & REPAIRS            976,525.86   1,065,960.00      89,434.14    8.4
504000      ELEVATOR MAINT. & REPAIRS        438,540.91     437,659.00         881.91    0.2U
504500      ELECTRICAL MAINT. - REPAIRS       64,567.21      55,240.00       9,327.21   16.9U
505000      UTILITIES                      2,735,750.20   2,805,470.00      69,719.80    2.5
506000      SECURITY/LIFE SAFETY             750,538.01     869,796.00     119,257.99   13.7
508000      ADMINISTRATION                 1,709,488.19   1,862,647.00     153,158.81    8.2
600000      TAXES (OTHER THAN INCOME)      2,766,885.18   2,808,859.00      41,973.82    1.5
601000      INSURANCE                      1,294,266.39   1,411,644.00     117,377.61    8.3
602000      ON-SITE GARAGE                   122,215.35      86,523.00      35,692.35   41.3U
602012      OFF-SITE GARAGE                  336,401.68     327,100.00       9,301.68    2.8U
602015      ATRIUM                           383,485.25     359,780.00      23,705.25    6.6U
602100    ESCALATABLES                    13,639,863.96  14,280,286.00     640,422.04    4.5

701000    NON-ESCALATABLES                    92,110.81      77,768.00      14,342.81   18.4U
702000    LEASING EXPENSE                    333,624.98     222,932.00     110,692.98   49.7U

U=Unfavorable

                                                        1 MONTH ENDED 12/31/97
                                                        ----------------------
                                                ACTUAL         BUDGET    VARIANCE    %
                                                 A             B        C=B-A      D=C/B
                                          ------------   ------------   ---------  ---------
703000    ADVERTISING & MARKETING            15,533.96      13,730.00    1,803.96   13.1U
704000    PROFESSIONAL SERVICES              67,901.94      63,825.00    4,076.94    6.4U
704910    PARKING                            30,686.69      77,533.00   46,846.31   60.4
        TOTAL OPERATING EXPENSES          1,574,879.25   1,359,195.00  215,684.25   15.9U

        NET OPERATING INCOME/LOSS         1,170,939.96   2,000,899.00  829,959.04   41.5U

        OTHER EXPENSES
705000    FINANCING EXPENSES              1,155,077.85   1,156,436.00    1,358.15    0.1
707000    DEPRECIATION EXPENSE              511,260.69     503,245.00    8,015.69    1.6U
708000    AMORTIZATION EXPENSE               32,408.57      42,521.00   10,112.43   23.8
708910    FASB RENT ADJUSTMENT               44,885.00           0.00   44,885.00  -----U
708925    PRIOR YR ESCALATION ADJUSTMENT          0.00           0.00        0.00  -----
708930    DOUBTFUL ACCOUNT EXPENSE           88,623.81           0.00   88,623.81  -----U
        TOTAL OTHER EXPENSES              1,832,255.92   1,702,202.00  130,053.92    7.6U

        NET INCOME (LOSS)                  (661,315.96)    298,697.00  960,012.96  321.4U

                                                       12 MONTHS ENDED 12/31/97
                                                       ------------------------
                                                ACTUAL          BUDGET       VARIANCE     %
                                                  E              F          G=F-E         H=G/F
                                         --------------   ------------   -------------  --------
703000    ADVERTISING & MARKETING             65,003.43       71,817.00       6,813.57     9.5
704000    PROFESSIONAL SERVICES              131,071.23      153,541.00      22,469.77    14.6
704910    PARKING                            865,667.75      991,325.00     125,657.25    12.7
        TOTAL OPERATING EXPENSES          15,127,342.16   15,797,669.00     670,326.84     4.2

        NET OPERATING INCOME/LOSS         24,536,065.02   25,361,645.00     825,579.98     3.3U

        OTHER EXPENSES
705000    FINANCING EXPENSES              14,151,335.81   14,113,039.00      38,296.81     0.3U
707000    DEPRECIATION EXPENSE             6,023,045.76    6,038,940.00      15,894.24     0.3
708000    AMORTIZATION EXPENSE               569,874.84      510,252.00      59,622.84    11.7U
708910    FASB RENT ADJUSTMENT               538,620.00            0.00     538,620.00   -----U
708925    PRIOR YR ESCALATION ADJUSTMENT     (57,393.39)           0.00      57,393.39   -----
708930    DOUBTFUL ACCOUNT EXPENSE             9,368.83            0.00       9,368.83   -----U
        TOTAL OTHER EXPENSES              21,234,851.85   20,662,231.00     572,620.85     2.8U

        NET INCOME (LOSS)                  3,301,213.17    4,699,414.00   1,398,200.83    29.8U

U=Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                ON SITE PARKING
                                                                        Page 01
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                   1 MONTH ENDED 12/31/97
                                                   ----------------------
                                               ACTUAL     BUDGET   VARIANCE    %
                                                A         B       C=B-A      D=C/B
                                          -----------  --------   ---------  -------
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL
500200        CONTRACT BLDG. CLEANING        4,197.86  2,325.00    1,872.86   80.6U
500900      CLEANING/JANITORIAL              4,197.86  2,325.00    1,872.86   80.6U

501000      BLDG & GROUNDS - GEN MAINT
501400        CONTRACT SWEEP                16,443.77  1,650.00   14,793.77  896.6U
501600        NONTENANT PAINTING/DECOR      33,367.27  3,875.00   29,492.27  761.1U
501700        SUPPLIES/MATERIALS-BLDG.         110.74  1,416.00    1,305.26   92.2
501800        PLUMBING REPAIRS                   0.00      0.00        0.00  -----
501900        BUILDING REPAIRS               4,142.00    333.00    3,809.00  -----U
502100        COMMUNICATIONS                     0.00      0.00        0.00  -----
502500        DIRECTORY SIGNS                7,543.44    250.00    7,293.44  -----U
502600        FILTERS                            0.00      0.00        0.00  -----
502900      BLDG. & GROUNDS - GEN. MAINT.   61,607.22  7,524.00   54,083.22  718.8U

503000      HVAC MAINT. & REPAIRS
503300        SUPPLIES MATERIALS - HVAC          0.00      0.00        0.00  -----
503900      HVAC MAINT. & REPAIRS                0.00      0.00        0.00  -----

504500      ELECTRICAL MAINT. - REPAIRS
504600        ELECTRICAL REPAIRS                 0.00    167.00      167.00  100.0
504800        RELAMPING                          0.00    100.00      100.00  100.0
504810        LAMP REPLACEMENT                 189.11      0.00      189.11  -----U
504900      ELECTRICAL MAINT. - REPAIRS        189.11    267.00       77.89   29.2



(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                    12 MONTHS ENDED 12/31/97
                                                    ------------------------
                                               ACTUAL      BUDGET     VARIANCE    %
                                                E          F          G=F-E    H=G/F
                                           ------------  --------   -------      -----
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL
500200        CONTRACT BLDG. CLEANING        40,438.85  27,900.00    12,538.85   44.9U
500900      CLEANING/JANITORIAL              40,438.85  27,900.00    12,538.85   44.9U

501000      BLDG & GROUNDS - GEN MAINT
501400        CONTRACT SWEEP                 16,443.77  19,800.00     3,356.23   17.0
501600        NONTENANT PAINTING/DECOR       74,020.82  46,500.00    27,520.82  59.2U
501700        SUPPLIES/MATERIALS-BLDG.        4,392.37  17,000.00    12,607.63   74.2
501800        PLUMBING REPAIRS                  133.15       0.00       133.15  -----U
501900        BUILDING REPAIRS                9,510.00   4,000.00     5,510.00  137.8U
502100        COMMUNICATIONS                     75.00       0.00        75.00  -----U
502500        DIRECTORY SIGNS                 8,019.34   3,000.00     5,019.34  167.3U
502600        FILTERS                           547.80       0.00       547.80  -----U
502900      BLDG. & GROUNDS - GEN. MAINT.   113,142.25  90,300.00    22,842.25   25.3U

503000      HVAC MAINT. & REPAIRS
503300        SUPPLIES MATERIALS - HVAC         151.43       0.00       151.43  -----U
503900      HVAC MAINT. & REPAIRS               151.43       0.00       151.43  -----U

504500      ELECTRICAL MAINT. - REPAIRS
504600        ELECTRICAL REPAIRS              1,072.52   2,000.00       927.48   46.4
504800        RELAMPING                           0.00   1,200.00     1,200.00  100.0
504810        LAMP REPLACEMENT                1,553.25       0.00     1,553.25  -----U
504900      ELECTRICAL MAINT. - REPAIRS       2,625.77   3,200.00       574.23   17.9

U=Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                ON SITE PARKING
                                                                        Page 02
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                   1 MONTH ENDED 12/31/97
                                                   ----------------------
                                               ACTUAL     BUDGET   VARIANCE    %
                                                A         B       C=B-A      D=C/B
                                          -----------  --------   ---------  -------
505000      UTILITIES
505600        WATER                           95.00         0.00       95.00  -----U
505900      UTILITIES                         95.00         0.00       95.00  -----U

506000      SECURITY/LIFE SAFETY
506200        CONTRACT SECURITY SVCS.      2,555.90     2,358.00      197.90    8.4U
506400        SEC-SPPLS/MATRLS & REPAIR        0.00         0.00        0.00  -----
506811      SECURITY/LIFE SAFETY           2,555.90     2,358.00      197.90    8.4U

508000      ADMINISTRATION
508500        TELEPHONE/ANSWERING SVCS.       37.22       125.00       87.78   70.2
508900        EQUIPMENT RENTAL               532.22       275.00      257.22   93.5U
509100        PRINTING & COPYING               0.00         0.00        0.00  -----
509900      ADMINISTRATION                   569.44       400.00      169.44   42.4U

602100    ESCALATABLES                    69,214.53    12,874.00   56,340.53  437.6U

704000    PROFESSIONAL SERVICES
704300      CONSULTANTS                    3,348.90         0.00    3,348.90  -----U
704900    PROFESSIONAL SERVICES            3,348.90         0.00    3,348.90  -----U

704970    ALLOCATIONS
704971      ALLOCATIONS-PHASE I         (40,635.52)        0.00   40,635.52  -----
704972      ALLOCATIONS-SOUTH TOWER      (31,927.91)        0.00   31,927.91  -----
704975    ALLOCATIONS                    (72,563.43)        0.00   72,563.43  -----

        TOTAL OPERATING EXPENSES               0.00    12,874.00   12,874.00  100.0



                                                    12 MONTHS ENDED 12/31/97
                                               ACTUAL        BUDGET     VARIANCE     %
                                               E            F        G=F-E        H=G/F
                                           ------------   ---------  --------     --------
505000      UTILITIES
505600        WATER                            95.00          0.00         95.00  -----U
505900      UTILITIES                          95.00          0.00         95.00  -----U

506000      SECURITY/LIFE SAFETY
506200        CONTRACT SECURITY SVCS.      32,348.61     28,305.00      4,043.61   14.3U
506400        SEC-SPPLS/MATRLS & REPAIR       132.18          0.00        132.18  -----U
506811      SECURITY/LIFE SAFETY           32,480.79     28,305.00      4,175.79   14.8U

508000      ADNINISTRATION
508500        TELEPHONE/ANSWERING SVCS.     1,116.75      1,500.00        383.25   25.6
508900        EQUIPMENT RENTAL              5,066.22      3,300.00      1,766.22   53.5U
509100        PRINTING & COPYING               10.78          0.00         10.78  -----U
509900      ADMINISTRATION                  6,193.75      4,800.00      1,393.75   29.0U

602100    ESCALATABLES                    195,127.84    154,505.00     40,622.84   26.3U

704000    PROFESSIONAL SERVICES
704300      CONSULTANTS                    23,113.81          0.00     23,113.81  -----U
704900    PROFESSIONAL SERVICES            23,113.81          0.00     23,113.81  -----U

704970    ALLOCATIONS
704971      ALLOCATIONS-PHASE I          (121,970.48)         0.00    121,970.48  -----
704972      ALLOCATIONS-SOUTH TOWER       (96,271.17)         0.00     96,271.17  -----
704975    ALLOCATIONS                    (218,241.65)         0.00    218,241.65  -----

        TOTAL OPERATING EXPENSES                0.00    154,505.00    154,505.00  100.0


U=Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                ON SITE PARKING
                                                                        Page 03
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                   1 MONTH ENDED 12/31/97
                                                   ----------------------
                                               ACTUAL     BUDGET   VARIANCE    %
                                                A         B       C=B-A      D=C/B
                                          -----------  --------   ---------  -------
        NET OPERATING INCOME/LOSS              0.00   (12,874.00)   12,874.00  100.0

        NET INCOME (LOSS)                      0.00   (12,874.00)   12,874.00  100.0


                                                   1 MONTH ENDED 12/31/97
                                                   ----------------------
                                               ACTUAL     BUDGET   VARIANCE    %
                                                E         F       G=F-E      H=G/F
                                          -----------  --------   ---------  -------
        NET OPERATING INCOME/LOSS               0.00   (154,505.00)   154,505.00  100.0

        NET INCOME (LOSS)                       0.00   (154,505.00)   154,505.00  100.0



                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                ON SITE PARKING
                                                                        Page 03
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                   1 MONTH ENDED 12/31/97
                                                   ----------------------
                                               ACTUAL     BUDGET   VARIANCE    %
                                                A         B       C=B-A      D=C/B
                                          -----------  --------   ---------  -------
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL             4,197.86     2,325.00    1,872.86   80.6U
501000      BLDG & GROUNDS - GEN MAINT     61,607.22     7,524.00   54,083.22  718.8U
503000      HVAC MAINT. & REPAIRS               0.00         0.00        0.00  -----
504500      ELECTRICAL MAINT. - REPAIRS       189.11       267.00       77.89   29.2
505000      UTILITIES                          95.00         0.00       95.00  -----U
506000      SECURITY/LIFE SAFETY            2,555.90     2,358.00      197.90    8.4U
508000      ADMINISTRATION                    569.44       400.00      169.44   42.4U
602100     ESCALATABLES                    69,214.53    12,874.00   56,340.53  437.6U

704000     PROFESSIONAL SERVICES            3,348.90         0.00    3,348.90  -----U
704970     ALLOCATIONS                    (72,563.43)        0.00   72,563.43  -----
         TOTAL OPERATING EXPENSES               0.00    12,874.00   12,874.00  100.0

         NET OPERATING INCOME/LOSS              0.00   (12,874.00)  12,874.00  100.0

         NET INCOME (LOSS)                      0.00   (12,874.00)  12,874.00  100.0


                                                      12 MONTHS ENDED 12/31/97
                                                      ------------------------
                                              ACTUAL        BUDGET     VARIANCE     %
                                                E            F         G=F-E       H=G/F
                                           ------------   --------   ---------   --------
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL             40,438.85     27,900.00    12,538.85    44.9U
501000      BLDG & GROUNDS - GEN MAINT     113,142.25     90,300.00    22,842.25    25.3U
503000      HVAC MAINT. & REPAIRS              151.43          0.00       151.43   -----U
504500      ELECTRICAL MAINT. - REPAIRS      2,625.77      3,200.00       574.23    17.9
505000      UTILITIES                           95.00          0.00        95.00   -----U
506000      SECURITY/LIFE SAFETY            32,480.79     28,305.00     4,175.79    14.8U
508000      ADMINISTRATION                   6,193.75      4,800.00     1,393.75    29.0U
602100     ESCALATABLES                    195,127.84    154,505.00    40,622.84    26.3U

704000     PROFESSIONAL SERVICES            23,113.81          0.00    23,113.81   -----U
704970     ALLOCATIONS                    (218,241.65)         0.00   218,241.65   -----
         TOTAL OPERATING EXPENSES                0.00    154,505.00   154,505.00   100.0

         NET OPERATING INCOME/LOSS               0.00   (154,505.00)  154,505.00   100.0

         NET INCOME (LOSS)                       0.00   (154,505.00)  154,505.00   100.0

U=Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                OFF SITE PARKING

                                                                        Page 01
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                                  ACTUAL    BUDGET   VARIANCE    %
                                                   A        B       C=B-A      D=C/B
                                            -----------   --------- --------- ---------
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL
500200        CONTRACT BLDG. CLEANING           1,601.04  1,475.00    126.04     8.6U
500300        CONTRACT WINDOW CLEANING              0.00    815.00    815.00   100.0
500400        CONTRACT WASTE REMOVAL               89.97    135.00     45.03    33.4
500900      CLEANING/JANITORIAL                 1,691.01  2,425.00    733.99    30.3

501000      BLDG & GROUNDS - GEN MAINT
501200        CONTRACT EXTERM. SVCS.              126.00    126.00      0.00     0.0
501500        CONTRACT LANDSCAPING SV             446.00    600.00    154.00    25.7
501600        NONTENANT PAINTING/DECOR              0.00    250.00    250.00   100.0
501700        SUPPLIES/MATERIALS-BLDG.             39.79      0.00     39.79   -----U
501800        PLUMBING REPAIRS                      0.00      0.00      0.00   -----
501825        SPRINKLER, STANDPIPE, FIRE PUMP       0.00     84.00     84.00   100.0
502000        EXTERIOR REPAIRS                      0.00    459.00    459.00   100.0
502100        COMMUNICATIONS                        0.00    167.00    167.00   100.0
502800        LOCK REPAIR                           0.00      0.00      0.00   -----
502900      BLDG. & GROUNDS - GEN. MAINT.         611.79  1,686.00  1,074.21    63.7

504000      ELEVATOR MAINT. & REPAIRS
504100        CONTRACT ELEVATOR SVCS.             747.44    725.00     22.44     3.1U
504300        ELEVATOR REPAIRS                      0.00    209.00    209.00   100.0
504400      ELEVATOR MAINT. & REPAIR              747.44    934.00    186.56    20.0

504500      ELECTRICAL MAINT. - REPAIRS
504600        ELECTRICAL REPAIRS                    0.00    209.00    209.00   100.0
504610        ELECTRICAL SUPPLIES                   0.00     67.00     67.00   100.0



(RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                          12 MONTHS ENDED 12/31/97
                                                          ------------------------
                                                  ACTUAL      BUDGET     VARIANCE    %
                                                    E          F         G=F-E      H=G/F
                                              -----------  ----------- ----------   --------
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL
500200        CONTRACT BLDG. CLEANING           17,107.35   17,700.00      592.65      3.4
500300        CONTRACT WINDOW CLEANING           4,075.00    9,780.00    5,705.00     58.3
500400        CONTRACT WASTE REMOVAL             1,079.64    1,620.00      540.36     33.4
500900      CLEANING/JANITORIAL                 22,261.99   29,100.00    6,838.01     23.5

501000      BLDG & GROUNDS - GEN MAINT
501200        CONTRACT EXTERM. SVCS.             1,386.00    1,512.00      126.00      8.3
501500        CONTRACT LANDSCAPING SV            5,398.24    7,200.00    1,801.76     25.0
501600        NONTENANT PAINTING/DECOR               0.00    3,000.00    3,000.00    100.0
501700        SUPPLIES/MATERIALS-BLDG.             137.41        0.00      137.41    -----U
501800        PLUMBING REPAIRS                      95.00        0.00       95.00    -----U
501825        SPRINKLER, STANDPIPE, FIRE PUMP        0.00    1,000.00    1,000.00    100.0
502000        EXTERIOR REPAIRS                     452.89    5,500.00    5,047.11     91.8
502100        COMMUNICATIONS                         0.00    2,000.00    2,000.00    100.0
502800        LOCK REPAIR                           34.68        0.00       34.68    -----U
502900      BLDG. & GROUNDS - GEN. MAINT.        7,504.22   20,212.00   12,707.78     62.9

504000      ELEVATOR MAINT. & REPAIRS
504100        CONTRACT ELEVATOR SVCS.            8,878.28    8,700.00      178.28      2.1U
504300        ELEVATOR REPAIRS                     524.25    2,500.00    1,975.75     79.0
504400      ELEVATOR MAINT. & REPAIR             9,402.53   11,200.00    1,797.47     16.1

504500      ELECTRICAL MAINT. - REPAIRS
504600        ELECTRICAL REPAIRS                   764.99    2,500.00    1,735.01     69.4
504610        ELECTRICAL SUPPLIES                    0.00      800.00      800.00    100.0


U = Unfavorable

                                                                        Page 02
                                                                  Accrual Basis
                                                                  Year-end adj.

                                                      1 MONTH ENDED 12/31/97
                                                      ----------------------
                                                  ACTUAL    BUDGET   VARIANCE    %
                                                   A        B       C=B-A      D=C/B
                                            -----------   --------- --------- ---------
504800      RELAMPING                    11,427.91        84.00    11,343.91    -----U
504810      LAMP REPLACEMENT                  0.00         0.00         0.00    -----
504900    ELECTRICAL MAINT. - REPAIRS    11,427.91       360.00    11,067.91    -----U

505000    UTILITIES
505100      ELECTRICITY                  10,075.54     5,750.00     4,325.54     75.2U
505600      WATER                             0.00       291.00       291.00    100.0
505900    UTILITIES                      10,075.54     6,041.00     4,034.54     66.8U

506000    SECURITY/LIFE SAFETY
506200      CONTRACT SECURITY SVCS.       9,176.13    10,718.00     1,541.87     14.4
506300      ALARM SYSTEMS                     0.00       259.00       259.00    100.0
506600      FIRE/LIFE SAFETY                  0.00         0.00         0.00    -----
506800      MUNICIPAL FEES                    0.00       167.00       167.00    100.0
506810      CITY/STATE TESTING & CERT         0.00       334.00       334.00    100.0
506811    SECURITY/LIFE SAFETY            9,176.13    11,478.00     2,301.87     20.1

507000    PARKING
507300      SHUTTLE SERVICE              41,514.51    25,665.00    15,849.51     61.8U
507900    INACTIVE-PARKING               41,514.51    25,665.00    15,849.51     61.8U

508000    ADMINISTRATION
508500      TELEPHONE/ANSWERING SVCS.        41.26        41.00         0.26      0.6U
508900      EQUIPMENT RENTAL                 48.17        50.00         1.83      3.7
509900    ADMINISTRATION                     89.43        91.00         1.57      1.7

602100  ESCALATABLES                     75,333.76    48,680.00    26,653.76     54.8U

                                              12 MONTHS ENDED 12/31/97
                                              ------------------------
                                          ACTUAL       BUDGET   VARIANCE       %
                                            E           F        G=F-E        H=G/F
                                        ----------   ---------   ---------  --------
504800      RELAMPING                   11,427.91     1,000.00    10,427.91  -----U
504810      LAMP REPLACEMENT               379.96         0.00       379.96  -----U
504900    ELECTRICAL MAINT. - REPAIRS   12,572.86     4,300.00     8,272.86  192.4U

505000    UTILITIES
505100      ELECTRICITY                 59,296.65    69,000.00     9,703.35   14.1
505600      WATER                        2,529.35     3,500.00       970.65   27.7
505900    UTILITIES                     61,826.00    72,500.00    10,674.00   14.7

506000    SECURITY/LIFE SAFETY
506200      CONTRACT SECURITY SVCS.    110,788.21   128,607.00    17,818.79   13.9
506300      ALARM SYSTEMS                5,016.73     3,100.00     1,916.73   61.8U
506600      FIRE/LIFE SAFETY             1,800.00         0.00     1,800.00  -----U
506800      MUNICIPAL FEES                 540.00     2,000.00     1,460.00   73.0
506810      CITY/STATE TESTING & CERT        0.00     4,000.00     4,000.00  100.0
506811    SECURITY/LIFE SAFETY         118,144.94   137,707.00    19,562.06   14.2

507000    PARKING
507300      SHUTTLE SERVICE            369,006.54   307,989.00    61,017.54   19.8U
507900    INACTIVE-PARKING             369,006.54   307,989.00    61,017.54   19.8U

508000    ADMINISTRATION
508500      TELEPHONE/ANSWERING SVCS.      712.02       500.00       212.02   42.4U
508900      EQUIPMENT RENTAL               590.16       600.00         9.84    1.6
509900    ADMINISTRATION                 1,302.18     1,100.00       202.18   18.4U

602100  ESCALATABLES                   602,021.26   584,108.00    17,913.26    3.1U


U = Unfavorable

                             INCOME/EXPENSE BUDGET
                          CROCKER PROPERTIES - PHASE 1
                                OFF SITE PARKING

                                                                        Page 03
                                                                  Accrual Basis
                                                                  Year-end adj.

                                              1 MONTH ENDED 12/31/97
                                      -----------------------------------------
                                         ACTUAL       BUDGET    VARIANCE    %
                                           A             B       C=B-A    D=C/B
                                      -----------   ---------  ----------  ----
704970    ALLOCATIONS
704971      ALLOCATIONS-PHASE I      (41,456.70)        0.00   41,456.70  -----
704972      ALLOCATIONS-SOUTH TOWER  (33,877.06)        0.00   33,877.06  -----
704975    ALLOCATIONS                (75,333.76)        0.00   75,333.76  -----

        TOTAL OPERATING EXPENSES           0.00    48,680.00   48,680.00  100.0

        NET OPERATING INCOME/LOSS          0.00   (48,680.00)  48,680.00  100.0

        NET INCOME (LOSS)                  0.00   (48,680.00)  48,680.00  100.0





                                              12 MONTHS ENDED 12/31/97
                                     -----------------------------------------------
                                        ACTUAL           BUDGET     VARIANCE     %
                                           E                F        G=F-E     H=G/F
                                     -----------         ------  -----------   -----
704970    ALLOCATIONS
704971      ALLOCATIONS-PHASE I      (336,401.68)         0.00   336,401.68   -----
704972      ALLOCATIONS-SOUTH TOWER  (265,619.58)         0.00   265,619.58   -----
704975    ALLOCATIONS                (602,021.26)         0.00   602,021.26   -----

        TOTAL OPERATING EXPENSES            0.00    584,108.00   584,108.00   100.0

        NET OPERATING INCOME/LOSS           0.00   (584,108.00)  584,108.00   100.0

        NET INCOME (LOSS)                   0.00   (584,108.00)  584,108.00   100.0


01/23/98                     INCOME/EXPENSE BUDGET                     Page 01
2:10 p.m.                 CROCKER PROPERTIES - PHASE 1           Accrual Basis
                                OFF SITE PARKING                 Year-end adj.

                                                  1 MONTH ENDED 12/31/97
                                           ------------------------------------------
                                             ACTUAL       BUDGET    VARIANCE    %
                                               A           B        C=B-A      D=C/B
                                           ---------    ---------   --------   ------
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL            1,691.01     2,425.00      733.99   30.3
501000      BLDG & GROUNDS - GEN MAINT       611.79     1,686.00    1,074.21   63.7
504000      ELEVATOR MAINT. & REPAIRS        747.44       934.00      186.56   20.0
504500      ELECTRICAL MAINT. - REPAIRS   11,427.91       360.00   11,067.91  -----U
505000      UTILITIES                     10,075.54     6,041.00    4,034.54   66.8U
506000      SECURITY/LIFE SAFETY           9,176.13    11,478.00    2,301.87   20.1
507000      PARKING                       41,514.51    25,665.00   15,849.51   61.8U
508000      ADMINISTRATION                    89.43        91.00        1.57    1.7
602100    ESCALATABLES                    75,333.76    48,680.00   26,653.76   54.8U

704970    ALLOCATIONS                    (75,333.76)        0.00   75,333.76  -----
        TOTAL OPERATING EXPENSES              0.00     48,680.00   48,680.00  100.0

        NET OPERATING INCOME/LOSS             0.00    (48,680.00)  48,680.00  100.0

        NET INCOME (LOSS)                     0.00    (48,680.00)  48,680.00  100.0




                                                 12 MONTHS ENDED 12/31/97
                                           ---------------------------------------------
                                               ACTUAL       BUDGET      VARIANCE     %
                                                  E           F          G=F-E     H=G/F
                                               ------       ------      --------   -----
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL            22,261.99     29,100.00     6,838.01    23.5
501000      BLDG & GROUNDS - GEN MAINT      7,504.22     20,212.00    12,707.78    62.9
504000      ELEVATOR MAINT. & REPAIRS       9,402.53     11,200.00     1,797.47    16.1
504500      ELECTRICAL MAINT. - REPAIRS    12,572.86      4,300.00     8,272.86   192.4U
505000      UTILITIES                      61,826.00     72,500.00    10,674.00    14.7
506000      SECURITY/LIFE SAFETY          118,144.94    137,707.00    19,562.06    14.2
507000      PARKING                       369,006.54    307,989.00    61,017.54    19.8U
508000      ADMINISTRATION                  1,302.18      1,100.00       202.18    18.4U
602100    ESCALATABLES                    602,021.26    584,108.00    17,913.26     3.1U

704970    ALLOCATIONS                    (602,021.26)         0.00   602,021.26   -----
        TOTAL OPERATING EXPENSES                0.00    584,108.00   584,108.00   100.0

        NET OPERATING INCOME/LOSS               0.00   (584,108.00)  584,108.00   100.0

        NET INCOME (LOSS)                       0.00   (584,108.00)  584,108.00   100.0


U = Unfavorable

01/23/98                     INCOME/EXPENSE BUDGET                     Page 01
2:09 p.m.                 CROCKER PROPERTIES - PHASE 1           Accrual Basis
                                ATRIUM                           Year-end adj.

                                                        1 MONTH ENDED 12/31/97
                                                 --------------------------------------
                                                   ACTUAL      BUDGET    VARIANCE    %
                                                    A          B        C=B-A      D=C/B
                                                   ------      ------    --------   ---
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL
500200        CONTRACT BLDG. CLEANING           17,293.66   16,699.00     594.66     3.6U
500300        CONTRACT WINDOW CLEANING             650.00    2,042.00   1,392.00    68.2
500500        SUPPLIES/MATERIALS-CLEAN               0.00        0.00       0.00   -----
500900      CLEANING/JANITORIAL                 17,943.66   18,741.00     797.34     4.3

501000      BLDG & GROUNDS - GEN MAINT
501200        CONTRACT EXTERM. SVCS.             1,716.00      580.00   1,136.00   195.9U
501300        PLUMBING MATERIALS                     0.00        0.00       0.00   -----
501500        CONTRACT LANDSCAPING SV           26,666.84   12,725.00  13,941.84   109.6U
501600        NONTENANT PAINTING/DECOR           7,066.00    2,041.00   5,025.00   246.2U
501700        SUPPLIES/MATERIALS-BLDG.              36.00      375.00     339.00    90.4
501800        PLUMBING REPAIRS                   2,765.69      500.00   2,265.69   453.1U
501825        SPRINKLER, STANDPIPE, FIRE PUMP        0.00        0.00       0.00   -----
501900        BUILDING REPAIRS                   2,177.18    1,542.00     635.18    41.2U
502000        EXTERIOR REPAIRS                  10,895.00    1,250.00   9,645.00   771.6U
502100        COMMUNICATIONS                      (572.00)       0.00     572.00   -----
502200        METAL MAINTENANCE                      0.00        0.00       0.00   -----
502400        OTHER BLDG. & GROUNDS                 75.00      209.00     134.00    64.1
502600        FILTERS                            9,403.20        0.00   9,403.20   -----U
502800        LOCK REPAIR                            0.00      667.00     667.00   100.0
502900      BLDG. & GROUNDS - GEN. MAINT.       60,228.91   19,889.00  40,339.91   202.8U

503000      HVAC MAINT. & REPAIRS
503100        CONTRACT ENGINEERING                  0.00     1,250.00   1,250.00   100.0
503900      HVAC MAINT. & REPAIRS                   0.00     1,250.00   1,250.00   100.0




                                                         12 MONTHS ENDED 12/31/97
                                               -----------------------------------------------
                                                     ACTUAL       BUDGET     VARIANCE     %
                                                        E           F         G=F-E      H=G/F
                                                     ------       ------     --------    ---
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL
500200        CONTRACT BLDG. CLEANING           190,995.07   200,379.00     9,383.93     4.7
500300        CONTRACT WINDOW CLEANING           22,687.75    24,500.00     1,812.25     7.4
500500        SUPPLIES/MATERIALS-CLEAN               82.81         0.00        82.81   -----U
500900      CLEANING/JANITORIAL                 213,765.63   224,879.00    11,113.37     4.9

501000      BLDG & GROUNDS - GEN MAINT
501200        CONTRACT EXTERM. SVCS.              6,292.00     6,960.00       668.00     9.6
501300        PLUMBING MATERIALS                    559.63         0.00       559.63   -----U
501500        CONTRACT LANDSCAPING SV           157,098.11   152,700.00     4,398.11     2.9U
501600        NONTENANT PAINTING/DECOR           54,921.09    24,500.00    30,421.09   124.2U
501700        SUPPLIES/MATERIALS-BLDG.            5,179.46     4,500.00       679.46    15.1U
501800        PLUMBING REPAIRS                    8,678.41     6,000.00     2,678.41    44.6U
501823        SPRINKLER, STANDPIPE, FIRE PUMP      569.13          0.00       569.13   -----U
501900        BUILDING REPAIRS                   25,380.88    18,500.00     6,880.88    37.2U
502000        EXTERIOR REPAIRS                   19,371.81    15,000.00     4,371.81    29.2U
502100        COMMUNICATIONS                          0.00         0.00         0.00   -----
502200        METAL MAINTENANCE                   3,087.50         0.00     3,087.50   -----U
502400        OTHER BLDG. & GROUNDS               1,302.84     2,500.00     1,197.16    47.9
502600        FILTERS                             9,403.20         0.00     9,403.20   -----U
502800        LOCK REPAIR                         1,007.21     8,000.00     6,992.79    87.4
502900      BLDG. & GROUNDS - GEN. MAINT.       292,851.27   238,660.00    54,191.27    22.7U

503000      HVAC MAINT. & REPAIRS
503100        CONTRACT ENGINEERING                    0.00    15,000.00    15,000.00   100.0
503900      HVAC MAINT. & REPAIRS                     0.00    15,000.00    15,000.00   100.0


U = Unfavorable

01/23/98                     INCOME/EXPENSE BUDGET                     Page 02
2:09 p.m.                 CROCKER PROPERTIES - PHASE 1           Accrual Basis
                                ATRIUM                           Year-end adj.



                                               1 MONTH ENDED 12/31/97
                                         --------------------------------------
                                           ACTUAL      BUDGET   VARIANCE    %
                                            A          B       C=B-A      D=C/B
                                           ------      ------  ---------  -----
504000    ELEVATOR MAINT. & REPAIRS
504100      CONTRACT ELEVATOR SVCS.      4,620.16    4,663.00      42.84    0.9
504300      ELEVATOR REPAIRS             2,109.98      250.00   1,859.98  744.0U
504400    ELEVATOR MAINT. & REPAIR       6,730.14    4,913.00   1,817.14   37.0U

504500    ELECTRICAL MAINT. - REPAIRS
504600      ELECTRICAL REPAIRS             420.00      209.00     211.00  101.0U
504610      ELECTRICAL SUPPLIES              0.00        0.00       0.00  -----
504800      RELAMPING                        0.00      259.00     259.00  100.0
504810      LAMP REPLACEMENT               327.95        0.00     327.95  -----U
504900    ELECTRICAL MAINT. - REPAIRS      747.95      468.00     279.95   59.8U

506000    SECURITY/LIFE SAFETY
506200      CONTRACT SECURITY SVCS.      7,977.09    8,014.00      36.91    0.5
506400      SEC-SPPLS/MATRLS & REPAIR        0.00        0.00       0.00  -----
506800      MUNICIPAL FEES                   0.00      100.00     100.00  100.0
506810      CITY/STATE TESTING & CERT        0.00      166.00     166.00  100.0
506811    SECURITY/LIFE SAFETY           7,977.09    8,280.00     302.91    3.7

508000    ADMINISTRATION
509100      PRINTING & COPYING              24.36        0.00      24.36  -----U
509900    ADMINISTRATION                    24.36        0.00      24.36  -----U

602100  ESCALATABLES                    93,652.11   53,541.00  40,111.11   74.9U

704970  ALLOCATIONS
704971    ALLOCATIONS-PHASE I          (52,445.19)       0.00  52,445.19  -----
704972    ALLOCATIONS-SOUTH TOWER      (41,206.92)       0.00  41,206.92  -----

                                                 12 MONTHS ENDED 12/31/97
                                         -------------------------------------------
                                             ACTUAL       BUDGET     VARIANCE     %
                                               E           F          G=F-E     H=G/F
                                            -------     --------  ------------ ------
504000    ELEVATOR MAINT. & REPAIRS
504100      CONTRACT ELEVATOR SVCS.      54,902.92    55,950.00     1,047.08     1.9
504300      ELEVATOR REPAIRS              2,812.19     3,000.00       187.81     6.3
504400    ELEVATOR MAINT. & REPAIR       57,715.11    58,950.00     1,234.89     2.1

504500    ELECTRICAL MAINT. - REPAIRS
504600      ELECTRICAL REPAIRS            1,430.00     2,500.00     1,070.00    42.8
504610      ELECTRICAL SUPPLIES             506.44         0.00       506.44   -----U
504800      RELAMPING                     6,746.02     3,100.00     3,646.02   117.6U
504810      LAMP REPLACEMENT              7,933.95         0.00     7,933.95   -----U
504900    ELECTRICAL MAINT. - REPAIRS    16,616.41     5,600.00    11,016.41   196.7U

506000    SECURITY/LIFE SAFETY
506200      CONTRACT SECURITY SVCS.     102,483.26    96,175.00     6,308.26     6.6U
506400      SEC-SPPLS/MATRLS & REPAIR       788.21         0.00       788.21   -----U
506800      MUNICIPAL FEES                  183.00     1,200.00     1,017.00    84.8
506810      CITY/STATE TESTING & CERT         0.00     2,000.00     2,000.00   100.0
506811    SECURITY/LIFE SAFETY          103,454.47    99,375.00     4,079.47     4.1U

508000    ADMINISTRATION
509100      PRINTING & COPYING              392.13         0.00       392.13   -----U
509900    ADMINISTRATION                    392.13         0.00       392.13   -----U

602100  ESCALATABLES                    684,795.02   642,464.00    42,331.02     6.6U

704970  ALLOCATIONS
704971    ALLOCATIONS-PHASE I          (383,485.25)        0.00   383,485.25   -----
704972    ALLOCATIONS-SOUTH TOWER      (301,309.77)        0.00   301,309.77   -----


U = Unfavorable

01/23/98                     INCOME/EXPENSE BUDGET                     Page 03
2:09 p.m.                 CROCKER PROPERTIES - PHASE 1           Accrual Basis
                                ATRIUM                           Year-end adj.


                                           1 MONTH ENDED 12/31/97
                                   --------------------------------------------
                                       ACTUAL       BUDGET    VARIANCE    %
                                        A           B        C=B-A      D=C/B
                                     ---------     -------   ---------- ------
704975    ALLOCATIONS              (93,652.11)        0.00   93,652.11  -----
        TOTAL OPERATING EXPENSES         0.00    53,541.00   53,541.00  100.0

        NET OPERATING INCOME/LOSS        0.00   (53,541.00)  53,541.00  100.0

        NET INCOME (LOSS)                0.00   (53,541.00)  53,541.00  100.0

                                             12 MONTHS ENDED 12/31/97




                                           1 MONTH ENDED 12/31/97
                                   --------------------------------------------
                                       ACTUAL       BUDGET    VARIANCE      %
                                         E            F        G=F-E       H=G/F
                                     ---------     -------   ----------    -----
704975    ALLOCATIONS              (684,795.02)         0.00   684,795.02   -----

        TOTAL OPERATING EXPENSES          0.00    642,464.00   642,464.00   100.0

        NET OPERATING INCOME/LOSS         0.00   (642,464.00)  642,464.00   100.0

        NET INCOME (LOSS)                 0.00   (642,464.00)  642,464.00   100.0


01/23/98                     INCOME/EXPENSE BUDGET                Page 01
2:10 p.m.                 CROCKER PROPERTIES - PHASE 1           Accrual Basis
                                     ATRIUM                      Year-end adj.

                                                 1 MONTH ENDED 12/31/97
                                          -------------------------------------------
                                             ACTUAL       BUDGET    VARIANCE     %
                                              A           B        C=B-A       D=C/B
                                           ----------   ---------  ----------   ----
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL           17,943.66    18,741.00      797.34     4.3
501000      BLDG & GROUNDS - GEN MAINT    60,228.91    19,889.00   40,339.91   202.8U
503000      HVAC MAINT. & REPAIRS              0.00     1,250.00    1,250.00   100.0
504000      ELEVATOR MAINT. & REPAIRS      6,730.14     4,913.00    1,817.14    37.0U
504500      ELECTRICAL MAINT. - REPAIRS      747.95       468.00      279.95    59.8U
506000      SECURITY/LIFE SAFETY           7,977.09     8,280.00      302.91     3.7
508000      ADMINISTRATION                    24.36         0.00       24.36   -----U
602100    ESCALATABLES                    93,652.11    53,541.00   40,111.11    74.9U

704970    ALLOCATIONS                    (93,652.11)        0.00   93,652.11   -----
        TOTAL OPERATING EXPENSES               0.00    53,541.00   53,541.00   100.0

        NET OPERATING INCOME/LOSS              0.00   (53,541.00)  53,541.00   100.0

        NET INCOME (LOSS)                      0.00   (53,541.00)  53,541.00   100.0


                                                    12 MONTHS ENDED 12/31/97
                                           -----------------------------------------------
                                               ACTUAL        BUDGET     VARIANCE     %
                                                 E              F        G=F-E     H=G/F
                                              --------      -------- ------------  ------
        OPERATING EXPENSES
499950    ESCALATABLES
500000      CLEANING/JANITORIAL           213,765.63    224,879.00    11,113.37     4.9
501000      BLDG & GROUNDS - GEN MAINT    292,851.27    238,660.00    54,191.27    22.7U
503000      HVAC MAINT. & REPAIRS               0.00     15,000.00    15,000.00   100.0
504000      ELEVATOR MAINT. & REPAIRS      57,715.11     58,950.00     1,234.89     2.1
504500      ELECTRICAL MAINT. - REPAIRS    16,616.41      5,600.00    11,016.41   196.7U
506000      SECURITY/LIFE SAFETY          103,454.47     99,375.00     4,079.47     4.1U
508000      ADMINISTRATION                    392.13          0.00       392.13   -----U
602100    ESCALATABLES                    684,795.02    642,464.00    42,331.02     6.6U

704970    ALLOCATIONS                    (684,795.02)         0.00   684,795.02   -----
        TOTAL OPERATING EXPENSES                0.00    642,464.00   642,464.00   100.0

        NET OPERATING INCOME/LOSS               0.00   (642,464.00)  642,464.00   100.0

        NET INCOME (LOSS)                       0.00   (642,464.00)  642,464.00   100.0

U = Unfavorable

MaguirePartners                                            TOTAL NRA  1,328.9
WELLS FARGO CENTER - PHASE I  AVG. OCCUPANCY 1997  94.60%  OFFICE     1,220.7
1998 OPERATING BUDGET         AVG. OCCUPANCY 1998  87.50%  RETAIL       108.1

                                                        1997                  1997                 1998    VARIANCE
                           YTD ACT.        1997        BUDGET    1997        FCST.     1998        BUDGET  FCSTvsBGT
                         AS OF 9/30/97    BUDGET        PSF    FORECAST       PSF     BUDGET        PSF    FAV(UNFAV)
                        --------------    ------       ------  ---------     -----    --------     ------  ----------

INCOME
 OFFICE RENTALS              16,829,352   22,547,305    18.00   22,356,005     18.00  20,147,413    17.00  (2,208,592)
 RETAIL RENTALS               1,505,658    2,052,580    18.98    2,036,580     18.84   2,110,502    19.52      73,922
 ESCALATION REVENUE           6,202,943    8,267,264     6.22    7,747,264      5.83   8,015,772     6.03     268,508
 SUNDRY REVENUE                 701,750      782,294     0.59      902,294      0.68     849,540     0.64     (52,754)
 PARKING REVENUE              3,736,636    4,835,471     3.64    4,860,471      3.66   4,668,331     3.51    (192,140)
 OTHER REVENUE                1,286,762    2,674,400     2.01    1,674,400      1.26     591,340     0.44  (1,083,060)
                              ---------    ---------     ----    ---------      ----   ---------     ----  ----------
TOTAL REVENUE                30,263,101   41,159,314    30.97   39,577,014     29.78  36,382,898    27.38  (3,194,116)

EXPENSES
 CLEANING/JANITORIAL          1,194,092    1,719,100     1.41    1,639,100      1.34   1,627,448     1.42      11,652
 BUILDING & GROUNDS             254,660      470,508     0.35      470,508      0.35     465,712     0.35       4,796
 HVAC MAINTENANCE               648,234    1,065,960     0.80      965,960      0.73   1,042,053     0.78     (76,093)
 ELEVATOR MAINTENANCE           301,784      437,659     0.33      427,659      0.32     398,469     0.30      29,190
 ELECTRICAL MAINTENANCE          45,944       55,240     0.04       55,240      0.04      70,752     0.05     (15,512)
 UTILITIES                    2,065,870    2,805,470     2.30    2,755,470      2.26   2,754,050     2.36       1,420
 SECURITY/LIFE SAFETY           485,250      869,796     0.65      754,796      0.57     750,023     0.56       4,773
 INSURANCE                      909,959    1,411,644     1.06    1,307,144      0.98   1,146,194     0.86     160,950
 ADMINISTRATION                 519,514      811,920     0.61      731,920      0.55     723,386     0.54       8,534
 MANAGEMENT FEE                 790,224    1,050,726     0.79    1,011,126      0.76     934,234     0.76      76,892
 ON-SITE PARKING                 69,184       86,523     0.07       86,523      0.07     101,440     0.08     (14,917)
 OFF-SITE PARKING               222,636      327,100     0.25      327,100      0.25     333,369     0.25      (6,269)
 ATRIUM                         274,048      359,780     0.27      359,780      0.27     360,827     0.27      (1,047)
                              ---------    ---------     ----    ---------      ----   ---------     ----  ----------
SUBTOTAL ESCALATABLE          7,781,398   11,471,426     8.93   10,892,326      8.49  10,707,957     8.58     184,369

 CSCI                                 0      150,465     0.11      150,465      0.11      51,619     0.04      98,846
 REAL PROPERTY TAXES          1,712,976    2,276,047     1.71    2,276,047      1.71   2,410,440     1.81    (134,393)
                              ---------    ---------     ----    ---------      ----   ---------     ----  ----------
TOTAL ESCALATABLE             9,494,374   13,897,938    10.76   13,318,838     10.31  13,170,016    10.43     148,822

 PARKING OPERATIONS             691,368      991,325     0.75      946,325      0.71     990,474     0.75     (44,149)
 OVSTD PROPERTY TAXES           357,127      532,812     0.40      532,812      0.40     475,329     0.36      57,483
 NON-ESCALATABLES                66,591       77,768     0.06       77,768      0.06      76,368     0.06       1,400
 LEASING EXPENSE                231,655      222,932     0.17      272,932      0.21     243,168     0.18      29,764
 ADVERTISING & MKTG.             39,765       71,817     0.05       71,817      0.05      80,318     0.06      (8,501)
 PROF. SERVICES                  55,485      153,541     0.12      153,541      0.12     109,400     0.08      44,141
                              ---------    ---------     ----    ---------      ----   ---------     ----  ----------
NON-ESCAL                     1,441,990    2,050,195     1.55    2,055,195      1.55   1,975,057     1.49      80,138
                              ---------    ---------     ----    ---------      ----   ---------     ----  ----------
TOTAL EXPENSES               10,936,364   15,948,133    12.31   15,374,033     11.86  15,145,073    11.92     228,960
                              ---------    ---------     ----    ---------      ----   ---------     ----  ----------
NET OP INCOME                19,326,737   25,211,181    18.66   24,202,981     17.92  21,237,825    15.46  (2,965,156)

 INTEREST EXP                10,675,426   14,113,039    10.62   14,113,039     10.62  10,633,163     8.00   3,479,876
 PRIOR YEAR ESC. ADJ.           (57,393)           0     0.00      (57,393)    -0.04           0     0.00     (57,393)
 TAKEBACK SPACE EXP.                  0            0     0.00            0      0.00           0     0.00           0
 DOUBTFUL ACCT. EXP.              6,542            0     0.00        6,541      0.00           0     0.00       6,541
                              ---------    ---------     ----    ---------      ----   ---------     ----  ----------
CASH FLOW                     8,702,162   11,098,142     8.04   10,140,794      7.34  10,604,662     7.46     463,868

 CAPITAL IMPROVEMENTS           188,751      318,400     0.24      445,213      0.34     498,400     0.38     (53,187)
 TENANT IMPROVEMENTS          1,653,564    1,472,150     1.11    2,076,308      1.56     881,805     0.66   1,194,503
 LEASING COMMISSIONS            191,051      831,558     0.63      411,912      0.31   1,099,845     0.83    (687,933)
 LINE OF CREDIT               2,367,432    3,156,576     2.38    3,156,576      2.38           0     0.00   3,156,576
 PRINCIPAL PAYMENTS           1,530,879    2,068,663     1.56    2,068,663      1.56   2,142,540     1.61     (73,877)
 LOAN REPAYMENT                  (9,811)           0     0.00      (13,100)    -0.01     (14,309)   -0.01       1,209
 DEFERRED COSTS                 233,158            0     0.00      240,000      0.18      67,117     0.05     172,883
 ACCRUED PROPERTY TAX          (674,993)           0     0.00            0      0.00           0     0.00           0
 CSCI                                 0     (150,465)   -0.11     (150,465)    -0.11     (51,619)   -0.04     (98,846)
 ACCRUALS                       793,636      255,000     0.19     (658,800)    -0.50     520,000     0.39  (1,178,800)
 PREPAID RENT                  (225,798)           0     0.00            0      0.00           0     0.00           0
                              ---------    ---------     ----    ---------      ----   ---------     ----  ----------
NET CASH FLOW                 2,654,293    3,146,260     2.04    2,564,487      1.63   5,460,883     3.59   2,896,396
                              =========    =========     ====    =========      ====   =========     ====  ==========

NET INCOME CALCULATION
 DEPRECIATION                 4,509,642    6,038,940     4.54    6,038,940      4.54   6,037,572     4.54       1,368
 AMORTIZATION EXP               439,745      510,252     0.38      510,252      0.38     751,488     0.57    (241,236)
  FASB RENT ADJ.                410,004            0     0.00      724,944      0.55   1,079,316     0.81    (354,372)
                              ---------    ---------     ----    ---------      ----   ---------     ----  ----------
NET INCOME                    3,342,771    4,548,950     3.12    2,866,658      1.87   2,736,286     1.54     130,372
                              =========    =========     ====    =========      ====   =========     ====  ==========

MaguirePartners                                       TOTAL NRA       1,328,917
WELLS FARGO CENTER - PHASE I  AVG OCC. 1997  94.60%      OFFICE NRA   1,220,794
1998 OPERATING BUDGET         AVG OCC. 1998  87.50%       RETAIL NRA    108.123

                                         ACTUAL YTD    1997         1997      1998         1998
                                      AS OF 9/30/97   BUDGET       PER/SF    BUDGET       PER/SF
                                      -------------  --------      ------    ------       ------
DETAIL OF REVENUES

OFFICE BASE RENT                         16,571,012   21,982,024     18.01   19,502,981     15.98
OVERSTANDARD PERS PROP TAX ESC              357,127      484,895      0.40      425,477      0.35
STORAGE                                     218,515      271,608      0.22      280,871      0.23
SUBLEASE RENT                                     0            0      0.00            0      0.00
RENT RELIEF                                (317,302)    (191,222)    (0.16)     (61,916)    (0.05)
                                         ----------   ----------     -----   ----------     -----
 TOTAL OFFICE RENTALS                    16,829,352   22,547,305     18.47   20,147,413     16.50

RETAIL BASE RENT                          1,411,861    1,955,831     18.09    1,913,614     17.70
PERCENTAGE RENT                              76,217       55,835      0.52      154,039      1.42
OVERSTANDARD PERS PROP TAX ESC               35,659       47,917      0.44       49,852      0.46
RENT RELIEF                                 (18,078)      (7,003)    (0.06)      (7,003)    (0.06)
                                         ----------   ----------     -----   ----------     -----
 TOTAL RETAIL RENTALS                     1,505,658    2,052,580     18.99    2,110,502     19.52

ESCALATIONS OPERATING EXP/R.E. TAX        6,036,986    8,068,604      0.40    7,803,589      0.35
ESCALATIONS OPERATING EXP/R.E. TAX          165,957      198,660      1.84      212,183      1.96
                                         ----------   ----------     -----   ----------     -----
 TOTAL ESCALATIONS OPER EXP/R.E. TAX      6,202,943    8,267,264      2.24    8,015,772      2.31

ELECTRICAL                                   31,658        8,500      0.01       17,000      0.01
ELECTRICAL EXPENSE                           (8,588)      (7,225)    (0.01)     (14,450)    (0.01)
SIGNS                                         2,914        2,300      0.00        4,600      0.00
SIGNS EXPENSE                                (2,413)      (1,955)     0.00       (3,910)     0.00
KEYS                                         28,447       24,000      0.02       36,000      0.03
KEYS EXPENSE                                (24,706)     (12,000)    (0.01)     (18,000)    (0.01)
ACCESS CARD                                       0        5,824      0.00       10,400      0.01
ACCESS CARD EXPENSE                               0       (2,330)     0.00       (4,160)     0.00
MISCELLANEOUS                                13,496       20,400      0.02       20,400      0.02
MISCELLANEOUS EXPENSE                       (15,085)     (17,340)    (0.01)     (17,340)    (0.01)
ENGINEERING/ MAINTENANCE                     40,017       33,000      0.03       66,000      0.05
ENGINEERING/MAINT. EXPENSE                  (29,694)     (23,100)    (0.02)     (56,100)    (0.05)
FREIGHT ELEVATOR                                  0            0      0.00            0      0.00
FREIGHT ELEVATOR EXPENSE                          0            0      0.00            0      0.00
LATE FEES                                     5,444            0      0.00            0      0.00
AIR CONDITIONING (PLANT ELECTRICITY)      1,077,499    1,250,000      1.02    1,375,000      1.13
AIR CONDITIONING EXPENSE                   (460,483)    (573,800)    (0.47)    (633,500)    (0.52)
SECURITY                                     62,808            0      0.00       78,000      0.06
SECURITY EXPENSE                                  0            0      0.00      (50,700)    (0.04)
JANITORIAL                                   83,562      150,000      0.12      120,000      0.10
JANITORIAL EXPENSE                          (75,920)     (97,500)    (0.08)     (96,000)    (0.08)
GENERAL BUILDING                             53,770       60,000      0.05       36,000      0.03
GENERAL BUILDING EXPENSE                    (87,773)     (51,000)    (0.04)     (30,600)    (0.03)
UTILITIES                                    48,842       96,800      0.08       72,600      0.06
UTILITIES EXPENSE                           (42,045)     (82,280)    (0.07)     (61,700)    (0.05)
LOCATION REVENUE                                  0            0      0.00            0      0.00
LOCATION EXPENSE                                  0            0      0.00            0      0.00
                                         ----------   ----------     -----   ----------     -----
 TOTAL SUNDRY REVENUE                       701,750      782,294      0.64      849,540      0.70

PARKING INCOME                            3,736,636    4,835,471      3.96    4,668,331      3.82
                                         ----------   ----------     -----   ----------     -----
 TOTAL PARKING INCOME                     3,736,636    4,835,471      3.96    4,668,331      3.82

INTEREST INCOME                             457,373      657,600      0.54      568,940      0.47
CASH COLLATERAL INCOME                            0            0      0.00            0      0.00
OTHER INCOME                                829,389    2,016,800      1.65       22,400      0.02
                                         ----------   ----------     -----   ----------     -----
 TOTAL OTHER INCOME                       1,286,762    2,674,400      2.19      591,340      0.49
                                         ----------   ----------     -----   ----------     -----
TOTAL REVENUES                           30,263,101   41,159,314     30.97   36,382,898     27.38

MaguirePartners                                       TOTAL NRA       1,328,917
WELLS FARGO CENTER - PHASE I  AVG OCC. 1997  94.60%      OFFICE NRA   1,220,794
1998 OPERATING BUDGET         AVG OCC. 1998  87.50%       RETAIL NRA    108.123

                                         ACTUAL YTD    1997         1997      1998         1998
                                      AS OF 9/30/97   BUDGET       PER/SF    BUDGET       PER/SF
                                      -------------   ------       ------    ------       ------
DETAIL OF OPERATING EXPENSES

CONTRACT BUILDING CLEANING                  956,587    1,343,700      1.01    1,236,525      0.93
CONTRACT WINDOW CLEANING                     46,005       60,000      0.05       57,915      0.04
CONTRACT WASTE REMOVAL                       44,147       56,650      0.04       84,943      0.06
SUPPLIES/MATERIALS-CLEANING                 117,072      154,070      0.12      159,959      0.12
UNIFORMS-CLEANING                            21,551       42,372      0.03       25,798      0.02
PARKING-CLEANING                              2,452       29,716      0.02       29,716      0.02
TRAINING/INCENTIVE PROGRAM                    6,279       32,592      0.02       32,592      0.02

 CLEANING/JANITORIAL                      1,194,092    1,719,100      1.29    1,627,448      1.21
                                          ---------    ---------      ----    ---------      ----

CONTRACT EXTERMINATOR                         7,148        9,784      0.01       10,104      0.01
PLUMBING MATERIALS                            5,084       12,264      0.01       10,808      0.01
CONTRACT SWEEPING                                 0            0      0.00            0      0.00
CONTRACT LANDSCAPE-EXTERIOR                  35,239       64,137      0.05       59,715      0.04
NON TENANT PAINTING                          45,586       77,168      0.06       87,360      0.07
SUPPLIES/MATERIALS BUILDING                  15,769       18,480      0.01       30,800      0.02
PLUMBING REPAIRS                             11,617       30,240      0.02       28,560      0.02
SPRINKLER, STANDPIPE, FIRE PUMP               5,128       14,840      0.01       14,000      0.01
BUILDING REPAIRS                             28,291       73,880      0.06       58,800      0.04
EXTERIOR REPAIRS                             18,943       26,600      0.02       35,840      0.03
COMMUNICATIONS                               14,980       22,747      0.02       19,040      0.01
METAL MAINTENANCE                            45,195       60,980      0.05       60,980      0.05
LOADING DOCK                                  5,549        7,280      0.01        9,520      0.01
UNIFORMS                                          0            0      0.00            0      0.00
OTHER BUILDING & GROUNDS                          0            0      0.00            0      0.00
SIGNAGE                                       2,556        3,365      0.00        4,042      0.00
FILTERS                                       6,429       13,552      0.01       14,280      0.01
BANNERS                                       6,716       14,811      0.01       14,823      0.01
PLUMBING SUPPLIES                                 0        1,540      0.00        1,540      0.00
LOCK REPAIRS                                    429        6,040      0.00        5,500      0.00
CITY/STATE CODE REQ.                              0       12,800      0.01            0      0.00
                                          ---------    ---------      ----    ---------      ----
 BUILDING & GROUNDS                         254,660      470,508      0.35      465,712      0.35

CONTRACT ENGINEERING                        566,149      837,680      0.63      836,980      0.63
UNIFORMS-ENGINEERING                         (2,022)      15,176      0.01        5,600      0.00
PARKING-ENGINEERING                          18,843       25,392      0.02       25,761      0.02
TRAINING/INCENTIVE PROGRAM                    2,065        7,728      0.01        8,400      0.01
AIR CONDITIONING REPAIR                      23,690      107,240      0.08       92,960      0.07
SUPPLIES/MATERIALS                           25,377       37,520      0.03       38,640      0.03
WATER TREATMENT                              12,519       30,240      0.02       28,728      0.02
MECHANICAL COMP MAIN                          1,611        4,984      0.00        4,984      0.00
                                          ---------    ---------      ----    ---------      ----
 HVAC MAINT & REPAIRS                       648,234    1,065,960      0.80    1,042,053      0.78

CONTRACT ELEVATOR                           306,073      413,734      0.31      376,472      0.28
ELEVATOR REPAIRS                             (4,289)      23,925      0.02       21,997      0.02
                                          ---------    ---------      ----    ---------      ----
 ELEVATOR MAINT & REPAIRS                   301,784      437,659      0.33      398,469      0.30

ELECTRICAL MAINTENANCE                       10,552       30,320      0.02       34,240      0.03
ELECTRICAL SUPPLIES                           5,602        7,392      0.01        7,392      0.01
ELECTRICAL CONTRACTS                              0            0      0.00            0      0.00
RELAMPING                                     9,740        5,264      0.00       11,200      0.01
LAMP REPLACEMENT                             20,050       12,264      0.01       17,920      0.01
                                          ---------    ---------      ----    ---------      ----
 ELECTRIC MAINT & REPAIRS                    45,944       55,240      0.04       70,752      0.05


MaguirePartners                                       TOTAL NRA       1,328,917
WELLS FARGO CENTER - PHASE I  AVG OCC. 1997  94.60%      OFFICE NRA   1,220,794
1998 OPERATING BUDGET         AVG OCC. 1998  87.50%       RETAIL NRA    108.123

                                         ACTUAL YTD    1997         1997      1998         1998
                                      AS OF 9/30/97   BUDGET       PER/SF    BUDGET       PER/SF
                                      -------------   ------       ------    ------       ------
UTILITIES-ELECTRIC                        1,978,715    2,694,590      2.03    2,645,930      1.99
UTILITIES-GAS                                     0        3,360      0.00        2,800      0.00

UTILITIES-DIESEL                                  0        1,120      0.00        1,120      0.00
UTILITIES-WATER                              87,155      106,400      0.08      104,200      0.08
                                          ---------   ----------     -----   ----------     -----
 UTILITIES                                2,065,870    2,805,470      2.11    2,754,050      2.07

CONTRACT SECURITY                           335,917      522,310      0.39      478,854      0.36
SECURITY SUPPLIES/MAINTENANCE                23,283       37,670      0.03       30,194      0.02
UNIFORMS-SECURITY                              (194)      37,623      0.03       22,714      0.02
PARKING-SECURITY                             37,909       56,986      0.04       50,081      0.04
TRAINING/INCENTIVE PROGRAM                    3,301       16,128      0.01       16,128      0.01
FIRE/LIFE SAFETY                             57,315      127,147      0.10       89,668      0.07
FIRE/LIFE SAFETY BLDG MATERIAL                    0            0      0.00            0      0.00
MUNICIPAL FEES                                2,509       26,572      0.02       24,472      0.02
CITY/STATE REQ'D TESTING                     25,211       45,360      0.03       37,912      0.03
                                          ---------   ----------     -----   ----------     -----
 SECURITY/LIFE SAFETY                       485,250      869,796      0.65      750,023      0.56

SALARIES-ADMINISTRATION                     268,411      401,124      0.30      338,912      0.26
PAYROLL TAXES & BENEFITS                     24,669       80,225      0.06       67,782      0.05
MANAGEMENT FEES                             790,224    1,050,726      0.79      934,234      0.70
PAYROLL PROCESSING                            1,630        1,200      0.00        1,200      0.00
TELEPHONE ANSWERING                          31,888       46,204      0.03       31,789      0.02
DUES/SUBCRIPTIONS                             1,279        2,883      0.00        2,526      0.00
POSTAGE                                         294          952      0.00          941      0.00
TRAVEL & ENTERTAINMENT                        2,609        8,960      0.01        8,960      0.01
EQUIPMENT RENTAL                             20,965       22,509      0.02       15,772      0.01
SUPPLIES & MATERIALS                          7,214       16,464      0.01       16,800      0.01
PRINTING/COPYING                             10,779       11,502      0.01       13,888      0.01
OFFICE RENT                                  34,644       48,322      0.04       47,032      0.04
STORAGE RENT                                 47,975       64,929      0.05       64,923      0.05
FIRE TRAINING ROOM RENT                      38,680       51,966      0.04       51,168      0.04
TEMPORARY HELP                                    0          840      0.00          840      0.00
SEMINARS & TRAINING                             484        1,568      0.00        2,520      0.00
MISC ADMINISTRATION                          13,588       15,008      0.01       16,800      0.01
ADMIN EQUIPMENT REPAIRS                       2,788        3,248      0.00        6,720      0.01
ESCALATION - AUDIT FEES                           0        9,975      0.01       10,100      0.01
CONCIERGE                                     5,354       11,637      0.01       12,309      0.01
TRANSPORTATION PROGRAM                        6,261       12,404      0.01       12,404      0.01
SHUTTLE SERVICE                                   0            0      0.00            0      0.00
                                          ---------   ----------     -----   ----------     -----
 ADMINISTRATION                           1,309,739    1,862,646      1.40    1,657,620      1.25

TAXES-REAL ESTATE                         1,998,508    2,694,000      2.03    2,770,488      2.08
FRANCHISE FEES                                  800          800      0.00          800      0.00
BUSINESS USE/OCCUPANCY TAX                   69,395       68,659      0.05       69,081      0.05
OTHER FEES (BUSINESS TAXES)                       0            0      0.00            0      0.00
PROPERTY TAX CONSULTING                       1,400       45,400      0.03       45,400      0.03
PERSONAL PROPERTY TAX                             0            0      0.00            0      0.00
                                          ---------   ----------     -----   ----------     -----
 TAXES                                    2,070,103    2,808,859      2.11    2,885,769      2.17

INSURANCE PROPERTY                          806,138    1,241,244      0.93      995,784      0.75
INSURANCE LIABILITY                         101,751      149,460      0.11      129,470      0.10
SELF INSURED RETENTION                        2,070       20,940      0.02       20,940      0.02
                                          ---------   ----------     -----   ----------     -----
 INSURANCE                                  909,959    1,411,644      1.06    1,146,194      0.86

ON-SITE GARAGE                               69,184       86,523      0.07      101,440      0.08

OFF-SITE GARAGE                             222,636      327,100      0.25      333,369      0.25

ATRIUM OPERATING COST                       274,048      359,780      0.27      360,827      0.27
                                          ---------   ----------     -----   ----------     -----
TOTAL ESCALATABLE EXPENSES                9,851,501   14,280,285     10.74   13,593,726     10.21

MaguirePartners                                       TOTAL NRA       1,328,917
WELLS FARGO CENTER - PHASE I  AVG OCC. 1997  94.60%      OFFICE NRA   1,220,794
1998 OPERATING BUDGET         AVG OCC. 1998  87.50%       RETAIL NRA    108.123

                                         ACTUAL YTD    1997         1997      1998         1998
                                      AS OF 9/30/97   BUDGET       PER/SF    BUDGET       PER/SF
                                      -------------   ------       ------    ------       ------
PARKING OPERATING COST                      666,819      908,648      0.68      926,504      0.70
MANAGEMENT FEE                               14,840       20,160      0.02       20,160      0.02
TRAINING/INCENTIVE PROGRAM                    1,790       24,864      0.02       25,872      0.02
EMPLOYEE PARKING                                  0            0      0.00            0      0.00
UNIFORMS                                      7,920       37,653      0.03       17,938      0.01
                                         ----------   ----------     -----   ----------      ----
 PARKING                                    691,368      991,325      0.75      990,474      0.75

COURIER SERVICE                               1,742        1,344      0.00        1,344      0.00
DONATIONS                                         0        4,480      0.00        3,080      0.00
NON-ESCALATABLE MGT. FEE-CITY CLUB           64,383       70,000      0.05       70,000      0.05
MISC NON-ESCALATABLE                            466        1,344      0.00        1,344      0.00
NON-ESC TRAVEL & ENTERTAINMENT                    0          600      0.00          600      0.00
                                         ----------   ----------     -----   ----------      ----
 NON-ESCALATABLES                            66,591       77,768      0.06       76,368      0.06

SPACE PLANNING PROPOSALS                     41,545       36,500      0.03       48,000      0.04
LEASING/T.I. SERVICES                       180,901      180,000      0.14      180,000      0.14
TRAVEL & ENTERTAINMENT                        8,512        4,032      0.00       12,768      0.01
PUBLIC RELATIONS                                  0        1,200      0.00        1,200      0.00
LEASING MISCELLANEOUS                           696        1,200      0.00        1,200      0.00
                                         ----------   ----------     -----   ----------      ----
 LEASING                                    231,655      222,932      0.17      243,168      0.18

PROMOTION                                     8,552       15,596      0.01       17,192      0.01
P.R. AGENCY                                  13,597       24,640      0.02       24,640      0.02
THEATRE SHUTTLE BUS                          14,908       28,725      0.02       35,630      0.03
COMMUNITY RELATIONS                           2,289        1,344      0.00        1,344      0.00
ADVERTISING                                     420        1,512      0.00        1,512      0.00
CONTINGENCY                                       0            0      0.00            0      0.00
                                         ----------   ----------     -----   ----------      ----
 ADVERTISING & MARKETING                     39,765       71,817      0.05       80,318      0.06

LEGAL                                        18,237       85,000      0.06       47,600      0.04
TAX RETURN PREPARATION                        6,500       21,378      0.02       18,800      0.01
CONSULTANTS                                  18,248       12,880      0.01        8,400      0.01
ACCOUNTING SERVICES                          12,500       34,283      0.03       34,600      0.03
PROFESSIONAL FEES                                 0            0      0.00            0      0.00
                                         ----------   ----------     -----   ----------      ----
 PROFESSIONAL SERVICES                       55,485      153,541      0.12      109,400      0.08
                                         ----------   ----------     -----   ----------      ----
SUBTOTAL NON-ESC OPER EXPENSES            1,084,863    1,517,383      1.14    1,499,728      1.13
                                         ----------   ----------     -----   ----------      ----
TOTAL OPERATING EXPENSES                 10,936,364   15,797,668     11.88   15,093,454     11.34
                                         ----------   ----------     -----   ----------      ----
NET OPERATING INCOME                     19,326,737   25,361,646     19.09   21,289,444     16.03

INTEREST NOTES PAYABLE                      506,847      641,702      0.48   10,543,163      7.93
SWAP EXPENSE                                      0            0      0.00            0      0.00
INTEREST - WFB                            5,055,707    6,735,668      5.07            0      0.00
INTEREST - METRO                          5,055,659    6,735,669      5.07            0      0.00
OTHER FINANCING EXPENSES                     57,213            0      0.00       90,000      0.07
                                         ----------   ----------     -----   ----------      ----
TOTAL FINANCING EXPENSES                 10,675,426   14,113,039     10.62   10,633,163      8.00


MaguirePartners                                       TOTAL NRA       1,328,917
WELLS FARGO CENTER - PHASE I  AVG OCC. 1997  94.60%      OFFICE NRA   1,220,794
1998 OPERATING BUDGET         AVG OCC. 1998  87.50%       RETAIL NRA    108.123

                                         ACTUAL YTD    1997         1997      1998         1998
                                      AS OF 9/30/97   BUDGET       PER/SF    BUDGET       PER/SF
                                      -------------   ------       ------    ------       ------

 DEPRECIATION                             4,509,642    6,038,940      4.54    6,037,572      4.54
 AMORTIZATION EXPENSE                       439,745      510,252      0.38      751,488      0.57
 FASB RENT ADJUSTMENT - OFFICE              410,004            0      0.00    1,079,316      0.81
 FASB RENT ADJUSTMENT - RETAIL                    0            0      0.00            0      0.00
 PRIOR YR ESCALATION                        (57,393)           0      0.00            0      0.00
 DOUBTFUL ACCOUNT                             6,542            0      0.00            0      0.00

 TAKEBACK SPACE EXPENSE                           0            0      0.00            0      0.00
 TAKEBACK SPACE REVENUE                           0            0      0.00            0      0.00
 TAKEBACK SPACE                                   0            0      0.00            0      0.00
                                         ----------   ----------     -----   ----------      ----
NET INCOME (LOSS)                         3,342,771    4,699,415      3.54    2,787,905      2.11

ACCRUALS                                    793,636      255,000      0.19      520,000      0.39
CAPITAL IMPROVEMENTS                        188,751      318,400      0.24      498,400      0.38
LINE OF CREDIT                            2,367,432    3,156,576      2.38            0      0.00
ACCRUED PROPERTY TAXES                     (674,993)           0      0.00            0      0.00
PRINCIPAL PAYMENTS                        1,530,879    2,068,663      1.56    2,142,540      1.61
TI LOAN REPAYMENT                            (9,811)           0      0.00      (14,309)    (0.01)
DEFERRED RENT                                     0            0      0.00            0      0.00
TENANT IMPROVEMENTS                       1,653,564    1,472,150      1.11      881,805      0.66
LEASING COMMISSIONS                         191,051      831,558      0.63    1,099,845      0.83
PREPAID RENT                               (225,798)           0      0.00            0      0.00
PRIOR YR PROPERTY TAX                             0            0      0.00            0      0.00
DEFERRED COSTS                              233,158            0      0.00       67,117      0.05
NON- CASH ITEMS - DEPRECIATION           (4,509,642)  (6,038,940)    (4.54)  (6,037,572)    (4.54)
       - AMORTIZATION                      (439,745)    (510,252)    (0.38)    (751,488)    (0.57)
       - FASB RENT ADJUSTMENT              (410,004)           0      0.00   (1,079,316)    (0.81)
                                         ----------   ----------     -----   ----------      ----
 TOTAL NON-CASH ITEMS                    (5,359,391)  (6,549,192)    (4.93)  (7,868,376)    (5.92)
                                         ----------   ----------     -----   ----------      ----
 TOTAL OTHER CASH REQUIREMENTS              688,478    1,553,155      1.17   (2,672,978)    (2.01)
                                         ----------   ----------     -----   ----------      ----
NET CASH FLOW                             2,654,293    3,146,260      2.37    5,460,883      4.11

CASH BEGINNING OF THE PERIOD             10,659,202   10,659,202             13,223,689

CAPITAL DISTRIBUTIONS                             0            0      0.00            0      0.00
                                         ----------   ----------     -----   ----------      ----
CASH AT END OF PERIOD                    13,313,495   13,805,462     10.39   18,684,572     14.06
                                         ==========   ==========     =====   ==========     =====


MaguirePartners
WELLS FARGO CENTER - PHASE I                              TOTAL NRA  1,328,917
1998 OPERATING BUDGET         AVG OCCUPANCY 1997  94.60%    OFFICE   1,220,794
ESCALATABLE EXPENSE SCHEDULE  AVG OCCUPANCY 1998  87.50%    RETAIL     108,123

                                                                   1997                          1997        1997
                         SQ. FT.      1997              1997      ADJUSTED      1997             EST ACT     EST ACT     1998
                          USED       BUDGET    ADJ.   ADJUSTED    PER SQ. F   EST ACT     ADJ.  ADJUSTED    PER SQ. F   BUDGET
                        ---------  ----------  ---    --------    ---------   -------     ---   --------    ---------   ------
CLEANING/JAN. VAR (1)   1,220,794   1,719,100         1,719,100       1.41   1,639,100         1,639,100       1.34   1,187,011
JANITORIAL/JAN          1,220,794           0                 0       0.00           0                 0       0.00     440,436
BUILDING & GROUNDS      1,328,917     470,508           470,508       0.35     470,508           470,508       0.35     465,712
HVAC MAINTENANCE        1,328,917   1,065,960         1,065,960       0.80     965,960           965,960       0.73   1,042,053
ELEVATOR MAINTENANCE    1,328,917     437,659           437,659       0.33     427,659           427,659       0.32     398,469
ELECTRICAL MAINTENANCE  1,328,917      55,240            55,240       0.04      55,240            55,240       0.04      70,752
UTILITIES VARIABLE (2)  1,220,794   2,805,470         2,805,470       2.30   2,755,470         2,755,470       2.26   1,401,115
UTILITIES               1,220,794           0                 0       0.00           0                 0       0.00   1,352,935
SECURITY/LIFE SAFETY    1,328,917     869,796           869,796       0.65     754,796           754,796       0.57     750,023
INSURANCE               1,328,917   1,411,644         1,411,644       1.06   1,307,144         1,307,144       0.98   1,146,194
ADMINISTRATION          1,328,917     811,920           811,920       0.61     731,920           731,920       0.55     723,386
MANAGEMENT FEE - VAR.   1,328,917   1,050,726         1,050,726       0.79   1,011,126         1,011,126       0.76     934,234
ON-SITE PARKING         1,328,917      86,523            86,523       0.07      86,523            86,523       0.07     101,440
OFF-SITE PARKING        1,328,917     327,100           327,100       0.25     327,100           327,100       0.25     333,369
ATRIUM                  1,328,917     359,780           359,780       0.27     359,780           359,780       0.27     360,827
                                   ----------        ----------       ----  ----------        ----------       ----  ----------
SUBTOTAL ESC. EXP.                 11,471,426        11,471,426       8.93  10,892,326        10,892,326       8.49  10,707,957
                                   ----------        ----------       ----  ----------        ----------       ----  ----------

CSCI                    1,328,917     150,465           150,465       0.11     150,465           150,465       0.11      51,619
REAL PROPERTY TAXES     1,328,917   2,276,047         2,276,047       1.71   2,276,047         2,276,047       1.71   2,410,440
                                   ----------        ----------       ----  ----------        ----------       ----  ----------
TOTAL ESC. OFFICE EXP.             13,897,938        13,897,938      10.76  13,318,838        13,318,838      10.31  13,170,016
                                   ==========        ==========      =====  ==========        ==========      =====  ==========

RETAIL ESCALATABLE EXPENSES PER SQ. FT. (3)                           7.05                                     6.71
                                                                      ====                                     ====


                                                1998
                                   1998       ADJUSTED
                         ADJ.    ADJUSTED    PER SQ. FT.
                        ------   --------    -----------
CLEANING/JAN. VAR (1)   101,744   1,288,755        1.06
JANITORIAL/JAN                      440,436        0.36
BUILDING & GROUNDS                  465,712        0.35
HVAC MAINTENANCE                  1,042,053        0.78
ELEVATOR MAINTENANCE                398,469        0.30
ELECTRICAL MAINTENANCE               70,752        0.05
UTILITIES VARIABLE (2)  120,096   1,521,211        1.25
UTILITIES                         1,352,935        1.11
SECURITY/LIFE SAFETY                750,023        0.56
INSURANCE                         1,146,194        0.86
ADMINISTRATION                      723,386        0.54
MANAGEMENT FEE - VAR.    80,077   1,014,311        0.76
ON-SITE PARKING                     101,440        0.08
OFF-SITE PARKING                    333,369        0.25
ATRIUM                              360,827        0.27
                                 ----------       -----
SUBTOTAL ESC. EXP.               11,009,874        8.58

CSCI                                 51,619        0.04
REAL PROPERTY TAXES               2,410,440        1.81
                                 ----------       -----
TOTAL ESC. OFFICE EXP.           13,471,932       10.43
                                 ==========       =====
RETAIL ESCALATABLE EXPENSES PER SQ. FT. (3)        6.65
                                                   ====

(1) CLEANING/JANITORIAL CONTRACT & SUPPLIES EXPENSES ARE 85% VARIABLE.
(2) ELECTRICITY IS 50% VARIABLE AND WATER IS 75% VARIABLE.
(3) RETAIL ESCALATABLE EXPENSES EXCLUDE CLEANING/JANITORIAL & UTILITIES.

WELLS FARGO CENTER--PHASE I                              TOTAL NRA   1,323,808
1998 OPERATING BUDGET                                       OFFICE   1,221,334
12 MONTH CASH FLOW                                        RETAIL NRA   102,474


                               1              2              3              4              5              6
                            JAN-98         FEB-98         MAR-98         APR-98         MAY-98         JUN-98
                        -------------- -------------- -------------- -------------- -------------- --------------
OFFICE RENTALS             1,685,824      1,669,654      1,670,683      1,670,983      1,670,983      1,670,983
RETAIL RENTALS               172,105        171,953        171,042        177,047        177,047        177,047
ESCALATION REVENUE           665,810        661,720        658,978        659,263        659,263        659,263
SUNDRY REVENUE 52,796         52,796         58,296         58,296         58,296         75,896         85,596
PARKING REVENUE              404,823        387,631        376,205        372,046        399,777        399,414
OTHER REVENUE                 49,322         49,312         49,305         49,297         49,297         49,281
                           ---------      ---------      ---------      ---------      ---------      ---------
TOTAL REVENUE              3,030,680      2,998,566      2,984,509      2,986,932      3,032,263      3,039,584
ESCALATABLE EXPENSES         794,429        768,629        781,320        782,337        809,125        797,439
REAL PROPERTY TAXES            3,783         72,864          3,783      1,376,111          3,783          3,783
INSURANCE                     81,406          1,745          1,745        280,565         81,408        210,878
NON-ESCAL. EXPENSES          115,495        115,495        144,882        117,735        116,671        113,765
                           ---------      ---------      ---------      ---------      ---------      ---------
TOTAL EXPENSES               995,114        958,734        931,731      2,556,748      1,010,987      1,125,865
                           ---------      ---------      ---------      ---------      ---------      ---------
NET OPERATING INCOME       2,035,566      2,039,833      2,052,779        430,184      2,021,276      1,913,719
 INTEREST EXP                884,468        883,422        882,370        881,311        880,246        879,174
 TAKEBACK                          0              0              0              0              0              0
                           ---------      ---------      ---------      ---------      ---------      ---------
OPERATING CASH FLOW        1,151,098      1,156,411      1,170,409       (451,127)     1,141,030      1,034,545
 CAPITAL IMPROVEMENTS         41,533         41,533         41,533         41,533         41,533         41,533
 TENANT IMPROVEMENTS               0              0              0              0              0        260,902
 LEASING COMMISSION                0              0              0              0              0              0
 DEFERRED LEGAL FEES               0              0              0         61,117              0              0
 PRINCIPAL PAYMENTS          172,674        173,720        174,772        175,831        176,896        177,968
 TI LOAN REPAYMENT            (1,149)        (1,157)        (1,165)        (1,173)        (1,180)        (1,188)
 ACCRUALS (ESCAL
  REFUN                            0              0              0              0        520,000              0
                           ---------      ---------      ---------      ---------      ---------      ---------
NET CASH FLOW                938,040        942,315        955,269       (728,435)       403,781        555,330
                           =========      =========      =========      =========      =========      =========
BEGINNING CASH
 BALANCE                  13,223,689     14,161,729     15,104,043     16,059,312     15,330,877     15,734,657
ENDING CASH BALANCE       14,161,729     15,104,043     16,059,312     15,330,877     15,734,657     16,289,987
                          ==========     ==========     ==========     ==========     ==========     ==========



                               7              8              9             10             11             12           TOTAL
                            JUL-98         AUG-98         SEP-98         OCT-98         NOV-98         DEC-98          1998
                        -------------- -------------- -------------- -------------- -------------- -------------- -------------
OFFICE RENTALS             1,688,677      1,679,633      1,681,284      1,685,661      1,685,661      1,687,387    20,147,413
RETAIL RENTALS               177,047        177,047        177,047        177,547        177,785        177,788     2,110,502
ESCALATION REVENUE           669,095        671,783        671,269        679,775        679,775        679,778     8,015,772
SUNDRY REVENUE 52,796         85,996         90,196         84,696         83,796         64,896         52,784       849,540
PARKING REVENUE              383,972        380,044        393,949        405,613        392,014        372,843     4,668,331
OTHER REVENUE                 49,273         49,265         49,257         49,249         49,241         49,241       591,340
                           ---------      ---------      ---------      ---------      ---------      ---------    ----------
TOTAL REVENUE              3,054,060      3,047,968      3,057,502      3,081,641      3,049,372      3,019,821    36,382,898
ESCALATABLE EXPENSES         819,405        800,357        800,261        826,978        786,775        794,709     9,561,763
REAL PROPERTY TAXES            3,783          3,783          3,783          3,783          3,783      1,402,747     2,885,769
INSURANCE                     81,408         81,408         81,408         81,408         81,408         81,408     1,146,194
NON-ESCAL. EXPENSES          115,067        144,002        113,235        114,201        113,361        175,817     1,499,728
                           ---------      ---------      ---------      ---------      ---------      ---------    ----------
TOTAL EXPENSES             1,019,662      1,029,549        998,686      1,026,370        985,326      2,454,680    15,093,454
                           ---------      ---------      ---------      ---------      ---------      ---------    ----------
NET OPERATING INCOME       2,034,398      2,018,419      2,058,816      2,055,271      2,064,046        565,141    21,289,444
 INTEREST EXP                878,096        877,011        875,920        874,822        873,718        962,605    10,633,163
TAKEBACK                           0              0              0              0              0              0             0
                           ---------      ---------      ---------      ---------      ---------      ---------    ----------
OPERATING CASH FLOW        1,156,302      1,141,408      1,182,896      1,180,449      1,190,328       (397,464)   10,656,281
 CAPITAL IMPROVEMENTS         41,533         41,533         41,533         41,533         41,533         41,537       498,400
 TENANT IMPROVEMENTS         260,903              0        180,000        180,000              0              0       881,805
 LEASING COMMISSION          974,445              0         62,700         62,700              0              0     1,099,845
 DEFERRED LEGAL FEES           6,000              0              0              0              0              0        87,117
 PRINCIPAL PAYMENTS          179,046        180,131        181,222        182,320        183,424        184,536     2,142,540
 TI LOAN REPAYMENT            (1,196)        (1,204)        (1,212)        (1,220)        (1,228)        (1,237)      (14,309)
 ACCRUALS (ESCAL
  REFUN                            0              0              0              0              0              0       520,000
                           ---------      ---------      ---------      ---------      ---------      ---------    ----------
NET CASH FLOW               (304,429)       920,948        718,653        715,116        966,599       (622,300)    5,460,883
                           =========      =========      =========      =========      =========      =========    ==========
BEGINNING CASH
 BALANCE                  16,289,987     15,985,558     16,906,505     17,625,158     18,340,274     19,306,873    13,223,689
ENDING CASH BALANCE       15,985,558     16,906,505     17,625,158     18,340,274     19,306,873     18,684,572    18,684,572
                          ==========     ==========     ==========     ==========     ==========     ==========    ==========

                         SUMMARY OF WEIGHTED AVERAGES
                Cushman & Wakefield Valuation Advisory Services
                                  Summer 1997




                                             CAPITALIZATION RATES
                                   ----------------------------------------       INTERNAL
                                         GOING-IN            TERMINAL          RATE OF RETURN
                                      LOW       HIGH       LOW       HIGH       LOW       HIGH
                                   --------- ---------- --------- --------- ---------- ----------
OFFICE
Urban/CBD                              9.6%      10.0%      9.5%      9.9%      11.5%      12.4%
                                       ---       ----       ---       ---       ----       ----
 Class A - Leased Asset                8.9%       9.5%      9.2%      9.7%      11.0%      11.8%
 Class B - Leased Asset               10.1%      10.3%      9.8%     10.0%      11.7%      12.3%
 Class A - Value Added                 9.3%       9.8%      9.4%      9.9%      11.8%      13.3%
 Class B - Value Added                10.7%      10.8%     10.0%     10.1%      12.5%      12.8%
                                      ----       ----      ----      ----       ----       ----
Suburban                               9.0%       9.6%      9.7%     10.2%      11.6%      12.5%
                                      ----       ----      ----      ----       ----       ----
 Class A - Leased Asset                9.0%       9.5%      9.4%      9.8%      11.0%      11.8%
 Class B - Leased Asset                9.3%       9.9%      9.9%     10.3%      11.7%      12.8%
 Class A - Value Added                 8.6%       9.3%      9.6%     10.2%      11.8%      12.9%
 Class B - Value Added                 9.5%      10.1%     10.3%     10.8%      12.5%      13.3%
                                      ----       ----      ----      ----       ----       ----
INDUSTRIAL
Warehouse/Distribution                 9.1%       9.5%      9.8%     10.1%      11.2%      11.9%
                                      ----       ----      ----      ----       ----       ----
 Class A - Leased Asset                8.7%       9.2%      9.4%      9.7%      10.8%      11.4%
 Class B - Leased Asset                9.4%       9.7%      9.9%     10.1%      11.1%      12.0%
 Class A - Value Added                 9.4%       9.7%     10.0%     10.3%      11.5%      12.2%
 Class B - Value Added                 9.7%      10.0%     10.4%     10.7%      11.8%      12.6%
                                      ----       ----      ----      ----       ----       ----
Business Parks/Other Ind'l & Mfg       9.4%       9.8%     10.2%     10.5%      12.2%      13.6%
                                      ----       ----      ----      ----       ----       ----
 Class A - Leased Asset                9.2%       9.7%      9.9%     10.3%      12.1%      13.1%
 Class B - Leased Asset                9.5%       9.8%     10.1%     10.3%      12.3%      13.3%
 Class A - Value Added                 9.7%      10.0%     10.4%     10.6%      12.3%      13.3%
 Class B - Value Added                 9.7%      10.0%     10.6%     10.9%      12.3%      14.5%
                                      ----       ----      ----      ----       ----       ----
RETAIL
Neighborhood & Community Centers       9.4%       9.8%      9.8%     10.1%      11.2%      12.1%
                                      ----       ----      ----      ----       ----       ----
 Class A - Leased Asset                9.1%       9.5%      9.5%      9.9%      10.9%      11.8%
 Class B - Leased Asset                9.5%       9.8%      9.8%     10.1%      11.2%      12.0%
 Class A - Value Added                 9.6%       9.9%     10.0%     10.2%      11.6%      12.3%
 Class B - Value Added                 9.9%      10.1%     10.3%     10.5%      11.5%      12.5%
                                      ----       ----      ----      ----       ----       ----
Power Center & "Big Box"               9.4%       9.7%      9.9%     10.1%      11.5%      12.3%
 Class A - Leased Asset                9.4%       9.9%      9.8%     10.1%      11.3%      12.0%



                                                 GROWTH RATE
                                   --------------------------------------- TYPICAL PROJECTION
                                         INCOME             EXPENSES         PERIOD (YEARS)
                                      LOW       HIGH      LOW       HIGH      LOW     HIGH
                                   --------- --------- --------- --------- -------- --------
OFFICE
Urban/CBD                              3.9%      4.0%      3.7%      3.8%     7.2      7.5
                                       ---       ---       ---       ---      ---      ---
 Class A - Leased Asset                3.9%      4.1%      3.7%      3.8%     7.2      7.5
 Class B - Leased Asset                3.9%      4.0%      3.6%      3.8%     7.2      7.5
 Class A - Value Added                 3.8%      3.9%      3.7%      3.8%     6.9      7.1
 Class B - Value Added                 3.9%      4.0%      3.6%      3.8%     5.6      6.0
                                       ---       ---       ---       ---      ---      ---
Suburban                               3.3%      3.6%      3.2%      3.4%     7.2      7.9
                                       ---       ---       ---       ---      ---      ---
 Class A - Leased Asset                3.4%      3.5%      3.3%      3.4%     7.7      8.4
 Class B - Leased Asset                3.3%      3.5%      3.2%      3.4%     8.3      8.9
 Class A - Value Added                 3.2%      3.7%      3.2%      3.3%     6.0      6.7
 Class B - Value Added                 3.4%      3.6%      3.1%      3.4%     5.7      6.7
                                       ---       ---       ---       ---      ---      ---
INDUSTRIAL
Warehouse/Distribution                 3.0%      3.3%      3.1%      3.3%     8.2      8.6
                                       ---       ---       ---       ---      ---      ---
 Class A - Leased Asset                3.1%      3.3%      3.2%      3.3%     9.2      9.3
 Class B - Leased Asset                3.0%      3.3%      3.0%      3.2%     8.9      9.3
 Class A - Value Added                 3.0%      3.3%      3.0%      3.3%     6.2      6.8
 Class B - Value Added                 3.0%      3.4%      3.1%      3.4%     6.7      7.3
                                       ---       ---       ---       ---      ---      ---
Business Parks/Other Ind'l & Mfg       3.3%      3.6%      3.3%      3.6%     5.1      6.8
                                       ---       ---       ---       ---      ---      ---
 Class A - Leased Asset                3.5%      3.7%      3.5%      3.7%     8.2      8.3
 Class B - Leased Asset                3.2%      3.5%      3.2%      3.5%     6.0      6.7
 Class A - Value Added                 3.2%      3.5%      3.2%      3.5%     4.0      5.3
 Class B - Value Added                 3.1%      3.6%      3.1%      3.6%     4.0      5.3
                                       ---       ---       ---       ---      ---      ---
RETAIL
Neighborhood & Community Centers       3.4%      3.7%      3.3%      3.5%     6.9      7.5
                                       ---       ---       ---       ---      ---      ---
 Class A - Leased Asset                3.2%      3.4%      3.4%      3.6%     7.8      8.5
 Class B - Leased Asset                3.2%      3.6%      3.3%      3.5%     7.0      8.1
 Class A - Value Added                 3.5%      3.8%      3.3%      3.5%     6.3      6.8
 Class B - Value Added                 3.8%      4.1%      3.3%      3.5%     6.3      6.5
                                       ---       ---       ---       ---      ---      ---
Power Center & "Big Box"               3.1%      3.3%      3.2%      3.3%     7.2      8.4
 Class A - Leased Asset                3.1%      3.3%      3.3%      3.4%     8.8     10.2

                          Summary of Weighted Averages
                Cushman & Wakefield Valuation Advisory Services
                                  Summer 1997

                             Capitalization Rates                            Growth Rate
                            -----------------------       Internal     ----------------------  Typical Projection
                             Going-In     Terminal     Rate of Return    Income     Expenses     Perlod (Years)
                            Low    High  Low    High    Low    High    Low   High  Low   High      Low  High
                            ---    ----  ---    ----    ---    ----    ---   ----  ---   ----      ---  ----
  Class B - Leased Asset    9.0%   9.0%  10.0%  10.0%   12.0%  13.0%   3.0%  3.0%  3.0%  3.0%      4.0  5.0
  Class A - Value Added     9.8%   9.8%  10.1%  10.1%   12.0%  13.0%   3.5%  3.5%  3.0%  3.0%      6.0  6.7
  Class B - Value Added     9.0%   9.0%  10.5%  10.5%   12.0%  13.0%   3.0%  3.0%  3.0%  3.0%      4.0  5.0
                            ---    ---   ----   ----    ----   ----    ---   ---   ---   ---       ---  ---
REGIONAL MALLS              8.4%   9.1%   8.7%   9.4%   13.4%  13.9%   3.2%  3.4%  3.4%  3.6%      6.4  6.9
                            ---    ---   ----   ----    ----   ----    ---   ---   ---   ---       ---  ---
  Class A - Leased Asset    8.0%   8.5%   8.5%   9.0%   11.1%  12.0%   3.0%  3.4%  3.3%  3.6%      8.1  8.6
  Class B - Leased Asset    9.0%   9.5%   9.2%   9.7%   15.0%  15.0%   2.8%  2.8%  3.5%  3.5%      4.3  5.0
  Class A - Value Added     8.3%   9.0%   8.5%   9.5%   15.8%  15.8%   3.5%  3.5%  3.3%  3.5%      6.0  6.7
  Class B - Value Added     9.0%  10.0%   8.5%   9.5%   16.5%  16.5%   4.0%  4.0%  4.0%  4.0%      4.3  5.0
                            ---    ---   ----   ----    ----   ----    ---   ---   ---   ---       ---  ---
SPECIALTY RETAIL            9.3%   9.3%   9.7%   9.7%   12.3%  12.5%   2.7%  2.7%  4.0%  4.0%      5.0  5.9
                            ---    ---   ----   ----    ----   ----    ---   ---   ---   ---       ---  ---
  Class A - Leased Asset    9.0%   9.0%   9.5%   9.5%   11.5%  11.8%   3.0%  3.0%  4.0%  4.0%      5.3  6.0
  Class B - Leased Asset   10.0%  10.0%  10.8%  10.8%   14.0%  14.0%   2.0%  2.0%                  6.5  7.5
  Class A - Value Added     9.0%   9.0%   9.0%   9.0%                                              3.0  3.0
  Class B - Value Added     9.0%   9.0%   9.0%   9.0%                                              3.0  5.0

RESIDENTIAL
                            ---    ---   ----   ----    ----   ----    ---   ---   ---   ---       ---  ---
 APARTMENTS                 8.8%   9.0%   9.2%   9.4%   11.4%  11.7%   3.5%  3.7%  3.1%  3.2%      9.0  9.3
                            ---    ---   ----   ----    ----   ----    ---   ---   ---   ---       ---  ---
   Class A - Leased Asset   8.6%   8.8%   9.0%   9.3%   11.0%  11.4%   3.3%  3.4%  3.2%  3.3%      9.5  9.6
   Class B - Leased Asset   9.0%   9.1%   9.5%   9.6%   11.8%  11.9%   3.3%  3.6%  3.1%  3.2%      9.0  9.3
   Class A - Value Added    8.8%   9.0%   8.9%   9.2%   11.5%  11.8%   3.9%  4.1%  3.0%  3.3%      8.3  8.8
   Class B - Value Added    9.2%   9.4%   9.4%   9.4%   12.2%  12.5%   3.9%  4.1%  3.0%  3.3%      8.3  8.8

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

OFFICE MARKET

URBAN/CBD




                                 CAPITALIZATION RATES                 INTERNAL
                       ----------------------------------------    RATE OF RETURN
                             GOING-IN            TERMINAL
                          LOW       HIGH       LOW       HIGH       LOW       HIGH
                       --------- ---------- --------- --------- ---------- ----------
Class A--Leased Asset
                           8.0%      10.0%
                           9.0%       9.0%      8.5%      8.5%
                           9.0%       9.0%      9.5%      9.5%      11.5%      11.5%
                           9.0%       9.0%      9.0%      9.0%
                           9.5%       9.5%      9.5%      9.5%      11.5       11.5%
                          10.5%      10.5%      9.5%      9.5%
                           8.0%       9.0%      9.0%     10.0%      10.5%      12.0%
                           8.5%       9.5%      9.0%      9.5%      10.5%      11.5%
                           9.0%       9.5%      9.5%     10.0%      12.0%      12.0%
                           9.5%       9.5%     10.0%     10.0%
                           8.0%      10.0%      8.5%     11.0%      10.0%      12.0%
                          ----       ----      ----      ----       ----       ----
 Responses                  11         11        10        10          6          6
 Average (%)               8.9%       9.5%      9.2%      9.7%      11.0%      11.8%
                          ----       ----      ----      ----       ----       ----
Class B--Leased Asset
                          10.0%      10.0%     10.0%     10.0%
                          10.5%      10.5%     10.5%     10.5%      12.0%      12.0%
                          12.0%      12.0%     10.0%     10.0%
                           9.0%       9.0%      8.5%      8.5%
                           9.0%      10.0%      9.5%     10.0%      11.0%      12.0%
                          10.0%      10.5%     10.5%     11.0%      12.0%      13.0%
                          ----       ----      ----      ----       ----       ----
 Responses                   6          6         6         6          3          3
 Average (%)              10.1%      10.3%      9.8%     10.0%      11.7%      12.3%
                          ----       ----      ----      ----       ----       ----
Class A--Value Added
                           8.0%       8.0%      9.0%      9.0%
                           9.0%       9.0%      8.5%      8.5%
                           9.0%       9.0%      9.5%      9.5%      11.5%      11.5%
                          12.0%      12.0%      9.5%      9.5%
                           8.0%       8.0%      9.5%      9.5%      12.0%      16.0%
                           9.0%      12.0%      9.5%     12.0%      11.0%      13.0%
                          10.0%      10.5%     10.5%     11.0%      12.5%      12.5%
                          ----       ----      ----      ----       ----       ----
 Respones                    7          7         7         7          4          4
 Average (%)               9.3%       9.8%      9.4%      9.8%      11.8%      13.3%
Class B--Value Added
                           9.0%       9.0%     10.0%     10.0%
                           9.0%       9.0%      8.5%      8.5%
                          10.0%      10.0%     10.5%     10.5%      12.0%      12.0%
                          15.0%      15.0%     10.0%     10.0%
                          10.5       11.0%     11.0%     11.5%      13.0%      13.5%
                          ----       ----      ----      ----       ----       ----
 Responses                   5          5         5         5          2          2
 Average (%)              10.7%      10.8%     10.0%     10.1%      12.5%      12.8%
                          ----       ----      ----      ----       ----       ----
Total Responses             29         29        28        28         15         15
Weighted Average (%)       9.6%      10.0%      9.5%      9.9%      11.5%      12.4%
                          ====       ====      ====      ====       ====       ====



                                     GROWTH RATE
                       --------------------------------------- TYPICAL PROJECTION
                             INCOME             EXPENSES         PERIOD (YEARS)
                          LOW       HIGH      LOW       HIGH      LOW     HIGH
                       --------- --------- --------- --------- -------- --------
Class A--Leased Asset
                                                                  3.0      5.0
                           4.0%      4.0%      4.0%      4.0%    10.0     10.0
                           4.0%      4.0%      4.0%      4.0%    10.0     10.0
                           4.0%      4.0%      3.0%      3.0%     5.0      5.0
                           4.0%      4.0%      4.0%      4.0%     5.0      5.0
                           3.5%      3.5%      3.5%      3.5%    10.0     10.0
                                                                 10.0     10.0
                           3.5%      4.0%      3.5%      4.0%    10.0     10.0
                           4.0%      5.0%      4.0%      4.0%    10.0     10.0
                                               3.5%      3.5%    10.0     10.0
                                               ---       ---     ----     ----
 Responses                   7         7         8         8       10       10
 Average (%)               3.9%      4.1%      3.7%      3.8%     8.3      8.5
                           ---       ---       ---       ---     ----     ----
Class B--Leased Asset
                           4.0%      4.0%      4.0%      4.0%    10.0     10.0
                           4.0%      4.0%      3.0%      3.0%     5.0      5.0
                           4.0%      4.0%      4.0%      4.0%     5.0      5.0
                                                                  3.0      5.0
                                                                 10.0     10.0
                           3.5%      4.0%      3.5%      4.0%    10.0     10.0
                           ---       ---       ---       ---     ----     ----
 Responses                   4         4         4         4        6        6
 Average (%)               3.9%      4.0%      3.8%      3.6%     7.2      7.5
                           ---       ---       ---       ---     ----     ----
Class A--Value Added
                           4.0%      4.0%      4.0%      4.0%     5.0      5.0
                                                                  3.0      5.0
                           4.0%      4.0%      3.0%      3.0%     5.0      5.0
                           4.0%      4.0%      4.0%      4.0%     5.0      5.0
                           4.0%      4.0%      4.0%      4.0%    10.0     10.0
                           3.5%      3.5%                        10.0     10.0
                           3.5%      4.0%      3.5%      4.0%    10.0     10.0
                           ---       ---       ---       ---     ----     ----
 Responses                   6         6         5         5        7        7
 Average (%)               3.8%      3.8%      3.7%      3.8%     6.9      7.1
Class B--Value Added
                           4.0%      4.0%      4.0%      4.0%     5.0      5.0
                                                                  3.0      5.0
                           4.0%      4.0%      3.0%      3.0%     5.0      5.0
                           4.0%      4.0%      4.0%      4.0%     5.0      5.0
                           3.5%      4.0%      3.5%      4.0%    10.0     10.0
                           ---       ---       ---       ---     ----     ----
 Responses                   4         4         4         4        5        5
 Average (%)               3.9%      4.0%      3.6%      3.8%     5.6      6.0
                           ---       ---       ---       ---     ----     ----
Total Responses             21        21        21        21       28       28
Weighted Average (%)       3.9%      4.0%      3.7%      3.8%     7.2      7.5
                           ===       ===       ===       ===     ====     ====

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

OFFICE MARKET
SUBURBAN/NON-CBD




                                 CAPITALIZATION RATES                 INTERNAL
                        ---------------------------------------    RATE OF RETURN
                             GOING-IN            TERMINAL
                           LOW       HIGH      LOW       HIGH       LOW       HIGH
                        --------- --------- --------- --------- ---------- ----------
Class A - Leased Asset
                            8.0%      8.0%      8.5%      8.5%      11.0%      11.0%
                            8.5%      8.5%      9.0%      9.0%      10.5%      10.5%
                            9.0%      9.0%      8.5%      8.5%
                            9.5%      9.5%      9.5%      9.5%
                           10.0%     10.0%
                           10.5%     10.5%     11.0%     11.0%      12.0%      12.0%
                            8.5%      8.5%      9.0%      9.0%      11.0%      11.0%
                            9.5%      9.5%     10.0%     10.0%      11.0%      11.0%
                            8.0%     10.0%      9.0%     11.0%      11.0%      13.0%
                            8.0%      9.0%      8.5%      9.5%      11.0%      11.5%
                            8.0%      9.0%      9.5%     10.0%      10.0%      12.0%
                            8.5%     11.0%      9.0%     11.0%      10.0%      12.0%
                            8.5%      9.5%      9.0%      9.5%      10.5%      11.0%
                            9.8%      9.8%     10.0%     10.0%      12.0%      14.0%
                           10.0%     10.0%      9.5%      9.5%
                                               11.0%     11.0%      12.0%      13.0%
                                               ----      ----       ----       ----
Responses                    15        15        15        15         12         12
Average (%)                 9.0%      9.5%      9.4%      9.8%      11.0%      11.8%
Class B - Leased Asset
                            9.0%      9.0%      8.5%      8.5%
                           10.0%     10.0%     11.0%     11.0%      12.0%      12.0%
                           10.5%     10.5%     10.5%     10.5%
                            8.5%      8.5%      9.3%      9.3%      11.5%      11.5%
                            9.5%      9.5%     10.5%     10.5%      12.5%      12.5%
                            8.0%     10.0%      9.0%     11.0%      11.0%      13.0%
                            8.5%     10.5%     10.0%     10.5%      11.0%      13.5%
                            9.0%     10.0%      9.5%     10.5%      11.5%      12.5%
                            9.5%     10.5%     10.0%     11.0%      11.5%      12.0%
                           10.0%     10.0%     10.0%     10.0%
                           10.0%     10.0%      9.3%      9.3%      12.0%      15.0%
                                               11.0%     11.0%      12.0%      13.0%
                                               ----      ----       ----       ----
Responses                    11        11        12        12          9          9
Average (%)                 9.3%      9.9%      9.9%     10.3%      11.7%      12.8%
                           ----      ----      ----      ----       ----       ----
Class A - Value Added
                            8.0%      6.0%      9.0%      9.0%      12.0%      12.0%
                            8.5%      8.5%      9.5%      9.5
                            9.0%      9.0%      8.5%      8.5%
                           10.0%     10.0%     10.5%     10.5%      12.0%      12.0%
                           10.0%     10.0%     11.0%     12.0%      12.0%       2.0%
                                                                    13.0%      13.0%
                            8.0%     10.0%      9.0%     11.0%      11.0%      13.0%
                            8.0%      9.0%      8.5%      9.5%      11.0%      15.0%
                            9.0%     12.0%      9.5%     12.0%      11.0%      13.0%
                                               11.0%     11.0%      12.0%      13.0%
                                               ----      ----       ----       ----
Responses                     8         8         9         9          8          8
Average (%)                 8.6%      9.3%      9.6%     10.2%      11.8%      12.9%
                           ----      ----      ----      ----       ----       ----
Class B - Value Added
                            9.0%      9.0%      8.5%      8.5%
                            8.5%      9.5%     10.5%     10.5%
                           12.0%     12.0%     12.0%     12.0%      13.0%      13.0%
                                                                    15.0%      15.0%
                            8.0%     10.0%      9.0%     11.0%      11.0%      13.0%
                            9.0%     10.0%      9.5%     10.5%      11.5%      12.5%
                                               12.0%     12.0%      12.0%      13.0%
                                               ----      ----       ----       ----
Responses                     5         5         6         6          5          5
Average (%)                 9.5%     10.1%     10.3%     10.8%      12.5%      13.3%
                           ----      ----      ----      ----       ----       ----
Total Responses              39        39        42        42         34         34
Weighted Average (%)        9.0%      9.8%      9.7%     10.2%      11.6%      12.5%
                           ----      ----      ----      ----       ----       ----



                                      GROWTH RATE
                        --------------------------------------- TYPICAL PROJECTION
                              INCOME             EXPENSES          PERIOD (YEARS)
                           LOW       HIGH      LOW       HIGH      LOW       HIGH
                        --------- --------- --------- --------- --------- ---------
Class A - Leased Asset
                            3.5%      3.5%      3.5%      3.5%     10.0      10.0
                            4.0%      4.0%      4.0%      4.0%     10.0      10.0
                            4.0%      4.0%      4.0%      4.0%     10.0      10.0
                            4.0%      4.0%      3.0%      3.0%      5.0       5.0
                            3.0%      3.0%      3.0%      3.0%      5.0       5.0
                            2.0%      2.0%      2.0%      2.0%     10.0      10.0
                            3.0%      3.0%      3.0%      3.0%      5.0       5.0
                            3.0%      4.0%      3.0%      4.0%      5.0      10.0
                            4.0%      5.0%      3.0%      4.0%      5.0      10.0
                                                3.5%      3.5%     10.0      10.0
                                                3.5%      3.5%     10.0      10.0
                                                                   10.0      10.0
                            4.0%      4.0%      4.0%      4.0%     10.0      10.0
                            3.0%      3.0%      3.0%      3.0%     10.0      10.0
                            3.0%      3.0%      3.0%      3.0%      5.0       5.0
                            ---       ---       ---       ---      ----      ----
Responses                    12        12        14        14        18        18
Average (%)                 3.4%      3.5%      3.3%      3.4%      7.7       8.4
Class B - Leased Asset
                                                                    3.0       5.0
                            2.0%      2.0%      2.0%      2.0%     10.0      10.0
                            4.0%      4.0%      4.0%      4.0%     10.0      10.0
                            3.5%      3.5%      3.5%      3.5%     10.0      10.0
                            3.0%      3.0%      3.0%      3.0%     10.0      10.0
                            3.0%      4.0%      3.0%      4.0%      5.0      10.0
                            3.5%      3.5%                         10.0      10.0
                            4.0%      5.0%      3.5%      4.0%      7.0       7.0
                                                                   10.0      10.0
                            3.0%      3.0%      3.0%      3.0%     10.0      10.0
                            4.0%      4.0%      4.0%      4.0%     10.0      10.0
                            3.0%      3.0%      3.0%      3.0%      5.0       5.0
                            ---       ---       ---       ---      ----      ----
Responses                    10        10         9         9        12        12
Average (%)                 3.3%      3.5%      3.2%      3.4%      8.3       8.9
                            ---       ---       ---       ---      ----      ----
Class A - Value Added
                            3.5%      3.5%      3.0%      3.0%      5.0       5.0
                            4.0%      4.0%      4.0%      4.0%      5.0       5.0
                                                                    3.0       5.0
                            2.0%      4.0%      3.0%      3.0%      5.0       5.0
                            2.0%      2.0%      2.0%     10.0      10.0
                            3.5%      3.5%      3.5%      3.5%      5.0       5.0
                            4.0%      4.0%      3.0%      3.0%
                            3.0%      4.0%      3.0%      4.0%      5.0      10.0
                            4.0%      5.0%      3.5%      4.0%      7.0       7.0
                                                3.5%      3.5%     10.0      10.0
                            3.0%      3.0%      3.0%      3.0%      5.0       5.0
                            ---       ---       ---      ----      ----      ----
Responses                     9         9        10        10        10        10
Average (%)                 3.2%      3.7%      3.2%      3.3%      6.0       6.7
                            ---       ---       ---      ----      ----      ----
Class B - Value Added
                                                                    3.0       5.0
                            4.0%      4.0%      4.0%      4.0%      5.0       5.0
                            2.0%      2.0%      2.0%      2.0%     10.0      10.0
                            3.5%      3.5%      3.5%      3.5%      5.0       5.0
                            4.0%      4.0%      3.0%      3.0%
                            3.0%      4.0%      3.0%      4.0%      5.0      10.0
                            4.0%      5.0%      3.5%      4.0%      7.0       7.0
                            3.0%      3.0%      3.0%      3.0%      5.0       5.0
                            ---       ---       ---      ----      ----      ----
Responses                     7         7         7         7         7         7
Average (%)                 3.4%      3.6%      3.1%      3.4%      5.7       8.7
                            ---       ---       ---      ----      ----      ----
Total Responses              38        38        40        40        45        45
Weighted Average (%)        3.3%      3.6%      3.2%      3.4%      7.2       7.9
                            ---       ---       ---      ----      ----      ----

---------
"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

INDUSTRIAL MARKET
WAREHOUSE/DISTRIBUTION

                                  CAPITALIZATION RATES                 INTERNAL
                         ---------------------------------------    RATE OF RETURN
                              GOING-IN            TERMINAL
                            LOW       HIGH      LOW       HIGH       LOW       HIGH
                         --------- --------- --------- --------- ---------- ----------
Class A -- Leased Asset
                             8.3%      8.3%     8.8%       8.8%      10.5%      10.5%
                             8.5%      8.5%     9.0%       9.0%      10.5%      10.5%
                             9.5%      9.5%    10.0%      10.0%
                            10.0%     10.0%    10.0%      10.0%
                             9.0%      9.0%    10.0%      10.0%      11.0%      11.0%
                             8.5%      8.5%
                             9.0%      9.0%     9.0%       9.0%      11.0%      11.0%
                             8.5%      8.5%
                             9.0%      9.0%     9.0%       9.0%      11.0%      11.0%
                             8.0%      9.0%     9.0%      10.0%      10.5%      12.0%
                             8.0%      9.0%     9.5%      10.0%      10.0%      11.0%
                             8.0%      9.0%     9.0%      10.0%      10.0%      12.0%
                             8.5%     10.5%     9.0%      11.0%      10.0%      12.0%
                             8.5%      9.3%     9.3%       9.8%
                             8.5%      9.0%     9.0%       9.0%      10.5%      11.0%
                             8.5%      9.0%     9.0%       8.5%      11.0%      11.5%
                             8.5%      9.5%     9.0%       9.5%
                             9.3%      9.3%     9.5%       9.5%      12.0%      12.0%
                             9.5%      9.5%     9.5%       9.5%
                                               11.0%      11.0%      12.0%      12.0%
                                               ----       ----       ----       ----
 Responses                    17        17       17         17         12         12
 Average (%)                 8.7%      9.2%     9.4%       9.7%      10.8%      11.4%
                            ----      ----     ----       ----       ----       ----
Class B -- Leased Asset
                             8.5%      8.5%     9.0%       9.0%      10.0%      10.0%
                             9.5%      9.5%    10.0%      10.0%      10.0%      12.0%
                            10.0%     10.0%    10.0%      10.0%
                            10.5%     10.5%    11.0%      11.0%      13.0%      13.0%
                             9.5%      9.5%     9.5%       9.5%      12.0%      12.0%
                             8.0%      9.0%     9.0%      10.0%      10.0%      12.0%
                             9.0%     10.0%    10.0%      10.5%      10.5%      12.0%
                             9.0%      9.5%     9.5%       9.5%      11.0%      12.0%
                             9.5%     10.0%    10.0%      10.5%      11.5%      12.0%
                             9.8%      9.8%     9.8%       9.8%
                            10.0%     10.5%    10.0%      10.5%
                             9.5%     10.0%     9.5%      10.0%      10.5%      11.5%
                                               11.0%      11.0%      12.0%      13.0%
                                               ----       ----       ----       ----
 Responses                    12        12       13         13         10         10
 Average (%)                 9.4%      9.7%     9.9%      10.1%      11.1%      12.0%
                            ----      ----     ----       ----       ----       ----
Class A -- Value Added
                             8.0%      9.0%     9.0%      10.0%      10.0%      12.0%
                             8.5%      9.0%     90.%       9.5%      11.0%      11.5%
                                               11.0%      11.0%      12.0%      13.0%
                             9.5%      9.5%     9.5%       9.5%      12.0%      12.0%
                            10.0%     10.0%    10.0%      10.0%
                            11.0%     11.0%    11.5%      11.5%
                                                                     12.5%      12.5%
                                                                     ----       ----
 Responses                     5         5        6          6          5          5
 Average (%)                 9.4%      9.7%    10.0%      10.3%      11.5%      12.2%
                            ----      ----     ----       ----       ----       ----
Class B -- Value Added
                             8.0%      9.0%     9.0%      10.0%      10.0%      12.0%
                             9.5%     10.0%    10.0%      10.5%      11.5%      12.0%
                            10.0%     10.0%    10.0%      10.0%      13.0%      13.0%
                            10.0%     10.0%    10.0%      10.0%
                            11.0%     11.0%    11.5%      11.5%
                                                                     13.5%      13.5%
                                                                     13.5%      13.5%
                                                          11.0%      12.0%       3.0%
                                               12.0%      12.0%      12.0%      13.0%
                                               ----       ----       ----       ----
 Responses                     5         5        6          6          6          6
 Average (%)                 9.7%     10.0%    10.4%      10.7%      11.8%      12.6%
                            ----      ----     ----       ----       ----       ----
Total Responses               39        39       42         42         33         33
Weighted Average (%)         9.1%      9.5%     9.8%      10.1%      11.2%      11.9%
                            ====      ====     ====       ====       ====       ====



                                       GROWTH RATE
                         --------------------------------------- TYPICAL PROJECTION
                               INCOME             EXPENSES          PERIOD (YEARS)
                            LOW       HIGH      LOW       HIGH      LOW       HIGH
                         --------- --------- --------- --------- --------- ---------
Class A -- Leased Asset
                             3.5%      3.5%      3.5%      3.5%     10.0      10.0
                             4.0%      4.0%      4.0%      4.0%     10.0      10.0
                             3.5%      3.5%      3.5%      3.5%     10.0      10.0
                                                                     3.0       5.0
                             3.0%      3.0%      3.0%      3.0%     10.0      10.0
                             2.0%      2.0%      2.0%      2.0%     10.0      10.0
                             2.0%      2.0%      2.0%      2.0%     10.0      10.0
                             3.5%      3.5%      3.5%      3.5%     10.0      10.0
                                                 3.5%      3.5%     10.0      10.0
                             3.0%      4.0%      3.0%      4.0%
                                                 3.5%      3.5%     10.0      10.0
                                                 3.5%      3.5%     10.0      10.0
                             3.0%      3.0%      3.0%      3.0%     10.0      10.0
                             3.0%      4.0%      3.0%      4.0%     10.0      10.0
                             3.0%      3.0%      3.0%      3.0%     10.0      10.0
                             3.0%      3.0%      3.0%      3.0%     10.0      10.0
                             3.0%      3.0%      3.0%      3.0%      5.0       5.0
                             ---       ---       ---       ---      ----      ----
 Responses                    12        12        15        15        15        15
 Average (%)                 3.1%      3.3%      3.2%      3.3%      9.2       9.3
                             ---       ---       ---       ---      ----      ----
Class B -- Leased Asset
                             3.5%      3.5%      3.5%      3.5%     10.0      10.0
                             3.0%      3.0%      3.0%      3.0%     10.0      10.0
                                                                     3.0       5.0
                             3.0%      3.0%      3.0%      3.0%     10.0      10.0
                             2.0%      2.0%      2.0%      2.0%     10.0      10.0
                             3.0%      4.0%      3.0%      4.0%
                                                 3.5%      3.5%     10.0      10.0
                             3.0%      3.0%      3.0%      3.0%     10.0      10.0
                             3.0%      4.0%      3.0%      4.0%     10.0      10.0
                             3.0%      3.0%      3.0%      3.0%     10.0      10.0
                             3.0%      4.0%      3.5%      3.5%     10.0      12.0
                             3.0%      3.0%      3.0%      3.0%      5.0       5.0
                             ---       ---       ---       ---      ----      ----
 Responses                    10        10        11        11        11        11
 Average (%)                 3.0%      3.3%      3.0%      3.2%      8.9       9.3
                             ---       ---       ---       ---      ----      ----
Class A -- Value Added
                             3.0%      4.0%      3.0%      4.0%
                             3.0%      4.0%      3.0%      4.0%     10.0      10.0
                             3.0%      3.0%      3.0%      3.0%      5.0       5.0
                             2.0%      2.0%      2.0%      2.0%     10.0      10.0
                                                                     3.0       5.0
                             3.5%      3.5%      3.5%      3.5%      4.0       6.0
                             3.5%      3.5%      3.5%      3.5%      5.0       5.0
                             ---       ---       ---       ---      ----      ----
 Responses                     6         6         6         6         6         6
 Average (%)                 3.0%      3.3%      3.0%      3.3%      6.2       6.8
                             ---       ---       ---       ---      ----      ----
Class B -- Value Added
                             3.0%      4.0%      3.0%      4.0%
                             3.0%      4.0%      3.0%      4.0%     10.0      10.0
                             2.0%      2.0%      2.0%      2.0%     10.0      10.0
                                                                     3.0       5.0
                             3.5%      3.5%      3.5%      3.5%      4.0       6.0
                             3.5%      3.5%      3.5%      3.5%      5.0       5.0
                             3.5%      3.5%      3.5%      3.5%      5.0       5.0
                             4.0%      3.5%      3.5%     10.0      10.0
                             3.0%      3.0%      3.0%      3.0%      5.0       5.0
                             ---       ---       ---      ----      ----      ----
 Responses                     7         7         7         7         7         7
 Average (%)                 3.0%      3.4%      3.1%      3.4%      6.7       7.3
                             ---       ---       ---      ----      ----      ----
Total Responses               35        35        39        39        39        39
Weighted Average (%)         3.0%      3.3%      3.1%      3.3%      8.2       8.6
                             ===       ===       ===      ====      ====      ====

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.


"Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

Industrial Market
Business Parks, Other Industrial and Manufacturing

                                  Capitalization Rates                  Internal                  Growth Rate
                             Going-In                Terminal         Rate of Return       Income                Expenses
                         Low          High        Low        High    Low         High   Low       High        Low       High
Class A - Leased Asset
                         9.0%         9.0%
                         9.5%         9.5%       10.0%      10.0%                       3.5%      3.5%        3.5%      3.5%
                        10.0%        10.0%       10.0%      10.0%    15.0%       15.0%
                         8.5%         9.0%        9.0%       9.5%    10.5%       11.5%  4.0%      4.0%        4.0%      4.0%
                         8.0%         9.0%        9.0%      10.0%    10.0%       12.0%  3.0%      4.0%        3.0%      4.0%
                         9.0%        11.0%       10.0%      12.0%    11.0%       13.0%  3.5%      3.5%        3.5%      3.5%
                         9.5%        10.0%       10.0%      10.0%
                        10.0%        10.0%       10.3%      10.3%    14.0%       14.0%  4.0%      4.0%        4.0%      4.0%
                                                 11.0%      11.0%                       3.0%      3.0%        3.0%      3.0%
        Responses         3            3           8          3        5           5     6         6           8         6
       Average (%)       9.2%         9.7%        9.8%      10.3%    12.1%       13.1%  3.5%      3.7%        3.5%      3.7%

Class B - Leased Asset
                         8.0%         9.0%        9.0%      10.0%    10.0%       12.0%  3.0%      4.0%        3.0%      4.0%
                        10.5%        10.5%       10.5%      10.5%
                                                 11.0%      11.0%    12.0%       13.0%  3.0%      3.0%        3.0%      3.0%
                         9.5%         9.5%       10.0%      10.0%                       3.5%      3.5%        3.5%      3.5%
                        10.0%        10.0%       10.0%      10.0%    15.0%       15.0%
        Responses         4            4           5          5        3           3     3         3           3         3
       Average (%)       9.5%         9.8%       10.1%      10.3%    12.3%       13.3%  3.2%      3.5%        3.2%      3.5%

Class A - Value Added
                         8.0%         9.0%        9.0%      10.0%    10.0%       12.0%  3.0%      4.0%        3.0%      4.0%
                        10.0%        10.0%       10.0%      10.0%    15.0%       15.0%
                        11.0%        11.0%       11.5%      11.5%                       3.5%      3.5%        3.5%      3.5%
                                                 11.0%      11.0%    12.0%       13.0%  3.0%      3.0%        3.0%      3.0%
        Responses         3            3           4          4        3           3     3         3           3         3
       Average (%)       9.7%        10.0%       10.4%      10.6%    12.3%       13.3%  3.2%      3.5%        3.2%      3.5%

Class B - Value Added
                        10.0%        10.0%       10.0%      10.0%    15.0%       15.0%
                        11.0%        11.0%       11.5%      11.5%                       3.5%      3.5%        3.5%      3.5%
                         8.0%         9.0%        9.0%      10.0%    10.0%       12.0%  3.0%      4.0%        3.0%      4.0%
                                                 12.0%      12.0%    12.0%       13.0%  3.0%      3.0%        3.0%      3.0%
                                                                     12.0%       18.0%  3.0%      4.0%        3.0%      4.0%
        Responses         3            3           4          4        4           4     4         4           4         4
       Average (%)       9.7%        10.0%       10.8%      10.9%    12.3%       14.5%  3.1%      3.6%        3.1%      3.6%

Total Responses           18          18           21         21       15          15    16        16          16        16
Weighted Average (%)     9.4%         9.8%       10.2%      10.5%    12.2%       13.6%  3.3%      3.6%        3.3%      3.6%



(RESTUBBED TABLE CONTINUED FROM ABOVE)



                          Typical Projection
                           Period (Years)
                          Low         High

Class A - Leased Asset

                         10.0        10.0
                          3.0         5.0
                         10.0        10.0

                         10.0        10.0

                         10.0        10.0
                         6.0         5.0
        Responses         6           6
       Average (%)       8.2         8.3

Class B - Leased Asset

                         5.0         5.0
                         10.0        10.0
                         3.0         5.0
        Responses         3           3
       Average (%)       6.0         6.7

Class A - Value Added

                         3.0         5.0
                         4.0         6.0
                         5.0         5.0
        Responses         3           3
       Average (%)       4.0         5.3

Class B - Value Added
                         3.0         5.0
                         4.0         6.0

                         5.0         5.0

        Responses         3           3
       Average (%)       4.0         5.3

Total Responses          15          15
Weighted Average (%)     6.1         6.8







"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

Retail Market
Neighborhood and Community Centers

                                    Capitalization Rates                 Internal                    Growth Rate
                             Going-In                  Terminal       Rate of Return       Income              Expenses
                          Low        High          Low        High   Low         High   Low      High       Low        High
Class A - Leased Asset
                         8.5%         8.5%         9.0%        9.0%  11.0%       11.0%  4.0%     4.0%       4.0%       4.0%
                         8.5%         8.5%         9.0%        9.0%  11.0%       11.0%  3.0%     3.0%       3.0%       3.0%
                         9.0%         9.0%         9.0%        9.0%  10.5%       10.5%  3.5%     3.5%       3.5%       3.5%
                         9.5%         9.5%        10.0%       10.0%                     3.5%     3.5%       3.5%       3.5%
                        10.0%        10.0%        10.0%       10.0%                     2.5%     2.5%       3.0%       3.0%
                         9.0%         9.0%         9.0%        9.0%
                         9.5%         9.5%         9.0%        9.0%                     4.0%     4.0%       4.0%       4.0%
                         8.5%        11.0%         9.0%       11.5%  10.0%       13.0%                      3.5%       3.5%
                         9.0%        10.0%        10.0%       11.0%  10.0%       12.0%  3.0%     4.0%       3.0%       4.0%
                         9.0%         9.5%         9.5%       10.0%  10.8%       11.5%
                         9.0%        10.0%         9.5%       10.5%  11.5%       12.0%  3.0%     4.0%       3.0%       4.0%
                         9.0%         9.5%         9.5%       10.0%                     3.0%     3.0%       3.5%       3.5%
                         9.3%         9.8%         9.8%        9.8%  11.0%       12.0%  3.0%     3.0%       4.0%       4.0%
                                                  11.0%       11.0%  12.0%       13.0%  3.0%     3.0%       3.0%       3.0%
        Responses         13           13           14          14     9           9     11       11         12         12
       Average (%)       9.1%         9.5%         9.5%        9.9%  10.9%       11.8%  3.2%     3.4%       3.4%       3.6%

Class B - Leased Asset
                         8.5%         8.5%         9.0%        9.0%  11.0%       11.0%  3.0%     3.0%       3.0%       3.0%
                         9.0%         9.0%         9.0%        9.0%
                         9.3%         9.3%         9.3%        9.3%  11.0%       11.0%  3.5%     3.5%       3.5%       3.5%
                         9.5%         9.5%        10.0%       10.0%                     3.5%     3.5%       3.5%       3.5%
                        10.0%        10.0%         9.0%        9.0%                     4.0%     4.0%       4.0%       4.0%
                        10.5%        10.5%        10.5%       10.5%                     3.0%     3.0%       3.0%       3.0%
                         9.0%        10.0%        10.0%       11.0%  10.0%       10.0%  3.0%     4.0%       3.0%       4.0%
                         9.5%        10.0%        10.0%       10.5%                     3.0%     4.0%
                        10.0%        11.0%        10.5%       11.5%  12.0%       13.0%  3.0%     4.0%       3.0%       4.0%
                                                  11.0%       11.0%  12.0%       13.0%  3.0%     3.0%       3.0%       3.0%
        Responses         9           9            10           10    5            5     9        9          6          6
       Average (%)       9.5%         9.3%         9.8%       10.1%  11.2%       11.6%  3.2%     3.6%       3.3%       3.5%

Class A - Value Added
                         8.5%         8.5%         9.0%        9.0%  11.0%       11.0%  3.0%     3.0%       3.0%       3.0%
                         9.0%         9.0%         9.0%        9.0%
                         9.0%         9.0%         9.0%        9.0%                     4.0%     4.0%       4.0%       4.0%
                        11.0%        11.0%        11.5%       11.5%                     3.5%     3.5%       3.5%       3.5%
                        11.0%        11.0%        10.3%       10.3%                     5.0%     5.0%       3.0%       3.0%
                         9.0%        10.0%        10.0%       11.0%  10.0%       12.0%  3.0%     4.0%       3.0%       4.0%
                         8.5%        10.5%        10.0%       11.0%  11.5%       12.0%  3.0%     4.0%       3.0%       4.0%
                                                  11.0%       11.0%  12.0%       13.0%  3.0%     3.0%       3.0%       3.0%
                                                                     13.5%       13.5%  3.5%     3.5%       3.5%       3.5%
        Responses         7            7            8          8       5           5     8        8          8          8
       Average (%)       9.6          9.9%        10.0%       10.2%  11.1%       12.0%  3.5%     3.8%       3.2%       3.5%

Class B - Value Added
                         8.5%         8.5%         9.0%        9.0%  10.0%       11.0%  3.0%     3.0%       3.0%       3.0%
                         9.0%         9.0%         9.0%        9.0%
                         9.0%         9.0%         9.0%        9.0%                     4.0%     4.0%       4.0%       4.0%
                        11.0%        11.0%        11.5%       11.5%                     3.5%     3.5%       3.5%       3.5%
                        12.0%        12.0%        10.5%       10.5%                     7.5%     7.5%       3.0%       3.0%
                                                                     13.5%       13.5%  3.5%     3.5%       3.5%       3.5%
                         9.0%        10.0%        10.0%       11.0%  10.0%       12.0%  3.0%     4.0%       3.0%       4.0%
                        10.5%        11.5%        11.0%       12.0%  12.0%       13.0%  3.0%     4.0%       3.0%       4.0%
                                                  12.0%       12.0%  12.0%       13.0%  3.0%     3.0%       3.0%       3.0%
        Responses         7            7            8           8      5           5     8        8          5          8
       Average (%)       9.9%        10.1%        10.3%       10.5%  11.5%       12.5%  3.8%     4.1%       3.3%       3.5%

Total Responses          36           36            40          40     24          24    35       35        36          36
Weighted Average (%)     9.4%         9.8%         9.8%       10.1%  11.1%       11.9%  3.4%     3.7%       3.3%       3.5%


(RESTUBBED TABLE CONTINUED FROM ABOVE)


                        Typical Projection
                         Period (Years)
                        Low        High
Class A - Leased Asset
                        10.0       10.0
                        10.0       10.0
                        10.0       10.0

                         5.0       10.0
                         3.0        5.0
                         3.0        3.0
                        10.0       10.0


                        10.0       10.0
                        10.0       10.0
                        10.0       10.0
                         5.0        5.0
          Responses      11         11
          Average (%)    7.8        8.5

Class B - Leased Asset
                        10.0       10.0
                         3.0        5.0
                        10.0       10.0

                         3.0        3.0
                         5.0       10.0

                        10.0       12.0
                        10.0       10.0
                         5.0        5.0
Responses                 8          8
Average (%)              7.0        8.1

Class A - Value Added
                        10.0       10.0
                         3.0        5.0
                         3.0        3.0
                         4.0        6.0
                        10.0       10.0

                        10.0       10.0
                         5.0        5.0
                         5.0        5.0
Responses                 8          8
Average (%)              6.4        7.0

Class B - Value Added
                        10.0       10.0
                         3.0        3.0
                         3.0        3.0
                         4.0       ??.0
                        10.0       10.0
                         5.0        5.0

                        10.0       10.0
                         5.0        5.0
Responses                 8          8
Average (%)              6.3        6.5

Total Responses          35         35
Weighted Average (%)     7.0        7.5

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

Retail Market
Power Center & "Big Box"

                                    Capitalization Rates                 Internal                    Growth Rate
                             Going-in                  Terminal        Rate of Return        Income             Expenses
                          Low        High           Low        High   Low         High   Low        High     Low        High
Class A - Leased Asset
                         9.0%         9.0%          9.0%        9.0%
                         9.0%         9.0%         10.0%       10.0%  11.5%       11.5%  3.0%       3.0%     3.0%       3.0%
                        10.0%        10.5%         10.0%       10.0%  10.5%       10.5%  3.5%       3.5%     3.5%       3.5%
                        10.3%        10.3%          9.0%        9.0%                     2.0%       2.0%     3.0%       3.0%
                         9.5%         9.5%         10.0%       10.0%  11.5%       11.5%  4.0%       4.0%     4.0%       4.0%
                                                   10.0%       10.0%
                         9.0%         9.8%          9.8%        9.8%  12.0%       13.5%  4.0%       4.0%
                         9.0%        11.0%          9.0%       11.0%  10.5%       12.5%                      3.5%       3.5%
                         9.5%        10.0%         10.0%       10.5%  12.0%       12.0%
                         9.5%        10.0%         10.0%       10.5%                     3.0%       4.0%
                                                   10.0%       10.5%  10.5%       11.5%  2.0%       3.0%     3.0%       4.0%
                                                   11.0%       11.0%  12.0%       13.0%  3.0%       3.0%     3.0%       3.0%
        Responses         9            9             12          12     8           8     8          8        7          7
       Average (%)       9.4%         9.9%          9.8%       10.1%  11.3%       12.0%  3.1%       3.3%     3.3%       3.4%

Class B - Leased Asset
                         9.0%         9.0%          9.0%        9.0%
                                                   11.0%       11.0%  12.0%       13.0%  3.0%       3.0%     3.0%       3.0%
        Responses          1           1             2           2      1           1     1          1        1          1
       Average (%)       9.0%         9.0%         10.0%       10.0%  12.0%       13.0%  3.0%       3.0%     3.0%       3.0%

Class A - Value Added
                         9.0%         9.0%          9.0%        9.0%
                        10.5%        10.5%         10.3%       10.3%                     4.0%       4.0%     3.0%       3.0%
                                                   11.0%       11.0%  12.0%       13.0%  3.0%       3.0%     3.0%       3.0%
        Responses         2            2             3           3      1           1     2           2       2          2
       Average (%)       9.8%         9.8%         10.1%       10.1%  12.0%       13.0%  3.5%       3.5%     3.0%       3.0%

Class B - Value Added
                         9.0%         9.0%          9.0%        9.0%
                                                   12.0%       12.0%  12.0%       13.0%  3.0%       3.0%     3.0%       3.0%
        Responses          1            1            2           2      1           1      1          1       1          1
       Average (%)       9.0%         9.0%         10.5%       10.5%  12.0%       13.0%  3.0%       3.0%     3.0%       3.0%

Total Responses           13           13           19          19     11          11     12         12       11         11
Weighted Average (%)     9.4%         9.7%          9.9%       10.1%  11.5%       12.3%  3.1%       3.3%     3.2%       3.3%

(RESTUBBED TABLE CONTINUED FROM ABOVE)


                        Typical Projection
                         Period (Years)
                        Low        High
Class A - Leased Asset
                         3.0        5.0
                        10.0       10.0
                        10.0       10.0
                        10.0       10.0
                        10.0       10.0

                        10.0       20.0
                        10.0       10.0

                        10.0       12.0
                        10.0       10.0
                         5.0        5.0
        Responses        10          10
       Average (%)       8.8       10.2

Class B - Leased Asset
                         3.0        5.0
                         5.0        5.0
        Responses         2          2
       Average (%)       4.0        5.0

Class A - Value Added
                         3.0        5.0
                        10.0       10.0
                         5.0        5.0
        Responses         3          3
       Average (%)       6.0        6.7

Class B - Value Added
                         3.0        5.0
                         5.0        5.0
        Responses         2          2
       Average (%)       4.0        5.0

Total Responses          17          17
Weighted Average (%)     7.2        8.4

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

RETAIL MARKET
REGIONAL MALLS




                                 CAPITALIZATION RATES
                        ---------------------------------------       INTERNAL
                             GOING-IN            TERMINAL          RATE OF RETURN
                           LOW       HIGH      LOW       HIGH       LOW       HIGH
                        --------- --------- --------- --------- ---------- ----------
Class A - Leased Asset
                            7.8%      7.8%      8.0%      8.0%      10.5%      10.5%
                            8.0%      8.0%      8.5%      8.5%      10.5%      11.0%
                            8.0%      8.0%      8.5%      8.5%      10.5%      11.0%
                            8.0%     10.0%                          15.0%      15.0%
                            9.0%      9.0%      9.0%      9.0%
                            7.5%      8.0%                          10.0%      11.5%
                            7.5%      9.5%      8.5%     11.0%      10.0%      13.0%
                            8.0%      8.0%
                            ---      ----       ---      ----       ----       ----
Responses                     8         8         5         5          6          6
Average (%)                 8.0%      8.5%      8.5%      9.0%      11.1%      12.0%
                            ---      ----       ---      ----       ----       ----
Class B - Leased Asset
                            9.0%      9.0%      9.5%      9.5%
                            8.0%     10.0%      8.0%     10.0%      18.0%      18.0%
                            9.0%      9.0%      9.0%      9.0%
                           10.0%     10.0%     10.3%     10.3%      12.0%      12.0%
                           ----      ----      ----      ----       ----       ----
Responses                     4         4         4         4          2          2
Average (%)                 9.0%      9.5%      9.2%      9.7%      15.0%      15.0%
                           ----      ----      ----      ----       ----       ----
Class A - Valued Added
                            8.0%      8.0%                          11.5%      11.5%
                            8.0%     10.0%      8.0%     10.0%      20.0%      20.0%
                            9.0%      9.0%      9.0%      9.0%
                           ----      ----      ----      ----
Responses                     3         3         2         2          2          2
Average (%)                 8.3%      9.0%      8.5%      9.5%      15.8%      15.8%
                           ----      ----      ----      ----       ----       ----
Class B - Value Added
                            8.0%     10.0%      8.0%     10.0%      20.0%      20.0%
                            9.0%      9.0%      9.0%      9.0%
                           10.0%     11.0%                          13.0%      13.0%
                           ----      ----                           ----       ----
Responses                     3         3         2         2          2          2
Average (%)                 9.0%     10.0%      8.5%      9.5%      16.5%      16.5%
                           ----      ----      ----      ----       ----       ----
Total Responses              18        18        13        13         12         12
Weighted Average (%)        8.4%      9.1%      8.7%      9.4%      13.4%      13.9%
                           ----      ----      ----      ----       ----       ----



                                      GROWTH RATE
                        --------------------------------------- TYPICAL PROJECTION
                              INCOME             EXPENSES          PERIOD (YEARS)
                           LOW       HIGH      LOW       HIGH      LOW       HIGH
                        --------- --------- --------- --------- --------- ---------
Class A - Leased Asset
                            2.0%      2.0%      3.0%      3.0%     10.0      10.0
                            3.0%      3.0%      3.0%      3.0%     10.0      10.0
                            3.0%      3.0%      3.0%      3.0%     10.0      10.0
                            4.0%      4.0%      4.0%      4.0%      5.0       5.0
                                                                    3.0       5.0
                            3.0%      5.0%      3.0%      5.0%     10.0      10.0
                                                3.5%      3.5%     10.0      10.0
Responses                     5         5         6         6         7         7
Average (%)                 3.0%      3.4%      3.3%      3.6%      8.3       8.6
                            ---       ---       ---       ---      ----      ----
Class B - Leased Asset
                            4.0%      4.0%      4.0%      4.0%      5.0       5.0
                                                                    3.0%      5.0
                            1.5%      1.5%      3.0%      3.0%      5.0       5.0
                            ---       ---       ---       ---      ----      ----
Responses                     2         2         2         2         3         3
Average (%)                 2.8%      2.8%      3.5%      3.5%      4.3       5.0
                            ---       ---       ---       ---      ----      ----
Class A - Valued Added
                            3.0%      3.0%      2.5%      3.0%     10.0      10.0
                            4.0%      4.0%      4.0%      4.0%      5.0       5.0
Responses                     2         2         2         2         3         3
Average (%)                 3.5%      3.5%      3.3%      3.5%      6.0       6.7
                            ---       ---       ---       ---      ----      ----
Class B - Value Added
                            4.0%      4.0%      4.0%      4.0%      5.0       5.0
                                                                    3.0       5.0
                                                                    5.0       5.0
                                                                   ----      ----
Responses                     1         1         1         1         3         3
Average (%)                 4.0%      4.0%      4.0%      4.0%      4.3       5.0
                            ---       ---       ---       ---      ----      ----
Total Responses              10        10        11        11        16        16
Weighted Average (%)        3.2%      3.4%      3.4%      3.6%      6.4       6.9
                            ---       ---       ---       ---      ----      ----

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

RESIDENTIAL
APARTMENTS




                                  CAPITALIZATION RATES                 INTERNAL
                         ---------------------------------------    RATE OF RETURN
                              GOING-IN            TERMINAL
                            LOW       HIGH      LOW       HIGH       LOW       HIGH
                         --------- --------- --------- --------- ---------- ----------
Class A -- Leased Asset
                             8.5%      8.5%      9.0%      9.0%      11.0%      11.0%
                             8.5%      8.5%      9.0%      9.0%      11.0%      11.0%
                             8.5%      8.5%      9.5%      9.5%      11.0%      11.0%
                             8.5%      8.5%      9.0%      9.0%      10.5%      10.5%
                             8.5%      8.5%      9.0%      9.0%      11.0%      11.0%
                             8.8%      8.8%      9.3%      9.3%      10.5%      10.5%
                             9.0%      9.0%      8.5%      8.5%
                             8.0%      9.0%      9.5%      9.5%      11.0%      11.8%
                             8.5%      8.5%      9.0%      9.0%
                             8.5%      8.5%      9.0%      9.0%      11.0%      11.0%
                             8.5%     10.0%      9.0%     10.5%      11.0%      13.0%
                             9.5%      9.5%      9.8%      9.8%      12.5%      12.5%
                             8.0%      9.0%      9.0%     10.0%      10.5%      12.0%
                             ---      ----       ---      ----       ----       ----
 Responses                    13        13        13        13         11         11
 Average (%)                 8.6%      8.8%      9.0%      9.3%      11.0%      11.4%
                             ---      ----       ---      ----       ----       ----
Class B -- Leased Asset
                             8.5%      8.5%      9.0%      9.0%      11.5%      11.5%
                             9.0%      9.0%      8.5%      8.5%
                             9.0%      9.0%      9.5%      9.5%      11.0%      11.0%
                             9.0%      9.0%     10.0%     10.0%      11.5%      11.5%
                             9.0%      9.0%      9.8%      9.8%      12.0%      12.0%
                             9.0%     10.0%      9.5%     10.5%      12.0%      12.5%
                             9.5%      9.5%     10.0%     10.0%      13.0%      13.0%
                             ---      ----      ----      ----       ----       ----
 Responses                     7         7         7         7          6          6
 Average (%)                 9.0%      9.1%      9.5%      9.6%      11.8%      11.9%
                             ---      ----      ----      ----       ----       ----
Class A -- Value Added
                             8.0%      9.0%      8.5%      9.5%      11.0%      11.8%
                             9.0%      9.0%      8.5%      8.5%
                             9.0%      9.0%      9.3%      9.3%      11.5%      11.5%
                             9.0%      9.0%      9.5%      9.5%      12.0%      12.0%
                             ---      ----      ----      ----       ----       ----
 Responses                     4         4         4         4          3          3
 Average (%)                 8.8%      9.0%      8.9%      9.2%      11.5%      11.8%
                             ---      ----      ----      ----       ----       ----
Class B -- Value Added
                             9.0%      9.0%      8.5%      8.5%      12.0%      12.0%
                             9.0%     10.0%      9.5%      9.5%      12.0%      13.0%
                             9.3%      9.3%      9.8%      9.8%
                             9.5%      9.5%     10.0%     10.0%      12.5%      12.5%
                             ---      ----      ----      ----       ----       ----
 Responses                     4         4         4         4          3          3
 Average (%)                 9.2%      9.4%      9.4%      9.4%      12.2%      12.5%
                             ---      ----      ----      ----       ----       ----
Total Responses               28        28        28        28         23         23
Weighted Average (%)         8.8%      9.0%      9.2%      9.4%      11.4%      11.7%
                             ---      ----      ----      ----       ----       ----



                                           GROWTH RATE
                         ----------------------------------------------- TYPICAL PROJECTION
                               INCOME                 EXPENSES              PERIOD (YEARS)
                            LOW       HIGH      LOW           HIGH          LOW       HIGH
                         --------- --------- --------- ----------------- --------- ---------
Class A -- Leased Asset
                             3.0%      3.0%      3.0%          3.0%         10.0      10.0
                             4.0%      4.0%      4.0%          4.0%         10.0      10.0
                             3.0%      3.0%      3.0%          3.0%         10.0      10.0
                             2.5%      3.0%      3.0%          3.0%         10.0      10.0
                             4.0%      4.0%      3.0%          3.0%         10.0      10.0
                             3.0%      3.0%      3.0%          3.0%         10.0      10.0
                             4.0%      4.0%      3.0%          3.0%          3.0       5.0
                             3.0%      4.0%      3.0%          4.0%         10.0      10.0
                             3.0%      3.0%      3.0%          3.0%         10.0      10.0
                             3.0%      3.0%      3.0%          3.0%         10.0      10.0
                                                                            10.0      10.0
                                                 3.5%          3.5%         10.0      10.0
                             3.5%      3.5%      3.5%          3.5%         10.0      10.0
                             ---       ---       ---           ------       ----      ----
 Responses                    11        11        12            12            13        13
 Average (%)                 3.3%      3.4%      3.2%          3.3%          9.5       9.6
                             ---       ---       ---           ------       ----      ----
Class B -- Leased Asset
                             4.0%      4.0%      3.0%          3.0%         10.0      10.0
                             4.0%      4.0%      3.0%          3.0%          3.0       5.0
                             3.0%      3.0%      3.0%          3.0%         10.0      10.0
                             3.0%      3.0%      3.0%          3.0%         10.0      10.0
                             3.0%      4.0%      3.5%          3.5%         10.0      10.0
                             3.0%      4.0%      3.0%          4.0%         10.0      10.0
                             3.0%      3.0%      3.0%          3.0%         10.0      10.0
                             ---       ---       ---           --------     ----      ----
 Responses                     7         7         7             7             7         7
 Average (%)                 3.3%      3.6%      3.1%          3.2%          9.0       9.3
                             ---       ---       ---           --------     ----      ----
Class A -- Value Added
                             3.0%      4.0%      3.0%          4.0%         10.0      10.0
                             4.0%      4.0%      3.0%          3.0%          3.0       5.0
                             3.5%      3.5%      3.0%          3.0%         10.0      10.0
                             5.0%      5.0%      3.0%          3.0%         10.0      10.0
                             ---       ---       ---           --------     ----      ----
 Responses                     4         4         4             4             4         4
 Average (%)                 3.9%      4.1%      3.0%          3.3%          8.3       6.8
                             ---       ---       ---           --------     ----      ----
Class B -- Value Added
                             4.0%      4.0%      3.0%          3.0%          3.0       5.0
                             3.0%      4.0%      3.0%          4.0%         10.0      10.0
                             3.5%      3.5%      3.0%          3.0%         10.0      10.0
                             5.0%      5.0%      3.0%          3.0%         10.0      10.0
                             ---       ---       ---           --------     ----      ----
 Responses                     4         4         4             4             4         4
 Average (%)                 3.9%      4.1%      3.0%          3.3%          8.3       8.8
                             ---       ---       ---           --------     ----      ----
Total Responses               26        26        27            27            28        28
Weighted Average (%)         3.5%      3.7%      3.1%          3.2%          9.0       9.3
                             ---       ---       ---           --------     ----      ----

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

                                                    QUALIFICATIONS OF APPRAISER
-------------------------------------------------------------------------------
                                                            James W. Myers, MAI

Professional Affiliations

     Member of the Appraisal Institute (MAI Designation No. 09296) Certified Real Estate Appraiser - (ID# AG002662)

Real Estate Experience

     Cushman & Wakefield of California, Inc. - Senior Director
     March 1994 to Present

     Cushman & Wakefield of California, Inc. - Director
     May 1992 - April 1994

     Cushman & Wakefield of California, Inc. - Associate Director
     January 1989 - May 1992

     Cushman & Wakefield of California, Inc. - Appraiser, October 1986 to January 1989. Property types appraised include office, retail, and industrial developments, hotels, residential income, and special purpose properties.

     Donahue and Company, Inc. - Newport Beach - Appraiser January, 1985 - 1986. Appraiser emphasis on eminent domain litigation, special purpose and problem properties, easement valuation, and full and partial property damages.

     Experience includes appraisal of the following types of property:

     Office Buildings       Medical Buildings
     Apartment Buildings    Residential Subdivisions
     Shopping Centers       Vacant Land
     Hotels                 Industrial Warehouses
     Department Stores      Industrial Parks
     Auto Sales Facilities  Condominium Complexes
     Multi-Use Buildings

     Primary area of specialization has been major office buildings throughout southern California, with particular emphasis on appraising office buildings located along the Wilshire Boulevard corridor, extending from downtown Los Angeles to West Los Angeles.

Education

     Bachelor of Arts (English Literature), 1975
     Kenyon College, Gambier, Ohio

     American Institute of Real Estate Appraisers Courses:
     Real Estate Appraisal Principles
     Basic Valuation Procedures
     Capitalization Theory and Techniques, Parts A & B
     Standards of Professional Practice
     Valuation Analysis and Report Writing
     Case Studies in Real Estate Valuation

                                                    QUALIFICATIONS OF APPRAISER
-------------------------------------------------------------------------------
                                                                  Miles Loo, Jr

Professional Affiliations & Licensures

     Associate Member of the Appraisal Institute (ID# M950226)
     State of California Real Estate Broker License (ID#01115873)

Real Estate Experience

     Associate Real Estate Appraiser - Cushman & Wakefield of California, Inc., Los Angeles Valuation Advisory Services
     May 1995 to Present

     Real Estate Broker - Good Land Realty Corporation, Los Angeles August 1991 to Present

     Experience includes appraisal of the following types of property:

     Apartment Complexes            Office Buildings
     Commercial Land                Regional Shopping Centers
     Condominium Complexes          Special Purpose
     Medical Office Buildings       Specialty Retail Centers
     Neighborhood Shopping Centers  Subdivision Lots

Education

     California State University of Los Angeles, Los Angeles, CA
     Bachelor of Science, Business Administration 1995
     Emphasis in Business Arts / Pre-Legal

     University Programs, Inc., Oxnard, CA
     Certificate for Real Estate Broker License 1994
     Certificate for Real Estate Appraisal License 1993

     Glendale Community College, Glendale, CA
     Associate Arts Degree 1991
     Graduated with a Business Curriculum

     Real Estate Courses:

     Real Estate Appraisal I   Real Estate Finance
     Real Estate Appraisal II  Real Estate Law
     Real Estate Escrow        Real Estate Principles

     Appraisal Institute Courses:

     I-310 - Basic Income Capitalization
     I-410 - Standards of Professional Practice, Part A
     I-420 - Standards of Professional Practice, Part B
     I-510 - Advanced Income Capitalization
     I-530 - Advanced Sales Comparison & Cost Approaches
     I-540 - Report Writing and Valuation Analysis
     N/A - Argus 7.0 Financial Cash Flow Analysis (Basic & Advance)